As filed with the Securities and Exchange Commission on November 23, 2020

Registration No. 333-249649

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

Hyliion Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

__________________

Delaware	3713	83-2538002
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100
Cedar Park, Texas 78613
Tel: (833) 495-4466
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

__________________

Thomas Healy
Chief Executive Officer
Hyliion Holdings Corp.
1202 BMC Drive, Suite 100
Cedar Park, Texas 78613
Tel: (833) 495-4466
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

__________________

Copies to:

Dave Peinsipp
Kristin VanderPas
Cooley LLP
101 California Street, 5th Floor
San Francisco, California 94111
Tel: (415) 693-2177

__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Common Stock, $0.0001 par value per share	144,267,971	(2)	$23.28	(3)	$3,358,558,364.88	$366,418.72
Warrants to purchase Common Stock	7,555,183	(4)	—		—	—	(5)
Total					$3,358,558,364.88	$366,418.72

____________

(1)      Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)      Consists of (i) 132,637,517 shares of Common Stock registered for sale by the selling securityholders named in this registration statement (including the shares referred to in the following clause (ii) and 20,000 of the shares referred to in the following clause (iii)), (ii) 7,535,183 shares of Common Stock issuable upon the exercise of 7,535,183 Private Warrants (as defined below) and (iii) 11,650,454 shares of Common Stock issuable upon the exercise of 11,650,454 Public Warrants (as defined below).

(3)      Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $23.28, which is the average of the high and low prices of the Common Stock on October 21, 2020 on the New York Stock Exchange.

(4)      Represents (i) the resale of 7,535,183 Private Warrants (as defined below) to purchase shares of Common Stock that were issued in a private placement, which represent warrants to acquire 7,535,183 shares of Common Stock and (ii) the resale of 20,000 Public Warrants (as defined below) to purchase shares of Common Stock, which represent warrants to acquire 20,000 shares of Common Stock.

(5)      In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

(6)      The Registrant previously paid a registration fee of $366,418.72 in connection with the initial filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED NOVEMBER 23, 2020

PRELIMINARY PROSPECTUS

Up to 132,637,517 Shares of Common Stock
Up to 19,185,637 Shares of Common Stock Issuable Upon Exercise of Warrants
Up to 7,555,183 Warrants

__________________

This prospectus relates to the issuance by us of up to an aggregate of up to 19,185,637 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 6,660,183 shares of Common Stock that are issuable upon the exercise of 6,660,183 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of Tortoise Acquisition Corp. (“TortoiseCorp”) by the holders thereof, (ii) up to 875,000 shares of Common Stock that are issuable upon the exercise of 875,000 warrants (the “Forward Purchase Warrants” and together with the Private Placement Warrants, the “Private Warrants”) originally issued in a private placement at the closing of the Business Combination (as defined below) by the holders thereof other than the initial holder and (iii) up to 11,650,454 shares of Common Stock that are issuable upon the exercise of 11,650,454 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of TortoiseCorp by the holders thereof. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 132,637,517 shares of Common Stock (including up to              shares of Common Stock that may be issued upon exercise of the Private Warrants and 20,000 shares of Common Stock that may be issued upon exercise of 20,000 Public Warrants) and (ii) up to 7,555,183 Warrants, which consists of up to 7,535,183 Private Warrants and up to 20,000 Public Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “HYLN” and “HYLN WS,” respectively. On November 20, 2020, the closing price of our Common Stock was $25.10 and the closing price for our Public Warrants was $10.01.

__________________

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On October 1, 2020 (the “Closing Date”), Tortoise Acquisition Corp., our predecessor company, consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated June 18, 2020 (the “Business Combination Agreement”), by and among the TortoiseCorp, SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Legacy Hyliion”). Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Legacy Hyliion was effected through the merger of Merger Sub with and into Legacy Hyliion, with Legacy Hyliion surviving as the surviving company and as a wholly-owned subsidiary of TortoiseCorp (the “Merger” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), Tortoise Acquisition Corp. changed its name to Hyliion Holdings Corp.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Hyliion,” “we,” “us,” “our” and similar terms refer to Hyliion Holdings Corp. (f/k/a Tortoise Acquisition Corp.) and its consolidated subsidiaries (including Legacy Hyliion). References to “TortoiseCorp” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•        our financial and business performance following the Business Combination, including financial projections and business metrics;

•        our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        the implementation, market acceptance and success of our business model;

•        our ability to scale in a cost-effective manner;

•        developments and projections relating to our competition and industry;

•        the impact of health epidemics, including the novel coronavirus (“COVID-19”) pandemic, on our business and the actions we may take in response thereto;

•        our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•        our ability to obtain funding for our operations;

•        our business, expansion plans and opportunities; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•        the outcome of any legal proceedings;

•        our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•        costs related to the Business Combination;

•        our success in retaining or recruiting, or changes required in, officers, key employees or directors following the Business Combination;

•        changes in applicable laws or regulations;

•        our ability to execute our business model, including market acceptance of our planned products and services;

•        that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

•        the possibility that the COVID-19 pandemic may adversely affect our results of operations, financial position and cash flows; and

•        the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We design, develop and sell electrified powertrain solutions that can be installed on Class 8 trucks from most major commercial vehicle OEMs. Our mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Our goal is to reduce the carbon intensity and the greenhouse gas (“GHG”) emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest total cost of ownership (“TCO”). Our solutions utilize our proprietary battery systems, control software and data analytics, combined with fully integrated electric motors and power electronics, to produce electrified powertrain systems that either augment, in the case of our hybrid electric powertrain (“Hybrid”) systems, or fully replace, in the case of the fully electric Hypertruck Electric Range Extender (“Hypertruck ERX”) system, traditional diesel or natural gas fueled powertrains and improve their performance. By reducing both GHG emissions and TCO, our environmentally conscious solutions support our customers’ pursuit of their sustainability and financial objectives.

Background

We were originally known as Tortoise Acquisition Corp. On October 1, 2020, TortoiseCorp consummated the Business Combination with Legacy Hyliion pursuant to the Business Combination Agreement dated as of June 18, 2020 among TortoiseCorp, Legacy Hyliion and Merger Sub. In connection with the Closing of the Business Combination, TortoiseCorp changed its name to Hyliion Holdings Corp. Legacy Hyliion was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. While TortoiseCorp was the legal acquirer in the Merger, because Legacy Hyliion was deemed the accounting acquirer, the historical financial statements of Legacy Hyliion became the historical financial statements of the combined company, upon the consummation of the Merger.

Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Hyliion preferred stock (“Legacy Hyliion Preferred Stock”) that was issued and outstanding was automatically converted into a share of Legacy Hyliion common stock, par value $0.001 per share (“Legacy Hyliion Common Stock”), such that each converted share of Legacy Hyliion Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy Hyliion Preferred Stock thereafter ceased to have any rights with respect to such securities.

Also immediately prior to the Effective Time, the outstanding principal and unpaid accrued interest due on Legacy Hyliion’s outstanding convertible notes (“Legacy Hyliion Convertible Notes”) immediately prior to the Effective Time were automatically converted into shares of Legacy Hyliion Common Stock in accordance with the terms of such Legacy Hyliion Convertible Notes, and such converted Legacy Hyliion Convertible Notes were no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy Hyliion Convertible Notes were released.

At the Effective Time, each share of Legacy Hyliion Common Stock was converted into and exchanged for 1.45720232 shares (the “Exchange Ratio”) of our Common Stock.

At the Effective Time, all shares of Legacy Hyliion Common Stock and Legacy Hyliion Preferred Stock held in the treasury of Legacy Hyliion were canceled without any conversion thereof and no payment or distribution was made with respect thereto.

At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of Legacy Hyliion Common Stock.

Each Legacy Hyliion option that was outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an option to purchase a number of shares of Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of

0.5 rounded up) of (i) the number of shares of Legacy Hyliion Common Stock subject to such Legacy Hyliion option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of such Legacy Hyliion option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Hyliion option immediately prior to the Effective Time.

No certificates or scrip or shares representing fractional shares of Common Stock were issued upon the exchange of Legacy Hyliion Common Stock. Any fractional shares were rounded up or down to the nearest whole share of Common Stock, with a fraction of 0.5 rounded up. No cash settlements were made with respect to fractional shares eliminated by such rounding.

Pursuant to our prior amended and restated certificate of incorporation, each share of TortoiseCorp’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), converted into one share of TortoiseCorp’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), at the Closing. After the Closing and following the effectiveness of our second amended and restated certificate of incorporation (“Certificate of Incorporation”), each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by us or any stockholder.

On October 1, 2020, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 30,750,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of June 18, 2020 (the “PIPE Financing”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

On October 1, 2020, Atlas Point Energy Infrastructure Fund, LLC (“Atlas Point Fund”) purchased 1,750,000 TortoiseCorp units (consisting of one share of Common Stock and one half of one Warrant, the “Forward Purchase Units”), consisting of 1,750,000 shares of Common Stock (the “Forward Purchase Shares”) and Forward Purchase Warrants to purchase 875,000 shares of Common Stock, for an aggregate purchase price of $17,500,000, and transferred 894,375 shares of Common Stock to TortoiseEcofin Borrower LLC (formerly known as “Tortoise Borrower LLC” and hereinafter referred to as “Tortoise Borrower”) pursuant to the Amended and Restated Forward Purchase Agreement, dated February 6, 2019 (“Amended and Restated Forward Purchase Agreement”), as amended by the First Amendment to Amended and Restated Forward Purchase Agreement, dated June 18, 2020 (“First Amendment to the Forward Purchase Agreement”) (as amended, “Forward Purchase Agreement”).

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “HYLN” and “HYLN WS,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our Certificate of Incorporation, our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated February 27, 2019 (the “Warrant Agreement”), between TortoiseCorp and the Continental Stock Transfer & Trust Company, as the warrant agent (the “Warrant Agent”). See the sections entitled “Description of our Securities” and “Certain Relationships and Related Party Transactions.”

Corporate Information

TortoiseCorp which was incorporated in the State of Delaware in November 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving TortoiseCorp and one or more businesses. TortoiseCorp completed its initial public offering in March 2019. In October 2020, Merger Sub merged with and into Legacy Hyliion, with Legacy Hyliion surviving the merger as a wholly-owned subsidiary of TortoiseCorp. In connection with the Merger, we changed our name to Hyliion Holdings Corp. Our principal executive offices are located at 1202 BMC Drive, Suite 100, Cedar Park, Texas 78613. Our telephone number is (833) 495-4466. Our website address is www.hyliion.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Hyliion Holdings Corp. (f/k/a Tortoise Acquisition Corp.).
Issuance of Common Stock
Shares of Common Stock Offered by us

19,185,637 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) 6,660,183 shares of Common Stock that are issuable upon the exercise of 6,660,183 Private Placement Warrants by the holders thereof, (ii) 875,000 shares of Common Stock that are issuable upon the exercise of 875,000 Forward Purchase Warrants by the holders thereof other than Atlas Point Fund and (iii) 11,650,454 shares of Common Stock that are issuable upon the exercise of 11,650,454 Public Warrants by the holders thereof.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	153,901,829 shares (as of October 1, 2020).
Shares of Common Stock Outstanding Assuming Exercise of All Warrants	173,087,466 shares (based on total shares outstanding as of October 1, 2020).
Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.
Use of Proceeds

We will receive up to an aggregate of approximately $220.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock and Warrants
Shares of Common Stock Offered by the Selling Securityholders

132,637,517 shares of Common Stock (including up to 7,535,183 shares of Common Stock that may be issued upon exercise of the Private Warrants and 20,000 shares of Common Stock that may be issued upon exercise of 20,000 Public Warrants)

Warrants Offered by the Selling Securityholders	7,555,183 Warrants, consisting of (i) 7,535,183 Private Warrants and (ii) 20,000 Public Warrants.
Redemption	The Warrants are redeemable in certain circumstances. See “Description of our Securities — Warrants” for further discussion.
Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.
Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Party Transactions” for further discussion.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the NYSE under the symbols “HLYN” and “HYLN WS,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to our Business and Industry

We are an early stage company with a history of losses, and expect to incur significant expenses and continuing losses for the foreseeable future.

We incurred a net loss of $18.7 million for the nine months ended September 30, 2020 and have incurred a net loss of approximately $52.1 million from January 1, 2018 through September 30, 2020. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin commercial deliveries of both of our Hybrid systems and our Hypertruck ERX system, which are not expected to begin until 2021 and 2022, respectively, and may occur later or not at all. Even if we are able to successfully develop and sell our electrified powertrain solutions, there can be no assurance that they will be commercially successful. Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of our electrified powertrain solutions, which may not occur.

We expect the rate at which we will incur losses to be significantly higher in future periods as we:

•        continue to market our first generation (“V1”) Hybrid system and design, develop and produce our second generation (“V2”) Hybrid system as well as our Hypertruck ERX system;

•        hire additional employees across all divisions of the company;

•        continue to utilize our third-party partners for design, testing and commercialization;

•        expand our production capabilities to produce our electrified powertrain solutions, including costs associated with outsourcing the production of our electrified powertrain solutions;

•        build up inventories of parts and components for our electrified powertrain solutions;

•        produce an inventory of our electrified powertrain solutions;

•        expand our design, development, installation and servicing capabilities;

•        increase our sales and marketing activities and develop our distribution infrastructure; and

•        increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any incremental revenues with respect thereto, our losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including:

•        pace at which we continue to design, develop and produce new products and increase production capacity;

•        the number of customer orders in a given period;

•        changes in manufacturing costs;

•        the timing and cost of, and level of investment in, research and development relating to our technologies and our current or future facilities;

•        developments involving our competitors;

•        changes in governmental regulations or applicable law;

•        future accounting pronouncements or changes in our accounting policies; and

•        general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of our Common Stock and Warrants could fall substantially, either suddenly or over time.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and producing our electrified powertrain solutions and building our brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses (including developing our V2 Hybrid system as well as our Hypertruck ERX system), raw material procurement costs, sales and distribution expenses as we build our brand and market our electrified powertrain solutions, and general and administrative expenses as we scale our operations and incur costs as a public company. In addition, we may incur significant costs servicing our electrified powertrain solutions. Our ability to become profitable in the future will not only depend on our ability to complete the design and development of our electrified powertrain solutions to meet projected performance metrics and successfully market our electrified powertrain solutions and services, but also to sell our products at prices to achieve our expected margins and control our costs. If we are unable to efficiently design, produce, market, sell, distribute and service our electrified powertrain solutions, our margins, profitability and prospects would be materially and adversely affected.

Our business model has yet to be tested and any failure to commercialize our strategic plans would have a material adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. Therefore, there can be no assurances that our business plan will prove successful. We may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in us are therefore highly speculative and could result in the loss of your entire investment.

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

You must consider the risks and difficulties we face as an early stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, financial condition and operating results will be materially and adversely harmed. Legacy Hyliion was incorporated in January 2016 and has a very limited operating history on which investors can base an evaluation of our business, prospects, financial condition and operating results. We intend to derive the majority of our revenues from the sale of our electrified powertrain solutions, of which commercial deliveries of the Hybrid systems and the Hypertruck ERX system are not expected to begin until 2021 and 2022 respectively, and may occur later or not at all. There are no assurances that we will be able to secure future business with customers, such as the major commercial vehicle OEMs, trucking companies and other fleet owners.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this prospectus has been prepared by our management and reflects current estimates of future performance. The projected results depend on the successful implementation of our management’s growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgement and may not occur, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, political and other changes.

We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

We have identified material weaknesses in internal control over financial reporting, which relate to: (a) the design and operation of our information technology general controls; (b) our overall closing and financial reporting processes, including accounting for significant and unusual transactions; and (c) general segregation of duties, including the review and approval of journal entries.

In the course of preparing the financial statements that are included in this prospectus, we have identified a number of adjustments to our financial statements that resulted in a restatement of previously issued financial statements. These adjustments relate to accounting for a business acquisition, accounting for issuance of convertible notes payable and embedded derivative liabilities, accounting for costs associated with materials and supplies purchased for research and development activities and other miscellaneous adjustments.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional misstatements to our financial statements that would be material and would not be prevented or detected on a timely basis.

Our management has concluded that these material weaknesses in our internal control over financial reporting are due to the fact that, prior to the Closing, Legacy Hyliion was a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented; coupled with the appropriate resources, level of experience and technical expertise to oversee its business processes and controls surrounding: information technology general controls, and our closing and financial reporting processes to address the accounting and financial reporting requirements related to significant and unusual transactions.

Our management is in the process of developing a remediation plan. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in further material misstatements to our annual or interim financial statements that would not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could be adversely affected and we could become subject to litigation or investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.

We plan to accept reservation orders for the sale of our electrified powertrain solutions that are cancellable, and our initial pre-launch sales order for Hypertruck ERX equipped trucks is cancellable.

Our electrified powertrain solutions are still in the development and testing phase and commercial deliveries of the Hybrid systems and the Hypertruck ERX system are not expected to begin until 2021 and 2022, respectively, and may occur later or not at all. As a result, we plan to accept reservation orders for our electrified powertrain solutions that will be cancellable by customers without penalty. Given the anticipated lead times between reservation orders and the delivery date of our electrified powertrain solutions, there is a heightened risk that customers who place reservation orders may ultimately decide not to convert such reservation orders into binding contracts and take delivery of their ordered electrified powertrain solutions from us due to potential changes in customer preferences, competitive developments and other factors. As a result, no assurance can be made that reservations will not be cancelled or that reservations will result in the purchase of our electrified powertrain solutions, and any such cancellations could harm our business, prospects, financial condition and operating results.

We may also enter into contracts for the sale of our electrified powertrain solutions that include various cancellation rights in favor of the customer. For example, in May 2020, we entered into a pre-launch sales agreement (the “Agility Pre-Launch Agreement”) with Agility Logistics Cargo Transport Co. WLL (“Agility Transport”), a company organized under the laws of and based in Kuwait and a subsidiary of Agility Public Warehousing Company K.S.C.P. Under the Agility Pre-Launch Agreement, Agility Transport agreed to order 1,000 trucks equipped with our Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights. If we are unable to deliver our Hypertruck ERX trucks according to the performance requirements and delivery timelines set forth in the contract, Agility Transport has the right to cancel our order. Additionally, even if we satisfy such performance requirements and delivery timelines, Agility Transport may terminate the Agility Pre-Launch Agreement by giving us 360-days’ advance notice after the date on which we have delivered a Hypertruck ERX demonstration truck. Furthermore, the Agility Pre-Launch Agreement does not specify the terms or periods upon which these purchase orders may be entered into, such that the sale of any Hypertruck ERX equipped trucks to Agility Transport is subject to the parties reaching an agreement on the terms of one or more purchase orders, including as to the amount of the deposit to be paid by Agility Transport to us in connection with such purchase order. Failure to reach agreement on the terms of such purchase order could result in Agility Transport refusing to purchase all or a portion of the 1,000 Hypertruck ERX equipped trucks that it pre-ordered. Should a dispute arise under the Agility Pre-Launch Agreement, we may face challenges enforcing the terms of such contract due to the jurisdictional challenges involved with instituting legal proceedings against a foreign entity and enforcing an award against such entity in a foreign jurisdiction. As a result, no assurance can be given that Agility Transport will not terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of the 1,000 Hypertruck ERX equipped trucks it pre-ordered under such agreement or that we would be able to enforce such agreement against Agility Transport. Any of these adverse actions related to the Agility Pre-Launch Agreement or any future customer contracts could harm our business, prospects, financial condition and operating results.

We may not be able to successfully engage target customers or convert early trial deployments with truck fleets into meaningful orders or additional deployments in the future.

Our success, and our ability to increase revenue and operate profitably, depends in part on our ability to identify target customers and to convert early trial deployments with truck fleets into meaningful orders or additional deployments in the future. Our V1 Hybrid system has been delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether the V1 Hybrid system meets such customers’ performance and other requirements before such customers commit to meaningful orders or additional deployments in the future. If we are unable to meet our customers’ performance requirements or industry specifications, identify target customers or convert early trial deployments in truck fleets into meaningful orders or obtain additional deployments in the future, our business, prospects, financial condition and operating results would be materially adversely affected.

Certain of our strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements.

We have arrangements with strategic, development and deployment partners and collaborators. Some of these arrangements are evidenced by non-binding letters of intent, early stage agreements that are used for design and development purposes but will require renegotiation at later stages of development or production or master agreements that have yet to be implemented under separately negotiated statements of work, each of which could be terminated or may not materialize into next-stage contracts or long-term contract partnership arrangements. For instance, we have entered into non-binding letters of intent with FEV North America Inc., IAV Automotive Engineering Inc., Lonestar Specialty Vehicles and Fontaine Modification Company. If these arrangements are terminated or if we are unable to enter into next-stage contracts or long-term operational contracts, our business, prospects, financial condition and operating results may be materially adversely affected.

We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be negatively affected.

The design, production, sale and servicing of our electrified powertrain solutions is capital-intensive. In connection with the consummation of the Business Combination on October 1, 2020, we raised net proceeds of approximately $519.9 million (net of transaction costs and expenses). However, we may subsequently determine that additional funds are necessary earlier than anticipated. This capital may be necessary to fund our ongoing operations, continue research, development and design efforts, create new products and improve infrastructure. We may raise additional funds through the issuance of equity, equity related or debt securities or through obtaining credit from government or financial institutions. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be materially adversely affected.

If we fail to manage our growth effectively, including failing to attract and integrate qualified personnel, we may not be able to develop, produce, market and sell our electrified powertrain solutions successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. We expect our future expansion to include:

•        expanding the management team;

•        hiring and training new personnel;

•        leveraging consultants to assist with company growth and development;

•        forecasting production and revenue;

•        controlling expenses and investments in anticipation of expanded operations;

•        establishing or expanding design, production, sales and service facilities;

•        implementing and enhancing administrative infrastructure, systems and processes; and

•        expanding into international markets, including Europe.

We intend to continue to hire a significant number of additional personnel, including software engineers, design and production personnel and service technicians for our electrified powertrain solutions. Because our electrified powertrain solutions are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing, producing and servicing electrified vehicles and their software is intense, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel, particularly with respect to software engineers in the Austin, Texas area. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business, prospects, financial condition and operating results.

The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control.

The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control. Our electrified powertrain solutions are still being designed and developed, and there are no assurances that they will be able to meet their projected performance characteristics, including fuel economy and emissions levels. External factors may also impact the performance characteristics of our electrified powertrain solutions. For instance, the estimated fuel savings and fuel economy of vehicles installed with our electrified powertrain solutions may vary depending on factors including, but not limited to, driver behavior, speed, terrain, hardware efficiency, payload, vehicle and weather conditions. Additionally, GHG emissions of vehicles installed with our electrified powertrain solutions may vary due to external factors, including the type of fuel, driver behavior, the efficiency and certification of the engine, where the engine is being operated and the characteristics of the vehicle itself, including but not limited to the vehicle’s software controls, drivetrain efficiency, aerodynamics and rolling resistance. These external factors as well as any operation of our electrified powertrain solutions other than as intended, may result in emissions levels that are greater than we expect. Additionally, the amount of GHG emissions of both the Hybrid and Hypertruck ERX solutions will vary due to, but not limited to, the factors mentioned above. The ability of our electrified powertrain solutions to have a net carbon negative profile, will depend on the availability of renewable natural gas (“RNG”) as well as the infrastructure necessary to purchase RNG through fuel providers. Any limitation on the ability to purchase RNG, such as a decrease or a limitation on the number of natural gas fueling stations or limitation on the production of natural gas and RNG in particular, will negatively impact the anticipated carbon intensity profile of our electrified powertrain solutions. In addition, the carbon intensity profiles could vary based on the source of RNG, which could reduce a fleet’s ability to have favorable carbon intensity scores. Due to these factors, there can be no guarantee that the operators of vehicles using our electrified powertrain solutions will realize the expected fuel savings and fuel economy and GHG emission reductions.

Our success will depend on our ability to economically outsource the production, assembly and installation of our electrified powertrain solutions at scale, and our ability to develop and produce electrified powertrain solutions of sufficient quality and appeal to customers on schedule and at scale is unproven.

Our business depends in large part on our ability to execute our plans to develop, produce, assemble, market, sell, install and service our electrified powertrain solutions. We currently design, assemble and test our electrified powertrain solutions at our facility in Cedar Park, Texas and in the future, plan to outsource the majority of the production, assembly and installation of our electrified powertrain solutions. We anticipate that a significant concentration of this production, assembly and installation will be performed by a small number of outsourcing partners. While these arrangements can lower operating costs, they also reduce our direct control over production and distribution. Such diminished control may have an adverse effect on the quality or quantity of products or services, or our flexibility to respond to changing conditions.

We rely on single-source suppliers to supply and produce many components, and anticipate relying on outsourcing partners for assembly and installation of our electrified powertrain solutions. Any failure of these suppliers or outsourcing partners to perform could require us to seek alternative suppliers or to expand our production capabilities, which could incur additional costs and have a negative impact on our cost or supply of components or finished goods. In addition, production or logistics in supply or production areas or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes.

Our continued development of our electrified powertrain solutions is and will be subject to risks, including with respect to:

•        the equipment we plan to use being able to accurately produce our electrified powertrain solutions within specified design tolerances;

•        the compatibility of our electrified powertrain solutions with existing and future commercial vehicle designs;

•        long- and short-term durability of the components in our electrified powertrain solutions in the day-to-day wear and tear of the commercial trucking environment;

•        compliance with environmental, workplace safety and similar regulations;

•        securing necessary components on acceptable terms and in a timely manner;

•        delays in delivery of final component designs to our suppliers;

•        our ability to attract, recruit, hire and train skilled employees;

•        quality controls, particularly as we plan to expand our production capabilities;

•        delays or disruptions in our supply chain;

•        other delays and cost overruns; and

•        our ability to secure additional funding if necessary.

We and our future production partners have no experience to date in high volume production of our electrified powertrain solutions. We do not know whether we or our future production partners will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sources of component supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market our electrified powertrain solutions. Even if we and our future production partners are successful in developing our high volume production capability and processes and reliably source our component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or in time to meet our vehicle commercialization schedules or to satisfy the requirements of customers. Any failure to develop such production processes and capabilities within our projected costs and timelines could have a material adverse effect on our business, prospects, financial condition and operating results.

We may experience significant delays in the design, production and launch of our electrified powertrain solutions, which could harm our business, prospects, financial condition and operating results.

Our electrified powertrain solutions are still in the development and testing phase, and commercial deliveries of the Hybrid systems and the Hypertruck ERX system are not expected to begin until 2021 and 2022, respectively, and may occur later or not at all. Any delay in the financing, design, production and launch of our electrified powertrain solutions, including future production of our V2 Hybrid system and Hypertruck ERX system at our outsourcing partners, could materially damage our brand, business, prospects, financial condition and operating results. There are often delays in the design, production and commercial release of new products, and to the extent we delay the launch of our electrified powertrain solutions, our growth prospects could be adversely affected as we may fail to grow our market share. We will rely on our outsourcing partners to produce our electrified powertrain solutions at scale, and if they are not able produce products that meet our specifications, we may need to expand our production capabilities, which would cause us to incur additional costs. Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our electrified powertrain solutions, and to the extent they experience any delays, we may need to seek alternative suppliers. If we experience delays by our third-party outsourcing partners or suppliers, we could experience delays in delivering on our timelines.

We, our outsourcing partners and our suppliers may rely on complex machinery for our production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We, our outsourcing partners and our suppliers may rely on complex machinery, for the production, assembly and installation of our electrified powertrain solutions, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our production facilities and the facilities of our outsourcing partners and suppliers consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

If we are unable to successfully produce our electrified powertrain solutions, our business will be harmed.

We currently produce our V1 Hybrid system at our facility in Cedar Park, Texas and expect to begin production of our V2 Hybrid system in 2021, at the earliest, and our Hypertruck ERX system in 2022, at the earliest, in each case at our outsourcing partners’ facilities. Our production facilities, the production facilities of our outsourcing partners and suppliers and the equipment used to produce our electrified powertrain solutions would be costly to replace and could require substantial lead time to replace and qualify for use. Our production facilities and the production facilities of our outsourcing partners and suppliers may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for us to produce our electrified powertrain solutions for some period of time. The inability to produce our electrified powertrain solutions or the backlog that could develop if our production facilities and the production facilities of our outsourcing partners and suppliers are inoperable for even a short period of time may result in the loss of customers or harm our reputation. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

We are dependent on large commercial vehicle OEMs and producers of glider kits and rolling chassis to provide vehicles for our electrified powertrain solutions.

Because we do not manufacture complete commercial vehicles, we are dependent on commercial vehicle OEMs and producers of glider kits and rolling chassis to provide vehicle chassis for our electrified powertrain solutions. If OEMs are unable or unwilling to integrate the installation of our electrified powertrain solutions into their commercial vehicle production lines, we may have to rely on producers of glider kits and rolling chassis and commercial truck upfitting and modification companies. To the extent that there are limitations on the availability of glider kits or rolling chassis, either due to the unwillingness or inability of OEMs and producers to produce and provide them to us or our installation partners, or a change in governmental regulations or policies, we would need to develop our own commercial vehicle on which to install our electrified powertrain solutions. Either case could have a negative impact on our ability to sell our electrified powertrain solutions at the prices, or achieve the margins, or in the timeframes that we anticipate. Additionally, if commercial vehicle OEMs limit or fail to provide a warranty on vehicles with our electrified powertrain solutions, we will incur additional costs by contracting with a third party to provide warranty services. Any of the foregoing would have a material adverse effect on our business, prospects, financial condition and operating results.

We will rely on third parties, including commercial truck upfitting and modification companies and commercial vehicle OEMs, to install our electrified powertrain solutions in vehicles, which is subject to risks.

We intend to enter into agreements with commercial truck upfitting and modification companies and commercial vehicle OEMs to install our electrified powertrain solutions. Using third-party contract manufacturers and installers for the production and installation of our electrified powertrain solutions is subject to risks with respect to operations that are outside our control. We could experience delays if our outsourcing partners do not meet agreed upon timelines or experience capacity constraints that make it impossible for us to fulfill purchase orders on time or at all. The installation of our solutions may also void the warranty of a vehicle or a vehicle’s components, such as our engine and transmission, which may reduce customer demand for our solutions. Additionally, we may permit returns of vehicles installed with our electrified powertrain solutions, which may result in significant additional costs to us if we are required to convert the vehicles back to their original form. There is risk of potential disputes with our outsourcing partners, and we could be affected by negative publicity related to our partners whether or not such publicity is related to their collaboration with us. Our ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of our outsourcing partners’ products. In addition, although we are involved in each step of the supply chain, production and installation processes, because we also rely on our outsourcing partners and third parties to meet our quality standards, there can be no assurance that the final product will meet expected quality standards.

We may be unable to enter into new agreements or extend existing agreements with third-party contract manufacturers and installers on terms and conditions acceptable to us and therefore may need to contract with other third parties or significantly add to our own production capacity. There can be no assurance that in such event we would be able to engage other third parties or establish or expand our own production capacity to meet our needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that our electrified powertrain solutions produced at facilities of new producers comply with our quality standards and regulatory requirements, may be greater than anticipated. Any of the foregoing could adversely affect our business, prospects, financial condition and operating results.

We intend to sell our electrified powertrain solutions to large commercial vehicle OEM customers and large volume customers, and the failure to obtain such customers, loss of sales to such customers or failure to negotiate acceptable terms in contract renewal negotiations could have an adverse impact on our business.

Although we intend to sell our electrified powertrain solutions to commercial vehicle OEMs and other large volume customers, we may not be able to establish relationships with such OEMs or large volume customers if customer demand is not as high as we expect or if commercial vehicle OEMs face pressure from their existing suppliers not to purchase our electrified powertrain solutions. We may enter into long-term contracts with certain of these commercial vehicle OEMs and other large volume customers, who have substantial bargaining power with respect to price and other commercial terms, and any long-term contracts would be subject to renegotiation and renewal from time to time. Failure to obtain new customers, loss of all or a substantial portion of sales to any future customers for whatever reason (including, but not limited to, loss of contracts or failure to negotiate acceptable terms in contract renewal negotiations, loss of market share by these customers, insolvency of such customers, reduced or delayed customer requirements, plant shutdowns, strikes or other work stoppages affecting production by such customers) or continued reduction of prices to these customers could have a significant adverse effect on our financial results. There can be no assurance that we will be able to obtain large volume customers, not lose all or a portion of sales to any future large volume customers or that we will be able to offset any reduction of prices to these customers with reductions in our costs or by obtaining new customers.

The level of any future sales to commercial vehicle OEMs, including the realization of future sales from awarded business or obtaining new business or customers, is inherently subject to a number of risks and uncertainties, including the number of vehicles that these commercial vehicle OEMs actually manufacture and sell. Further, to the extent that the financial condition, including bankruptcy or market share, of any of our largest customers deteriorates or their sales otherwise continue to decline, our business, prospects, financial position and operating results could be adversely affected. Accordingly, we may not in fact realize all of the future sales represented by our awarded business. Any failure to realize these sales could have a material adverse effect on our business, prospects, financial condition and operating results.

We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our vehicles at prices and volumes, performance and specifications acceptable to us could have a material adverse effect on our business, prospects, financial condition and operating results.

We rely on third-party suppliers for the provision and development of many of the key components and materials used in our electrified powertrain solutions, such as natural gas generators. While we plan to obtain components from multiple sources whenever possible, some of the components used in our vehicles will be purchased by us from a single source. Our third-party suppliers may not be able to meet their product specifications and performance characteristics or our desired specifications, performance and pricing, which would impact our ability to achieve our product specifications and performance characteristics as well. Additionally, our third-party suppliers may be unable to obtain required certifications for their products for which we plan to use or provide warranties that are necessary for our solutions. If we are unable to obtain components and materials used in our electrified powertrain solutions from our suppliers or if our suppliers decide to create or supply a competing product, our business could be adversely affected. Additionally, we have entered into a commercial matters agreement with Dana Limited (“Dana”), pursuant to which we agreed to exclusively purchase from Dana and our affiliates, unless we are directed by a customer to use a different vendor, any component, product or service required or utilized by us that Dana or any of our affiliates manufactures, sells or provides so long as Dana or any of our affiliates are capable and willing to supply or provide a reasonably competitive component, product or service to us on reasonably competitive terms and conditions. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components, we may be unable to do so in the short term (or at all) at prices or quality levels that are favorable to us, which could have a material adverse effect on our business, prospects, financial condition and operating results.

Our future growth is dependent upon the commercial trucking industry’s willingness to adopt alternative fuel, hybrid and electric vehicles.

Our growth is highly dependent upon the adoption of alternative fuel, hybrid and electric vehicles by the commercial trucking industry. If the market for alternative fuel, hybrid and electric vehicles and our electrified powertrain solutions does not develop at the rate or in the manner or to the extent that we expect, or if critical assumptions we have made regarding the efficiency of our electrified powertrain solutions are incorrect or incomplete, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuels, hybrid and electric vehicles is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Factors that may influence the adoption of alternative fuel, hybrid and electric vehicles include:

•        perceptions about alternative fuel, hybrid and electric vehicle quality, safety, design, performance, reliability and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel, hybrid or electric vehicles;

•        perceptions about vehicle safety in general, including the use of advanced technology, such as vehicle electronics, alternative fuel and regenerative braking systems;

•        the decline of vehicle efficiency resulting from deterioration over time in the ability of the battery to hold a charge;

•        changes or improvements in the fuel economy of internal combustion engines, the vehicle and the vehicle controls or competitors’ electrified systems;

•        the availability of service and associated costs for alternative fuel, hybrid or electric vehicles;

•        volatility in the cost of energy, oil, gasoline, natural gas, hydrogen and renewable fuels could affect buying decisions, which could affect the carbon profile of our solutions;

•        the availability of refueling stations, particularly compressed natural gas (“CNG”) stations;

•        government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, including new regulations mandating zero tailpipe emissions compared to overall carbon reduction;

•        the availability of tax and other governmental incentives to purchase and operate alternative fuel, hybrid and electric vehicles or future regulation requiring increased use of nonpolluting trucks;

•        the availability of rebates provided by natural gas fueling stations and natural gas providers to offset the costs of natural gas and natural gas vehicles;

•        the ability of Hyliion, fleets, utilities and others to purchase and take credit for renewable fuel and energy, specifically RNG, through low carbon fuel standards (“LCFS”) programs or similar programs that take advantage of RNG credits in approved states;

•        the availability of tax and other governmental incentives to sell natural gas;

•        perceptions about and the actual cost of alternative fuel itself, as well as hybrid and electric vehicles; and

•        macroeconomic factors.

For example, if the market price of oil is low, there may be corresponding decreases in the cost of diesel fuel, which may impact the market for electric vehicles. Moreover, travel restrictions and social distancing efforts in response to the COVID-19 pandemic may negatively impact the commercial trucking industry, such as reduced consumer demand for products carried by the commercial trucking industry, for an unknown, but potentially lengthy, period of time. Additionally, we may become subject to regulations that may require us to alter the design of our electrified powertrain solutions, which could negatively impact customer interest in our products.

Although we hope to be the first to bring electrified powertrain solutions to market, competitors have already displayed electrified vehicle prototypes and may enter the market before us.

We face intense competition in trying to be the first to bring our electrified powertrain solutions to market. Most of our current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than we do. They may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their alternative fuel and electric truck programs. Additionally, our competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than we do. These competitors also compete with us in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our products. Additional mergers and acquisitions may result in even more resources being concentrated in our competitors. We cannot provide assurances that our electrified systems will be the first to market. Even if our electrified systems are first to market, there are no assurances that customers will choose vehicles with our electrified systems over those of our competitors, or over diesel powered trucks.

Tesla, Inc. (“Tesla”) and Nikola Corporation (“Nikola”) have announced their plans to bring Class 8 long haul battery electric vehicles (“BEVs”) and fuel cell electric vehicles (“FCEVs”) to the market over the coming years. Tesla announced its BEV and Nikola announced its plug-in BEVs. Cummins Inc. (“Cummins”), Daimler AG (“Daimler”), parent of Freightliner Trucks, Dana, Navistar International Corporation (“Navistar”), PACCAR Inc. (“PACCAR”), parent of Kenworth Trucks, Inc. and Peterbilt Motors Company, Volvo Group (“Volvo”), XOS Trucks (“XOS”) and other commercial vehicle manufacturers have announced their plans to bring Class 8 BEVs or FCEVs to the market. Furthermore, we will also face competition from manufacturers of internal combustion engines powered by diesel fuel. We expect additional competitors to enter the industry as well.

We expect competition in our industry to intensify from our existing and future competitors in the future in light of increased demand and regulatory push for alternative fuel and electric vehicles.

The unavailability, reduction or elimination of government and economic incentives due to policy changes or government regulation could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle industry or other reasons may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or our electrified powertrain solutions. While certain tax credits and other incentives for alternative energy production, alternative fuel and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

In particular, we are influenced by federal, state and local tax credits, rebates, grants and other government programs and incentives that promote the use of RNG and natural gas as a vehicle fuel. These include various government programs that make grant funds available for the purchase of natural gas vehicles, as well as D3 RIN and LCFS programs, which encourage low carbon “compliant” transportation fuels (including CNG) in the California and Oregon marketplace by allowing producers of these fuels to generate LCFS Credits that can be sold to noncompliant regulated parties and the Alternative Fuel Tax Credit (“AFTC”) under which a tax credit is available for natural gas vehicle fuel sales made through the end of 2020 but which may not be available for vehicle fuel sales made after December 31, 2020, particularly if other legislative priorities result in insufficient focus on this program during upcoming congressional sessions. Additionally, we are influenced by laws, rules and regulations that require reductions in carbon emissions or the use of renewable fuels, such as the California Low Carbon Fuel Standards and the Oregon Clean Fuels Program. These programs and regulations, which have the effect of encouraging the use of natural gas as a vehicle fuel, could expire or be repealed or amended for a variety of reasons. For example, parties with an interest in gasoline and diesel, electric or other alternative vehicles or vehicle fuels, including lawmakers, regulators, policymakers, environmental or advocacy organizations, OEMs, trade groups, suppliers or other powerful groups, may invest significant time and money in efforts to delay, repeal or otherwise negatively influence regulations and programs that promote natural gas. Many of these parties have substantially greater resources and influence than we do. Further, changes in federal, state or local political, social or economic conditions, including a lack of legislative focus on these programs and regulations, could result in their modification, delayed adoption or repeal. Any failure to adopt, delay in implementation, expiration, repeal or modification of these programs and regulations, or the adoption of any programs or regulations that encourage the use of other alternative fuels or alternative vehicles over natural gas, would reduce the market for natural gas as a vehicle fuel and harm our operating results, liquidity and financial condition. For instance, California lawmakers and regulators have implemented various measures designed to increase the use of electric, hydrogen and other zero-emission vehicles, including establishing firm goals for the number of these vehicles operating on state roads by specified dates and enacting various laws and other programs in support of these goals. Although the influence and applicability of these or similar measures on our business and natural gas vehicle adoption in general remains uncertain, a focus by these groups on zero tailpipe emissions vehicles over vehicles with an overall net carbon negative emissions profile, but with some tailpipe emissions operating on RNG, could adversely affect the market for natural gas vehicles, including those powered by our electrified powertrain solutions. If these economic incentives are reduced or eliminated, there could be a reduction of the supply of natural gas, a corresponding increase in the price of natural gas, and our electrified powertrain solutions may not be net carbon negative, which could have a material adverse effect on our business, prospects, financial condition and operating results.

Additionally, other changes to governmental regulations and policies could impact the competitiveness of natural gas as a fuel source. For instance, a limitation or ban on extraction methods like fracking, could have a negative impact on the availability and price of natural gas and may adversely affect the growth of the alternative fuel automobile markets. Additionally, an increase in the economic incentives for other fuel sources or BEVs, such as through the subsidization of other fuel sources or higher permitted weight limits for BEVs or FCEVs or the reduction or elimination of the higher permitted weight limits for natural gas vehicles, could make our products less competitive. Such changes in regulations and policies could materially and adversely affect our business, prospects, financial condition and operating results.

Our business could be negatively affected by unfavorable changes to federal or state tax laws or the adoption of federal or state laws or regulations mandating new or additional limits on the production of GHG emissions, the cost of natural gas and “tailpipe” emissions.

Federal or state laws or regulations may be adopted that would impose new or additional limits on the emissions of GHG. The potential effects of GHG emission limits on our business are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of GHG emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, the range of available compliance alternatives, and our ability to demonstrate that our products qualify as a compliance alternative under any new statutory or regulatory programs to limit GHG emissions. If our solutions are not able to meet future GHG emission limits or perform as well as BEV, FCEV or other alternative fuel vehicles, for instance due to unavailability of RNG in a particular area or a decline in RNG production or an increase in our cost, our solutions could be less competitive. Additionally, federal, state or road taxes could be added to natural gas fuel, which would increase the operating cost of our products. Furthermore, additional federal or state taxes could be implemented on “tailpipe” emissions, which would have a negative impact on the cost of our products and a positive impact on the cost of BEVs and FCEVs relative to our solutions. Such new federal or state laws or regulations could have a material adverse impact on our business, prospects, financial condition and operating results.

We, our outsourcing partners and our suppliers are or may be subject to substantial regulation and unfavorable changes to, or failure by us, our outsourcing partners or our suppliers to comply with, these regulations could substantially harm our business and operating results.

Our electrified powertrain solutions, and the sale of motor vehicles in general, our outsourcing partners and our suppliers are or may be subject to substantial regulation under international, federal, state and local laws. We continue to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell or service our electrified powertrain solutions in the jurisdictions in which we plan to operate and intend to take such actions necessary to comply. We may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service their electrified powertrain solutions in any of these jurisdictions. For instance, our electrified powertrain solutions are novel technology that may not be readily classified into categories by governmental agencies. If we, our outsourcing partners or our suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out our operations in the jurisdictions in which we currently operate, or those jurisdictions in which we plan to operate in the future, our business, prospects, financial condition and operating results could be materially adversely affected. We expect to incur significant costs in complying with these regulations. For example, if the battery packs installed in our electrified powertrain solutions are deemed to be transported, we will need to comply with the mandatory regulations governing the transport of “dangerous goods,” and any deficiency in compliance may result in us being prohibited from selling our electrified powertrain solutions until compliant batteries are installed. Additionally, although we do not believe that our Hybrid system is required to obtain certifications from the EPA and the California Air Resources Board (“CARB”), in the event that regulators determine that certifications are necessary, we may be prohibited from selling our Hybrid system until such time as we obtain the required certifications. Any such required changes to our battery packs or Hybrid system will require additional expenditures and may delay the shipment of vehicles. In addition, regulations related to the electric and alternative energy vehicle industry are evolving and we face risks associated with changes to these regulations, including but not limited to:

•        increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline;

•        increased support for other alternative fuel systems, which could have an impact on the acceptance of our electric powertrain system; and

•        increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

To the extent the laws change, our electrified powertrain solutions and our suppliers’ products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

If our electrified powertrain solutions fail to perform as expected, our ability to develop, market and sell our electrified powertrain solutions could be harmed.

Our electrified powertrain solutions may contain defects in design and production that may cause them not to perform as expected or may require repair. We currently have a limited frame of reference by which to evaluate the performance of our electrified powertrain solutions upon which our business prospects depend. There can be no assurance that we will be able to detect and fix any defects in our electrified powertrain solutions. We may experience recalls in the future, which could adversely affect our brand and could adversely affect our business, prospects, financial condition and operating results. Our electrified powertrain solutions may not perform consistent with customers’ expectations or consistent with other vehicles which may become available. Any product defects or any other failure of our electrified powertrain solutions and software to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, negative publicity, product liability claims and significant warranty and other expenses and could have a material adverse impact on our business, prospects, financial condition and operating results. Additionally, problems and defects experienced by other alternative fuel truck companies or electric consumer vehicles could by association have a negative impact on perception and customer demand for our electrified powertrain solutions.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

Product liability claims, even those without merit or those that do not involve our products, could harm our business, prospects, financial condition and operating results. The automobile industry in particular experiences significant product liability claims, and we face inherent risk of exposure to claims in the event our electric powertrain solutions do not perform or are claimed to not have performed as expected. As is true for other commercial vehicle suppliers, we expect in the future that our electrified powertrain solutions will be installed on vehicles that will be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect our competitors may cause indirect adverse publicity for us and our products.

A successful product liability claim against us could require us to pay a substantial monetary award. Our risks in this area are particularly pronounced given the relatively limited number of electrified powertrain solutions delivered to date and limited field experience of our products. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our products and business and could have a material adverse effect on our brand, business, prospects, financial condition and operating results. In most jurisdictions, we generally self-insure against the risk of product liability claims for vehicle exposure, meaning that any product liability claims will likely have to be paid from company funds, not by insurance.

Our electrified powertrain solutions rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

Our electrified powertrain solutions rely on software and hardware, including software and hardware developed or maintained internally or by third parties, that is highly technical and complex and will require modification and updates over the life of the vehicle. In addition, our electrified powertrain solutions depend on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. Our software and hardware may contain, errors, bugs or vulnerabilities, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within our software and hardware. Although we attempt to remedy any issues we observe in our products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of our customers. Additionally, if we are able to deploy updates to the software addressing any issues but our over-the-air update procedures fail to properly update the software, our customers would then be responsible for installing such updates to the software and their software will be subject to these vulnerabilities until they do so. If we are unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in our software and hardware, we may suffer damage to our reputation, loss of customers, loss of revenue or liability for damages, any of which could adversely affect our business and financial results.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry or are subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase our electric powertrain solutions if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with is if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our products, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history, customer unfamiliarity with our electric powertrain solutions, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of hybrid electric and electric vehicles or our other services and our production and sales performance compared with market expectations.

Developments in alternative technology or improvements in the internal combustion engine may adversely affect the demand for our electrified powertrain solutions.

Significant developments in alternative technologies, such as battery cell technology, advanced diesel, ethanol or natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business, prospects, financial condition and operating results in ways we do not currently anticipate. Existing and other battery cell technologies, fuels or sources of energy may emerge as customers’ preferred alternative to our electrified powertrain solutions. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced alternative fuel and electric vehicles, which could result in the loss of competitiveness of our electrified powertrain solutions, decreased revenue and a loss of market share to competitors. Our research and development efforts may not be sufficient to adapt to changes in alternative fuel and electric vehicle technology. As technologies change, we plan to upgrade or adapt our electrified powertrain solutions with the latest technology, in particular battery cell technology, which may also negatively impact the adoption of other our products. However, our electrified powertrain solutions may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our electrified powertrain solutions.

We have limited experience servicing our electrified powertrain solutions and our integrated software. If we are unable to address the service requirements of our customers, our business, prospects, financial condition and operating results may be materially and adversely affected.

We have limited experience in servicing our electrified powertrain solutions and expect to increase our servicing capabilities as we begin commercial production of our electrified powertrain solutions. Servicing hybrid and electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. We plan to partner with a third party to perform some or all of the servicing on our electrified powertrain solutions, and there can be no assurance that we will be able to enter into an acceptable arrangement with any such third-party provider. Our customers will also depend on our customer support team to resolve technical and operational issues relating to the integrated software underlying our electrified powertrain solutions. Our ability to provide effective customer support is largely dependent on our ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as ours. As we continue to grow, additional pressure may be placed on our customer support team, and we may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. We also may be unable to modify the future scope and delivery of our technical support to compete with changes in the technical support provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our operating results. If we are unable to successfully address the service requirements of our customers or establish a market perception that we do not maintain high-quality support, we may be subject to claims from our customers, including loss of revenue or damages, and our business, prospects, financial condition and operating results may be materially and adversely affected.

In addition, the motor vehicle industry laws in many states require that service facilities be available to service vehicles physically sold from locations in their state. While we anticipate developing a service program that would satisfy regulators in these circumstances, the specifics of our service program are still in development, and at some point may need to be restructured to comply with state law, which may impact our business, prospects, financial condition and operating results.

We are highly dependent on the services of Thomas Healy, our Chief Executive Officer, and if we are unable to retain Mr. Healy, attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. We are highly dependent on the services of Thomas Healy, our Chief Executive Officer, and largest stockholder. Mr. Healy is the source of many, if not most, of the ideas and execution driving us. If Mr. Healy were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business.

Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular software engineers. Experienced and highly skilled employees are in high demand and competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. We do not currently maintain key man life insurance policies with respect to Thomas Healy or any other officer and we will continue to evaluate whether to obtain such key man life insurance policies. Any failure by our management team and our employees to perform as expected may have a material adverse effect on our business, prospects, financial condition and operating results.

We face significant barriers to produce our electrified powertrain solutions, and if we cannot successfully overcome those barriers our business will be negatively impacted.

The commercial trucking industry has traditionally been characterized by significant barriers to entry, including the ability to meet performance requirements or industry specifications, acceptance by OEMs and our end users, large capital requirements, investment costs of design and production, long lead times to bring components to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales capabilities. If we are not able to overcome these barriers, our business, prospects, financial condition and operating results will be negatively impacted and our ability to grow our business will be harmed.

Future product recalls could materially adversely affect our business, prospects, financial condition and operating results.

Any product recall in the future, whether it involves us or a competitor’s product, may result in negative publicity, damage our brand and materially adversely affect our business, prospects, financial condition and operating results. In the future, we may voluntarily or involuntarily, initiate a recall if any of our products (including the batteries we design, develop and manufacture) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image, as well as our business, prospects, financial condition and operating results.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

Once we begin commercial production of our electrified powertrain solutions, we will need to maintain warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our vehicles, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses as well as claims from our customers, including loss of revenue or damages. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Increases in costs, disruption of supply or shortage of our components, particularly lithium titanate oxide (“LTO”) battery cells, could harm our business.

Once we begin commercial production of our electrified powertrain solutions, we may experience increases in the cost or a sustained interruption in the supply or shortage of our components. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. The prices for our components fluctuate depending on market conditions and global demand and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for LTO cells. These risks include:

•        the inability or unwillingness of current battery manufacturers to build or operate battery cell production facilities to supply the numbers of LTO cells required to support the growth of the electric vehicle industry as demand for such cells increases;

•        disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers;

•        a fewer number of manufacturers of LTO cells compared to lithium nickel manganese cobalt oxide (“NMC”) or lithium nickel cobalt aluminum oxide (“NCA”) cells; and

•        an increase in the cost of raw materials.

Any disruption in the supply of battery cells could temporarily disrupt production of our electrified powertrain solutions until a different supplier is fully qualified. Moreover, battery cell manufacturers may refuse to supply electric vehicle manufacturers if they determine that the vehicles are not sufficiently safe. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges. Substantial increases in the prices for raw materials may increase the cost of our components and consequently, the costs of products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which could reduce our margins.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.

There has been a widespread worldwide impact from the COVID-19 pandemic, and we have been, and may in the future be, adversely affected as a result. Numerous government regulations and public advisories, as well as shifting social behaviors, have temporarily limited or closed non-essential transportation, government functions, business activities and person-to-person interactions, and the duration of such trends is difficult to predict. Reduced operations and production line shutdowns at commercial vehicle OEMs due to COVID-19, limitations on travel by our personnel and personnel of our customers and increased demand for commercial trucks within our customers’ fleets caused some customers to delay the planned installation of our Hybrid system on their trucks past the second quarter of 2020, and future delays or shutdowns of commercial vehicle OEMs or our suppliers could impact our ability to meet customer orders. We also instituted certain temporary cost reduction measures such as reducing or deferring discretionary spending.

The specific timing and pace of our resumption of normal operations will depend on the status of various government regulations and the readiness of our suppliers, vendors and workforce. Although we are working to resume meetings with potential customers, we ultimately remain uncertain how we may be impacted should COVID-19 concerns increase in the future.

Our operations and timelines may also be affected by global economic markets and levels of consumer comfort and spend, which could impact demand in the worldwide transportation industries. Because the impact of current conditions on an ongoing basis is yet largely unknown, is rapidly evolving and has been varied across geographic regions, this ongoing assessment will be particularly critical to allow us to accurately project demand and infrastructure requirements globally and deploy our workforce and other resources accordingly. If current global market conditions continue or worsen, or if we cannot or do not resume reduced operations at a rate commensurate with such conditions or resume full operational capacity and are later required to or choose to reduce such operations again, our business, prospects, financial condition and operating results could be materially harmed.

Demand for our products will ultimately depend on our end users, some of whom operate in highly cyclical industries, which may subject us to the performance of their industries and can result in uncertainty and significantly impact the demand for our products, which could have a material adverse effect on our business, prospects, financial condition and operating results.

Demand for our products will ultimately depend on our end users, some of whom operate in highly cyclical industries and have felt the impact of COVID-19 and other factors on demand for output in their industries. Decisions to purchase our electrified powertrain solutions may depend on the performance of the industries of our end users and if demand for output in those industries decreases, the demand for our products will likely decrease. Demand in these industries is impacted by numerous factors, including commodity prices, infrastructure spending, housing starts, real estate equity values, interest rates, consumer spending, fuel costs, energy demands, municipal spending and commercial construction, among others. Increases or decreases in these variables may significantly impact the demand for our products. For example, lower diesel fuel costs, higher CNG costs or lower CNG availability would reduce our products’ cost savings, which could have a material adverse effect on our business, prospects, financial condition and operating results. Additionally, some of our end users have felt the impact of the COVID-19 pandemic, which has resulted in reduced demand for commercial vehicles and may affect fueling infrastructure such as CNG stations. If we are unable to accurately predict demand, we may be unable to meet our customers’ needs, resulting in the loss of potential sales, or we may produce excess products, resulting in increased inventories and overcapacity in our contracted production facilities, increasing our unit production cost and decreasing our operating margins.

We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

We have entered into strategic alliances, and may in the future enter into additional strategic alliances or joint ventures or minority equity investments, in each case with various third parties for the production of our electrified powertrain solutions as well as with other collaborators with capabilities on data and analytics, engineering, installation channels, refueling stations and hydrogen fuel cells. These alliances subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

Strategic business relationships will be an important factor in the growth and success of our business. However, there are no assurances that we will be able to continue to identify or secure suitable business relationship opportunities in the future or our competitors may capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, prospects, financial condition and operating results could be materially adversely affected.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Work stoppages or similar difficulties could significantly disrupt our operations.

A work stoppage, including due to the COVID-19 pandemic, at the production facilities of one or more of our or our outsourcing partners’, suppliers and commercial vehicle OEMs could have a material adverse effect on our business. In addition, if a significant customer were to experience a work stoppage, that customer could halt or limit purchases of our products, which could result in shutting down the related production facilities. Also, a significant disruption in the supply of a key component due to a work stoppage at one of our suppliers could result in shutting down production facilities, which could have a material adverse effect on our business.

We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our electrified powertrain solutions and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of: (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; (b) facility security systems, owned by us or our third-party vendors or suppliers; (c) transmission control modules or other in-product technology, owned by us or our third-party vendors or suppliers; (d) the integrated software in our electrified powertrain solutions; or (e) customer or driver data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could: materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of our facilities; or affect the performance of transmission control modules or other in-product technology and the integrated software in our electrified powertrain solutions. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect ourselves against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our electric powertrain solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, our insurance coverage for cyberattacks may not be sufficient to cover all the losses we may experience as a result of a cyber incident.

We also collect, store, transmit and otherwise process customer, driver and employee and others’ data as part of our business and operations, which may include personal data or confidential or proprietary information. We also work with partners and third-party service providers or vendors that collect, store and process such data on our behalf and in connection with our products and services. There can be no assurance that any security measures that we or our third-party service providers or vendors have implemented will be effective against current or future security threats. While we have developed systems and processes designed to protect the availability, integrity, confidentiality and security of our and our customers’, drivers’, employees’ and others’ data, our security measures or those of our third-party service providers or vendors could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, we may become liable under our contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states require us to provide notice to customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach. Such laws are inconsistent and compliance in the event of a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Such an event could harm our reputation and result in litigation against us. Any of these results could materially adversely affect our business, prospects, financial condition and operating results.

Any unauthorized control or manipulation of the information technology systems in our electrified powertrain solutions could result in loss of confidence in us and our electrified powertrain solutions and harm our business.

Our electrified powertrain solutions contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks, our electrified powertrain solutions and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, trucks and systems to gain control of or to change our electrified powertrain solutions’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the truck. Future vulnerabilities could be identified and our efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of our electrified powertrain solutions, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to our electrified powertrain solutions or data, as well as other factors that may result in the perception that our electrified powertrain solutions or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, financial condition and operating results.

Inability to leverage vehicle and customer data could impact our software algorithms and impact research and development operations.

We rely on data collected from the use of fleet vehicles outfitted with our products, including vehicle data and data related to battery usage statistics. We use this data in connection with our software algorithms and the research, development and analysis of our products. Our inability to obtain this data or the necessary rights to use this data could result in delays or otherwise negatively impact our research and development efforts.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

We plan to include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance over-the-road performance for cost-saving preventative maintenance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors for all of our data other than our source code, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in lengthy interruptions in our business. In addition, our in-vehicle services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

We are subject to evolving laws, regulations, standards and contractual obligations related to data privacy and security, and our actual or perceived failure to comply with such obligations could harm our reputation, subject us to significant fines and liability or adversely affect our business.

We intend to use our in-vehicle services and functionality to log information about each vehicle’s use in order to aid us in vehicle diagnostics and servicing. Our customers or their drivers may object to the use of this data, which may increase our vehicle maintenance costs and harm our business prospects. Collection of our customers’, employees’ and others’ information in conducting our business may subject us to various legislative and regulatory burdens related to data privacy and security that could require notification of data breaches, restrict our use of such information and hinder our ability to acquire new customers or market to existing customers. The regulatory framework for data privacy and security is rapidly evolving, and we may not be able to monitor and react to all developments in a timely manner. For example, California requires connected devices to maintain minimum information security requirements. As legislation continues to develop, we will likely be required to expend significant additional resources to continue to modify or enhance our protective measures and internal processes to comply with such legislation. In addition, non-compliance with these laws or a significant breach of our third-party service providers’ or vendors’ or our own network security and systems could have serious negative consequences for our business and future prospects, including possible fines, penalties and damages, reduced customer demand for our vehicles and harm to our reputation and brand.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building our production facilities.

Our operations are and will be subject to international, federal, state and local environmental laws and regulations, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we have limited experience complying with them. Moreover, we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on our business, prospects, financial condition and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations.

Contamination at properties we will own or operate, we formerly owned or operated or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our planned production facilities that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business, prospects, financial condition and operating results.

Our beliefs regarding the ability of our electrified powertrain solutions to limit carbon intensity and reduce GHG emissions and contribute to global decarbonization may be based on materially inaccurate assumptions.

We believe that our electrified powertrain solutions, to the extent adopted, may have the ability to limit carbon intensity and reduce GHG emissions from trucking operations, however, these beliefs are based on certain assumptions, including, but not limited to, our projections of the extent of natural gas and renewable natural gas use in the future, fuel types used, the ability to obtain carbon credits and driver behavior and our electrified powertrain solutions’ efficiencies and performance. To the extent our assumptions are materially incorrect or incomplete, it could adversely impact our business, prospects, financial condition and operating results. In addition, if our assumptions regarding the ability of our solutions to limit carbon intensity and reduce GHG emissions from trucking operations are materially incorrect or incomplete, or if our beliefs regarding the availability of our products are materially incorrect or incomplete, it is possible that our competitors’ technology may be better at limiting carbon intensity and reducing GHG emissions in certain circumstances and in certain markets.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a result of operating as a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. We are in the process of upgrading our finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

Our employees and independent contractors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have an adverse effect on our business, prospects, financial condition and operating results.

We are exposed to the risk that our employees and independent contractors may engage in misconduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or other activities that violate laws and regulations, including production standards, U.S. federal and state fraud, abuse, data privacy and security laws, other similar non-U.S. laws or laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, prospects, financial condition and operating results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations to resolve allegations of non-compliance, imprisonment, other sanctions, contractual damages, reputational harm, diminished profits and future earnings and curtailment of our operations, any of which could adversely affect our business, prospects, financial condition and operating results.

Changes in laws or regulations and U.S. trade policy, including the imposition of tariffs and the resulting consequences, could adversely affect our business, prospects, financial condition and operating results.

We are subject to laws and regulations enacted by national, regional and local governments and agencies. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our products and business. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The U.S. government has adopted a new approach to trade policy and in some cases has attempted to renegotiate or terminate certain existing bilateral or multi-lateral trade agreements. It has also imposed tariffs on certain foreign goods, including steel and certain commercial vehicle parts, which have begun to result in increased costs for goods imported into the U.S. In response to these tariffs, a number of U.S. trading partners have imposed retaliatory tariffs on a wide range of U.S. products, which makes it more costly for us to export our products to those countries. If we are unable to pass price increases on to our customer base or otherwise mitigate the costs, or if demand for our exported products decreases due to the higher cost, our operating results could be materially adversely affected. In addition, further tariffs have been proposed by the U.S. and our trading partners and additional trade restrictions could be implemented on a broader range of products or raw materials. The resulting environment of retaliatory trade or other practices could have a material adverse effect on our business, prospects, financial condition, operating results, customers, suppliers and the global economy.

We intend in the future to expand internationally and will face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

We will face risks associated with our future international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We anticipate having international operations which would subject us to the legal, political, regulatory and social requirements and economic conditions in any future jurisdictions. Additionally, as part of our growth strategy, we intend to expand our sales and servicing services internationally. However, we have no experience to date selling and servicing our electrified powertrain solutions internationally and such expansion would require us to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our electrified powertrain solutions and require significant management attention. These risks include:

•        conforming our electrified powertrain solutions to various international regulatory requirements where our electrified powertrain solutions are sold, or homologation;

•        difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service our electrified powertrain solutions in any of these jurisdictions;

•        difficulty in staffing and managing foreign operations;

•        difficulties attracting customers in new jurisdictions;

•        difficulties establishing new partnerships, including with respect to installation centers, assembly facilities, suppliers and the truck OEMs necessary to install our technology in vehicles;

•        foreign government taxes, regulations and permit requirements, including foreign taxes that We may not be able to offset against taxes imposed upon we in the U.S., and foreign tax and other laws limiting our ability to repatriate funds to the U.S.;

•        fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities we undertakes;

•        U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

•        foreign labor laws, regulations and restrictions;

•        changes in diplomatic and trade relationships;

•        political instability, natural disasters, global health concerns, including health pandemics such as the COVID-19 pandemic, war or events of terrorism; and

•        the strength of international economies.

If we fail to successfully address these risks, our business, prospects, financial condition and operating results could be materially harmed.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

We are subject to governmental export and import control laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and operating results.

Our products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of our products and technology must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products or solutions or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and solutions in international markets, increase costs due to changes in import and export duties and taxes, prevent our customers from deploying our products and solutions or, in some cases, prevent the export or import of our products and solutions to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and solutions or in our decreased ability to export or sell our products and solutions to customers. Any decreased use of our products and solutions or limitation on our ability to export or sell our products and solutions would likely adversely affect our business, prospects, financial condition and operating results.

We may need to defend ourselves against patent, copyright or trademark infringement claims or trade secret misappropriation claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our electrified powertrain solutions, which could make it more difficult for us to operate our business. We may receive inquiries from patent, copyright or trademark owners inquiring whether we infringe upon their proprietary rights. We may also be the subject of allegations that we have misappropriated their trade secrets or other proprietary rights. Companies owning patents or other intellectual property rights relating to battery packs, electric motors, fuel cells or electronic power management systems may allege infringement or misappropriation of such rights. In response to a determination that we have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to do one or more of the following:

•        cease development, sales or use of our products that incorporate the asserted intellectual property;

•        pay substantial damages;

•        obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

•        redesign one or more aspects or systems of our electrified powertrain solutions.

A successful claim of infringement or misappropriation against us could materially adversely affect our business, prospects, financial condition and operating results. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•        any patent applications we submit may not result in the issuance of patents;

•        the scope of our issued patents, including our patent claims, may not be broad enough to protect our proprietary rights;

•        our issued patents may be challenged or invalidated by our competitors;

•        our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

•        third-parties may independently develop technologies that are the same or similar to our;

•        the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

•        current and future competitors may circumvent our intellectual property.

Patent, trademark, copyright and trade secret laws vary throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S.

Also, while we have registered trademarks in an effort to protect our investment in our brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which we have invested. Such challenges can be expensive and may adversely affect our ability to maintain the goodwill gained in connection with a particular trademark.

Our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

Changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could adversely affect our business, prospects, financial condition and operating results. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. For example, U.S. federal tax legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “Tax Act”), enacted many significant changes to the U.S. tax laws. Future guidance from the IRS with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

We have incurred losses during our history and do not expect to become profitable in the near future, and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2019, we had U.S. federal net operating loss carryforwards of approximately $43.2 million.

Under the Tax Act, as modified by the CARES Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.

In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of us. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply. As a result, our business, prospects, financial condition and operating results may be adversely affected.

We anticipate applying for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from federal, state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact the price of our Common Stock and Warrants.

Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the price of our Common Stock and Warrants or other reasons may in the future cause us to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, the price of our Common Stock and Warrants could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following March 4, 2024, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock or Warrants less attractive because we will rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock or Warrants and the price of our Common Stock or Warrants may be more volatile.

Risks Related to Ownership of Our Securities

Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

At the Closing, Thomas Healy beneficially own approximately 22.7% of the outstanding Common Stock and our executive officers, directors and their respective affiliates as a group beneficially own approximately 35.7% of the outstanding Common Stock. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Our Certificate of Incorporation designates specific courts as the exclusive forum for certain stockholder litigation matters, which could limit the ability of our stockholders to obtain a favorable forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers or other employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or our Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit our stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors, officers and other employees. Furthermore, our stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, prospects, financial condition and operating results.

There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our Warrants is $11.50 per share of Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants are issued in registered form under the Warrant Agreement between the Warrant Agent and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a Warrant.

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making such Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (a) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us for cash so long as they are held by Tortoise Borrower or its permitted transferees.

In addition, we may redeem your Warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of our Common Stock had your Warrants remained outstanding.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

A significant portion of our total outstanding shares of our Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. After the Closing, the initial stockholders (including Atlas Point Fund) hold approximately 4.71% of our Common Stock, including the 5,825,230 shares of Common Stock into which the Class B Common Stock convert. Pursuant to the terms of a letter agreement entered into at the time of the IPO, the Class B Common Stock (which were eventually converted into shares of our Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, the shares of Common Stock into which the Class B Common Stock converted into will be released from these transfer restrictions.

Furthermore, under the Forward Purchase Agreement, the A&R Registration Rights Agreement and the Subscription Agreements, we are required to file a registration statement within 30 days after the Closing to register the resale of any shares of Common Stock issued to (a) Atlas Point Fund pursuant to the Forward Purchase Agreement, (b) the Subscribers pursuant to the Subscription Agreements and (c) certain of the stockholder parties to the A&R Registration Rights Agreement. See the section entitled “Certain Relationships and Related Party Transactions” for a discussion of the Forward Purchase Agreement, the A&R Registration Rights Agreement and the Subscription Agreements.

We may issue additional common stock or preferred stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of common or preferred stock, including under our equity incentive plan. Any such issuances of additional shares of common or preferred stock:

•        may significantly dilute the equity interests of our investors;

•        may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded our Common Stock;

•        could cause a change in control if a substantial number of shares of our Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our Common Stock and/or Warrants.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $220.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “HLYN WS.”

We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on the NYSE under the symbols “HLYN” and “HLYN WS,” respectively. Prior to the consummation of the Business Combination, our Common Stock and our Public Warrants were listed on the NYSE under the symbols “SHLL” and “SHLL WS,” respectively. As of October 1, 2020 following the completion of the Business Combination, there were 99 holders of record of our Common Stock and 3 holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors (the “Board”) and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of September 30, 2020, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved our 2020 Equity Incentive Plan (the “2020 Plan”) on September 28, 2020, which became effective immediately upon the Closing.

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2020 Plan and the assumed Legacy Hyliion options. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the 2020 Plan and the assumed Legacy Hyliion options. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

SELECTED FINANCIAL INFORMATION OF HYLIION

The following table shows selected historical financial information of Legacy Hyliion for the periods and as of the dates indicated. This information was derived from the unaudited condensed interim financial statements of Legacy Hyliion for the nine months ended and as of September 30, 2020, and the audited financial statements of Legacy Hyliion for the years ended December 31, 2019 and December 31, 2018 and as of December 31, 2019 included elsewhere in this prospectus. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion” and Legacy Hyliion’s historical financial statements and the notes and schedules related thereto, included elsewhere in this prospectus.

(in thousands, except share and per share data)	Nine Months Ended September 30, 2020	Year Ended December 31,
		2019	2018 (As Restated)
Statements of Operations Data:
Operating expenses:
Research and development	$(8,134)	$(9,269)	$(15,733)
Selling, general and administrative expenses	(3,705)	(2,730)	(4,122)
Loss from operations	(11,839)	(11,999)	(19,855)
Other income (expense):
Interest expense	(5,458)	(3,260)	(366)
Change in fair value of convertible notes payable derivative liabilities	(1,358)	1,119	(268)
Gain on bargain purchase	—	—	1,197
Other income	(12)	27	11
Total other (expense) income	(6,828)	(2,114)	574
Net loss	$(18,667)	$(14,113)	$(19,281)
Cumulative dividends on convertible preferred stock	(1,337)	(1,702)	(1,416)
Net loss attributable to common stockholder	$(20,004)	$(15,815)	$(20,697)

Per Share Data:
Net loss per share, basic and diluted	$(0.76)	$(0.62)	(0.86)
Weighted-average shares outstanding, basic and diluted	26,269,060	25,501,235	24,190,623
(in thousands, except share and per share data)	As of September 30, 2020	As of December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$7,565	$6,285
Working capital	$(30,698)	$(5,514)
Total assets	$18,916	$14,096
Total liabilities	$55,368	$32,165
Total stockholders’ deficit	$(62,239)	$(43,856)

SELECTED FINANCIAL INFORMATION OF TORTOISECORP

The following table shows selected historical financial information of TortoiseCorp for the periods and as of the dates indicated. This information was derived from the unaudited interim financial statements of TortoiseCorp for the nine months ended and as of September 30, 2020, and the audited financial statements of TortoiseCorp for the year ended and as of December 31, 2019 and for the period from November 7, 2018 (date of inception) to December 31, 2018 included elsewhere in this prospectus.

The information is only a summary and should be read in conjunction with TortoiseCorp’s audited financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of the Company. In connection with the Business Combination, Legacy Hyliion was determined to be the accounting acquirer.

	For the Nine Months Ended September 30, 2020	For the Year Ended December 31, 2019	For the Period from November 7, 2018 (date of inception) to December 31, 2018
Statement of Operations Data:
Total expenses	$5,472,966	$764,782	$591
Other income – investment income on Trust Account and interest	$886,356	$3,857,176	$—
Income tax provision	$162,399	$768,006	$—
Net income (loss) attributable to common stockholders	$(4,749,009)	$2,324,388	$(591)
Per Share Data:
Weighted average shares outstanding of Class A Common Stock	23,300,917	23,300,917	—
Basic and diluted net income per share, Class A Common Stock	$0.02	$0.12	—
Weighted average shares outstanding of Class B Common Stock	5,825,230	5,825,230	5,625,000
Basic and diluted net income per share, Class B Common Stock	$(0.91)	$(0.10)	$(0.00)
	As of September 30, 2020	As of December 31, 2019
Balance Sheet Data:
Total assets	$353,676,680	$237,148,974
Total liabilities	$129,762,920	$8,486,205
Value of Class A Common Stock that may be redeemed in connection with an Initial Business Combination (approximately $10.00 per share)	$218,913,750	$223,662,761
Total stockholders’ equity	$5,000,010	$5,000,008

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of TortoiseCorp and Legacy Hyliion present the combination of the financial information of TortoiseCorp and Legacy Hyliion adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of TortoiseCorp and the historical balance sheet of Legacy Hyliion on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of TortoiseCorp and Legacy Hyliion for such periods on a pro forma basis as if the business combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•        the merger of Legacy Hyliion with and into Merger Sub, with Legacy Hyliion surviving the merger as a wholly-owned subsidiary of TortoiseCorp;

•        the issuance and sale of 30,750,000 shares of Class A Common Stock of TortoiseCorp for a purchase price of $10.00 per share and an aggregate purchase price of $307.5 million in the private placements pursuant to the Subscription Agreements and the issuance and sale of 1,750,000 Forward Purchase Units at $10.00 per unit, consisting of one share of Class A Common Stock and one-half of one Warrant, for a total of 1,750,000 shares of Class A Common Stock and 875,000 Warrants and an aggregate purchase price of $17.5 million pursuant to the Forward Purchase Agreement;

•        the conversion of all of the Legacy Hyliion Preferred Stock and Legacy Hyliion Convertible Notes payable into Class A Common Stock; and

•        the conversion of all outstanding Legacy Hyliion Common Stock and Legacy Hyliion Options into our Common Stock totaling 100,000,000 shares.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (a) directly attributable to the Business Combination; (b) factually supportable; and (c) with respect to the statement of operations, expected to have a continuing impact on TortoiseCorp’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical audited financial statements of TortoiseCorp as of and for the year ended December 31, 2019 and the related notes, each of which is included elsewhere in this prospectus;

•        the historical unaudited consolidated financial statements of TortoiseCorp as of and for the nine months ended September 30, 2020 and the related notes, each of which is included elsewhere in this prospectus;

•        the historical audited financial statements of Legacy Hyliion as of and for the year ended December 31, 2019 and the related notes, each of which is included elsewhere in this prospectus;

•        the historical unaudited financial statements of Legacy Hyliion as of and for the nine months ended September 30, 2020 and the related notes, each of which is included elsewhere in this prospectus; and

•        other information relating to TortoiseCorp and Legacy Hyliion contained in this prospectus.

Pursuant to TortoiseCorp’s amended and restated certificate of incorporation, as in effect immediately prior to the Business Combination, public stockholders were offered the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with the U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, TortoiseCorp is treated as the acquired company and Legacy Hyliion is treated as the acquirer for financial statement reporting purposes. Legacy Hyliion has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Legacy Hyliion’s existing shareholders have the greatest voting interest in the combined entity with over 61% voting interest;

•        Legacy Hyliion’s directors represent four of the seven board seats for the combined company’s Board;

•        Legacy Hyliion’s existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the combined entity’s executive Board; and

•        Legacy Hyliion’s senior management is the senior management of the combined entity.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands, except share and per share data)

		Hyliion
	Tortoise Historical	Hyliion Historical	Hyliion Adjustments	Notes	Hyliion Pro Forma	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash	$117,102	$7,565	$—		$7,565	$236,484	(2)a	$533,771
						(29,225)	(2)b
						201,879	(2)c
						(34)	(2)d
Trade receivables, net	—	15	—		15	—		15
Prepaid expenses and other current assets	91	1,085	—		1,085	—		1,176
Total current assets	117,193	8,665	—		8,665	409,104		534,962
Cash and marketable securities held in Trust Account	236,484	—	—		—	(236,484)	(2)a	—
Property and equipment, net	—	1,126	—		1,126	—		1,126
Operating lease right of use assets	—	4,254	—		4,254	—		4,254
Intangible assets	—	356	—		356	—		356
Deferred transaction expenses	—	4,306	—		4,306	(4,306)	(2)b	—
Other assets	—	209	—		209	—		209
Non-current assets	236,484	10,251	—		10,251	(240,790)		5,945
Total assets	$353,677	$18,916	$—		$18,916	$168,314		$540,907

Liabilities
Accounts payable	3,727	4,499	—		4,499	—		8,226
Accrued franchise tax	30	—	—		—	—		30
Due to private placement investors	117,100	—	—		—	(117,100)	(2)c	—
Note payable to Sponsor	120	—	—		—	—		120
Convertible notes payable derivative liabilities	—	4,745	(4,745)	(1)a	—	—		—
Current portion of operating lease liabilities	—	751	—		751	—		751
Current portion of convertible debt	—	28,477	(28,339)	(1)a	138	—		138
Accrued expenses and other current liabilities	508	891	—		891	—		1,399
Total current liabilities	121,485	39,363	(33,084)		6,279	(117,100)		10,664
Deferred underwriting fee payable	8,128	—	—		—	(8,128)	(2)b	—
Deferred legal fees payable	150	—	—		—	(150)	(2)b	—
Operating lease liability, net of current portion	—	4,253	—		4,253	—		4,253
Convertible notes payable derivative liabilities, net of current portion	—	7,620	(7,620)	(1)a	—	—		—
Convertible debt, net of current portion	—	4,132	6,834	(1)a	10,966	—		10,966
Non-current liabilities	8,278	16,005	(786)		15,219	(8,278)		15,219
Total liabilities	129,763	55,368	(33,870)		21,498	(125,378)		25,883

Commitments
Common Stock subject to possible redemptions	218,914	—	—		—	(218,914)	(2)d	—
Redeemable convertible preferred stock	—	25,787	(25,787)	(1)a	—	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (continued)
AS OF SEPTEMBER 30, 2020
(in thousands, except share and per share data)

		Hyliion
	Tortoise Historical	Hyliion Historical	Hyliion Adjustments	Notes	Hyliion Pro Forma	Pro Forma Adjustments	Notes	Pro Forma Combined
Equity
Preferred Stock	$—	$—	$—		$—	$—		$—
Common Stock, $0.0001 par value; 200,000,000 shares authorized; 1,409,542 shares issued and outstanding (excluding 21,891,375 shares subject to possible redemption) as of September 30, 2020	—	—	—		—	—		—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 shares issued and outstanding as of September 30, 2020	1	—	—		—	(1)	(2)d	—
Common Stock	—	27	(17)	(1)a	10	6	(2)c	16
Additional paid in capital	7,424	5,367	65,013	(1)a	70,380	(25,253)	(2)b	587,980
						318,973	(2)c
						216,456	(2)d
Retained earnings (accumulated deficit)	(2,425)	(67,633)	(5,339)	(1)a	(72,972)	2,425	(2)d	(72,972)
Total equity	5,000	(62,239)	59,657		(2,582)	512,606		515,024
Total liabilities and stockholders’ equity	353,677	18,916	—		18,916	168,314		540,907

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

	Tortoise	Hyliion	Pro Forma Adjustments	Notes		Pro Forma Combined
Net sales	$—	$—	$—			$—
Cost of operations	—	—	—			—
Gross profit	—	—	—			—
Operating expenses
Research and development expenses	—	(9,269)	—			(9,269)
Selling, general and administrative expenses	(465)	(2,730)	—			(3,195)
Administrative expenses – related party	(100)	—	—			(100)
Franchise tax expense	(200)	—	—			(200)
Depreciation and amortization	—	—	—			—
Operating profit	(765)	(11,999)	—			(12,764)
Interest and financing costs
Interest expense	—	(3,260)	3,207	(1	)a	(53)
Change in fair value of convertible notes payable derivative liabilities	—	1,119	(1,119)	(1	)a	—
Other	—	27	—			27
Investment income from investments held in Trust Account	3,857	—	(3,857)	(1	)b	—
Total interest and financing	3,857	(2,114)	(1,769)			(26)
Income (loss) before income taxes	3,092	(14,113)	(1,769)			(12,790)
Income tax expense	(768)	—	768	(1	)c	—
Net income (loss)	2,324	(14,113)	(1,001)			(12,790)
Cumulative dividends on convertible preferred stock	—	(1,702)	1,702	(1	)d	—
Net loss attributable to common stockholders	$2,324	$(15,815)	$701			$(12,790)

Weighted average share outstanding
Basic			161,622,839	(1	)e	161,622,839
Diluted			161,622,839	(1	)e	161,622,839
Income (loss) per share attributable to common stockholders
Basic						$(0.08)
Diluted						$(0.08)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share data)

	Tortoise	Hyliion	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$—	$—	$—		$—
Cost of operations	—	—	—		—
Gross profit	—	—	—		—
Operating expenses
Research and development expenses	—	(8,134)	—		(8,134)
Selling, general and administrative expenses	(5,233)	(3,705)	—		(8,938)
Administrative expenses – related party	(90)	—	—		(90)
Franchise tax expense	(150)	—	—		(150)
Depreciation and amortization	—	—	—		—
Operating profit	(5,473)	(11,839)	—		(17,312)
Interest and financing costs
Interest expense	—	(5,458)	5,449	(1)a	(9)
Change in fair value of convertible notes payable derivative liabilities	—	(1,358)	1,358	(1)a	—
Other	—	(12)	—		(12)
Investment income from investments held in Trust Account	886	—	(886)	(1)b	—
Total interest and financing	886	(6,828)	5,921		(21)
Income (loss) before income taxes	(4,587)	(18,667)	5,921		(17,333)
Income tax expense	(162)	—	162	(1)c	—
Net income (loss)	(4,749)	(18,667)	6,083		(17,333)
Cumulative dividends on convertible preferred stock	—	(1,337)	1,337	(1)d	—
Net loss attributable to common stockholders	$(4,749)	$(20,004)	$7,420		$(17,333)

Weighted average share outstanding
Basic			161,622,839	(1)e	161,622,839
Diluted			161,622,839	(1)e	161,622,839
Income (loss) per share attributable to common stockholders
Basic					$(0.11)
Diluted					$(0.11)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, TortoiseCorp is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Hyliion issuing stock for the net assets of TortoiseCorp, accompanied by a recapitalization. The net assets of TortoiseCorp are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•        TortoiseCorp’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes, which is included elsewhere in this prospectus; and

•        Legacy Hyliion’s unaudited balance sheet as of September 30, 2020 and the related notes, which is included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•        TortoiseCorp’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is included elsewhere in this prospectus; and

•        Legacy Hyliion’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•        the historical unaudited consolidated financial statements of TortoiseCorp as of and for the nine months ended September 30, 2020 and the related notes, each of which is included elsewhere in this prospectus; and

•        the historical unaudited financial statements of Legacy Hyliion as of and for the nine months ended September 30, 2020 and the related notes, which is included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of TortoiseCorp and Legacy Hyliion.

2.     Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (a) directly attributable to the Business Combination, (b) factually supportable and (c) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. TortoiseCorp and Legacy Hyliion have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(1)    Represents pro forma adjustments to Legacy Hyliion:

a.      Reflects the conversion of all Legacy Hyliion Preferred Stock and Legacy Hyliion Convertible Notes payable into Class A Common Stock and the conversion of all outstanding Legacy Hyliion Common Stock and Legacy Hyliion Options into Class A Common Stock totaling 100,000,000 shares. Includes the elimination of the Legacy Hyliion Convertible Notes payable derivative liabilities and the expensing of the discount on the Legacy Hyliion Convertible Notes payable.

(2)    Represents pro forma adjustments to the condensed combined balance sheet:

a.      Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

b.      Represents transaction costs of approximately $33.5 million incurred in consummating the Business Combination. Includes legal, financial advisory and other professional fees related to the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

c.      Reflects the net proceeds of $319.0 million ($325.0 million gross less $6.0 million in fees) from the issuance and sale of 30,750,000 shares of Class A Common Stock at $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements and the issuance and sale of 1,750,000 Forward Purchase Units at $10.00 per unit, with each unit consisting of one share of Class A Common Stock and one-half of one Warrant, pursuant to the Forward Purchase Agreement. As of September 30, 2020, TortoiseCorp received $117.1 million of the $325.0 proceeds from the PIPE Financing. Therefore the net adjustment is $201.9 million.

d.      Reflects a pro forma adjustment for the reorganization of the equity section and actual redemption of 3,308 common stock shares subsequent to September 30, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)     The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

a.      Represents pro forma adjustment to eliminate interest expense and change in fair value of Legacy Hyliion Convertible Notes payable derivative liabilities related to the debt converted into Class A Common Stock in the Business Combination.

b.      Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

c.      We have incurred income tax expense primarily related to investment income held in the Trust Account. We are eliminating this income tax expense because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2019.

d.      Represents pro forma adjustment to eliminate cumulative dividends on Legacy Hyliion Preferred Stock converted into Class A Common Stock in the Business Combination.

e.      Represents the increase in the weighted average shares outstanding due to the issuance of Class A Common Stock (and redemptions) in connection with the Business Combination.

3.     Loss per Share6

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Weighted average shares calculation, basis and diluted
TortoiseCorp shares	29,126,147
Shares issued in Business Combination	100,000,000
Private placements and Forward Purchase Agreement shares	32,500,000
Redemptions	(3,308)
Weighted average shares outstanding	161,622,839
	Assuming No Redemptions	Assuming Maximum Redemptions
Weighted average shares calculation, basis and diluted
Tortoise shares	29,126,147	29,126,147
Shares issued in business combination	100,000,000	100,000,000
PIPE Financing and Forward Purchase Agreement shares	32,500,000	32,500,000
Redemptions	—	(23,300,917)
Weighted average shares outstanding	161,626,147	138,325,230

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for TortoiseCorp and unaudited pro forma condensed combined per share ownership information after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2019. The net income (loss) and cash dividends per share information reflects the Business Combination as if it had occurred on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

a.      the accompanying notes to the unaudited pro forma condensed combined financial statements;

b.      the historical audited condensed financial statements of TortoiseCorp as of, and for the year ended, December 31, 2019, included elsewhere in this prospectus;

c.      the historical unaudited condensed financial statements of TortoiseCorp as of, and for the nine months ended, September 30, 2020, included elsewhere in this prospectus;

d.      the historical audited financial statements of Legacy Hyliion as of, and for the year ended, December 31, 2019, included elsewhere in this prospectus; and

e.      the historical unaudited condensed financial statements of Legacy Hyliion as of, and for the nine months ended, September 30, 2020, included elsewhere in this prospectus.

The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the date indicated.

	TortoiseCorp	Hyliion	Pro Forma Combined
December 31, 2019 book value per share(1)	$0.17	$(2.04)	$3.24
Income (loss) per share attributable to common stockholders:
Year ended December 31, 2019
Basic	$0.08	$(0.62)	$(0.08)
Diluted	0.08	(0.62)	$(0.08)
Nine Months ended September 30, 2020
Basic	$0.02	$(0.76)	$(0.11)
Diluted	$0.02	$(0.76)	$(0.11)

____________

(1)      Book value per share is calculated using the formula: Total stockholder’s equity divided by shares outstanding.

CAPITALIZATION

The following table sets forth the cash and capitalization of TortoiseCorp and Legacy Hyliion on an unaudited, historical basis as of September 30, 2020.

Please refer to the historical financial statements of TortoiseCorp and Hyliion and the related notes included elsewhere in this prospectus, as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	September 30, 2020
	Historical		Pro Forma Combined
(in thousands)	TortoiseCorp	Hyliion
Cash and cash equivalents	$117,102	$7,565	$533,771
Investment held in Trust Account	$236,484	$—	$—
Debt:
Total Debt	$—	$32,609	$11,104
Commitments:
Common Stock subject to possible redemption	218,914	—	—
Redeemable convertible preferred stock	—	25,787	—
Equity:
Preferred Stock	—	—	—
Common Stock	—	27	16
Additional paid-in capital	7,424	5,367	587,980
Retained earnings (accumulated deficit)	(2,425)	(67,633)	(72,972)
Total stockholders’ equity (deficit)	5,000	(62,239)	515,024
Total capitalization	$353,677	$18,916	$540,907

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HYLIION

The following discussion and analysis provides information which our management believes is relevant to an assessment and understanding of our results of operations and financial condition. This discussion and analysis should be read together with “Selected Financial Information of Hyliion” and the audited and unaudited financial statements and related notes that are included elsewhere in this prospectus. This discussion and analysis should also be read together with our pro forma financial information for the period ended September 30, 2020 and as of December 31, 2019 (in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion” to “we”, “us”, “our”, and the “Company” are intended to mean the business and operations of Hyliion and its consolidated subsidiaries.

Certain figures, such as interest rates and other percentages, included in this section have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in our financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Overview

Our mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Our goal is to reduce the carbon intensity and the GHG emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest TCO. We are currently developing two electrified powertrain systems for long-haul Class 8 commercial vehicles which will reduce the transportation sector’s GHG emissions: our Hybrid system and our Hypertruck ERX system.

Our electrified powertrain solutions utilize our proprietary battery systems, control our software and data analytics, combined with electric motors and power electronics, to produce an electrified powertrain system technology platform that can be used to either augment, in the case of our Hybrid system, or fully replace, in the case of our Hypertruck ERX system, traditional diesel or CNG fueled powertrains and improve their performance. Our solutions are designed to be compatible with most major Class 8 commercial vehicle manufacturers and are fuel and generator agnostic, giving our customers the greatest flexibility to choose the vehicles that best fit their overall commercial vehicle operations strategy in their transition to electrified transportation.

Our Hybrid system has been used on over two million real-world road miles on Class 8 commercial vehicles and can either be retrofit to an existing in-service vehicle or installed on a new vehicle prior to entering fleet service. Our Hypertruck ERX system leverages the experience and data from our Hybrid system to replace the traditional diesel powertrain installed in new vehicles. Our Hypertruck ERX system will offer commercial vehicle owners and operators a net carbon negative electrified powertrain option for Class 8 commercial vehicles, when using RNG. Class 8 commercial vehicles can currently be refueled with CNG through existing, geographically diverse and third-party accessible natural gas refueling stations established across North America and globally. This existing and accessible refueling infrastructure will significantly reduce the buildout time and cost required to utilize our Hypertruck ERX system as compared to other proposed potential electrified solutions. By focusing on the powertrain, our solutions can be installed on most major Class 8 commercial vehicles, which gives our customers the flexibility to continue using their preferred vehicle brands and maintain their existing fleet maintenance and operations strategies. Our existing customers, to whom we have deployed demonstration Hybrid system units, include leaders in the transportation and logistics sector such as Ryder Systems, Inc. (“Ryder”), Penske Truck Leasing Co., L.P. (“Penske”), Eagle Transport Corporation (“Eagle”), C.R. England Inc. (“C.R. England”), Enterprise G. Lajoie, Inc. (“EGL”) and Idealease, Inc. (“Idealease”) as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets, such as Wegmans. Our

Hypertruck ERX system is generating significant interest from our current customers and potential new customers given the multitude of potential benefits and lower TCO compared to both conventional Class 8 commercial vehicles as well as competing technologies currently in development. Our initial customer and launch partner for our Hypertruck ERX system is Agility Transport, from which we have received a pre-launch order of up to 1,000 trucks equipped with our Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights (including a right to terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of Agility Transport’s pre-order). We are in the pre-commercialization stage of development and have generated no revenue from these customers since inception.

In June 2020, we entered into a business combination agreement (the “Business Combination Agreement”) with Tortoise Acquisition Corp., a Delaware corporation (“TortoiseCorp”) and SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), pursuant to which the Merger Sub will merge with and into our company, with our company surviving the merger as a wholly owned subsidiary of TortoiseCorp (the “Business Combination”). At a special meeting of TortoiseCorp stockholders held on September 28, 2020, the Business Combination Agreement was approved and adopted, and the merger and all other transactions contemplated by the Business Combination Agreement were approved. On October 1, 2020, we consummated the Business Combination pursuant to the Business Combination Agreement, TortoiseCorp changed its name to Hyliion Holdings Corp, and our financial statements became those of TortoiseCorp.

Prior to the Business Combination, we financed our operations primarily through private placements of redeemable convertible preferred stock and issuance of convertible notes payable, raising aggregate gross proceeds of approximately $62.7 million since our inception in 2016. On October 1, 2020, we consummated the Business Combination and raised net proceeds of $519.9 million (net of transaction costs and expenses). As of September 30, 2020, the net carrying value of the convertible notes payable was $21.5 million and the accumulated deficit since inception was $67.6 million.

Recent Developments

On January 17, 2020, we received loan proceeds of $3.2 million from the issuance of a convertible note payable which matures on January 15, 2025. The convertible note payable converted into shares of our common stock upon the consummation of the Business Combination.

In March 2020, the World Health Organization declared the COVID-19 outbreak to be a pandemic and actions taken around the world to help mitigate the spread of COVID-19 included restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. While shelter-in-place and other types of restrictions were lifted, a recent resurgence has seen such or new measures reimplemented and uncertainty remain. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which we operate.

The impact, both in terms of severity and duration, that the COVID-19 pandemic will have on our business, operating results, cash flows and financial condition, could be material if the current circumstances continue to exist for a prolonged period of time. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, we may be subject to future impairment losses related to long-lived assets as well as changes to valuations.

On May 8, 2020, we received loan proceeds in the amount of $0.9 million under the Paycheck Protection Program (the “PPP”). The PPP was established as part of the CARES Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels.

On August 14, 2020, we received loan proceeds in the amount of $10.1 million under a term loan agreement (the “Term Loan”) which matured on the earlier of (i) December 15, 2020, (ii) the termination of the Business Combination Agreement, (iii) the consummation of the Business Combination. The Term Loan and accrued interest were repaid in full in October 2020 following consummation of the Business Combination.

As noted above, on October 1, 2020, we completed the Business Combination, pursuant to which Merger Sub merged with and into Hyliion Inc., with Hyliion Inc. surviving the merger as a wholly owned subsidiary of Hyliion Holdings Corp. The Business Combination is expected to have several significant impacts on our future reported financial position and results, as a consequence of reverse capitalization treatment. These include an estimated increase in cash (as compared to Hyliion’s balance sheet at September 30, 2020) of approximately $519.9 million.

Comparability of Financial Information

Our results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination.

Key Factors Affecting Operating Results

We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors”

Successful commercialization of our drivetrain solutions

We expect to derive future revenue from our Hybrid systems and Hypertruck ERX system. Our V1 Hybrid system is available today, offering customers the immediate ability to lower costs and improve environmental impact, and we intend to introduce our improved V2 Hybrid system for customer deliveries in late 2021. Our Hypertruck ERX system is projected to be delivered to customers for evaluation and testing in late 2021 with commercial availability projected for 2022. In order to reach commercialization, we must purchase and integrate related property and equipment, as well as achieve several research and development milestones. As a result, we will require substantial additional capital to develop our products and services and fund our operations for the foreseeable future. Until we can generate sufficient revenue from product sales, we expect to finance our operations through commercialization and production with proceeds from the Business Combination. The amount and timing of our future funding requirements, if any, will depend on many factors, including the pace and results of our research and development efforts.

Customer Demand

We have deployed demonstration Hybrid system units to a number of customers and our Hypertruck ERX system is generating significant interest from its current customers and potential new customers. In May 2020, we entered into the Agility Pre-Launch Agreement with Agility Transport. Under the Agility Pre-Launch Agreement, Agility Transport agreed to order 1,000 trucks equipped with our Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights (including a right to terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of Agility Transport’s pre-order). For the nine months ended September 30, 2020, we had no transactions with Agility Transport.

Basis of Presentation

Currently, we conduct business through one operating segment. See Note 3 in the accompanying audited financial statements for more information about our operating segment.

Key Components of Statements of Operations

Research and Development Expense

Research and development expenses consist primarily of costs incurred for the discovery and development of our electrified powertrain solutions, which include:

•        personnel-related expenses including salaries, benefits, travel and share-based compensation, for personnel performing research and development activities;

•        fees paid to third parties such as consultants and contractors for outsourced engineering services;

•        expenses related to materials, supplies and third-party services;

•        depreciation for equipment used in research and development activities; and

•        allocation of general overhead costs.

We expect our research and development costs to increase for the foreseeable future as we continue to invest in research and development activities to achieve our operational and commercial goals.

Selling, General and Administrative Expense

Selling, general and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, sales, marketing and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, amortization, travel, sales and marketing costs. Personnel-related expenses consist of salaries, benefits and share-based compensation.

We expect our selling, general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other Income (Expense), Net

Other income and expense consists primarily of interest expense incurred on our debt obligations, remeasurement gain or loss associated with the change in the fair value on our convertible notes payable derivative liabilities and our gain on bargain purchase associated with the acquisition of a battery division on June 1, 2018.

Results of Operations

Comparison of Nine Months Ended September 30, 2020 and 2019

The condensed statements of operations for the nine months ended September 30, 2020 and 2019 are presented below:

	Nine Months Ended September 30,		$ Change	% Change
	2020	2019
	(dollar amounts in thousands, expect share and per share data)
Operating expenses:
Research and development	$(8,134)	$(6,716)	$(1,418)	21.1%
Selling, general, and administrative	(3,705)	(1,977)	(1,728)	87.4%
Loss from operations	(11,839)	(8,693)	(3,146)	36.2%

Other income (expense):
Interest expense	(5,458)	(2,176)	(3,282)	150.8%
Change in fair value of convertible notes payable derivative liabilities	(1,358)	823	(2,181)	(265.0)%
Other income	(12)	20	(32)	(160.0)%
Total other (expense) income	(6,828)	(1,333)	(5,495)	412.2%
Net loss	$(18,667)	$(10,026)	$(8,641)	86.2%
Cumulative dividends on convertible preferred stock	(1,337)	(1,261)	(76)	6.0%
Net loss attributable to common stockholder, basic and diluted	$(20,004)	$(11,287)	$(8,717)	77.2%
Net loss per share, basic and diluted	$(0.76)	$(0.45)	$(0.32)	70.6%
Weighted-average shares outstanding, basic and diluted	26,269,060	25,293,066	975,994	3.9%

Research and Development

Research and development expenses increased by $1.4 million from $6.7 million in the nine months ended September 30, 2019 to $8.1 million in the same period in 2020. The increase was primarily due to a $1.0 million increase in consulting fees relating primarily to development of our Hypertruck ERX prototype vehicle, a $0.5 million increase in consumable research and development components relating primarily to development of our Hypertruck ERX prototype vehicle, a $0.3 million increase in payroll and related costs due to increased hardware and software engineering headcount and performance-oriented product development incentive bonuses earned during the period, offset by $0.4 million of reductions in facilities lease expenses due to the closure of a satellite office.

Selling, General and Administrative

Selling, general and administrative expenses increased by $1.7 million from $2.0 million in the nine months ended September 30, 2019 to $3.7 million in the same period in 2020, primarily driven by a $0.2 million increase in facilities lease expenses due to an expansion of the administrative portion of our headquarter facilities, a $0.5 million increase in payroll and payroll related costs related to new hires and a voluntary, temporary salary reduction taken by key executive personnel during the nine months ended September 30, 2019 in an effort to conserve cash that did not recur during the nine months ended September 30, 2020, $0.4 million increase in consulting fees related to staff augmentation, $0.2 million increase in accounting and audit fees, and a $0.4 million increase in marketing and press relations expenses relating to our expansion of product sales and marketing activities.

Other Income (Expense), Net

Total other expense increased by $5.5 million from $1.3 million for the nine months ended September 30, 2019 to $6.8 million in the same period in 2020, primarily due to the following:

•        interest expense increased by $3.3 million from $2.2 million for the nine months ended September 30, 2019 to $5.5 million for the same period in 2020, primarily due to interest expense incurred on our debt obligations, which increased from $19.4 million at September 30, 2019 to $37.9 million at September 30, 2020. During the nine months ended September 30, 2020 and 2019, we issued convertible notes payable, for which certain embedded features were required to be bifurcated and separately accounted for as derivative liabilities, in exchange for cash proceeds totaling $3.2 million and $13.6 million, respectively. The estimated fair value of the convertible notes payable derivative liabilities on the date of issuance for the nine months ended September 30, 2020 and 2019 totaled $2.7 million and $6.0 million, respectively, and were recognized at issuance as a liability and a corresponding debt discount. For the nine months ended September 30, 2020 and 2019, interest expense consisted of: (a) interest payable in kind at an annual stated rate of 6.0% for a total of $1.1 million and $0.4 million, respectively, (b) convertible notes payable discount amortization of $3.8 million and $1.6 million, respectively, and (c) Term Loan discount amortization of $0.5 million and $0.0 million, respectively.

•        A loss from the change in fair value of convertible notes payable derivative liabilities of $1.4 million for the nine months ended September 30, 2020 and a gain from the change in fair value of convertible notes payable derivative liabilities of $0.8 million for the same period in 2019.

Comparison of Years Ended December 31, 2019 and 2018

The condensed statements of operations for the years ended December 31, 2019 and 2018 are presented below:

	Years Ended December 31,		$ Change	% Change
(in thousands, except share and per share data)	2019	2018 (As Restated)
Operating expenses:
Research and development	$(9,269)	$(15,733)	$6,464	(41.1)%
Selling, general, and administrative	(2,730)	(4,122)	1,392	(33.8)%
Loss from operations	(11,999)	(19,855)	7,856	(39.6)%
Other income (expense):
Interest expense	(3,260)	(366)	(2,894)	790.7%
Change in fair value of convertible notes payable derivative liabilities	1,119	(268)	1,387	(517.5)%
Gain on bargain purchase	—	1,197	(1,197)	(100.0)%
Other income	27	11	16	145.5%
Total other (expense) income	(2,114)	574	(2,688)	(468.3)%
Net loss	$(14,113)	$(19,281)	$5,168	(26.8)%
Cumulative dividends on convertible preferred stock	(1,702)	(1,416)	(286)	20.2%
Net loss attributable to common stockholder, basic and diluted	$(15,815)	$(20,697)	$4,882	(23.6)%
Net loss per share, basic and diluted	$(0.62)	$(0.86)	$0.24	(23.6)%
Weighted-average shares outstanding, basic and diluted	25,501,235	24,190,623	1,310,612	5.4%

Research and Development

Research and development expenses decreased by $6.5 million from $15.7 million for the year ended December 31, 2018 to $9.3 million for the year ended December 31, 2019. The decrease in research and development costs was primarily driven by our efforts to conserve cash resources while focusing design efforts on incremental improvements in order to ready our Hybrid system for market introduction, which were partially offset by increased facilities costs as our headquarters facility lease commenced during the fourth quarter of 2018. Expenditures for personnel, benefits and external consultancy were reduced by $2.5 million, expenditures for components utilized in the development process were reduced by $4.6 million and there were general reductions in other expense categories, offset by an increase in expenditures for building leases by $1.0 million.

Selling, General and Administrative

Selling, general, and administrative expenses decreased by $1.4 million from $4.1 million for the year ended December 31, 2018 to $2.7 million for the year ended December 31, 2019, primarily due to our efforts to conserve cash resources and maintain liquidity. Reductions in personnel, legal fees, external consultancy and marketing expenses were partially offset by increased facilities costs as our headquarters facility lease commenced during the fourth quarter of 2018. Expenditures for personnel, benefits and external consultancy were reduced by $0.7 million, expenditures for legal fees were reduced by $0.2 million and expenditures for marketing expenses were reduced by $0.2 million and there were general reductions in other expense categories.

Other Income (Expense), Net

Total other income (expense), net decreased by $2.7 million from $0.6 million of other income for the year ended December 31, 2018 to $2.1 million of other expense for the year ended December 31, 2019. The decrease was primarily due to the following:

•        Interest expense increased by $2.9 million from $0.4 million for the year ended December 31, 2018 to $3.3 million for the year ended December 31, 2019, primarily due to an increase in our convertible note payable debt obligations, which increased from $5.0 million at December 31, 2018 to $21.8 million at December 31, 2019. During 2019 and 2018, we issued convertible notes payable, for which certain embedded features were required to be bifurcated and separately accounted for as derivative liabilities, in exchange for cash proceeds totaling $16.8 million and $5.0 million, respectively. The estimated fair value of the convertible notes payable derivative liabilities on the date of issuance during 2019 and 2018 totaled $7.4 million and $1.8 million, respectively, and were recognized at issuance as a liability and a corresponding debt discount. For the years ended December 31, 2019 and 2018, interest expenses consisted of (a) interest payable in kind at an annual stated rate of 6.0% for a total of $0.7 million and $0.1 million, respectively, and (b) convertible note payable discount amortization of $2.5 million and $0.3 million, respectively.

•        A gain from the change in fair value of convertible notes payable derivative liabilities of $1.1 million for the year ended December 31, 2019 and a loss from the change in fair value of convertible notes payable derivative liabilities of $0.4 million for the year ended December 31, 2018.

•        A gain on bargain purchase of $1.2 million for the year ended December 31, 2018 related to a business acquisition in 2018. There were no business acquisitions in 2019.

Liquidity and Capital Resources

As of September 30, 2020, we had a working capital deficit of $30.7 million and an accumulated deficit of $67.6 million. We incurred a net loss of $18.7 million for the nine months ended September 30, 2020 and a net loss of $14.1 million for the year ended December 31, 2019.

In connection with the consummation of the Business Combination, on October 1, 2020, we raised net proceeds of $519.9 million (net of transaction costs and expenses).

As of September 30, 2020, we had cash and cash equivalents balance of $7.6 million. Based on the cash balance as of September 30, 2020 and proceeds from the Business Combination, we believe this will be sufficient to continue to execute our business strategy by (i) completing the development and commercialization of the Hyliion Hybrid and Hypertruck ERX system, (ii) scale Hyliion’s operations to meet anticipated demand, and (iii) hiring of personnel.

However, actual results could vary materially and negatively as a result of a number of factors discussed in the section entitled “Risk Factors.”

Cash Flows Summary

Presented below is a summary of our operating, investing and financing cash flows:

	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Net cash provided by (used in)
Operating activities	$(10,985)	$(8,338)	$(11,072)	$(18,067)
Investing activities	(83)	(215)	(349)	(1,285)
Financing activities	12,348	13,465	16,609	18,004
Net change in cash and cash equivalents	$1,280	$4,912	$5,188	$(1,348)

Cash Flows Used in Operating Activities

For the nine months ended September 30, 2020, cash flows used in operating activities were $11.0 million. The cash used primarily related to our net loss of $18.7 million, adjusted for certain non-cash expenses including $0.7 million related to non-cash lease expenses, $0.7 million related to depreciation and amortization, $1.4 million related to a loss from the change in fair value of the convertible notes payable derivative liabilities, $4.2 million related to amortization of the debt discount, $1.1 million related to paid-in-kind interest on convertible notes payable and $0.2 million related to share-based compensation and adjusted for a $0.5 million change in net working capital accounts including a $0.7 million increase in accounts payable and accrued expenses partially offset by a $0.7 million decrease in operating lease liabilities and a $0.5 million reduction in accounts receivable and other current assets.

For the nine months ended September 30, 2019, cash flows used in operating activities were $8.3 million. The cash used primarily related to our net loss of $10.0 million, adjusted for certain non-cash expenses including $1.0 million related to non-cash lease expenses, $0.8 million related to depreciation and amortization, $0.8 million related to a gain from the change in fair value of the convertible notes payable derivative liabilities, $1.7 million related to amortization of the debt discount, $0.4 million related to paid-in-kind interest on convertible notes payable and $0.1 million related to share-based compensation and adjusted for a $1.4 million change in net working capital accounts including a $0.5 million decrease in operating lease liabilities and a $1.2 million decrease in accounts payable and accrued expenses and partially offset by a $0.2 million reduction in accounts receivable, other current assets, and other assets.

For the year ended December 31, 2019, cash flows used in operating activities were $11.1 million. The cash used primarily related to our net loss of $14.1 million, adjusted for certain non-cash expenses including $1.3 million related to non-cash lease expenses, $1.0 million related to depreciation and amortization, $1.1 million related to a gain from the change in fair value of the convertible notes payable derivative liabilities, $2.5 million related to amortization of the debt discount, $0.7 million related to paid-in-kind interest on convertible notes payable and $0.1 million related to share-based compensation and adjusted for a $1.5 million change in net working capital accounts including a $0.7 million increase in accounts payable and accrued expenses and a $0.8 million increase in operating lease liabilities.

For the year ended December 31, 2018, cash flows used in operating activities were $18.1 million. The cash used primarily related to our net loss of $19.3 million, adjusted for a $1.2 million non-cash gain on bargain purchase recognized in conjunction with our acquisition of a division of Gentherm Incorporated and non-cash expenses including $0.7 million related to non-cash lease expenses, $0.8 million related to depreciation and amortization, $0.3 million related to amortization of the debt discount, $0.3 million related to a loss from the change in fair value of the convertible note payable derivative liability and $0.1 million related to share-based compensation and adjusted for a $0.2 million change in net working capital accounts including a $0.7 million increase in accounts payable and accrued expenses, offset by a $0.3 million increase in deposits and other assets and a $0.1 increase in accounts receivable.

Cash Flows Used in Investing Activities

Cash used in investing activities primarily relate to capital expenditures for test equipment and machinery, demonstration and test vehicles, leasehold improvements, office furniture and equipment as Hyliion continues to invest in its business infrastructure. Capital expenditures totaled $0.1 million and $0.2 million for the nine months ended September 30, 2020 and 2019, respectively. No business acquisitions or intangible assets were purchased for the nine months ended September 30, 2020 and 2019.

Net cash used in investing activities is expected to continue to increase substantially as Hyliion purchases additional property and equipment as Hyliion continues the development of its Hybrid and Hypertruck ERX systems and scales the manufacturing operations to meet anticipated demand.

Cash Flows Provided by Financing Activities

Cash provided by financing activities was $12.3 million for the nine months ended September 30, 2020, which was primarily due to $3.2 million of proceeds from the issuance of a convertible note payable, $10.1 million of proceeds from the issuance of a Term Loan, $0.9 million of loan proceeds from the PPP, and $0.1 million of proceeds from the exercise of common stock options, partially offset by payments for deferred transaction costs of $1.3 million, payments for deferred financing costs of $0.5 million and repayments on finance lease obligations of $0.2 million.

Cash provided by financing activities was $13.5 million for the nine months ended September 30, 2019, which was primarily due to $13.6 million of proceeds from the issuance of convertible notes payable, partially offset by repayments on finance lease obligations of $0.1 million.

Cash provided by financing activities was $16.6 million for the year ended December 31, 2019, which was primarily due to the issuance of $16.8 million of convertible notes payable in exchange for cash throughout 2019, partially offset by the repayment on finance lease obligations of $0.2 million.

Cash provided by financing activities was $18.0 million for the year ended December 31, 2018, which was primarily due to the issuance of $5.0 million of convertible notes payable and the issuance of $13.2 million of redeemable, convertible preferred stock, partially offset by the repayment on finance lease obligations of $0.2 million.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and other commitments as of December 31, 2019, and the years in which these obligations are due:

	Payments Due By Period
(in thousands)	Total	Less than 1 year	1 – 3 Years	3 – 5 Years	More than 5 Years
Contractual obligations:
Convertible notes payable	$22,564	$8,541	$10,156	$3,867	$—
Operating lease obligations	7,565	1,460	3,509	2,488	108
Finance lease obligations	314	269	45	—	—
	$30,443	$10,270	$13,710	$6,355	$108

In addition, we enter into agreements in the normal course of business with vendors for research and development services and outsourced services, which are generally cancelable upon written notice. As such, these payments are not included in the above table of contractual obligations.

Related Parties

In conjunction with the convertible promissory note entered into in September 2018 (the “2018 Note” and the holder of such note, the “2018 Noteholder”), we entered into a preferred sourcing arrangement, as amended (the “PSA”), with the 2018 Noteholder. Under the terms of the PSA, so long as the 2018 Noteholder is one of our stockholders or debtholders and for a period of five years following a change of control of Legacy Hyliion, we will treat the 2018 Noteholder as our preferred source for any products that the 2018 Noteholder manufactures or sells in preference to other competing products as long as the 2018 Noteholder’s products meet the technical criteria established by us and on reasonably competitive terms. Under the PSA, we are allowed to purchase competing products upon the request of any customer.

In September 2019, we entered into an Amended and Restated Services Agreement (the “Services Agreement”) with the 2018 Noteholder under which the 2018 Noteholder may provide engineering or operational services to us. We have not yet engaged the 2018 Noteholder to provide any services under the Services Agreement.

In June 2020, we entered into amendments to the convertible promissory notes (the “Note Amendments”) with all noteholders. In conjunction with the Note Amendments, we entered into a commercial matters agreement with the 2018 Noteholder (the “Commercial Matters Agreement”), pursuant to which, among other things:

(a)     The PSA will remain in place so long as the 2018 Noteholder owns one million shares of our Common Stock subsequent to the consummation of the Business Combination Agreement and will be effective for a period of five years following a change of control affecting us.

(b)    The Services Agreement was terminated with the intention of replacing it with a new services agreement (the “New Services Agreement”). The terms of the New Services Agreement are yet to, and may ultimately not, be negotiated and the 2018 Noteholder is under no obligation to enter into such New Services Agreement.

(c)     Contingent and effective upon the execution of the Business Combination Agreement, we shall issue to the 2018 Noteholder $10.0 million worth of our Common Stock, as of immediately prior to the effective time of the merger, in consideration for the Note Amendments and for any future services to be provided pursuant to the terms of the New Services Agreement. We do not expect to engage the 2018 Noteholder to provide services under the New Services Agreement in the future. Upon the consummation of the Business Combination, 1,000,000 shares of Legacy Hyliion were issued to the 2018 Noteholder.

For the nine months ended September 30, 2020, we purchased goods used in its research and development activities totaling approximately $0.1 million from the 2018 Noteholder. For the nine months ended September 30, 2020, we owed approximately less than $0.1 million to the 2018 Noteholder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At September 30, 2020, we owed $1.2 million for accrued interest on the convertible notes payable owed to the 2018 Noteholder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 60% of our convertible notes payable were held by the 2018 Noteholder as of September 30, 2020. Upon the consummation of the Business Combination, these convertible notes payable plus accrued paid-in-kind interest were converted into shares of Legacy Hyliion’s common stock and exchanged in the Business Combination.

Between February and July 2019, we issued a series of convertible notes payable in exchange for cash totaling approximately $13.6 million (the “Initial 2019 Notes” and holders of such notes, the “Initial 2019 Noteholders”). The Initial 2019 Notes bear interest at 6% per annum and mature two to five years after their respective issuance dates. In conjunction with one of the Initial 2019 Notes, we entered into a Collaboration and Development Agreement (the “CDA”) with one of the Initial 2019 Noteholders (the “Collaboration Partner”). Under the terms of the CDA, we will work with the Collaboration Partner to develop certain products to be manufactured by the Collaboration Partner for use in our assembled products. The costs incurred under the CDA are the responsibility of the party who incurred the costs. Once the Collaboration Partner’s developed products meet our technical requirements and the Collaboration Partner meets or beats reasonably competitive terms, the Collaboration Partner and we will enter into a supply arrangement under which we will purchase the developed products exclusively from the Collaboration Partner for three years after such supply arrangement’s effective date. In the event we and the Collaboration Partner fail to enter into such supply agreement or we do not purchase its total requirements for such supplies exclusively from the Collaboration Partner during the three-year period after the supply agreement is entered into, the Collaboration Partner is entitled to certain remedies including reimbursement of all of its development costs. Upon the consummation of the Business Combination, these convertible notes payable plus accrued paid-in-kind interest were converted into shares of Legacy Hyliion’s common stock and exchanged in the Business Combination.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported expenses incurred during the reporting period. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to our financial statements.

There have been no material changes to our critical accounting policies and estimates as described in the accompanying audited financial statements as of and for the year ended December 31, 2019.

We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

While our significant accounting policies are described in the notes to our financial statements (see Note 3 in the accompanying audited financial statements), we believe that the following accounting policies require a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Share-Based Compensation

We account for share-based payments that involve the issuance of shares of common stock to employees and nonemployees and meet the criteria for equity-classified awards as share-based compensation expense based on the grant-date fair value of the award. We issue stock option awards to employees and nonemployees. We believe the fair value of the stock options granted to nonemployees is more readily determinable than the fair value of the services received.

The fair value of the stock options issued to employees and nonemployees was estimated at each grant date using the Black-Scholes model which requires the input of the following subjective assumptions:

(a)     the length of time grantees will retain their vested stock options before exercising them for employees and the contractual term of the option for nonemployees (“expected term”),

(b)    the volatility of our common stock price over the expected term,

(c)     the expected dividends, and

(d)    the risk-free interest rate over the option’s expected term.

A summary of the significant assumptions used to estimate the fair value of stock option awards during the six months ended June 30, 2020, and the years ended December 31, 2019 and 2018 were as follows:

	Six Months Ended June 30, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Expected volatility	70.0%	70.0%	70.0%
Expected term (in years)	6.1 – 10	6.1 – 10	6.1 – 10
Risk-free interest rate	1.7%	1.4 – 3.0%	2.3% – 2.9%
Expected dividend yield	0.0%	0.0%	0.0%

•        Expected volatility:    The expected volatility was determined by examining the historical volatilities of a group of industry peers, as Legacy Hyliion did not have any trading history for Legacy Hyliion Common Stock.

•        Expected term:    For employees, the expected term is determined using the “simplified” method, as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment, to estimate on a formula basis the expected term of our employee stock options which are considered to have “plain vanilla” characteristics. For nonemployees, the expected term represents the contractual term of the option.

•        Risk-free interest rate:    The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the expected term of the stock option.

•        Expected dividend yield:    The expected dividend yield was based on our history and management’s current expectation regarding future dividends.

If factors change, and we utilize different assumptions, share-based compensation cost on future award grants may differ significantly from share-based compensation cost recognized on past award grants. Higher volatility and longer expected terms result in an increase to share-based compensation determined at the date of grant. Future share-based compensation cost will increase to the extent that we grant additional stock option awards to employees and nonemployees. If there are any modifications or cancellations of the underlying unvested securities, we may be required to accelerate any remaining unearned share-based compensation cost or incur incremental cost. Share-based compensation cost affects our research and development expenses and selling, general, and administrative expenses.

Based on our estimated fair value of Legacy Hyliion Common Stock of $10.00 and $0.34 at June 30, 2020 and December 31, 2019, respectively, the aggregate intrinsic value of the vested and unvested options to purchase shares of Legacy Hyliion Common Stock outstanding at June 30, 2020 and December 31, 2019 was $56.3 million and $0.3 million, respectively.

We recognize an adjustment to share-based compensation expense in the period in which forfeitures occur. The effect of forfeiture adjustments during 2018, 2019 and the six months ended June 30, 2020, was insignificant.

We recognized share-based compensation of $116 thousand, $125 thousand, and $131 thousand for the six months ended June 30, 2020 and for the years ended December 31, 2019 and 2018, respectively.

In future periods, we expect share-based compensation to increase, due in part to our existing unrecognized stock-based compensation and as we issue additional share-based awards to continue to attract and retain employees. As of June 30, 2020 and December 31, 2019, there was $0.6 million and $0.4 million, respectively, of unrecognized compensation cost related to share-based payments, which is expected to be recognized over an average period of 3.1 years and 2.9 years, respectively.

Estimating Fair Value of Common Stock

Legacy Hyliion did not have a history of market price for Legacy Hyliion Common Stock because it was not publicly traded. As such, the fair value of Legacy Hyliion Common Stock was determined by Legacy Hyliion’s board of directors as of the date of each option grant, by considering a number of objective and subjective factors, including:

•        Legacy Hyliion’s business, financial condition and results of operations, including related industry trends affecting our operations and the progress of our research and development activities;

•        Legacy Hyliion’s stage of development and commercialization and our business strategy;

•        Legacy Hyliion’s forecasted operating performance and projected future cash flows;

•        the lack of an active public market for Legacy Hyliion Common Stock and Legacy Hyliion’s redeemable, convertible preferred stock;

•        the likelihood of securing additional financing or sale of Legacy Hyliion;

•        liquidation preferences, redemption rights, and other rights and privileges of Legacy Hyliion Common Stock and redeemable, convertible preferred stock;

•        market multiples of Legacy Hyliion’s most comparable public peers; and

•        market conditions affecting Legacy Hyliion’s industry.

In connection with establishing the exercise price for all option awards and estimating the fair value of Legacy Hyliion Common Stock for the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018, Legacy Hyliion obtained third-party valuations by an independent valuation firm. The valuations dated as of October 31, 2018 and November 30, 2019, were conducted in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation utilizing a probability-weighted expected return method (the “PWERM”).

The PWERM utilizes Legacy Hyliion’s best estimates of the timing and likelihood of the following scenarios (a) financing (b) sale and (c) liquidation in order to estimate the fair value of the respective classes of equity. For each scenario, Legacy Hyliion used either a market approach, whereby Legacy Hyliion applied the precedent transaction method for each outcome, or management estimations to estimate the implied equity value. The equity value was then allocated between the classes of preferred and common stock using either an Option Pricing Model (“OPM”), whereby the preferred and common stock were treated as call options on our equity value, with exercise prices based on the liquidation preferences of the stock class, or the liquidation preferences of the preferred stock, based on the scenario. The total value for each class of equity was then divided by the respective shares outstanding for that class to determine the future per share value. The future per share value was then discounted back to present value based on the appropriate risk adjusted discount rate. A discount for lack of marketability was then applied to account for the lack of liquidity and marketability of the stock. The resulting value per share was the indicated present value, on a non-marketable basis.

For the valuations used to establish the fair value of Legacy Hyliion Common Stock, the following assumptions were used:

	November 30, 2019	October 31, 2018
Financing Scenario
Probability	70.0%	90.0%
Outcomes	$100 million – $175 million	$70.0 million
Risk adjusted discount rate	4.1%	2.9%
Lack of marketability discount	33.8% – 34.3%	36.0%
Timing to liquidity event	3.0 years	2.75 years

Sale Scenario
Probability	5.0%	10.0%
Outcomes	$200 million	$50 million
Risk adjusted discount rate	22.1%	5.2%
Lack of marketability discount	12.9%	13.5%
Timing to liquidity event	0.3 years	0.3 years

Liquidation Scenario
Probability	25.0%	0.0%
Outcomes	$50 million	None
Risk adjusted discount rate	3.9%	0.0%
Lack of marketability discount	12.9%	0.0%
Timing to liquidity event	0.3 years	0.0 years

There is inherent uncertainty in Legacy Hyliion’s forecasts and projections, and if Legacy Hyliion had made different assumptions and estimates than those described previously, the amount of our share-based compensation expense, net loss and net loss per share amounts could have been materially different.

The per-share exercise prices, fair values of underlying shares and fair values of the option awards as of the respective dates of valuation during the eighteen-month period ended June 30, 2020 were as follows:

Grants Made On:	Number of Options Granted	Exercise Price per Share of Common Stock	Fair Value of Underlying Share of Common Stock	Fair Value per Option Award
March 29, 2019	1,750,000	$0.23	$0.23	$0.15
July 18, 2019	410,000	$0.23	$0.23	$0.15
September 26, 2019	45,000	$0.23	$0.23	$0.15
January 16, 2020	1,920,000	$0.34	$0.34	$0.23

Over the past eighteen months, we raised additional capital through debt financings to fund the development of our research and development activities associated with our Hybrid system. We entered into trial and evaluation agreements in which our Hybrid system was installed on vehicles in our road testing phase of the research and development activities during 2018 and 2019. These agreements allow us to monitor performance of our Hybrid system in real situations, which provide valuable feedback on the design and operation of our Hybrid system. These activities were in line with our operating plan that supported the valuation as of October 31, 2018 and November 30, 2019. In November 2019, we began the development of our Hypertruck ERX system. The prototype for our Hypertruck ERX system was completed in March 2020 and (a) is projected to provide the lowest seven-year TCO for Class 8 commercial vehicles, including the initial vehicle purchase and expected fueling costs, compared to traditional diesel Class 8 commercial vehicles and other proposed solutions, including the announced Class 8 commercial BEVs and FCEVs; (b) utilizes existing CNG infrastructure; (c) offers the greatest payload capacity when factoring in the increased gross vehicle weight allotments for natural gas commercial vehicles; (d) has range approximately similar to existing diesel fueled long-haul Class 8 commercial vehicles, and substantially greater than other proposed solutions, including competitors’ announced long-haul Class 8 commercial BEVs and FCEVs which are expected to provide significantly less range than our Hypertruck ERX system; and (e) is designed to be installed on most major Class 8 commercial vehicles, which gives our customers the flexibility to continue using their preferred vehicle brand and maintain their existing fleet maintenance and operations strategies. The completion of our Hypertruck ERX prototype in March 2020 was the primary driver of the increase in the estimated fair value of Legacy Hyliion Common Stock from the date of the option grants to the estimated merger price of $10.00 per share in June 2020.

We believe that it is reasonable to expect that the commercialization of our products and the completion of the Business Combination will add value to the shares of Legacy Hyliion Common Stock because they will have increased liquidity and marketability. We believe that the preceding estimates are a reasonable description of the value that market participants would place on Legacy Hyliion Common Stock as of each valuation date.

Convertible Notes Payable Derivative Liabilities

Legacy Hyliion utilized a scenario-based with and without valuation model to estimate the fair value of the embedded derivative features requiring bifurcation at the original issuance and at each subsequent reporting date. This valuation model is designed to utilize our best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The key inputs to the valuation models include significant unobservable inputs, and as such the convertible notes payable derivative liabilities are considered Level 3 measurements. The key inputs that were utilized to measure the convertible debt derivative liabilities at issuance included:

Input	Issuance of January 17, 2020	Issuance of December 31, 2019	Issuances of Initial 2019 Notes (July 2019)	Issuances of Initial 2019 Notes (June 2019)	Issuances of Initial 2019 Notes (February 2019)	Issuance of 2018 Note
Probability-weighted conversion discount	50.0%	23.9 – 34.59%	24.1%	24.4%	24.4%	34.2%
Remaining term (years)	5.0	0.7 – 4.5	5.0	2.0	2.0	2.0
Equity volatility	NA	65.0 – 71.0%	74.0%	78.0%	75.0%	67.0%
Risky rate(1)	50.0%	27.2 – 44.8%	29.0%	26.6%	34.2%	31.1%
Probability of next financing event(1)	70.0%	70.0%	50.0%	50.0%	50.0%	50.0%
Timing of next financing event(1)	9/30/2020	9/30/2020	3/31/2020	3/31/2020	9/30/2019	9/30/2019
Probability of default event(1)	30.0%	30.0%	50.0%	50.0%	50.0%	50.0%
Timing of default event(1)	9/30/2020	9/30/2020	3/31/2020	3/31/2020	9/30/2019	9/30/2019
Negotiation discount(1)	24.2%	21.7%	21.7%	21.7%	21.7%	21.7%

____________

(1)      Represents a Level 3 unobservable input

The key inputs that were utilized to remeasure the convertible debt derivative liabilities at each reporting date consisted of:

Input	September 30, 2020	December 31, 2019	December 31, 2018
Probability-weighted conversion discount	2.5 – 50.0%	23.9 – 34.59%	34.3%
Remaining term (years)	0.0 – 4.3	0.7 – 4.5	1.7
Equity volatility	NA	65.0 – 71.0%	72.0%
Risky rate(1)	19.6 – 57.7%	27.2 – 44.8%	40.9%
Probability of next financing event(1)	100.0%	70.0%	50.0%
Timing of next financing event(1)	10/1/2020	9/30/2020	9/30/2019
Probability of default event(1)	0.0%	30.0%	50.0%
Timing of default event(1)	NA	9/30/2020	9/30/2019
Negotiation discount(1)	0.0 – 0.1%	21.7%	21.7%

____________

(1)      Represents a Level 3 unobservable input

The key inputs to the valuation models are defined as follows:

•        The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of Legacy Hyliion as of the estimated date that the next equity financing event occurs.

•        The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

•        Legacy Hyliion’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of Legacy Hyliion’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

•        The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

•        The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

•        The negotiation discount utilized was calculated in order to further discount the specified instruments in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

There is inherent uncertainty in Legacy Hyliion’s estimate of the timing and likelihood of the settlement events, and if Legacy Hyliion had made different assumptions and estimates than those described previously, the initial fair value of the convertible notes payable derivative liability, change in fair value of the convertible notes payable derivative liability, net loss and net loss per share amounts could have been materially different.

Income Taxes

We recognize deferred taxes for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. At December 31, 2019, we had federal net operating loss carryforwards of approximately $43.2 million and state net operating loss carryforwards of $10.5 million that may be applied against future taxable income and expire in various years starting in 2036.

Under Section 382 of the Code, substantial changes in our ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset our taxable income. Specifically, this limitation may arise in the event of a cumulative change in ownership of more than 50% within a three-year period. Any such annual limitation may significantly reduce the utilization of our net operating loss carryforwards before they expire. We have not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since our inception, due to the significant costs and complexities associated with such study. However, we periodically evaluate the positive and negative evidence bearing upon the realizability of our net operating loss carryforwards and believes it is likely that transactions that have occurred in the past, alone or together with the closing of the Business Combination and other transactions that may occur in the future, would trigger an ownership change pursuant to Section 382, which could limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset our taxable income, if any. Therefore, we have concluded that it is more likely than not that the benefit of its deferred tax assets will not be realized, and any tax benefits to be realized in future years as a result of the utilization of net operating loss carryforwards as of December 31, 2019 are completely offset by valuation allowances.

Our policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. As of June 30, 2020 and 2019 and as of December 31, 2019 and 2018, there was no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in our statements of operations.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. At times, we may elect to early adopt a new or revised standard. See Note 3 of the accompanying audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2019 and 2018.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of the Closing, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.1 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

We hold cash and cash equivalents for working capital purposes. We do not have material exposure to market risk with respect to investments, as any investments we enter into are primarily highly liquid investments. As of September 30, 2020, we had a cash balance of $7.6 million, consisting of operating and savings accounts which are not affected by changes in the general level of U.S. interest rates.

Inflation Risk

We do not believe that inflation currently has a material effect on its business.

New and Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations under adoption.

See Recent Accounting Pronouncements issued, not yet adopted under Note 3 — Summary of Significant Accounting Policies in the notes to the accompanying audited financial statements as and for the year ended December 31, 2019 for more information about recent accounting pronouncements, the timing of their adoption and our assessment, to the extent we have made one, of their potential impact on our financial condition and results of operations.

BUSINESS

Overview

Our mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Our goal is to reduce the carbon intensity and GHG emissions of the transportation sector by providing electrified powertrain solutions for Class 8 commercial vehicles at the lowest TCO. Our solutions utilize our proprietary battery systems, control software and data analytics, combined with fully integrated electric motors and power electronics, to produce electrified powertrain systems that either augment, in the case of our Hybrid systems, or fully replace, in the case of the fully electric Hypertruck ERX system, traditional diesel or natural gas fueled powertrains and improve their performance. By reducing both GHG emissions and TCO, our environmentally conscious solutions support our customers’ pursuit of their sustainability and financial objectives.

Transportation, including heavy duty trucking, generates a significant portion of overall CO2 and other GHG emissions and transitioning this sector to electrified powertrains is a critical step towards reducing the overall global GHG emissions. According to the Global Carbon Project’s Global Carbon Budget published in December 2019, 36.6 billion metric tons of CO2 were emitted globally in 2018, of which 10.6 billion metric tons, or 29%, came from the transportation sector. According to the California Air Resources Board’s “Current Fuel Pathways” 2018-2020, each gallon of diesel emits 14.7 kg of CO2 equivalents. There is a global demand for decarbonization, as evidenced by 96% of the world’s countries having committed to the Paris Agreement according to The United Nations Framework Convention in Climate Change, 86% of S&P 500 companies focusing on sustainability metrics according to the Governance & Accountability Institute’s Flash Report published on May 16, 2019 and 81% of global respondents from The Conference Board Global Consumer Confidence Survey, conducted in collaboration with Nielsen, indicating they want companies to better address environmental issues.

We are currently developing two electrified powertrain systems for long-haul Class 8 commercial vehicles: our Hybrid system and our Hypertruck ERX system. Our Hybrid system has been installed on approximately 20 of our and our initial customers’ commercial vehicles and has accumulated an aggregate of over two million real world road miles on Class 8 commercial vehicles. Our Hybrid system can either be installed on a new vehicle during assembly and prior to entering fleet service or retrofit to an existing in-service vehicle. Our Hypertruck ERX system is in the development stage with one prototype truck currently in testing at our facilities. Our Hypertruck ERX system’s design and technology leverages the experience and operating data from our Hybrid system to replace the traditional diesel powertrain installed in new vehicles. Our Hypertruck ERX system will offer commercial vehicle owners and operators a net carbon negative electrified powertrain option for Class 8 commercial vehicles, when using RNG.

Our initial expected deliveries of our Hypertruck ERX systems to customers are designed to have their batteries recharged with CNG. CNG fueled recharging is preferable due to both the current comparable cost of fuels and existing availability of CNG refueling infrastructure. Class 8 commercial vehicles can currently be refueled with CNG through existing, geographically diverse and third-party accessible natural gas refueling stations established across North America. Globally, RNG, CNG and liquefied natural gas are used widely for land-based transport and trucking and Hyliion believes there are established, geographically diverse and third-party accessible refueling stations available in certain areas in which Hyliion expects it may sell its electrified powertrain solutions in the future. For example, while the availability of CNG refueling stations varies across European jurisdictions, there are approximately 29,500 heavy duty trucks fueled by CNG operating in Europe based on data from the European Alternative Fuels Observatory as of 2020. Accordingly, we believe there is opportunity for adoption of our electrified powertrain solutions across Europe. This existing and accessible refueling infrastructure will significantly reduce the buildout time and cost required to utilize our Hypertruck ERX system as compared to other proposed potential electrified solutions. See “Risk Factors — Our future growth is dependent upon the commercial trucking industry’s willingness to adopt alternative fuel, hybrid and electric vehicles.”

Our Hybrid and Hypertruck ERX systems are designed to be installed on most major Class 8 commercial vehicles, which gives our customers the flexibility to continue using their preferred vehicle brands and maintain their existing fleet maintenance and operations strategies. Our early Hybrid system deployments include leaders in the transportation and logistics sector such as Agility, Ryder, Penske, Eagle, C.R. England, EGL and Idealease. Hyliion is focusing its initial marketing efforts on large fleet operators as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets, such as Wegmans Food Markets, Inc. (“Wegmans”).

Market Opportunity

We estimate that the global market opportunity for our products is $800 billion, based on ACT Research’s estimate of eight million Class 8 commercial vehicles currently in operation. In addition, ACT Research estimates that the active Class 8 commercial vehicle population will grow by approximately 4.5% annually from 2020 to 2024.

Challenges with Other Solutions

With the global focus on reducing the environmental impact of commercial transportation, a number of companies have begun developing solutions to lower GHG emissions in commercial vehicles, including plug-in commercial BEVs and commercial FCEVs. However, none of these solutions have been commercialized or delivered for the long-haul Class 8 commercial vehicle space at this time. We believe these other proposed solutions face unique challenges for widespread adoption, which may include:

•        limited availability of such commercial vehicles or solutions;

•        a higher TCO relative to currently available diesel commercial vehicles;

•        limited availability and capacity of electric charging infrastructure and hydrogen fueling infrastructure;

•        higher lifecycle GHG emissions due to emissions from electricity generation to recharge the batteries (from the electrical grid or hydrogen production) and the emissions associated with the production of the battery cells;

•        the need or choice to completely redesign the commercial vehicle to implement the solution;

•        reduced available payload capacity (and resulting loss of revenue-producing transportation capacity) due to the size and weight of required on-board batteries;

•        limited range on a single charge or fueling;

•        longer recharging or refueling times compared to refueling times for currently available diesel and natural gas fueled commercial vehicles; and

•        the need to change customers’ existing fleet operations, including procurement, dispatch, logistics, maintenance, repair, servicing and driver training.

Our Technology and Solutions

Our electrified powertrain solutions utilize our proprietary battery systems, control software and data analytics, combined with electric motors and power electronics, to produce an electrified powertrain system technology platform that can be used to either augment, in the case of our Hybrid system, or fully replace, in the case of our Hypertruck ERX system, conventional powertrains in Class 8 commercial vehicles and improve their performance. Our solutions are designed to be compatible with most major Class 8 commercial vehicle manufacturers and are fuel and generator agnostic, giving our customers flexibility to choose the vehicles and fuel source that best fit their overall commercial vehicle operations strategy in their transition to electrified transportation.

Hybrid Electric Powertrain Systems

Our Hybrid system can be installed on most major Class 8 commercial vehicles to reduce fuel usage, decrease GHG emissions, improve performance and reduce operating costs. Our V1 Hybrid system is comprised of one of our proprietary battery systems and an associated software management solution, a control module running our software and data analytics, high and low voltage power distribution and a thermal management system. These components are attached to the frame rails of a Class 8 commercial vehicle. The solution also includes an axle with an electric motor, which replaces the third axle on the vehicle, and our CoPilot in-cab driver display. This system is charged by regenerative braking and downhill deceleration, and discharged to provide additional horsepower and torque when called upon by our control software, thereby reducing fuel usage and related GHG emissions. Our Hybrid system’s battery power can be utilized as an auxiliary power unit (“APU”) to supply electricity for in-cab devices and air conditioning to reduce or eliminate idling when the driver is “hoteling” in the truck.

ECO SCORE: 100 %
COPILOT
CONTROL UNIT
THERMAL MANAGEMENT SYSTEM
FOR BATTERIES & APU
BATTERY SYSTEMS
INTELLIGENT
ELECTRIC AXLE
HYLIION

V1 Hybrid System Architecture

We are developing our V2 Hybrid system, which we intend to introduce in 2021. The system is being designed to consolidate the separate control, battery system and thermal control system boxes from the V1 Hybrid system into a single enclosure that can be attached to the frame rail of most major Class 8 commercial vehicles, providing additional cost savings and simplifying installation, and incorporating a custom e-axle solution to reduce weight and improve system efficiencies. Our V2 Hybrid system will also include enhanced on-board data analytics capabilities among other improvements.

V1 Hybrid system	V2 Hybrid system

Based on internal and third-party testing and customer-reported experiences, we believe the benefits of utilizing our Hybrid system compared to conventional diesel commercial vehicles include:

•        Reduced fuel usage:    Up to 10% fuel savings depending on terrain and road conditions.

•        Reduced idling with APU usage:    Over ten hours of APU availability, which reduces engine idling time and fuel consumption by up to an additional 10%.

•        Reduced GHG emissions:    Reduced GHG emissions resulting from reduced fuel usage and engine idling and the ability to shift from diesel to natural gas engines.

•        Improved performance:    Up to an additional 120 horsepower and up to 1,500-foot pounds of torque, which can enable diesel engine downsizing or a shift from diesel to natural gas engines.

Reduced operating costs is the main decision factor for many fleets in adopting our Hybrid system. Over the expected seven-year initial use of a vehicle, we estimate that customers utilizing our V2 Hybrid system will be able to achieve approximately $27,000 in TCO savings compared to diesel.1 Our Hybrid system also enables fleets to transition from diesel to natural gas engines, which can currently be fueled at a cost significantly lower than the fuel cost of a diesel engine. Additionally, our customers should save on overall vehicle maintenance with reduced wear and tear on the vehicles’ engines and brakes.

Fully Electric Powertrain System

Our Hypertruck ERX system, which is a fully electric powertrain system, is being designed for installation on most major Class 8 commercial vehicles to create a net carbon negative electrified Class 8 commercial vehicle when using RNG. Our Hypertruck ERX system builds upon our Hybrid system and consists of a larger version of our proprietary battery system, an associated software management and data analytics solution, a range extending electric generator powered by a customer’s choice of fuel, a primary electric drive motor and power electronics with integrated controls and our CoPilot in-cab driver display. The system works by pairing a fully electric powertrain with a battery system that is recharged by an onboard generator that produces electricity. This system fully replaces the traditional powertrain in Class 8 commercial vehicles, while giving our customers the flexibility to choose between most major Class 8 commercial vehicle brands and fuel type for their long-haul applications.

Our Hypertruck ERX system combines the performance of fully electric powertrains with the refueling efficiency of traditionally fueled vehicles. Our Hypertruck ERX system is expected to produce electricity for approximately 30% less than the average cost of electricity purchased from the grid in the United States.2 As a result, in most cases, we estimate that it will be less expensive to run our onboard generator to produce electricity than recharging a BEV from the grid. By using an onboard generation of electricity, rather than using a large battery pack for a BEV, our Hypertruck ERX system will provide an extended range over commercial BEVs and improve payload capacity compared to currently available diesel commercial vehicles.

____________

1        Estimates seven-year TCO of $431,850 for Diesel and $404,493 for Hybrid system and assumes 100,000 miles/year for Diesel and Hybrid system based on ACT Research and Hyliion estimates and assumes APU savings of $5,250 per year based on 7 hours of engine idling per day of operation, 250 days of operation per year and 1 gallon of fuel consumed per hour of engine idling. Fuel Costs: Diesel assumes 8.0 MPG and $3.00/gallon; Hybrid system assumes 8.7 MPG and $3.00/gallon.

2        Assumes $0.10/kWh for electricity from the grid and $0.068/kWh using an onboard CNG generator based on ACT Research estimates.

We believe the benefits of our Hypertruck ERX system will include:

•        Availability:    We intend to begin commercial delivery in 2022. We believe this implementation timeline is ahead of other proposed solutions, including competitors’ announced long-haul Class 8 commercial BEVs and FCEVs.

•        Lowest TCO:    We believe our Hypertruck ERX system will provide the lowest seven-year TCO for Class 8 commercial vehicles, including the initial vehicle purchase and expected fueling costs, compared to existing diesel Class 8 commercial vehicles and other proposed solutions, including competitors’ announced Class 8 commercial BEVs and FCEVs.

•        Net carbon negative electric Class 8 commercial vehicle solution:    Utilizing RNG, our Hypertruck ERX system will be an electrified Class 8 commercial vehicle with the potential to have a net negative carbon impact. This includes both the fuel as well as offsetting the GHG emissions associated with the manufacturing of the on-board batteries. Even if Class 8 commercial BEVs and FCEVs could get to true zero emissions from a full cycle fuel perspective, they would also need to offset the GHG emissions associated with the manufacturing of their on-board batteries.

•        Utilizes existing infrastructure:    Alternative fuels refueling infrastructure, including CNG, is in place across the United States and globally for refueling commercial vehicles, unlike proposed hydrogen or plug-in electric commercial vehicle fueling infrastructures, which are yet to be developed. Customers of our Hypertruck ERX system that use CNG fuel can utilize an existing fueling infrastructure of over 700 currently available CNG fueling stations in North America for heavy-duty commercial vehicles.

•        Industry leading payload capacity:    Class 8 commercial vehicles have weight limits based on the combined weight of the tractor, as well as its hauled trailer and payload. Our Hypertruck ERX system offers the greatest payload capacity when factoring in the increased gross vehicle weight allotments for natural gas commercial vehicles or the reduced engine weight of the smaller diesel engine required for our Hypertruck ERX system.3 This provides a higher payload compared to both existing diesel fueled and other proposed solutions.4

•        Range comparable to diesel:    Our Hypertruck ERX system is being designed to enable a Class 8 commercial vehicle to have up to 1,300 miles of range before refueling. That range is approximately similar to existing diesel fueled long-haul Class 8 commercial vehicles, and substantially greater than other proposed solutions, including competitors’ announced long-haul Class 8 commercial BEVs and FCEVs which are expected to provide significantly less range than our Hypertruck ERX system.5

•        Industry standard refueling times:    Our Hypertruck ERX system is being designed so that it can be refueled in approximately ten minutes, which is consistent with existing diesel fueled Class 8 commercial vehicles and substantially less than other proposed solutions.

•        Familiar existing Class 8 commercial vehicle brands:    Our two current solutions provide the powertrain and not the total vehicle. Our Hybrid and Hypertruck ERX systems are designed to be installed on most major Class 8 commercial vehicles, which gives our customers the flexibility to continue using their preferred vehicle brand and maintain their existing fleet maintenance and operations strategies.

____________

3        Assumes trailer weight of 10,000 lbs and maximum hauling capacity of 80,000 lbs.

4        Diesel calculation assumes vehicle weight of 19,000 pounds; vehicle weight for Hybrid system and Hypertruck ERX system calculations based on our estimates; Tesla vehicle weight based on published report from the Department of Mechanical Engineering at Carnegie Mellon University; Nikola vehicle weight based on Nikola announced metrics.

5        Diesel calculation assumes 175 gallon tank and 8.0 MPG; Hypertruck ERX system calculation assumes 175 diesel gallon equivalent tank and 7.4 MPG and pure electric range is expected to be 25 miles in standard configuration; Tesla and Nikola based on announced metrics.

Rollout Timeline

We are currently developing and testing our initial Hypertruck ERX system at our facility in Cedar Park, Texas. We intend to deliver demonstration vehicles incorporating our Hypertruck ERX system to our customers in late 2021 and begin commercial delivery in 2022.

CNG and RNG as a Fuel

Our Hypertruck ERX system will leverage existing diesel and CNG fueling stations that provide a cross country refueling network. In the continental United States, there are approximately 700 public CNG fueling stations already in operation for Class 8 commercial vehicles. These stations are geographically dispersed across the United States enabling long-haul trucking without the need for incremental refueling infrastructure buildout. Currently, the only states in the continental U.S. without existing CNG refueling stations for Class 8 commercial vehicles are Maine, Montana, North Dakota and South Dakota. Our Hypertruck ERX system is being designed to achieve a range of up to 1,300 miles per tank, which will allow operation for multiple days before refueling. Furthermore, our Hypertruck ERX system is being designed to be refueled in approximately ten minutes, which is on par with existing diesel solutions. Internationally, we believe CNG infrastructure is even more prevalent due to government mandates requiring reduced carbon emissions from transportation. Additionally, we believe that in certain international jurisdictions, the necessary heavy duty infrastructure exists that would support adoption of its Hypertruck ERX system.

Existing U.S. CNG Fueling Infrastructure

U.S. Department of Energy Office of Energy Efficiency and Renewable Energy,
Alternative Fuels Data Center “Natural Gas Fueling Station Locations” (2020)

The ability to utilize the existing diesel or CNG fueling infrastructure eliminates the time and cost needed to build expensive fueling infrastructure before our Hypertruck ERX system can be utilized, as compared to Class 8 commercial BEVs and FCEVs, which currently lack electric charging and hydrogen fueling infrastructure.

RNG is a form of natural gas that is much cleaner for the environment than most other fuel sources. RNG is generated by capturing methane from landfills, livestock operations such as dairies, wastewater treatment and other sources or through anaerobic digestion and processing of food and animal waste streams. Depending on the source, RNG can have a significantly negative carbon intensity score, enabling our solutions to achieve a net carbon negative emissions profile. RNG is widely available today and new sources are in development. Our customers interested in achieving a negative carbon intensity score are expected to be able to contract long-term delivery of 100% RNG at various average carbon intensity scores from their fuel suppliers.

FUEL CARBON INTENSITY SCORES

(100p/ML)
200
100
0
(100)
(200)
(300)
(400)
164
56
81
0
75
(346)
Diesel
CARBON NEGATIVE
Hydrogen
Electricity
RNG

California Air Resources Board “Current Fuel Pathways” 2018 – 2020 (5th-95th percentile)

Generator and Fuel Agnostic

Our Hypertruck ERX system is being designed to be generator and fuel agnostic. Our current designs would allow our Hypertruck ERX system to use any available fuel generator to recharge the battery system without needing to change other components of its electric powertrain system. In addition to diesel and natural gas, other potential generator options include hydrogen fuel cells, microturbines and gasoline generators. The effect of the system’s design is to allow our Hypertruck ERX system customers to choose their preferred recharging fuel based on their unique priorities, including fuel cost and availability and emissions objectives. By designing our solutions in this manner, we will be able to quickly adapt to changing commodity price and availability fundamentals, customer preferences and regulatory signals and mandates without the need to redesign our solutions.

Battery Systems

Our battery systems combine third-party battery cells with our proprietary battery modules and patented battery management system (“BMS”) as a key component in both our Hybrid and Hypertruck ERX systems. We acquired a battery division in 2018, whose BMS and battery module technology was developed over a decade by International Rectifier and others. Since then, we have continued to develop and refine the system for transportation solutions. Our BMS supports numerous lithium-ion chemistries, though we primarily use LTO battery cells. In selecting a supplier for our LTO battery cells, we consider various factors including cycle life, charge and discharge rate capabilities and inherent safety features. Our BMS includes individual cell monitoring and temperature readings, industry leading cell balancing (even while charging and discharging) and advanced state of charge calculations. Our battery systems range from 12 volt to 800 volt systems with charge and discharge capabilities delivering over 300 amps, and advanced thermal technology for heating and cooling the batteries. Our BMS can operate in temperatures ranging from negative 40 degrees Celsius to 50 degrees Celsius, which allows for it to be used in extreme weather conditions. We have a universal battery module design that can be utilized in both our Hybrid and Hypertruck ERX systems in order to reduce costs with volume manufacturing.

In addition to designing battery systems for our powertrain solutions, we intend to design, develop and sell advanced battery systems to customers for use in their own applications. These applications are expected to include lower range and smaller class commercial vehicles, specialty vehicles such as airport or transportation terminal vehicles, as well as standalone components, such as APUs and systems to power vehicle accessories such as pumps, lifts and thermal control.

Software and Data Analytics

Our software and algorithms seek to control and optimize the fuel economy and performance of our powertrain systems by controlling and optimizing the charging and discharging of the battery systems and the performance of the electric motor and power electronics. Features of our control software include geo-zoning, look ahead predictive terrain, BMS hill preparation, traction assist, APU mode preparation and dynamic weight estimation. Our software and control algorithms can be remotely updated over the air to enable our customers to receive improvements and the latest features and functionalities.

Vehicles equipped with our electrified powertrain solutions generate and monitor over one gigabyte of data per day from existing sensors on Class 8 commercial vehicles and additional sensors installed as part of our systems. We can utilize machine learning, both on the system and in the cloud, to further enhance the performance of our software, algorithms, BMS and electrified powertrain systems. We intend to develop additional value-added services and software programs for its customers by further utilizing the data it harvests and the insights into vehicle performance and utilization its solutions provide, which could include predictive maintenance and other logistics and fleet management services.

Our CoPilot product runs on our in-cab display and provides real-time vehicle performance, vehicle status metrics and driving feedback to the vehicle operators. CoPilot also brings gamification to the driver experience by giving real-time feedback of driving behaviors to help coach drivers of all experience levels to drive more efficiently. Our CoPilot is being designed to enable installation on other commercial vehicles within a customers’ fleet to provide a common platform for their drivers to participate in incentive or reward programs and to increase driver satisfaction and safety.

Additional Future Products

We intend to design, develop and sell additional commercial transportation products in the future. For example, our Hybrid technology could also be utilized on trailers for either trailer electrical loads, such as refrigeration, or to provide power assist or additional battery recharging to the vehicle when driving.

Customers and Backlog

Our existing customers, to whom we have deployed demonstration Hybrid system units, include leaders in the transportation and logistics sector such as Penske, Eagle, C.R. England, EGL, Idealease and Ryder as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets, such as Wegmans.

Our Hypertruck ERX system is generating significant interest from our current customers and potential new customers given the multitude of potential benefits and lower TCO compared to both conventional Class 8 commercial vehicles as well as competing technologies currently in development. Our initial customer and launch partner for its Hypertruck ERX system is Agility Transport, from which we have received a pre-launch order of up to 1,000 trucks equipped with our Hypertruck ERX system in one or more future purchase orders, subject to certain testing and performance requirements and termination rights (including a right to terminate the Agility Pre-Launch Agreement prior to purchasing all or any portion of Agility Transport’s pre-order). In October 2020, we entered into a sales agreement that includes a pre-order of up to 250 Hypertruck ERX vehicles, allowing for early availability of our fully electric powertrain to ANG and its fleet customers.

Strategy

Our mission is to be the leading provider of electrified powertrain solutions for the commercial vehicle industry. Key elements of our strategy include:

Maintaining Technology Leadership and First-Mover Advantage

Our Hybrid system is currently being deployed into our customers’ fleets, and we intend to be first to the market with a fully electric powertrain solution for long-haul Class 8 commercial vehicles. Our Hypertruck ERX system is in advanced development, and we intend to deliver demonstration vehicles incorporating our Hypertruck ERX system to our customers in late 2021 and begin commercial delivery in 2022. We expect to capture a market share for low and zero emission commercial vehicles by being first to the market and by having a solution that can offer a net carbon negative electrified powertrain option to the industry. Our software and the algorithms that drive our solutions have been used on over two million real-world road miles, which are used to drive continuous improvements in the system management software.

Leveraging Existing Infrastructure

We intends to leverage the substantial infrastructure of the existing commercial transportation sector of diesel and CNG to accelerate adoption of its solutions. Utilizing CNG allows for electrified Class 8 commercial vehicle solutions that do not require substantial new infrastructure, such as the construction of electric charging or hydrogen fueling stations. By utilizing existing commercial transportation fueling infrastructure, our customers can achieve low GHG emissions, when utilizing CNG, or carbon negative status, when utilizing RNG, with our solutions.

Focusing on Powertrains

Our electrified powertrain solutions are designed to be installed on Class 8 commercial vehicles from most major commercial vehicle OEMs. By focusing on the powertrain and its associated components and including compatibility into its design, our solutions are intended to give its customers the flexibility to use their preferred vehicle brand. This will allow our customers to adopt our Hybrid or Hypertruck ERX system while continuing to utilize their existing maintenance and service organizations. We believe this approach will increase the adoption of our solutions by reducing our customers’ cost and risk of transitioning to electrified transportation.

Continuing to Build and Leverage Strategic Relationships

We intend to continue developing partnerships to accelerate the development and production of our solutions. We have entered into (a) agreements with Dana and Sensata Technologies, Inc. for component development and potential future sourcing, (b) non-binding letters of intent with FEV North America Inc. and IAV Automotive Engineering Inc. for design and system integration support and (c) non-binding letters of intent with Lonestar Specialty Vehicles and Fontaine Modification Company for vehicle installation and (d) partnership agreement with ANG that offers our customers discounted pricing for RNG at ANG fueling stations across the country. Our strategic, engineering, production and technology partners augment our internal resources and we intend to leverage their capabilities and infrastructure to bring our solutions to market more quickly and to meet industry standards, without requiring us to invest substantial amounts of capital in internal production operations. See “Risk Factors — Certain of our strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements.” and “Risk Factors — We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our vehicles at prices and volumes, performance and specifications acceptable to us could have a material adverse effect on our business, prospects, financial condition and operating results.”

Developing New Products and Services

We intend to build upon our existing electrified powertrain solutions and components to offer additional electrified solutions to the commercial vehicle market. In addition, the data each of our vehicles harvests will enable us to offer value-added services to the trucking fleets utilizing its powertrain solutions, and our proprietary battery solutions will be expanded into additional markets as stand-alone products.

Value Proposition

Our value proposition to our customers has five key elements: reduced GHG emissions, cost savings, performance, availability and no new infrastructure requirements.

Reduced GHG emissions:    Our V1 Hybrid system has been demonstrated to reduce on-road fuel usage by up to 10% depending on terrain and road conditions, reduce fuel usage and engine idling while stopped and during mandated rest breaks and enable customers to address the inherent performance issues encountered when shifting from diesel to natural gas engines, all of which makes a positive environmental impact by reducing GHG emissions. Our fully electric Hypertruck ERX system is expected to offer significant carbon and other GHG emission reductions and, when using RNG, will be a net carbon negative electric powertrain solution for Class 8 commercial vehicles. We estimate that 335 commercial vehicles installed with its Hypertruck ERX system would eliminate one million metric tons of CO2 over ten years.6

Cost savings:    We estimate that customers utilizing our V2 Hybrid system will be able to achieve approximately $27,000 in TCO savings compared to diesel.7 Our Hybrid system can also reduce maintenance and other costs by using regenerative braking which extends the life of brake pads, rotors and drums, reduces engine loads and lowers operating temperatures by increasing the time between oil changes and reduces wear and tear on the transmission. We believe our Hypertruck ERX system is designed to be the most cost effective option from a TCO perspective of any long-haul Class 8 commercial vehicle platform, including both conventional diesel and BEV and FCEV solutions currently being developed by our competitors. We believe our customers will achieve approximately 35%, 36% and 56% in TCO savings compared to diesel and our competitors’ announced long-haul Class 8 commercial BEVs and FCEVs, respectively, while also having the lowest carbon intensity score, when using RNG.8

Performance:    Our systems will help fleets maximize the performance of their Class 8 commercial vehicles. Our Hybrid system adds horsepower when needed, improving efficiency and overall vehicle performance. This feature is especially important to natural gas powered vehicles, which are typically considered to be underpowered in their basic configuration. Our Hypertruck ERX system is being designed to offer the best combination of range, performance, payload capacity and refueling time of any traditional or next-generation alternative fuels solution currently in development.

Availability:    Our V1 Hybrid system is available today, offering customers the immediate ability to lower costs and improve environmental impact, and we intend to introduce our improved V2 Hybrid system for customer deliveries in late 2021. Our Hypertruck ERX system is projected to be delivered to customers for evaluation and testing in late 2021 with commercial availability projected for 2022. We believe this to be substantially ahead of competitors developing alternative low emission solutions for the long-haul Class 8 commercial vehicle industry.

No new infrastructure:    Our Hybrid system utilizes regenerative braking to recover energy and charge its battery module and does not need to be charged from an external source. Customers of our powertrain solutions will be able to utilize the extensive existing diesel fueling infrastructure, or an existing fueling infrastructure of over 700 currently available CNG fueling stations in North America for Class 8 commercial vehicles. The use of RNG will allow our customers to achieve net carbon negative electrified Class 8 commercial vehicle solutions. By utilizing existing fueling infrastructure, we can avoid the time consuming and costly need to develop new fueling infrastructure, such as commercial electric vehicle chargers or hydrogen fueling stations.

____________

6        Based on our estimates — 100% RNG and carbon intensity score of (49) gCO2e/MJ, 10-year, 1-million-mile life of truck; Diesel assumes 8.0 MPG and Hypertruck ERX system assumes 7.4 MPG.

7        Estimate assumes 100,000 miles/year for Diesel and Hybrid system based on ACT Research and Hyliion estimates and assumes APU savings of $5,250 per year based on 7 hours of engine idling per day of operation, 250 days of operation per year and 1 gallon of fuel consumed per hour of engine idling. Fuel Costs: Diesel assumes 8.0 MPG and $3.00/gallon; Hybrid system assumes 8.7 MPG and $3.00/gallon.

8        Estimate assumes 100,000 miles/year for Diesel, Hybrid and Hypertruck ERX systems based on ACT Research and our estimates: (a) Upfront Vehicle Cost: BEV and FCEV based on Tesla and Nikola announced metrics; (b) Fuel Costs: Diesel assumes 8.0 MPG and $3.00/gallon; BEV assumes 2 kWh/mile and $0.07/kWh; FCEV assumes 7.5 miles/kg and $3.75/kg; Hybrid system assumes 8.7 MPG and $3.00/gallon; Hypertruck ERX system assumes $0.068/kWh and CNG at $1.00/gallon; and (c) Payload: BEV based on published report from the Department of Mechanical Engineering at Carnegie Mellon University; FCEV based on Nikola announced metrics.

Production, Assembly and Installation

We intend to primarily outsource the production, assembly and installation of our electrified powertrain systems to our partners, while maintaining in-house research, development and prototyping capabilities, including low-volume assembly and installation.

Our V1 Hybrid system is designed and assembled in our facility in Cedar Park, Texas, and is installed onto customers’ vehicles at our facility or at one of our partners’ facilities. We retrofit systems onto vehicles currently in service at our facility and installs systems on new vehicles at our facility and our partners’ facilities prior to those vehicles entering service.

We expect our V2 Hybrid systems will be assembled and installed on new-build trucks in our partners’ production facilities. Completed and tested systems will then be sent to our installation partners to be installed on our customers’ vehicles prior to the vehicles being placed into service. Over time, we expect that our systems will be specified by customers as part of their new vehicle ordering process and installed on the commercial vehicle OEM assembly lines during the initial assembly process, as opposed to a modification center or other third-party installation center.

Our Hypertruck ERX system will be assembled at one of our assembly partner’s facilities and shipped to one of our integration partner’s facilities to be installed into a Class 8 vehicle chassis per our customers’ specifications. Similar to our Hybrid systems, we intend that in the future, our Hypertruck ERX system will be installed on the commercial vehicle OEM assembly line similar to traditional powertrains.

Our battery systems are designed and assembled in our Cedar Park, Texas facility. We currently assemble the battery cells into battery modules and full battery systems. We expect to continue assembling our battery systems at our facility before sending them to our partners to be integrated into our powertrain solutions.

Sales and Marketing

We currently market and sell our electrified powertrain solutions domestically through a direct sales organization and with our marketing partners to Class 8 commercial vehicle fleet owners and operators, and we expect to begin marketing and selling our electrified powertrain solutions internationally in the future.

Research and Development

Our research and development activities primarily take place at our headquarters in Cedar Park, Texas, on our testing and demonstration vehicles on roads and highways, and at our partners’ facilities.

Our research and development is primarily focused on:

•        electrified powertrain development and system integration;

•        control software and algorithms for our powertrain systems;

•        BMS enhancement;

•        next generation packaging and cooling for our battery systems;

•        interoperability with third-party powertrain components, such as e-motors, inverters and axles;

•        component integration;

•        accelerated lifetime testing processes to improve reliability, maintainability and system-level robustness;

•        data analytics; and

•        alternative products for existing and in development components and technology.

The majority of our current activities are primarily focused on the research and development of our electrified powertrain systems, third-party component integration and the underlying proprietary battery and software technology platforms. We undertake significant testing and validation of our products and components in order to ensure that they will meet the demands of our customers. We are working with our strategic partners to bring our V2 Hybrid system and our Hypertruck ERX system to commercialization.

Intellectual Property

Intellectual property is important to our business, and we seek protection for our strategic intellectual property. We rely upon a combination of patents, copyrights, trade secrets, know-how and trademark laws, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect our intellectual property rights.

As of September 30, 2020, we had ten issued U.S. patents and 17 pending U.S. patent applications. We pursue the registration of our domain names, trademarks and service marks in the United States and in some locations abroad. In an effort to protect our brand, as of September 30, 2020, we had three registered and four pending trademarks in the United States and 21 registered internationally.

We regularly reviews our development efforts to assess the existence and patentability of new intellectual property. To that end, we are prepared to file additional patent applications as we consider appropriate under the circumstances relating to the new technologies that we develop.

We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications we may own or license in the future, nor can we be sure that any of our existing patents or any patents we may own or license in the future will be useful in protecting our technology. Please see the section entitled “Risk Factors” for additional information on the risks associated with our intellectual property strategy and portfolio.

Facilities

Our headquarters are located in an 83,000 square foot facility that we lease in Cedar Park, Texas, just north of Austin, Texas, where we design, develop, prototype and perform low volume assembly and installation of our electrified powertrain systems and components. Our lease of this facility expires in January 2026 and we have the option to extend the lease for an additional five-year term.

Employees

As of September 30, 2020, we had 66 employees. We have not experienced any work stoppages and considers our relationship with our employees to be good. None of our employees are subject to a collective bargaining agreement or represented by a labor union.

Government Regulations

We operate in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which we are subject govern, among others, water use, air emissions, use of recycled materials, energy sources, the storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We may be required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of our ability to continue its operations.

Environmental standards applicable to us are established by the laws and regulations of the countries in which we operate, standards adopted by regulatory agencies and the permits and licenses that we hold. Each of these sources is subject to periodic modifications and increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

EPA and CARB Emissions Compliance and Certification

Under the U.S. Clean Air Act, some of our electrified powertrain solutions may be required to obtain a Certificate of Conformity issued by the EPA and a California Executive Order issued by the CARB, demonstrating that our vehicles comply with applicable emission standards for both criteria pollutants, such as nitrogen oxides (NOx) and particulate matter (PM), and GHGs, such as CO2 and nitrous oxide (N2O). A Certificate of Conformity is required for vehicles sold in all states and an Executive Order is required for vehicles sold in California and states that have adopted the California standards. CARB sets the California standards for emissions control for certain regulated pollutants for new vehicles and engines sold in California and must obtain a waiver of preemption from the EPA before implementing and enforcing such standards. States that have adopted the California standards, as approved by the EPA, also require a CARB Executive Order for sales of vehicles in those states. There are currently four states which have adopted the California standard for heavy-duty vehicles.

Pursuant to its authority under the Clean Air Act, the EPA adopted Phase 1 fuel efficiency and GHG standards for heavy-duty vehicles and engines on September 15, 2011. The EPA adopted more stringent fuel efficiency and GHG standards for heavy-duty vehicles and engines in October 2015. CARB also has adopted GHG and fuel efficiency standards for heavy-duty vehicles and engines, and is considering an Advanced Clean Trucks rule that would require heavy-duty vehicle manufacturers to produce and offer for sale in California a certain number of zero-emission vehicles. Manufacturers of vehicles and engines must comply with the GHG standards as a condition of the EPA Certificate of Conformity and the CARB Executive Order.

All vehicles and engines manufactured for sale in the United States must be covered by an EPA Certificate of Conformity (and CARB Executive Order if sold in California), including engines and vehicles using zero-emission or low-carbon technology. An EPA Certificate of Conformity and CARB Executive Order must be obtained each model year for each engine family. Failure to obtain or comply with the terms of a Certificate of Conformity or Executive Order is subject to civil penalty and administrative or judicial enforcement.

Receipt of an EPA Certificate of Conformity and CARB Executive Order obligates the holder to ensure that the covered engine or vehicle complies with applicable standards throughout the full useful life of the product, which ranges from ten years or 185,000 miles, whichever comes first, for medium heavy-duty vehicles, to ten years or 435,000 miles, whichever comes first, for heavy heavy-duty vehicles. Emissions control system warranty coverage must be provided for a period of five years or 50,000 to 100,000 miles, whichever comes first and depending on the engine and vehicle size. During this time, manufacturers must repair emission-related defects at no cost to the customer. Throughout the full useful life of the engine or vehicle, manufacturers are required to remedy in-use problems that cause engines or vehicles to exceed emission standards for criteria pollutants or GHGs. Manufacturers may have to conduct recalls, service campaigns or other field actions, or provide extended warranties to address any such in-use issues that may arise. Both the EPA and CARB are considering extending the warranty period to 110,000, 150,000, or 350,000 miles, depending on the engine size.

Manufacturers of heavy-duty engines and vehicles also must ensure that their products comply with On Board Diagnostics (“OBD”) requirements. The OBD system is intended to identify and diagnose malfunctions within the engine, aftertreatment and emission control systems and alert the driver to the underlying issue so the vehicle can be brought in for service. CARB issues approval of the OBD system as part of its issuance of an Executive Order; the EPA typically deems CARB OBD approval to be compliance with the EPA’s requirements. As with emissions compliance, manufacturers are required to ensure that the OBD system functions as designed and is able to identify component malfunctions throughout the full useful life of the vehicle or engine.

Battery Safety and Testing Regulation

Our electrified powertrain solutions are intended to meet the International Organization for Standardization’s standards for electrically propelled vehicles in vehicle operational safety specifications and connecting to an external power supply. Additionally, we may incorporate other battery system standards of the International Organization for Standardization in our electrified powertrain solutions.

Some of these standards include:

•        Conductive Charging — for on board charge electromagnetic requirements;

•        Battery Pack Enclosure Protection — degrees of protection of the electrical equipment within an enclosure from the effects due to the ingress of water; and

•        Testing LTO Traction Battery Packs and Systems — safety performance requirements during a variety of testing, like vibration, thermal cycling, overcharge and loss of thermal control.

Our battery packs are intended to meet the applicable regulations governing the transport of “dangerous goods,” which includes LTO batteries that may present a risk in transportation. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration, are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations, and related UN Manual Tests and Criteria. The regulations vary by mode of transportation when these items are shipped by ocean vessel, rail, truck or by air.

Our battery packs are intended to meet the applicable compliance requirements of the UN Manual of Tests and Criteria demonstrating its ability to ship battery packs by any method.

These tests include:

•        Altitude simulation — simulating air transport;

•        Thermal cycling — assessing cell and battery seal integrity;

•        Vibration — simulating vibration during transport;

•        Shock — simulating possible impacts during transport;

•        External short circuit — simulating an external short circuit; and

•        Overcharge — evaluating the ability of a rechargeable battery to withstand overcharging.

In addition, our battery packs include packaging for the LTO battery cells. This packaging includes trace amounts of various hazardous chemicals whose use, storage and disposal is regulated under federal law.

Natural Gas and RNG Credits

Generation and Sale of Renewable Identification Numbers (“RIN”) Credits and LCFS Credits.    In February 2010, the EPA finalized the Renewable Fuel Standard (“RFS”) (which was established by the Energy Policy Act of 1992/2005), which creates RINs that can be generated by the production and use of RNG in the transportation sector and sold to fuel providers that are not compliant under the RFS. In addition, CARB and comparable agencies in Oregon have adopted the LCFS, which encourages low carbon “compliant” transportation fuels (including CNG) in the California and Oregon marketplace by allowing producers of these fuels to generate LCFS Credits that can be sold to noncompliant regulated parties.

Sale of Natural Gas Vehicle Fuel: AFTC.    Under separate pieces of U.S. federal legislation, natural gas vehicle fuel sales made during the year ending December 31, 2020 are eligible for an AFTC. The AFTC credit is equal to $0.50 per gasoline gallon equivalent of CNG sold as vehicle fuel. The AFTC may not be reinstated for vehicle fuel sales after December 31, 2020.

GHG Credits — U.S. EPA

The EPA’s Greenhouse Gas Rule requires all manufacturers of heavy-duty engines and vehicles to comply with fleet average GHG standards. Manufacturers may comply with the standards by producing engines or vehicles, all of which comply with the standards, or by averaging, banking and trading GHG credits within vehicle or engine categories. Manufacturers may also comply with GHG standards by purchasing credits from manufacturers with a surplus of credits. The failure to comply with GHG standards can lead to civil penalties or the voiding of a manufacturer’s EPA Certificate of Conformity. In connection with the delivery and placement into service of zero-emission and low-emission vehicles, we may earn tradable GHG credits that under current laws and regulations can be sold to other manufacturers. Under the EPA’s Greenhouse Gas Rule, plug-in hybrid, all-electric and fuel cell vehicles earn a credit multiplier of 3.5, 4.5, and 5.5, respectively, for use in the calculation of GHG emission credits.

Commercial engine and vehicle manufacturers are required to meet the NOx emission standard for each type of engine or vehicle produced. Typical diesel engine emission control technology limits the fuel economy and GHG improvements that can be made while maintaining compliance with the NOx standard. As the fleet-average GHG standards continue to decrease over time, compliance with the NOx standard will increase the difficulty for conventional diesel vehicles to meet the applicable GHG standard. Until technology catches up for commercial vehicles, manufacturers of diesel trucks will likely need to purchase GHG credits to cover their emission deficit. The EPA’s Greenhouse Gas Rule provides the opportunity for the sale of excess credits to other manufacturers who apply such credits to comply with these regulatory requirements. Furthermore, the regulation does not limit the number of GHG credits sold within the same commercial vehicle categories.

GHG Credits — California Air Resources Board

California also has a GHG emissions regulatory program which is very similar to the EPA requirements. Like the EPA’s Greenhouse Gas Rule, the CARB rule allows for averaging, banking and trading of credits to comply with the fleet-average GHG standard and the failure to comply with the California GHG standard may lead to the imposition of civil penalties. The delivery and placement into service of our zero-emission and low-emission vehicles in California may earn us tradable credits that can be sold. Under CARB GHG regulations, advanced technology vehicles also earn a credit multiplier of for use in the calculation of emission credits in the same amounts as under the EPA’s Greenhouse Gas Rule.

Examples of other potential incentive and grant programs that either we or our customers can apply for include:

•        LCFS.    The LCFS was initially developed in California and is quickly gaining traction in other jurisdictions around the world. The goal is to reduce the well-to-wheel carbon intensity of fuels by providing both mandated reduction targets as well as tradable and sellable credits.

•        Purchase Incentives.    Both California and New York have active programs that provide “cash on the hood” incentives to customers that purchase zero-emission vehicles. Other states are considering developing similar programs.

•        Grant Programs.    Government entities at all levels from federal, including the U.S. Department of Energy, state (for example, CARB) and local (for example, North Texas Council of Governments), have grant programs designed to increase and accelerate the development and deployment of zero-emission vehicles and infrastructure technologies.

•        EPA Smartway.    The EPA Smartway program provides grants and funding for the retrofit of heavy-duty vehicles with components and technologies that reduce emissions. Drivers and fleet owners who repower vehicles with advanced technology powertrains or CNG engines may be able to access funding to offset a portion of the cost.

Competition

We have experienced, and expects to continue to experience, intense competition from a number of companies, particularly as the commercial transportation sector increasingly shifts towards low-emission, zero-emission or carbon neutral solutions. We face competition from many different sources, including major commercial vehicle OEMs and companies that are developing alternative fuel and electric commercial vehicles. Existing commercial vehicle OEMs such as Paccar, Navistar, Volvo, Mack Trucks and Daimler maintain the largest market shares in the sector. Given we primarily develop and sell powertrains that are designed to be installed into an OEM’s commercial vehicle to augment or replace conventionally fueled powertrains, as opposed to a complete commercial vehicle, we believe we primarily compete with new low emissions vehicle entrants in the commercial vehicle market, such as Tesla and Nikola, and to a lesser extent the in-house powertrain development efforts of the incumbent commercial vehicle OEMs, as well as existing traditional powertrain component manufacturers such as Cummins, Allison Transmission and Eaton Corporation plc. While there are many competitors addressing electrification of commercial vehicles, many of them are focused on shorter range vehicles. We are providing electrified solutions that are addressing both the long-haul and regional transportation sectors. We believe the primary competitive factors in the long-haul Class 8 commercial vehicle market include, but are not limited to:

•        total cost of ownership;

•        emissions profile;

•        availability of charging or fueling network;

•        ease of integration into existing operations;

•        product performance and uptime;

•        vehicle quality, reliability and safety;

•        vehicle support, parts and on-road service network;

•        technological innovation specifically around battery, software and data analytics; and

•        fleet management.

We believe that we compete favorably with our competitors on the basis of these factors; however, most of our current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than us. Our competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their alternative fuel and electric truck programs. Additionally, our competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other tangible and intangible resources than us. These competitors also compete with us in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our products. Additional mergers and acquisitions may result in even more resources being concentrated in our competitors. We cannot provide assurances that our electrified systems will be the first to market. Even if our electrified systems are first to market, we cannot be sure that customers will choose vehicles with our electrified systems over those of our competitors, or over conventional diesel powered vehicles.

Tesla and Nikola have announced their plans to bring long-haul Class 8 commercial BEVs and FCEVs to the market over the coming years. Cummins, Daimler, Dana, Navistar, PACCAR, Volvo, XOS and other commercial vehicle manufacturers have announced their plans to bring Class 8 commercial BEVs or FCEVs to the market. Furthermore, we will also face competition from manufacturers of internal combustion engines powered by diesel fuel. We expect additional competitors to enter the market as well.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. We are not currently a party to any material legal proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors and there can be no assurances that favorable outcomes will be obtained.

On September 16, 2019, a purported individual stockholder of TortoiseCorp filed a complaint against TortoiseCorp and the board of directors of TortoiseCorp in the U.S. District Court for the Southern District of New York, Matthew Martinez v. Tortoise Acquisition Corp., et al., Case No. 1:20-cv-07595 (S.D.N.Y.) (the “Action”). The complaint in the Action generally alleges that the Definitive Proxy Statement on Schedule 14A (File No. 001-38823) filed by TortoiseCorp with the SEC on September 8, 2020 (the “Proxy Statement”) failed to disclose material information about the Business Combination. Another purported individual stockholder of TortoiseCorp, Jack Wolf, had previously submitted a demand letter to TortoiseCorp making substantially similar allegations (the “Letter” and, together with the Action, the “Claims”).

While we believe that the Claims lack merit and that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot the stockholders’ unmeritorious disclosure claims, avoid nuisance and possible expenses, and provide additional information to its stockholders, TortoiseCorp determined to voluntarily supplement the Proxy Statement as described in the Current Report on Form 8-K filed on September 24, 2020 (the “Supplement”).  Nothing in the Proxy Statement, the Supplement or herein shall be deemed to be an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth in the Supplement. To the contrary, we specifically deny all allegations that any additional disclosure was or is required, and reserves all defenses in connection with the Claims.

As a result of the filing of the Supplement, the purported stockholders who asserted the Claims have indicated that the Claims are moot.  On September 29, 2020, the Action was dismissed.

Strategic Collaborations

Dana Limited (“Dana”)

Commercial Matters Agreement

In June 2020, in connection with the transactions contemplated by the Business Combination, Legacy Hyliion and Dana entered, and to which we agreed to be jointly bound by the terms of the Dana Commercial Agreement in connection with the closing of the Business Combination, into a Commercial Matters Agreement, pursuant to which Legacy Hyliion and Dana agreed to certain commercial arrangements (the “Dana Commercial Agreement”). The Dana Commercial Agreement amended and replaced certain prior commercial arrangements between Legacy Hyliion and Dana.

Pursuant to the Dana Commercial Agreement, for so long as Dana or its affiliates hold at least 1,000,000 shares of our Common Stock or equity securities issued in exchange therefor or into which such shares are otherwise converted (in each case subject to customary adjustments for stock splits or dividends or other similar changes), and in the case of the Dana Sourcing Arrangement (defined below), for five years following the date of certain change in control transactions affecting us or our respective affiliates: (a) we agreed to exclusively purchase from Dana and its affiliates, unless we are directed by a customer to use a different vendor, any component, product or service required or utilized by us that Dana or any of its affiliates manufactures, sells or provides so long as Dana or any of its affiliates are capable and willing to supply or provide a reasonably competitive component, product or service to us on reasonably competitive terms and conditions; provided that if a customer directs us to use an alternative source, we agreed to use our good faith efforts to cause such customer to use Dana’s or its affiliates’ component, product or service by providing Dana or its affiliates with the opportunity to meet and speak with such customer (the “Dana Sourcing Arrangement”); (b) Dana agreed to provide us with a sourcing arrangement that granted us certain preferred payment terms when purchasing components from Dana or its affiliates for our own use in connection with its commercial vehicle business operations; (c) Dana and us agreed to execute joint marketing and branding activities; (d) Dana and its affiliates were granted a right of first refusal with respect to any assembly or manufacturing activities required by us; and (e) we agreed not to engage in certain business activities with certain competitors of Dana.

For a period of three years following the closing of the Business Combination, Dana agreed to provide to us, at no charge (other than reimbursement of certain expenses), support services related to our business and operations, substantially comparable to the scope and quantity of services provided by Dana to us prior to entering into the Dana Commercial Agreement (the “Dana Support Services”) upon the terms and conditions of a new services agreement to be mutually agreed to, based upon good faith negotiations. In consideration for the Dana Support Services, Legacy Hyliion agreed to issue $10.0 million worth of Legacy Hyliion Common Stock to Dana as of immediately prior to the consummation of the Business Combination.

Sensata Technologies, Inc.

Sensata Collaboration Agreement

In June 2019, in connection with the Sensata Notes, we entered into a Collaboration and Development Agreement with Sensata relating to the development and supply of power distribution units (“PDUs”) for use in certain of our products (the “Sensata Collaboration Agreement”). Pursuant to the Sensata Collaboration Agreement, we and Sensata agreed to collaborate in connection with Sensata’s development, at its cost and expense, of PDUs that meet our specifications. The Sensata Collaboration Agreement does not require Sensata to complete development of PDUs that meet our specifications. However, if Sensata is able to deliver PDUs to us that meet our qualifications, we have agreed to negotiate in good faith a definitive supply agreement for Sensata to manufacture and supply PDUs to us for use in certain of our products. Such definitive supply agreement shall require us to purchase its total requirements for such PDUs from Sensata for an initial term of three years, so long as Sensata is willing and able to satisfy our pricing, timing and performance objectives. If we fail to enter into such definitive supply agreement or, if entered into, fails to purchase its total requirements of PDUs exclusively from Sensata during such three-year period, Sensata shall be entitled to certain remedies including reimbursement for all of the documented costs incurred by Sensata in the development of the PDUs pursuant to the Sensata Collaboration Agreement. All intellectual property developed by Sensata in connection with the Sensata Collaboration Agreement that does not incorporate any of our intellectual property shall be solely owned by Sensata; however, Sensata has granted us a perpetual, worldwide, irrevocable, royalty-free, non-exclusive, non-transferable and non-sublicensable license to such intellectual property. The term of the Sensata Collaboration Agreement is 18 months and may be extended by the parties’ written mutual agreement. Either party may terminate the Sensata Collaboration Agreement by providing the other party with 30 days’ written notice.

Sensata Data Sharing Agreement

In June 2019, in connection with the Sensata Notes, we also entered into a Data Sharing and Research Agreement with Sensata, pursuant to which we and Sensata agreed to engage in predictive maintenance and data capture collaborations in connection with trucks operated by us (the “Sensata Data Sharing Agreement”). Pursuant to the Sensata Data Sharing Agreement, we agreed to deliver to Sensata data from its vehicle fleet tests related to powertrain and other applications, and Sensata agreed to use commercially reasonable efforts to work with Logistics Management Institute (formerly Clockwork Solutions) (“Clockwork”), a data science and predictive maintenance consulting firm engaged by us, to analyze such data in order to develop and delineate analytics, patterns and predictive algorithms for the purpose of enhancing Class 8 truck performance. The Sensata Data Sharing Agreement further specified that all data provided by us to Sensata shall remain our property. To date, we and Sensata have collaborated pursuant to the Sensata Data Sharing Agreement in connection with capturing data from trucks operated by us to permit a data study conducted by Clockwork. We have not entered into a definitive agreement with Clockwork to undertake advanced analytic data processing and to assist with data analysis.

IAV Letter of Intent for Commercial Agreement

In May 2020, we entered into a non-binding letter of intent with IAV Automotive Engineering Inc. (“IAV”) relating to the provision of engineering services (the “IAV LOI”). The IAV LOI provides that we will negotiate a definitive agreement for IAV to provide services to us on a non-exclusive basis relating to engineering and research and development in connection with our development of electrified solutions for medium and heavy-duty trucks, among other matters. The IAV LOI contemplates that following the execution of a definitive agreement, we will, from time to time, provide IAV with the details of projects that it is working on and request that IAV submit a proposal to provide services to us in connection with such projects. If mutually agreed to by us and IAV, IAV would then provide such services to us pursuant to the definitive agreement. The term of the IAV LOI will continue until the execution of a definitive agreement. Either party may terminate the IAV LOI by delivering written notice to the other party. There is no guarantee that a binding definitive agreement will be achieved.

FEV Letter of Intent for Commercial Agreement

In May 2020, we entered into a non-binding letter of intent with FEV North America Inc. (“FEV”) relating to the provision of engineering services (the “FEV LOI”). The FEV LOI provides that we will negotiate a definitive agreement for FEV to provide services to us on a non-exclusive basis relating to engineering and research and development in connection with our development of electrified solutions for medium and heavy-duty trucks, among other matters. The FEV LOI contemplates that following the execution of a definitive agreement, we will, from time to time, provide FEV with the details of projects that it is working on and request that FEV submit a proposal to provide services to us in connection with such projects. If mutually agreed to by us and FEV, FEV would then provide such services to us pursuant to the definitive agreement. The FEV LOI also contemplates collaboration on customer leads and opportunities, as mutually agreed to by us and FEV from time to time.

The term of the FEV LOI will continue until the execution of a definitive agreement. Either party may terminate the FEV LOI by delivering written notice to the other party. In August 2020, we and FEV entered into a statement of work, pursuant to which FEV is providing limited engineering services to us. As contemplated by the FEV LOI, we and FEV intend to enter into a definitive agreement that will govern all future work, but there is no guarantee that a binding definitive agreement will be achieved.

Fontaine Letter of Intent for Commercial Agreement

In May 2020, we entered into a non-binding letter of intent with Fontaine Modification Company (“Fontaine”), a North America based provider of comprehensive post-production truck modification services for OEMs, relating to the provision of post-production truck modification services (the “Fontaine LOI”). The Fontaine LOI provides that we will negotiate a definitive agreement for Fontaine to provide services to us on a non-exclusive basis relating to design, engineer, test and build truck modifications and custom solutions for our products, among other matters. The Fontaine LOI contemplates that Fontaine will have the capacity and capability to modify an agreed upon number of trucks per year (and per month) on its production lines pursuant to the definitive agreement. The Fontaine LOI also contemplates that following the completion of modification services by Fontaine, Fontaine will work cooperatively with us to coordinate delivery of trucks to our customers, including utilizing “ship-thru” agreements with the OEMs of such trucks. The term of the Fontaine LOI will continue until the execution of a definitive agreement. Either party may terminate the Fontaine LOI by delivering written notice to the other party. There is no guarantee that a binding definitive agreement will be achieved.

Lonestar Letter of Intent for Commercial Agreement

Since 2019, Lonestar Specialty Vehicles (“Lonestar”), an installer of powertrains in rolling chassis and glider trucks, has been providing us with installation services in connection with certain of our products. In April 2020, we entered into a non-binding letter of intent with Lonestar relating to the provision of truck production, installation and customization services (the “Lonestar LOI”). The Lonestar LOI provides that we will negotiate a definitive agreement for Lonestar to provide services to us on a non-exclusive basis relating to the production, installation and customization of trucks that contain or utilize our products, among other matters. The Lonestar LOI contemplates that Lonestar will reserve capacity on its production line to build an agreed upon number of trucks per year pursuant to specifications provided by us, and that Lonestar will be responsible for sourcing the truck body and all truck components from applicable manufacturers, installing our products in such trucks and performing all customization requested by us and our customers. The Lonestar LOI also contemplates that following the completion of each truck, Lonestar will coordinate delivery of such truck directly to our customers, Lonestar will be designated as one of our nationally recognized authorized servicers, Lonestar will offer extended warranty contracts directly to our customers and Lonestar will offer financing and leasing terms directly to our customers to assist them in purchasing or leasing trucks. The term of the Lonestar LOI will continue until the execution of a definitive agreement. Either party may terminate the Lonestar LOI by delivering written notice to the other party. There is no guarantee that a binding definitive agreement will be achieved.

Collaboration with American Natural Gas

Since 2018, we and American Natural Gas (“ANG”) have collaborated, on a non-exclusive basis, in connection with customer inquiries, on potential co-marketing opportunities and potential opportunities for ANG to provide our customers with RNG/CNG at fueling stations built, owned or operated by ANG across the United States. In October 2020, we entered into a sales agreement and partnership agreement with ANG. The sales agreement includes a pre-order of up to 250 Hypertruck ERX vehicles and the partnership agreement offers our customers discounted pricing for RNG at ANG fueling stations across the country and, for qualifying fleet customers, ANG has also agreed to build new fueling stations near our customer locations with no upfront capital costs to such customers.

Discussions with Faurecia & Symbio

We have been in on-going discussions with Faurecia Systèmes d’Echappement (“Faurecia”), an automotive technology company, and Symbio, a Faurecia Michelin Hydrogen Company (“Symbio”), a joint venture between Faurecia and Michelin dedicated to hydrogen fuel cell technology and production, regarding a potential agreement to integrate a hydrogen fuel cell in our Hypertruck powertrain. To date, no formal commercial agreements have been entered into between us, Faurecia and Symbio and there is no guarantee that any formal agreement, binding or non-binding, will be achieved.

MANAGEMENT

Executive Officers and Directors

Our directors and executive officers and their ages as of October 23, 2020 are as follows:

Name	Age	Position
Executive Officers
Thomas Healy	28	Chief Executive Officer and Director
Greg Van de Vere	60	Chief Financial Officer
Patrick Sexton	46	Chief Technology Officer

Non-Employee Directors
Andrew H. Card, Jr.(1)(2)	73	Director
Vincent T. Cubbage(2)(3)	55	Director
Howard Jenkins(2)(3)	69	Director
Edward Olkkola(3)	60	Chairman of the Board of Directors
Stephen Pang(1)	38	Director
Robert M. Knight, Jr.	62	Director

____________

(1)      Member of the audit committee

(2)      Member of the compensation committee

(3)      Member of the nominating and corporate governance committee

Executive Officers

Thomas Healy.    Mr. Healy has served as our Chief Executive Officer since October 2020 and prior to this, served as Chief Executive Officer of Legacy Hyliion since January 26, 2016. Mr. Healy holds a B.S. degree in Mechanical Engineering with a double-major in Engineering and Public Policy from Carnegie Mellon University.

Greg Van de Vere.    Mr. Van de Vere has served as our Chief Financial Officer since October 2020 and prior to this, served as Chief Financial Officer of Legacy Hyliion since August 2017. Prior to joining Legacy Hyliion, Mr. Van de Vere served as a director at 9Gauge Partners, LLC, a consulting firm, from July 2015 to August 2017. Mr. Van de Vere also served as the President and founder of StartupFinancialServices, a consulting company, from October 2010 to July 2015. Mr. Van de Vere currently serves as the Corporate Secretary and as a director of Energetic Materials & Products, Inc. Mr. Van de Vere holds a B.B.A. in Accounting and a B.S. in Mathematics from the University of Wisconsin — Eau Claire.

Patrick Sexton.    Mr. Sexton has served as our Chief Technical Officer since October 2020 and prior to this, served as Chief Technical Officer of Legacy Hyliion since May 2020 and prior to this, as Vice President of Engineering since June 2019. Prior to joining Legacy Hyliion, Mr. Sexton served as a Director of Engineering in Powertrain Innovations at Dana Incorporated, a manufacturer of vehicle components, from April 2013 to June 2019. Mr. Sexton holds a bachelor’s degree in Mechanical and Manufacturing Engineering from the Cork Institute of Technology.

Non-Employee Directors

Andrew H. Card, Jr.    Mr. Card has served as a director of the Board since October 2020. Since January 2018, Mr. Card has served as Chairman of National Endowment for Democracy, a nonprofit foundation. From 2015 until 2016, Mr. Card served as President of Franklin Pierce University, and also previously served as the Executive Director of the Office of the Provost and Vice President for Academic Affairs at Texas A&M University. Prior to that, Mr. Card served as Chief of Staff to President George W. Bush, the 11th Secretary of Transportation under President H.W. Bush and Deputy Assistant to the President and Director of Intergovernmental Affairs for President Ronald Reagan. Additionally, Mr. Card previously served as Vice President-Government Relations for General Motors Corporation, and as the President and Chief Executive Officer of the American Automobile Manufacturers Association. Mr. Card has served as a director of Union Pacific Corporation, a railroad company, since July 2006,

Draganfly Inc., a manufacturer of unmanned aerial vehicles, since November 2019 and Lorillard Inc., a tobacco company, from July 2011 to June 2015. Mr. Card is a graduate of the University of South Carolina with a B.S. in Engineering. He also attended the U.S. Merchant Marine Academy and the John F. Kennedy School of Government at Harvard University. Mr. Card served in the U.S. Navy from 1965 to 1967.

Vincent T. Cubbage.    Mr. Cubbage served as TortoiseCorp’s Chief Executive Officer, President and director from November 2018 to September 2020, as Chairman of the TortoiseCorp board of directors since the completion of its initial public offering on March 4, 2019, and continues to serve on the Board following the completion of the Business Combination. He has served as Managing Director — Private Energy of Tortoise Capital Advisors, L.L.C. since January 2019. Mr. Cubbage has served as the Chief Executive Officer and a member of the Board of Managers of Lightfoot Capital Partners GP LLC, the general partner of Lightfoot Capital Partners, LP, from its formation in 2006 through its wind-up in December 2019. He served as Chief Executive Officer, Director and Chairman of the Board of Arc Logistics GP LLC, the general partner of Arc Logistics Partners LP (NYSE: ARCX), from October 2013 to the date of its sale in December 2017. From 2007 to 2011, Mr. Cubbage also served on the board of managers of the general partner of International Resources Partners LP, a private partnership founded by Lightfoot Capital. Prior to founding Lightfoot Capital, Mr. Cubbage was a Senior Managing Director and Sector Head in the Investment Banking Division of Banc of America Securities, where he worked from 1998 to 2006. Before joining Banc of America Securities, Mr. Cubbage was a Vice President at Salomon Smith Barney in the Global Energy and Power Group where he worked from 1994 to 1998. Mr. Cubbage received an M.B.A. from the American Graduate School of International Management and a B.A. from Eastern Washington University.

Howard Jenkins.    Mr. Jenkins has served as a director of the Board since October 2020 and prior to this, served as a director of Legacy Hyliion since 2016. Since January 2017, Mr. Jenkins has served as managing partner of Axioma Ventures, LLC, an investment firm. Mr. Jenkins has served as a director of Bridge Connector, LLC, a Nashville, Tennessee based healthcare information technology company, since January 2018. Since 1977, Mr. Jenkins has served on the board of directors of Publix Super Markets, Inc., an employee-owned company operating supermarkets in seven states in the Southeast U.S. Mr. Jenkins also serves on the board of directors of two privately held companies. Mr. Jenkins received his B.A. in Economics from Emory University.

Edward Olkkola.    Mr. Olkkola has served as a director of the Board since October 2020 and prior to this, served as a director of Legacy Hyliion since June 2016. Mr. Olkkola also served as the Chief Operating Officer of Hyliion from January 2018 to October 2018 and as an employee of Hyliion until March 2020, however his employment ended prior to the Business Combination. Since 2009, Mr. Olkkola has served as a managing director of Teakwood Capital, LP, an investment firm, where he manages private equity investment funds focused on micro-cap portfolio companies. Prior to joining Teakwood Capital, LP, Mr. Olkkola served as the Senior Vice President, New Products and Business Development for A. H. Belo Corporation, a Dallas, Texas based media company, from 2007 to 2009, where his responsibilities were focused on strategic investments in media and technology companies. Prior to joining A. H. Belo Corporation, Mr. Olkkola was a general partner at Austin Ventures from 1997 to 2005 and an operating partner from 2006 to 2007 where he established the communications technology investment practice. During his career, Mr. Olkkola has brought over a dozen new products to market and holds patents in core communications and network technologies including voice recognition, home networking and real-time signal processing. Mr. Olkkola holds a B.S. in Finance and Management Information Systems from the University of Massachusetts and an M.B.A. from Northeastern University.

Stephen Pang.    Mr. Pang has served as a director of the Board since October 2020 and prior to this, served as a director of TortoiseCorp since the completion of its initial public offering on March 4, 2019 and has served as TortoiseCorp’s Chief Financial Officer since January 2020. Mr. Pang is a Managing Director and Portfolio Manager at Tortoise and is responsible for Tortoise’s public and private direct investments across its energy strategies, where he has served as Vice President of Tortoise Pipeline & Energy Fund, Inc., a closed-end fund, since May 2017. Prior to joining Tortoise Investments, LLC in 2014, Mr. Pang was a Director in Credit Suisse Securities (USA) LLC’s Equity Capital Markets Group. Before joining Credit Suisse Securities (USA) LLC in 2012, he spent eight years in Citigroup Global Markets Inc.’s Investment Banking Division, where he focused on equity underwriting and corporate finance in the energy sector. Since October 2019, Mr. Pang has served as a member of the board of managers of Mexico Pacific Limited LLC. Mr. Pang received a B.S. in Business Administration from the University of Richmond and is a CFA charterholder.

Robert M. Knight, Jr.    Mr. Knight has served as a director of the Board since October 2020. Mr. Knight served as Chief Financial Officer of Union Pacific Corporation, a transportation company that primarily operates one of the largest railroads in North America, from 2004 until his retirement in 2019. Mr. Knight has served as a director of Schneider National, Inc., a transportation and logistics company, since April 2020 and Carrix, Inc., a privately-held marine terminal and rail operator company, since February 2020. Mr. Knight holds a bachelor’s degree in business administration from Kansas State University and an M.B.A. from Southern Illinois University.

Board Composition

Our business and affairs is organized under the direction of the Board which consists of seven members. Edward Olkkola serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board will meet on a regular basis and additionally as required.

The Board is be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The Board is divided into the following classes:

•        Class I, which consists of Vincent T. Cubbage and Thomas Healy, whose terms will expire at our first annual meeting of stockholders to be held after consummation of the Business Combination;

•        Class II, which consists of Andrew H. Card, Jr., Howard Jenkins and Stephen Pang, whose terms will expire at our second annual meeting of stockholders to be held after consummation of the Business Combination; and

•        Class III, which consists of Edward Olkkola and Robert M. Knight, Jr., whose terms will expire at our third annual meeting of stockholders to be held after consummation of the Business Combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. Pursuant to the Stockholders Rights Agreement, we agreed to take all necessary action to cause the Board to nominate and recommend Vincent T. Cubbage and Thomas Healy for election at our first annual meeting of stockholder in 2021. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at the first annual meeting of stockholders in 2021. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least two-thirds (2/3) of our voting stock.

Director Independence

The Board has determined that each of the directors on the Board other than Thomas Healy qualifies as an independent director, as defined under the listing rules of the NYSE, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee will also monitor compliance with legal and regulatory requirements. Our compensation committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board adopted a charter for each of these committees, which comply with the applicable requirements of current NYSE rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website.

Audit Committee

Our audit committee consists of Robert M. Knight, Jr., Andrew H. Card, Jr. and Stephen Pang. The Board has determined that each of the members of the audit committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with NYSE audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Robert M. Knight, Jr. serves as the chair of the audit committee. The Board has determined that Robert M. Knight, Jr. qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE listing rules. In making this determination, the Board considered Robert M. Knight, Jr.’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

The functions of this committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing our financial reporting processes and disclosure controls;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•        reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices applicable to us;

•        obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•        monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•        prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyliion,” and discussing the statements and reports with our independent auditors and management;

•        reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•        reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters;

•        preparing the report that the SEC requires in our annual proxy statement;

•        reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•        reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of our audit committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Andrew H. Card, Jr. Vincent T. Cubbage and Howard Jenkins. Howard Jenkins serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the NYSE. The functions of the committee include, among other things:

•        reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•        reviewing and approving the compensation and other terms of employment of our executive officers;

•        reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•        making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;

•        reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

•        reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•        administering our equity incentive plans, to the extent such authority is delegated by the Board;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;

•        reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•        preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•        reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board.

The composition and function of our compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Vincent T. Cubbage, Howard Jenkins and Edward Olkkola. Vincent T. Cubbage serves as the chair of the nominating and corporate governance committee. The Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of the NYSE. The functions of this committee include, among other things:

•        identifying, reviewing and making recommendations of candidates to serve on the Board;

•        evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•        evaluating nominations by stockholders of candidates for election to the Board;

•        evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

•        developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•        reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and

•        reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of our nominating and corporate governance committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

Edward Olkkola previously served as Chief Operating Officer of Legacy Hyliion from January 2018 to October 2018. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation, our amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The Board has adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.hyliion.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Non-Employee Director Compensation

In 2019, no director received cash, equity or other non-equity compensation for service on our Board. Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors. Mr. Healy does not receive additional compensation for his services as a director.

In October 2020, our Board approved the following cash and equity compensation for each of our current non-employee directors, effective October 1, 2020:

•        an annual cash retainer equal to $100,000, paid in 4 equal quarterly installments on the first day of each quarter; and

•        an award of restricted stock units covering 10,000 shares of our Common Stock (the “Initial Award”), with 25% of the Initial Award vesting on October 1, 2021, and 6.25% of the Initial Award vesting on a quarterly basis thereafter, subject to the non-employee director’s continued service with us through each applicable vesting date, except if the non-employee director resigns before the end of his scheduled term on the Board, the Initial Award immediately will fully accelerate vesting.

The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a board of directors’ compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

EXECUTIVE COMPENSATION

Executive Compensation

Our named executive officers for the year ended December 31, 2019, consisting of our current principal executive officer and our two other most highly compensated executive officers, were:

•        Thomas Healy, Chief Executive Officer;

•        Greg Van de Vere, Chief Financial Officer; and

•        Patrick Sexton, Chief Technology Officer.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2019.

	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas Healy Chief Executive Officer	2019	183,000	—	—	6,600	189,600
Greg Van de Vere Chief Financial Officer	2019	157,500	—	38,729	6,600	202,829
Patrick Sexton(2) Chief Technology Officer	2019	107,917	—	23,065	3,300	134,282

____________

(1)      The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the FASB’s Accounting Standards Codification (“ASC”) Topic 718. See Note 9 to our audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Hyliion in determining the grant-date fair value of our equity awards.

(2)      Mr. Sexton joined Legacy Hyliion in June 2019.

Annual Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Bonus Compensation

From time to time, the Board or its compensation committee, in its discretion, may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined to be appropriate.

Health and Welfare Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including: health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; and short-and long-term disability insurance. We do not maintain any executive-specific benefit or perquisite programs.

Retirement Benefits

We provide a tax-qualified Section 401(k) plan for all employees, including the named executive officers. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Employment Agreements with Named Executive Officers

Legacy Hyliion entered into a confirmatory employment letter, employment agreement, or offer letter with each of our named executive officers. The material terms of these agreements are described below.

Within around two weeks following the date of this prospectus, we expect to enter into new employment agreements with Mr. Healy and Mr. Sexton that will provide for increased base salaries, new equity-based compensation, and new severance and change in control benefits.

Thomas Healy

In August 2017, Legacy Hyliion entered into a confirmatory employment letter with Mr. Healy. The confirmatory employment letter has no specific term and provides that Mr. Healy is an at-will employee. Mr. Healy’s current annual base salary is $204,000 and he is eligible for an annual discretionary bonus in an amount determined by the Board in its sole discretion. In addition, Mr. Healy is eligible to receive severance benefits under his confirmatory employment letter, as described below under “—Potential Payments and Benefits upon Termination or Change in Control.”

Greg Van de Vere

We entered into an employment agreement with Mr. Van de Vere, our Chief Financial Officer, effective as of October 23, 2020, which provides for an initial one-year term ending on October 23, 2021, and automatically renews for successive 12-month terms thereafter unless at least ninety 90 days prior to the expiration of any 12-month term either party notifies the other of non-renewal. Pursuant to the agreement, Mr. Van de Vere receives an annual base salary of $400,000, is eligible for discretionary cash bonuses, and is eligible for severance benefits, as described below under “—Potential Payments and Benefits upon Termination or Change in Control.”

In addition, pursuant to the terms of his employment agreement, and subject to the approval of the Board’s compensation committee, Mr. Van de Vere will be granted (on a one-time basis) (i) a time-based restricted stock unit award covering 100,000 shares of Common Stock, and (ii) a performance-based restricted stock unit award covering 500,000 shares of Common Stock. The time-based award will vest over a four-year period, with 25% of the time-based award vesting on the one-year anniversary of October 1, 2020, and 1/16th of the time-based award vesting on the last day of each quarter ending thereafter, subject to Mr. Van de Vere’s continuous service through each applicable vesting date. The performance-based award will vest based upon the achievement of objective performance criteria, as determined by the Board’s compensation committee prior to the grant date of the performance-based award, during the period from the effective date of the employment agreement through December 31, 2025, subject to Mr. Van de Vere’s continuous service through each applicable vesting date. We currently expect the time-based award and performance-based award will be granted to Mr. Van de Vere in December 2020.

Patrick Sexton

In May 2019, Legacy Hyliion entered into an offer letter with Mr. Sexton. The offer letter has no specific term and provides that Mr. Sexton is an at-will employee. Mr. Sexton’s current annual base salary is $185,000.

Potential Payments and Benefits upon Termination or Change in Control

Pursuant to the terms of Mr. Healy’s confirmatory employment letter with us, if we terminate Mr. Healy’s employment without “cause” (as defined in Mr. Healy’s confirmatory employment letter), he will become entitled to receive (i) continuing payments of his then-current annual base salary for up to 6 months, and (ii) payment of premiums for coverage under COBRA for up to 6 months.

Pursuant to the terms of Mr. Van de Vere’s employment agreement with us, if Mr. Van de Vere’s employment with us is terminated (i) due to our non-renewal of the term of his employment agreement, (ii) by us without “cause”, or (iii) by Mr. Van de Vere for “good reason” (such terms as defined in Mr. Van de Vere’s employment agreement), then, provided Mr. Van de Vere timely executes and does not revoke a release of claims in our favour and complies with the confidentiality, non-competition, non-solicitation, and intellectual property provisions set forth in his employment agreement, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for 12 months; (b) accelerated vesting and, if applicable, exercisability of the then-unvested portion of each of his outstanding equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) that would have become vested had he remained employed by us for an additional 12 months following his termination; (c) each of his then-outstanding and unexercised stock options (to the extent vested) will remain exercisable for up to 36 months following the termination date; and (d) reimbursement on a monthly basis for the difference between the amount he pays to continue coverage for himself and his eligible dependents under our group health plans pursuant to COBRA and the employee contribution amount that our similarly situated employees pay for the same or similar coverage, for up to 12 months.

In addition, Mr. Van de Vere’s employment agreement provides that if Mr. Van de Vere’s employment with us is terminated due to his death or “disability” (as defined in Mr. Van de Vere’s employment agreement), all of his then-outstanding and unvested equity awards (other than any equity awards subject to performance-based or other similar vesting criteria) will immediately vest in full and, if applicable, become fully exercisable.

Mr. Van de Vere’s employment agreement also provides that in the event of a change in control (as defined in the 2020 Plan), and provided Mr. Van de Vere remains in continuous service through immediately prior to such change in control, the performance-based restricted stock unit award provided for in Mr. Van de Vere’s employment agreement (described in more detail above under “—Employment Agreements with Named Executive Officers—Greg Van de Vere”) will vest immediately prior to such change in control based upon the actual achievement of the applicable performance vesting criteria to which such award is subject. In addition, if the time-based restricted stock unit award provided for in Mr. Van de Vere’s employment agreement (described in more detail above under “—Employment Agreements with Named Executive Officers—Greg Van de Vere”) is not assumed, substituted for, or continued by the successor corporation (or a parent or subsidiary thereof) in the event of a change in control, such award will fully vest and will be settled immediately prior to the consummation of such change in control, subject to Mr. Van de Vere’s continued service through immediately prior to such change in control.

On October 16, 2020, all of Mr. Van de Vere’s unvested Exchanged Options fully accelerated vesting in accordance with the terms of his prior employment agreement with Legacy Hyliion.

Outstanding Equity Awards at 2019 Year End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Thomas Healy	—	—	—	—		—	—
Greg Van de Vere	10/11/2017	8/16/2017	368,854	286,886	(2)	0.13	10/11/2027
	3/29/2019	3/29/2019	—	364,300	(2)	0.16	3/29/2029
Patrick Sexton	7/18/2019	6/3/2019	—	218,580	(2)	0.16	7/18/2029

____________

(1)      Each option was granted under the 2016 Plan, the terms of which are described below under “— Equity Benefit Plans —Legacy Hyliion 2016 Equity Incentive Plan and Stock Options Assumed in Connection with the Business Combination.” In addition, each option originally covered shares of Legacy Hyliion Common Stock, and in connection with the Business Combination, was assumed by Hyliion and converted into an option to purchase shares of Common Stock on the same terms applicable to the option immediately prior to being assumed, except adjustments to the number of shares subject to and the exercise price of the option were made in order to reflect the Business Combination and to preserve the value of the option, as described in more detail below under “— Equity Benefit Plans — Legacy Hyliion 2016 Equity Incentive Plan and Stock Options Assumed in Connection with the Business Combination.”

(2)      Option vests over four years, with 25% vesting on the first anniversary of the vesting commencement date, and 6.25% vesting each quarter thereafter, subject to continued service with us through each applicable vesting date.

Equity Benefit Plans

Hyliion 2020 Equity Incentive Plan

In September 2020, our Board adopted and our stockholders approved the Hyliion Holdings Corp. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan became effective immediately upon the Closing.

Awards.    The 2020 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary corporation of Hyliion, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares.    The maximum number of shares of Common Stock that may be issued under the 2020 Plan will not exceed 12,200,000 shares. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the 2020 Plan is also 12,200,000 shares.

Shares subject to stock awards granted under the 2020 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2020 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2020 Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by Hyliion (a) because of the failure to vest, (b) to satisfy the exercise, strike or purchase price or (c) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will again become available for issuance under the 2020 Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2020 Plan.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (a) $675,000 in total value or (b) if such non-employee director is first appointed or elected to the Board during such calendar year, $900,000 in total value.

Plan Administration.    The Board, or a duly authorized committee thereof, administers the 2020 Plan and is referred to as the “plan administrator” herein. The Board may also delegate to one or more of its officers the authority to (a) designate employees (other than officers) to receive specified stock awards and (b) determine the number of shares subject to such stock awards. Under the 2020 Plan, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award, except the 2020 Plan will have a minimum vesting schedule of one year for all awards, although vesting of an award may be accelerated upon a change in control transaction or qualifying termination of employment, as set forth within an individual award agreement, and up to 5% of the share pool may be granted without regard to the minimum vesting requirement, so long as such awards are granted by the Board or its compensation committee.

Under the 2020 Plan, the Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (a) the reduction of the exercise, purchase or strike price of any outstanding option or stock appreciation right, (b) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash or other consideration or (c) any other action that is treated as a repricing under GAAP, except any such action that constitutes a repricing under then applicable stock exchange rules and listing standards will be subject to the approval of Hyliion’s stockholders.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator, subject to the minimum vesting requirements described above.

The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with Hyliion or any of its affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with Hyliion or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with Hyliion or any of its affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash, check, bank draft or money order, (b) a broker-assisted cashless exercise, (c) the tender of shares of Common Stock previously owned by the optionholder, (d) a net exercise of the option if it is an NSO or (e) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of Hyliion’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Hyliion’s total combined voting power or that of its parent or any of its subsidiary corporations unless (a) the exercise price of the stock option is at least 110% of the fair market value of a share of Common Stock on the date of grant and (b) the term of the stock option does not exceed five years from the date of grant.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of Common Stock, a combination of cash and shares of Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms, subject to the minimum vesting requirements described above. If a participant’s service relationship with Hyliion ends for any reason, Hyliion may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with Hyliion through a forfeiture condition or a repurchase right.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date granted. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator, subject to the minimum vesting requirements described above. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment, as determined by the Board and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. If a participant’s service relationship with Hyliion or any of its affiliates ceases for any reason other than for cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with Hyliion, or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards.    The 2020 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Common Stock.

The performance goals may be based on any measure of performance selected by the Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board when the performance award is granted, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals, which shall include the following actions: (a) exclude restructuring and other nonrecurring charges; (b) exclude exchange rate effects; (c) exclude the effects of changes to GAAP; (d) exclude the effects of any statutory adjustments to corporate tax rates; (e) exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (f) exclude the dilutive effects of acquisitions or joint ventures; (g) assume that any portion of Hyliion’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) exclude the effects of stock based compensation and the award of bonuses under Hyliion’s bonus plans; (j) exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; and (k) exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure.    In the event there is a specified type of change in Hyliion’s capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2020 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued on the exercise of ISOs and (d) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Change in Control Transactions.    The following applies to stock awards under the 2020 Plan in the event of a change in control (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with Hyliion or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a change in control, the Board will take one or more of the following actions with respect to awards, contingent upon the closing or completion of the change in control:

•        arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of Hyliion pursuant to the change in control);

•        arrange for the assignment of any reacquisition or repurchase rights held by Hyliion in respect of Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

•        accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such change in control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the change in control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the change in control;

•        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by Hyliion with respect to the award;

•        cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

•        make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (a) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the change in control, over (b) any exercise price payable by such holder in connection with such exercise. This payment may be zero dollars if the value of the property is equal to or less than the exercise price. These payments may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the change in control is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants. The Board may also take different actions with respect to the vested and unvested portions of an award.

Plan Amendment or Termination.    The Board has the authority to amend, suspend or terminate the 2020 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of Hyliion’s stockholders. No ISOs may be granted after the tenth anniversary of the date the Board adopted the 2020 Plan. No stock awards may be granted under the 2020 Plan while it is suspended or after it is terminated.

Legacy Hyliion 2016 Equity Incentive Plan and Stock Options Assumed in Connection with the Business Combination

Legacy Hyliion’s board of directors adopted, and Legacy Hyliion’s stockholders approved, the 2016 Equity Incentive Plan (the “2016 Plan”) in 2016, and the 2016 Plan was amended from time to time thereafter. No new awards will be granted under the 2016 Plan.

The 2016 Plan permitted the grant of ISOs, NSOs, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, restricted stock units, performance awards and other stock-based awards. ISOs could be granted only to Legacy Hyliion’s employees and to any of Legacy Hyliion’s parent or subsidiary corporation’s employees. All other awards could be granted to employees, directors and consultants of Legacy Hyliion and to any of Legacy Hyliion’s parent or subsidiary corporation’s employees or consultants.

In connection with the Business Combination, each stock option granted under the 2016 Plan (each, a “Legacy Hyliion Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an option (each, an “Exchanged Option”) to purchase a number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Legacy Hyliion Common Stock subject to such Legacy Hyliion Option immediately prior to the Effective Time and (b) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Legacy Hyliion Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Except as specifically provided otherwise in the Business Combination Agreement, following the Effective Time, each Exchanged Option continues to be governed by the same terms and conditions (including vesting and exercisability terms and the applicable terms of the 2016 Plan) as were applicable to the corresponding Legacy Hyliion Option immediately prior to the Effective Time.

As of the Closing, Exchanged Options covering 7,480,579 shares of Common Stock were outstanding.

The Board or a committee appointed by the Board administers the Exchanged Options. The exercise price per share of each Exchanged Option that constituted an ISO at the time of grant had to be at least 100% of the fair market value of a share of Legacy Hyliion Common Stock on the grant date. Each Exchanged Option that constituted an NSO at the time of grant could be granted with a per share exercise price that was less than 100% of the fair market value of a share of Legacy Hyliion Common Stock on the grant date. Subject to the provisions of the 2016 Plan, Legacy Hyliion’s board of directors determined the other terms of Exchanged Options, including any vesting and exercisability requirements, the method of payment of the exercise price, the expiration date, and the period following termination of service during which an Exchanged Option may remain exercisable.

In the event of any transaction resulting in a change in control (as defined in the 2016 Plan) of the Company, outstanding Exchanged Options will terminate upon the effective time of such change in control unless the surviving or successor entity (or a parent thereof) assumes or continues the Exchanged Options or substitutes an equivalent awards for the Exchanged Options. If Exchanged Options will terminate in the manner described in the foregoing sentence, the holders of Exchanged Options will be permitted, immediately before the change in control, to exercise all of their Exchanged Options that are then exercisable. In addition, the administrator of the Exchanged Options may, in its sole discretion, accelerate the vesting and exercisability of Exchanged Options in connection with a change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A&R Registration Rights Agreement

In connection with the Closing, we entered into the A&R Registration Rights Agreement on October 1, 2020, with Tortoise Sponsor LLC (“Tortoise Sponsor”), Tortoise Borrower and certain stockholders, pursuant to which the such stockholders of Registrable Securities (as defined therein), subject to certain conditions, will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 30 calendar days after the Closing, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of such registrable securities, and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of such stockholders has been granted demand underwritten offering registration rights and all of such stockholders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fails to satisfy any of our obligations under the A&R Registration Rights Agreement. The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which such stockholders cease to hold any Registrable Securities (as defined therein).

Lock-Up Agreement

In connection with the Closing, certain of our stockholders agreed, subject to certain exceptions, not to, without the prior written consent of our Board, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until 180 days after the Closing Date. Thereafter until two years after the Closing Date, subject to certain exceptions, Thomas Healy also agreed not to Transfer more than 10% of the number of shares of Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Common Stock held by him immediately after the Effective Time.

TortoiseCorp Related Agreements

Class B Common Stock

In November 2018, Tortoise Sponsor paid $25,000 in offering expenses on our behalf in exchange for the issuance of 5,750,000 shares of Class B Common Stock. In February 2019, we effected a stock dividend of 718,750 shares of Class B Common Stock, resulting in Tortoise Sponsor holding an aggregate of 6,468,750 shares Class B Common Stock (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters of the IPO did not exercise their over-allotment option). Also in February 2019, Tortoise Sponsor transferred 1,265,625 shares of Class B Common Stock to Tortoise Borrower, an affiliate of Tortoise Sponsor. On March 4, 2019, the underwriters of the IPO partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, Tortoise Sponsor forfeited 643,520 shares of Class B Common Stock for cancellation by TortoiseCorp. On March 4, 2019, Tortoise Borrower transferred 1,265,625 shares of Class B Common Stock to Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with TortoiseCorp or Tortoise Sponsor, pursuant to the Forward Purchase Agreement and Tortoise Sponsor transferred 40,000 shares of Class B Common Stock to each of TortoiseCorp’s independent directors in connection with the closing of the IPO. The shares of Class B Common Stock are identical to the shares of Class A Common Stock included in the units sold in the IPO except that the shares of Class B Common Stock which automatically converted into shares of Class A Common Stock at Closing and were subject to certain transfer restrictions, as described in more detail below.

Pursuant to the Amended and Restated Certificate of Incorporation of TortoiseCorp, each share of Class B Common Stock converted into one share of Class A Common Stock at the Closing. After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any stockholder thereof.

The holders of the Class B Common Stock have agreed, subject to limited exceptions, not to transfer, assign or sell any of their shares of Common Stock (which were converted from shares of Class B Common Stock in connection with the Closing) until the earlier to occur of: (a) one year after the Closing and (b) subsequent to the Closing, (i) if the last reported sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

On March 4, 2019, simultaneously with the consummation of the IPO, TortoiseCorp completed the private sale of 6,660,183 Private Placement Warrants at a purchase price of $1.00 per Warrant to Tortoise Borrower, generating gross proceeds of approximately $6.66 million. Each Private Placement Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the IPO held in the Trust Account. The Private Placement Warrants (including the Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the Closing. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or its permitted transferees.

Forward Purchase Agreement

On June 18, 2020, Atlas Point Fund and TortoiseCorp entered into the First Amendment to Forward Purchase Agreement, an amendment to the Amended and Restated Forward Purchase Agreement. On October 1, 2020, Atlas Point Fund purchased 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Common Stock, for an aggregate purchase price of $17,500,000, and transferred 894,375 shares of Common Stock to Tortoise Borrower pursuant to the Forward Purchase Agreement. Pursuant to the Forward Purchase Agreement, the Company gave certain registration rights to Atlas Point Fund with respect to the Forward Purchase Shares and Forward Purchase Warrants. The Forward Purchase Warrants will have the same terms as the Public Warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on June 18, 2020, TortoiseCorp entered into the Subscription Agreements with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and TortoiseCorp agreed to sell to the Subscribers, an aggregate of 30,750,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000 million. On October 1, 2020, the Subscribers purchased from the Company an aggregate of 30,750,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $307.5 million, pursuant to Subscription Agreements entered into effective as of June 18, 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

Legacy Hyliion Related Agreements

In conjunction with the 2018 Note, we entered into a PSA with the 2018 Noteholder. Under the terms of the PSA, so long as the 2018 Noteholder is one of our stockholders or debtholders and for a period of five years following a change of control of Legacy Hyliion, we will treat the 2018 Noteholder as our preferred source for any products that the 2018 Noteholder manufactures or sells in preference to other competing products as long as the 2018 Noteholder’s products meet the technical criteria established by us and on reasonably competitive terms. Under the PSA, we are allowed to purchase competing products upon the request of any customer.

In September 2019, we entered into the Services Agreement with the 2018 Noteholder under which the 2018 Noteholder may provide engineering or operational services to us. We have not yet engaged the 2018 Noteholder to provide any services under the Services Agreement.

In June 2020, we entered Note Amendments with all noteholders. In conjunction with the Note Amendments, we entered into the Commercial Matters Agreement with the 2018 Noteholder, pursuant to which, among other things:

(a)     The PSA will remain in place so long as the 2018 Noteholder owns one million shares of our Common Stock subsequent to the Closing and will be effective for a period of five years following a change of control affecting us.

(b)    The Services Agreement was terminated with the intention of replacing it with the New Services Agreement. The terms of the New Services Agreement are yet to, and may ultimately not, be negotiated and the 2018 Noteholder is under no obligation to enter into such New Services Agreement.

(c)     We issued to the 2018 Noteholder $10,000,000 worth of our Common Stock, as of immediately prior to the Effective Time, in consideration for the Note Amendments and for any future services to be provided pursuant to the terms of the New Services Agreement.

Between February and July 2019, we issued the Initial 2019 Notes in exchange for cash totaling approximately $13.6 million. The Initial 2019 Notes bear interest at 6% per annum and mature two to five years after their respective issuance dates. In conjunction with one of the Initial 2019 Notes, we entered the CDA with one of the Initial 2019 Noteholders. Under the terms of the CDA, we will work with the Collaboration Partner to develop certain products to be manufactured by the Collaboration Partner for use in our assembled products. The costs incurred under the CDA are the responsibility of the party who incurred the costs. Once the Collaboration Partner’s developed products meet our technical requirements and the Collaboration Partner meets or beats reasonably competitive terms, the Collaboration Partner and us will enter into a supply arrangement under which we will purchase the developed products exclusively from the Collaboration Partner for three years after such supply arrangement’s effective date. In the event we and the Collaboration Partner fail to enter into such supply agreement or we do not purchase its total requirements for such supplies exclusively from the Collaboration Partner during the three-year period after the supply agreement is entered into, the Collaboration Partner is entitled to certain remedies including reimbursement of all of its development costs.

On October 1, 2020, immediately prior to the Effective Time, the outstanding principal and unpaid accrued interest due on Legacy Hyliion Convertible Notes were automatically converted into shares of Legacy Hyliion Common Stock in accordance with the terms of such Legacy Hyliion Convertible Notes, and such converted Legacy Hyliion Convertible Notes were no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy Hyliion Convertible Notes were released.

Related-Person Transactions Policy

The Board adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.

Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.

Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our audit committee pursuant to this policy before such related person may engage in the transaction.

In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risk, cost and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction; and

•        the availability of other sources for comparable services or products.

Our audit committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our audit committee determines in the good faith exercise of its discretion.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of October 1, 2020, after giving effect to the Closing, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

•        each current named executive officer and director of the Company; and

•        all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 153,901,829 shares of Common Stock issued and outstanding as of the Closing Date and do not take into account the issuance of any shares of Common Stock upon the exercise of Warrants to purchase up to approximately 19,185,637 shares of Common Stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Thomas Healy	34,972,856	22.7%
Greg Van de Vere(1)	618,691	*
Patrick Sexton(2)	68,306	*
Andrew H. Card, Jr.	—	*
Vincent T. Cubbage(3)	37,500	*
Howard Jenkins(4)	16,656,790	10.8%
Edward Olkkola(5)	2,531,894	1.6%
Stephen Pang(6)	7,500	*
Robert M. Knight, Jr.	—	*
Directors and Executive Officers as a Group (9 Individuals)	54,893,537	35.7%

Five Percent Holders:
Axioma Ventures, LLC(5)	16,656,790	10.8%
FJ Management Inc.(7)	8,328,499	5.4%
TortoiseEcofin Borrower LLC(8)(9)	11,994,163	7.8%

____________

*        Less than one percent.

(1)      Consists of 22,149 shares of Common Stock and 596,542 shares of Common Stock issuable upon the exercise of options within 60 days of the Closing.

(2)      Consists of 68,306 shares of Common Stock issuable upon the exercise of options within 60 days of the Closing.

(3)      Consists of 25,000 shares of Common Stock and 12,500 shares of Common Stock underlying the public Warrants that become exercisable 30 days after the Closing.

(4)      Consists of shares of Common Stock held of record by Axioma Ventures, LLC (“Axioma Ventures”).  The sole member of Axioma Ventures is Axioma Holdings, LLC (“Axioma Holdings”) and the managers of Axioma Ventures are Alexander H. Jenkins and Kiran Lingam. The sole manager of Axioma Holdings is Axioma Management, LLC (“Axioma Management”). Howard M. Jenkins, Alexander H. Jenkins and Kiran Lingam are managers of Axioma Management. Each of Axioma Holdings, Axioma Management, Howard M. Jenkins, Alexander H. Jenkins and Kiran Lingam therefore may be deemed to share voting and dispositive power with respect to the shares of Common Stock held of record by Axioma Ventures. The address of Axioma Ventures and each of its control persons is 601 South Blvd, Tampa, FL 33606.

(5)      Consists of (a) 821,610 shares of Common Stock and 1,543,723 shares of Common Stock issuable upon the exercise of options within 60 days of the Closing, each owned by Mr. Olkkola and (b) 166,560 shares of Common Stock held by Mr. Olkkola’s wife, over which she has sole voting and investment power.

(6)      Consists of 5,000 shares of Common Stock and 2,500 shares of Common Stock underlying the public Warrants that become exercisable 30 days after the Closing.

(7)      The address of the business office of the reporting person is 185 South State Street, Penthouse, Salt Lake City, UT 84111.

(8)      Tortoise Sponsor LLC (“Sponsor”) is the record holder of 4,439,605 shares of Common Stock. Tortoise Borrower is the managing member of Sponsor. Tortoise Borrower is the record holder of 6,660,183 private placement Warrants and received 894,375 shares of Common Stock transferred from Atlas Point Fund at Closing. TortoiseEcofin Parent Holdco LLC (formerly known as “Tortoise Parent Holdco LLC”) is the sole member of Tortoise Borrower and TortoiseEcofin Investments, LLC (formerly known as “Tortoise Investments, LLC”) is the sole member of TortoiseEcofin Parent Holdco LLC. TortoiseEcofin Investments, LLC is controlled by a board of directors, which consists of Jeffrey Lovell, Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson and Brad Hilsabeck. Accordingly, the members of the board of directors of TortoiseEcofin Investments, LLC may be deemed to have or share beneficial ownership of the securities held directly by Sponsor and Tortoise Borrower. In addition, Vincent T. Cubbage and Stephen Pang are members of Sponsor. Mr. Cubbage and Mr. Pang have no voting or dispositive power over such securities and hereby disclaim beneficial ownership of such securities. The address of the business office of the reporting person is 5100 W. 115th Place, Leawood, KS 66211.

(9)      Consists of 4,439,605 shares of Common Stock held directly by Sponsor, 6,660,183 shares of Common Stock underlying the private placement Warrants that become exercisable 30 days after the Closing and 894,375 shares of Common Stock transferred by Atlas Point Fund to Tortoise Borrower in connection with the Closing pursuant to the terms of the Forward Purchase Agreement.

SELLING SECURITYHOLDERS

The Selling Securityholders acquired the Private Warrants and shares of our Common Stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO and in connection with the Business Combination. Pursuant to the Registration Rights, the Subscription Agreements and Forward Purchase Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Private Warrants (and the shares of Common Stock that may be issued upon exercise of the Private Warrants), (ii) the shares of our Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements, Business Combination Agreement and the Forward Purchase Agreement and (iii) Public Warrants held by certain affiliates of TortoiseCorp.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of October 21, 2020 regarding the beneficial ownership of our Common Stock and Warrants by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 153,901,829 shares of Common Stock outstanding as of October 1, 2020. Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock and Private Warrants offered and no other purchases or sales of our Common Stock or Private Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock or Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Up to 11,650,454 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered(1)	Number of Warrants Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
1248 Holdings, LLC(2)	1,200,000	—	1,200,000	—	—	—	—	—
Alyeska Master Fund 3, L.P.(3)	6,675	—	6,675	—	—	—	—	—
Alyeska Master Fund, L.P.(3)	793,325	—	793,325	—	—	—	—	—
Andrew J. Orekar(4)	40,000	—	40,000	—	—	—	—	—
Atlas Point Energy Infrastructure Fund, LLC(5)	2,996,250	875,000	2,996,250	875,000	—	—	—	—
Axioma Ventures, LLC(6)	16,656,790	—	16,656,790	—	—	—	—	—
BEMAP Master Fund Ltd(7)	368,000	—	368,000	—	—	—	—	—
Bradley J. Hilsabeck(8)	100,000	—	100,000	—	—	—	—	—
Colle Capital Partners I, L.P.(9)	1,430,894	—	1,430,894	—	—	—	—	—
Colle HLN Associates LLC(9)	4,279,467	—	4,279,467	—	—	—	—	—
Colle Logistics Associates LLC(9)	4,500,000	—	4,500,000	—	—	—	—	—
Concord Partners LLC(10)	1,609,768	—	1,609,768	—	—	—	—	—
CRA Fund II LLC(11)	6,077,161	—	6,077,161	—	—	—	—	—
CVI Investments Inc.(12)	1,600,000	—	1,600,000	—	—	—	—	—

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered(1)	Number of Warrants Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
D. E. Shaw Oculus Portfolios, L.L.C.(13)	625,000	—	625,000	—	—	—	—	—
D. E. Shaw Valence Portfolios, L.L.C.(13)	1,875,000	—	1,875,000	—	—	—	—	—
Dana Limited(14)	2,988,229	—	2,988,229	—	—	—	—	—
Darrell Brock(15)(16)	547,871	2,500	547,871	2,500	—	—	—	—
David Douglas(10)	90,750	—	90,750	—	—	—	—	—
Davidson Kempner Institutional Partners, L.P.(17)	452,280	—	452,280	—	—	—	—	—
Davidson Kempner International, Ltd.(17)	505,800	—	505,800	—	—	—	—	—
Davidson Kempner Partners(17)	207,960	—	207,960	—	—	—	—	—
DougCap, LLC(18)	603,801	—	603,801	—	—	—	—	—
Edward Russell(16)	180,645	2,500	173,145	—	7,500	—	2,500	*
Edward Olkkola(19)	2,531,894	—	821,610	—	1,710,284	1.10%	—	—
Evan Zimmer(16)	133,836	500	132,336	—	1,500	—	500	*
FJ Management Inc.(20)	8,328,499	—	8,328,499	—	—	—	—	—
Frank M. Semple(21)	40,000	—	40,000	—	—	—	—	—
Gary P. Henson(8)	33,650	16,000	10,000	—	23,650	*	16,000	*
Greg Van de Vere(22)	618,691	—	22,149	—	596,542	*	—	—
H. Kevin Birzer(8)	10,000	—	10,000	—	—	—	—	—
Handelsbanken Fonder AB, 556418-8851, on behalf of the fund Handelsbanken Hallbar Energi(23)	900,000	—	900,000	—	—	—	—	—
HBK Master Fund L.P.(24)	500,000	—	500,000	—	—	—	—	—
HYL Investors, L.P.(18)	662,724	—	662,724	—	—	—	—	—
ICS Opportunities, Ltd.(25)	850,000	—	850,000	—	—	—	—	—
Integrated Core Strategies (US) LLC(25)	2,450,000	—	2,450,000	—	—	—	—	—
Jeanne Olkkola(26)	988,170	—	166,560	—	821,610	*	—	—
Lugard Road Capital Master Fund, LP(27)	3,500,000	—	3,500,000	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(28)	353,050	—	353,050	—	—	—	—	—
Luxor Capital Partners, LP(28)	505,390	—	505,390	—	—	—	—	—
Luxor Wavefront, LP(28)	141,560	—	141,560	—	—	—	—	—
M.H. Davidson & Co.(17)	33,960	—	33,960	—	—	—	—	—
Matthew Breidert	50,000	—	50,000	—	—	—	—	—
MCHC, LLC(2)	300,000	—	300,000	—	—	—	—	—
Monashee Pure Alpha SPV I LP(7)	160,000	—	160,000	—	—	—	—	—
Monashee Solitario Fund LP(7)	216,000	—	216,000	—	—	—	—	—
Moore Global Investments, LLC(29)	1,500,000	—	1,500,000	—	—	—	—	—

Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Warrants Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered(1)	Number of Warrants Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
New Era Capital Partners, L.P.(30)	6,662,857	—	6,662,857	—	—	—	—	—
Nineteen77 Environmental Focus Fund (Cayman) Master Limited(31)	150,000	—	150,000	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(31)	1,100,005	—	1,100,005	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(31)	1,099,995	—	1,099,995	—	—	—	—	—
Paul B. Adams	3,125	375	2,000	—	1,125	*	375	*
Polar Long/Short Master Fund(32)	466,880	—	466,880	—	—	—	—	—
Polar Multi-Strategy Master Fund Long/Short(32)	333,120	—	333,120	—	—	—	—	—
Quinn T. Kiley	25,000	—	25,000	—	—	—	—	—
Riverview Group LLC(25)	800,000	—	800,000	—	—	—	—	—
Rotunda Enterprises, LLC(18)	291,503	—	291,503	—	—	—	—	—
Select Alternative Strategies II ICAV, Solely on Behalf of Nineteen77 Environmental Focus Fund (EU)(31)	150,000	—	150,000	—	—	—	—	—
Sensata Technologies, Inc.	218,758	—	218,758	—	—	—	—	—
SFL SPV I LLC(7)	56,000	—	56,000	—	—	—	—	—
Sidney L. Tassin(33)	40,000	—	40,000	—	—	—	—	—
Stephen Pang(16)(41)	296,074	2,500	296,074	2,500	—	—	—	—
Steven C. Schnitzer(16)(34)	547,871	2,500	547,871	2,500	—	—	—	—
Sumitomo Corporation of Americas	832,728	—	832,728	—	—	—	—	—
Sycomore Eco Solutions(35)	170,000	—	170,000	—	—	—	—	—
Sycomore L/S Opportunities (35)	130,000	—	130,000	—	—	—	—	—
Tech Opportunities LLC(36)	2,486,000	—	2,100,000	—	386,000	*	—	—
Texas Mutual Insurance Company(37)	96,383	—	96,383	—	—	—	—	—
Thomas Healy	34,972,856	—	34,972,856	—	—	—	—	—
Tortoise Direct Opportunities Fund II, LP(38)	356,617	—	356,617	—	—	—	—	—
TortoiseEcofin Borrower LLC(39)	9,326,848	6,660,183	9,326,848	6,660,183	—	—	—	—
Vincent T. Cubbage(16)(40)	1,030,018	12,500	1,030,018	12,500	—	—	—	—
TOTAL:	136,254,034	7,574,558	132,637,517	7,555,183	3,616,517	2.29%	19,375	*

____________

*        Less than one percent.

(1)      The amounts set forth in this column are the number of shares of Common Stock that may be offered by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.

(2)      Martin C. Bicknell is deemed to have power to vote or dispose of the Registrable Securities. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(3)      Alyeska Investment Group, L.P., the investment manager of the Selling Securityholders, has voting and investment control of the shares held by the Selling Securityholders. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholders.

(4)      Andrew J. Orekar served as a director of TortoiseCorp prior to the Closing of the Business Combination.

(5)      Consists of 2,121,250 shares of Common Stock and 875,000 shares of Common Stock issuable upon exercise of the Forward Purchase Warrants. Paul McPheeters, Adam Karpf, Christopher Linder and Lance Marr are deemed to have power to vote or dispose of the Registrable Securities.

(6)      The sole member of Axioma Ventures, LLC (“Axioma Ventures”) is Axioma Holdings, LLC (“Axioma Holdings”) and the managers of Axioma Ventures are Alexander H. Jenkins and Kiran Lingam. The sole manager of Axioma Holdings is Axioma Management, LLC (“Axioma Management”). Howard M. Jenkins, Alexander H. Jenkins and Kiran Lingam are managers of Axioma Management. Each of Axioma Holdings, Axioma Management, Howard M. Jenkins, Alexander H. Jenkins and Kiran Lingam therefore may be deemed to share voting and dispositive power with respect to the shares of Common Stock held of record by Axioma Ventures.

(7)      Krista Librett, Operations Manager of Monashee Investment Management, LLC, is deemed to have power to vote or dispose of the Registrable Securities.

(8)      Tortoise Borrower is the record and beneficial owner of 2,666,665 shares of Common Stock and 6,660,183 Warrants of the Company. TortoiseEcofin Parent Holdco LLC (f/k/a Tortoise Parent Holdco LLC) is the sole member of Tortoise Borrower, and TortoiseEcofin Investments, LLC is the sole member of TortoiseEcofin Parent Holdco LLC. TortoiseEcofin Investments, LLC (f/k/a/ Tortoise Investments LLC) is controlled by a board of directors, which consists of Jeffrey Lovell, Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson and Brad Hilsabeck. Accordingly, the undersigned, as a member of the board of directors of TortoiseEcofin Investments, LLC, may be deemed to have or share beneficial ownership of the Common Stock and Warrants held directly by Tortoise Borrower. In addition, Tortoise Sponsor, the sponsor of Tortoise Acquisition Corp. and the owner, since the date of initial public offering of Tortoise Acquisition Corp. and through the closing of the Business Combination, of certain securities of the Company, was an affiliate of TortoiseEcofin Investments LLC and Tortoise Borrower. Tortoise Sponsor was dissolved on October 2, 2020, and the shares of Common Stock of the Company held by Tortoise Sponsor were, upon such dissolution, distributed to the members thereof.

(9)      Victoria Grace is the sole manager of Colle Capital Partners I, L.P., Colle HLN Associates LLC and Colle Logistics Associates LLC (together, “Colle”). Victoria Grace beneficially owns the shares of Common Stock held by Colle. Victoria Grace was also a director of Legacy Hyliion prior to the Closing of the Business Combination.

(10)    Lamar Mathew as President and Treasurer and David Douglas as Vice President and Secretary are deemed to have power to vote or dispose of the Registrable Securities held by Concord Partners LLC. David Douglas was also a director of Legacy Hyliion prior to the Closing of the Business Combination.

(11)    Gideon Argov beneficially owns greater than 5% of the Selling Securityholder’s interest in the Company and served as a director of Legacy Hyliion prior to the Closing of the Business Combination.

(12)    Heights Capital Management, Inc., the authorized agent of the Selling Securityholder, has discretionary authority to vote and dispose of the shares held by the Selling Securityholder and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by the Selling Securityholder. Martin Kobinger disclaims any such beneficial ownership of the shares. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(13)    D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and D. E. Shaw Valence Portfolios, L.L.C. (“Valence”) may be deemed affiliated. Each of Valence and Oculus has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Registrable Securities. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Registrable Securities. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Registrable Securities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Registrable Securities on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Registrable Securities. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Registrable Securities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Registrable Securities. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Registrable Securities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Registrable Securities. David E. Shaw disclaims beneficial ownership of the Registrable Securities.

(14)    Jonathan Mark Collins, Timothy Robert Kraus and John Frederick Geddes are deemed to have power to vote or dispose of the Registrable Securities.

(15)    Darrell Brock was the Vice President, Business Development of TortoiseCorp from the completion of its IPO to the date of the Closing of the Business Combination.

(16)    Each of Darrell Brock, Edward Russell, Evan Zimmer, Vincent T. Cubbage, Steven Schnitzer and Stephen Pang was also a member (i.e., equity owner) of Tortoise Sponsor, the sponsor of TortoiseCorp, which owned shares of Common Stock and dissolved on October 2, 2020, and is employed by an affiliate of Tortoise Borrower, which purchased the Private Placement Warrants of TortoiseCorp and continues to own shares of Common Stock and Warrants of the Company. Tortoise Borrower was the managing member of Tortoise Sponsor, the sponsor of TortoiseCorp. Each of Darrell Brock, Edward Russell, Evan Zimmer, Vincent T. Cubbage, Steven Schnitzer and Stephen Pang has or had no voting or dispositive power over the securities of the Company owned of record or beneficially by Tortoise Sponsor or Tortoise Borrower.

(17)    Voting and dispositive authority over the Registrable Securities is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the Registrable Securities. Each of the aforementioned entities and individuals disclaims beneficial ownership of the Registrable Securities held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(18)    Steven D. Douglas, who was a director of Legacy Hyliion prior to the Closing of the Business Combination, is deemed to have power to vote or dispose of the Registrable Securities

(19)    Consists of (a) 821,610 shares of Common Stock and 1,543,724 shares of Common Stock issuable upon the exercise of options within 60 days of the Closing of the Business Combination, each owned by Mr. Olkkola and (b) 166,560 shares of Common Stock held by Mr. Olkkola’s wife, over which she has sole voting and investment power.

(20)    Crystal Maggelet and Richard L. Bozzelli are deemed to have power to vote or dispose of the Registrable Securities. Richard L. Bozzelli was a director of Legacy Hyliion prior to the Closing of the Business Combination.

(21)    Frank M. Semple served as a director of TortoiseCorp prior to the Closing of the Business Combination.

(22)    Consists of 22,149 shares of Common Stock and 596,542 shares of Common Stock issuable upon the exercise of options within 60 days of the Closing.

(23)    Being the portfolio manager of the Selling Securityholder, Patric Lindqvist may be deemed to have the power to vote for and dispose of the Registrable Securities on behalf of the Selling Securityholder. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(24)    HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Registrable Securities pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of the Registrable Securities to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Jon L. Mosle III and Matthew Luth.

(25)    Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”) and may be deemed to have shared voting control and investment discretion over the Registrable Securities owned by ICS Opportunities. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”) and Riverview Group LLC, a Delaware limited liability company (“Riverview Group”) and may be deemed to have shared voting control and investment discretion over the Registrable Securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over the Registrable Securities owned by ICS Opportunities. Millennium Group Management

LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over the Registrable Securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over the Registrable Securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over the Registrable Securities owned by the Selling Securityholder. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the Registrable Securities owned by the Selling Securityholder, as the case may be.

(26)    Consists of (a) 166,560 shares of Common Stock and (b) 821,610 shares of Common Stock held by Mrs. Olkkola’s husband, over which he has sole voting and investment power.

(27)    Jonathan Green is deemed to have power to vote or dispose of the Registrable Securities

(28)    Christian Leone, principal of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners Offshore, Ltd., is deemed to have power to vote or dispose of the Registrable Securities.

(29)    Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(30)    Ran Simha is deemed to have power to vote or dispose of the Registrable Securities. Gideon Argov, a manager of New Era Capital Partners, L.P., was a director of Legacy Hyliion prior to the Closing of the Business Combination.

(31)    Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the Registrable Securities.

(32)    Paul Sabourin, Chief Investment Officer of Polar Asset Management Partners Inc., is deemed to have power to vote or dispose of the Registrable Securities.

(33)    Sidney L. Tassin served as a director of TortoiseCorp prior to the Closing of the Business Combination.

(34)    Steven C. Schnitzer was the Vice President, General Counsel and Secretary of TortoiseCorp from the completion of its IPO to the date of the Closing of the Business Combination.

(35)    The Registrable Securities held of record by Sycomore AM as a management company acting on behalf of open-ended European UCITS mutual funds.

(36)    Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over the Registrable Securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over the Registrable Securities.

(37)    Tortoise Capital Advisors, L.L.C. is an investment adviser to the Selling Securityholder. Primary responsibility for the day-to-day management of the portfolio containing the Registerable Securities is the joint responsibility of a team of portfolio managers consisting of Brian A. Kessens, James R. Mick, Matthew G.P. Sallee, Robert J. Thummel, and Nicholas S. Holmes.

(38)    Tortoise Capital Advisors, L.L.C. is investment advisor to the Selling Securityholder. Brian A. Kessens, James R. Mick, Matthew G.P. Sallee, and Robert J. Thummel, in their position as portfolio managers, may be deemed to have voting and investment power with respect to the Registrable Securities owned by the Selling Securityholder. Tortoise Capital Advisors, L.L.C. has sole voting and dispositive power over the Registrable Securities held by the Selling Securityholder. The address for the foregoing persons is 5100 W. 115th Place, Leawood, KS 66211. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(39)    Consists of 2,666,665 shares of Common Stock and 6,660,183 shares of Common Stock issuable upon exercise of the Private Warrants. The Selling Securityholder was a part of the sponsor network of TortoiseCorp. The Selling Securityholder purchased 6,660,183 Private Placement Warrants in connection with the Company’s IPO and was the managing member of Tortoise Sponsor, which held Class B shares of common stock of the Company in connection its IPO. Immediately prior to giving effect to the Business Combination, Tortoise Sponsor held all of the issued and outstanding shares of Class B common stock of the Company (or 5,825,230 shares) other than (i) 1,265,625 shares of Class B common stock that were previously transferred to Atlas Point Fund in connection with the IPO of TortoiseCorp and (ii) 120,000 shares of Class B common stock that were previously transferred, in the aggregate, to three independent directors of TortoiseCorp in connection with such IPO. After giving effect to the Business Combination and the transfer on October 1, 2020 of 894,375 shares of Class B common stock by Atlas Point Fund to the Selling Securityholder and the distribution by Tortoise Sponsor of Class B Common Stock held by it to the members of Tortoise Sponsor upon the dissolution thereof on October 2, 2020, the Selling Securityholder was the record and beneficial owner of 2,666,665 shares of Common Stock.

TortoiseEcofin Parent Holdco LLC (f/k/a Tortoise Parent Holdco LLC) is the sole member of the Selling Securityholder, and TortoiseEcofin Investments, LLC is the sole member of TortoiseEcofin Parent Holdco LLC. TortoiseEcofin Investments, LLC is controlled by a board of directors, which consists of Jeffrey Lovell, Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson and Brad Hilsabeck. Accordingly, the members of the board of directors of TortoiseEcofin Investments, LLC may be deemed to have or share beneficial ownership of the Common Stock and Warrants held directly by the Selling Securityholder. In addition, Vincent T. Cubbage, Stephen Pang, Steven C. Schnitzer and Darrell Brock, Jr., former officers and, in the case of Messrs. Cubbage and Pang, former and current directors of the Company, were members of Tortoise Sponsor and are employed by an affiliate of the Selling Securityholder that is controlled by TortoiseEcofin Investments, LLC. None of Mr. Cubbage, Mr. Pang, Mr. Schnitzer and Mr. Brock has voting or dispositive power over the shares of Common Stock or Warrants held beneficially and of record by the Selling Securityholder.

Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(40)    Vincent T. Cubbage was the President, Chief Executive Officer and a director of TortoiseCorp from the completion of its IPO to the date of the Closing of the Business Combination.

(41)    Stephen Pang was a director of TortoiseCorp from the completion of its IPO to the date of the Closing of the Business Combination. He also served as the Chief Financial Officer of TortoiseCorp from January 2020 to the date of the Closing of the Business Combination.

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of October 1, 2020, there were approximately 153,901,829 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock will possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock will be entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled dividends, if any, as may be declared from time to time by the Board in its discretion. Such dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of our Certificate of Incorporation and applicable law. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Preemptive or Other Rights

Holders of Common Stock have no conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Election of Directors

The Board is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Hyliion or the removal of the our management.

Warrants

Public Stockholders’ Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the Closing, provided in each case that we have an effective registration statement under the Securities Act, covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. No fractional Warrants was issued upon separation of the TortoiseCorp units at Closing and only whole Warrants will trade.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants. We will use our best efforts to cause the same to become effective, but in no event later than 60 business days after the Closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Warrants become exercisable, we may call the Warrants for redemption for cash:

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•        if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the

$18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Commencing 90 days after the Warrants become exercisable, we may redeem the outstanding Warrants (including both Public Warrants and Private Warrants) for shares of Common Stock:

•        in whole and not in part;

•        at a price equal to a number of shares of Common Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Common Stock (as defined below) except as otherwise described below;

•        upon a minimum of 30 days’ prior written notice; and

•        if, and only if, the last sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrantholders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Common Stock that a warrantholder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Common Stock shall mean the average reported last sale price of our Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of our Common Stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.277 shares of Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Common Stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.298 shares of Common Stock for each whole Warrant. Finally, as reflected in the table above, we can redeem the Warrants for no consideration in the event that the Warrants are “out of the money” (i.e. the trading price of our Common Stock is below the exercise price of the Warrants) and about to expire.

Any Warrants held by our officers or directors will be subject to this redemption for shares feature, except that such officers and directors shall only receive “fair market value” for such Warrants so redeemed (“fair market value” for such Warrants held by our officers and directors being defined as the last reported sale price of the Public Warrants on such redemption date).

As stated above, we can redeem the Warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with fair value (in the form of shares of Common Stock). If we choose to redeem the Warrants when the Common Stock is trading at a price below the exercise price of the Warrants, this could result in the warrantholders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50. No fractional shares of Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. Any redemption of the Warrants for shares of Common Stock will apply to both the Public Warrants and the Private Warrants.

If we call the Warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call our Warrants for redemption and our management does not take advantage of this option, Tortoise Borrower, and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted pursuant to the following three paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (b) one minus the quotient of (i) the price per share of Common Stock paid in such rights offering divided by (ii) the fair market value. For these purposes (a) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (b) fair market value means the volume weighted average price of Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with an initial business combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our Common Stock if we have not consummated an initial business combination within 24 months from the closing of the IPO, or (e) in connection with the redemption of our public shares upon our failure to complete an initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The Warrant exercise price will not be adjusted for other events.

The Warrants were issued in registered form under the Warrant Agreement between the Warrant Agent and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Private Warrants

The Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to our officers, directors and other persons or entities affiliated with Tortoise Borrower), and they will not be redeemable by us for cash so long as they are held by Tortoise Borrower or its permitted transferees. Tortoise Borrower, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than Tortoise Borrower or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, such holders would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant Agent.

Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Party Transactions” for lock-up restrictions on our securities under the Registration Rights and Lock-Up Agreement and the Lock-Up Agreements.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in the Bylaws. The Bylaws provide that special meetings of our stockholders may be called only, for any purpose as is a proper matter for stockholder action under Delaware, by (i) our Chairperson of the Board of Directors, (ii) our Chief Executive Officer or the President if the Chairperson of the Board of Directors

is unavailable, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the latter of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and the Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers and employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or the Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our Certificate of Incorporation provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law

We do not opt out of Section 203 of the DGCL under our Certificate of Incorporation.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Certificate of Incorporation and Bylaws provide that the Company will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        one percent (1%) of the total number of shares of Common Stock then outstanding; or

•        the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, Warrant Agent and registrar for our Common Stock and Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Common Stock and Public Warrants are listed on the NYSE under the symbols “HYLN” and “HYLN WS,” respectively.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 6,660,183 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants by the holders thereof, (ii) up to 875,000 shares of Common Stock that are issuable upon the exercise of the Forward Purchase Warrants by the holders thereof other than Atlas Point Fund and (iii) up to 11,650,454 shares of Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 132,637,517 shares of Common Stock (including up to 7,535,183 shares of Common Stock that may be issued upon exercise of the Private Warrants and 20,000 shares of Common Stock that may be issued upon exercise of 20,000 Public Warrants), (ii) up to 7,535,183 Private Warrants and (iii) up to 20,000 Public Warrants.

We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of NYSE;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        to or through underwriters or broker-dealers;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Cooley LLP.

EXPERTS

The financial statements as of and for the years ended December 31, 2019 and December 31, 2018 of Legacy Hyliion appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, an independent registered public accounting firm (“Grant Thornton”), as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018 of Tortoise Acquisition Corp. appearing in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm (“Withum”), as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On October 1, 2020, after the recommendation of the Audit Committee of the Board, the Board approved the engagement of Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. Grant Thornton served as the independent registered public accounting firm of Legacy Hyliion prior to the Business Combination. Accordingly, Withum, the Company’s independent registered public accounting firm prior to the Business Combination, was informed on October 1, 2020 that it would be replaced by Grant Thornton as the Company’s independent registered public accounting firm following completion of the Company’s review of the quarter ended September 30, 2020, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, TortoiseCorp.

Withum’s report of independent registered public accounting firm, dated March 20, 2020, on the Company’s balance sheets as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) to December 31, 2018, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than the Company’s ability to continue as a going concern due to Company’s obligation to either complete a business combination by the close of business on March 4, 2021, or cease all operations except for the purpose of winding down and liquidating.

During the period from November 7, 2018 (inception) to December 31, 2019 and the subsequent period through October 1, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from November 7, 2018 (inception) to December 31, 2018, and the interim period through October 1, 2020, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We have provided Withum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and has requested that Withum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Withum is attached hereto as Exhibit 16.1.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.hyliion.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Hyliion Unaudited Condensed Financial Statements
Unaudited Condensed Balance Sheets as of September 30, 2020 and 2019	F-2
Unaudited Condensed Statement of Operations for the Nine Months Ended September 30, 2020 and 2019	F-3
Unaudited Condensed Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit for the Nine Months Ended September 30, 2020 and 2019	F-4
Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2020 and 2019	F-5
Notes Accompanying the Unaudited Condensed Financial Statements	F-6

Hyliion Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-17
Statements of Operations for the Years Ended December 31, 2019 and 2018	F-18
Balance Sheets as of December 31, 2019 and 2018 (as restated)	F-19
Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F-20
Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit for the Years Ended December 31, 2019, 2018 and 2017	F-21
Notes Accompanying the Financial Statements	F-22

Tortoise Acquisition Corp. Unaudited Condensed Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2020 (Unaudited) and December 31, 2019	F-56
Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2020 and 2019	F-57
Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity for the three and nine months ended September 30, 2020 and 2019	F-58
Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2020 and 2019	F-59
Notes to Unaudited Condensed Consolidated Financial Statements	F-60

Tortoise Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-75
Balance Sheets as of December 31, 2019 and 2018	F-76
Statements of Operations for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018	F-77
Statements of Changes in Stockholders’ Equity for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018	F-78
Statements of Cash Flows for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018	F-79
Notes to Financial Statements	F-80

Hyliion Inc.
Condensed Balance Sheets
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$7,565	$6,285
Accounts receivable, net	15	145
Prepaid expenses and other current assets	1,085	414
Total current assets	8,665	6,844
Property and equipment, net	1,126	1,635
Operating lease right-of-use assets	4,254	4,976
Intangible assets, net	356	429
Deferred transaction costs	4,306	—
Other assets	209	212
Total assets	$18,916	$14,096
Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,499	$1,156
Convertible notes payable derivative liabilities	4,745	3,029
Current portion of operating lease liabilities	751	953
Current portion of debt	28,477	6,720
Accrued expenses and other current liabilities	891	500
Total current liabilities	39,363	12,358
Operating lease liabilities, net of current portion	4,253	4,803
Convertible notes payable derivative liabilities, net of current portion	7,620	5,322
Debt, net of current portion	4,132	9,682
Total liabilities	55,368	32,165
Series A-1 redeemable, convertible preferred stock; $0.001 par value; 24,591,554 shares authorized; 22,895,580 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $23,812)	20,250	20,250
Series A-2 redeemable, convertible preferred stock; $0.001 par value; 8,793,755 shares authorized; 8,197,359 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $4,304)	3,536	3,536
Series A-3 redeemable, convertible preferred stock; $0.001 par value; 2,545,155 shares authorized; 2,328,545 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $2,400)	2,001	2,001
Total redeemable, convertible preferred stock	25,787	25,787
Commitments and contingencies (Note 8)
Stockholders’ deficit
Common stock, $0.001 par value; 69,817,317 shares authorized; 26,882,169 and 26,118,953 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	27	26
Additional paid-in capital	5,367	5,084
Accumulated deficit	(67,633)	(48,966)
Total stockholders’ deficit	(62,239)	(43,856)
Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$18,916	$14,096

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.
Condensed Statements of Operations
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating expenses:
Research and development	$(8,134)	$(6,716)
Selling, general and administrative expenses	(3,705)	(1,977)
Loss from operations	(11,839)	(8,693)
Other income (expense):
Interest expense	(5,458)	(2,176)
Change in fair value of convertible notes payable derivative liabilities	(1,358)	823
Other income	(12)	20
Total other expense	(6,828)	(1,333)
Net loss	$(18,667)	$(10,026)
Cumulative dividends on convertible preferred stock	(1,337)	(1,261)
Net loss attributable to common stockholders	$(20,004)	$(11,287)
Net loss per share, basic and diluted	$(0.76)	$(0.45)
Weighted-average shares outstanding, basic and diluted	26,269,060	25,293,066

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.
Condensed Statements of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit
(Dollar amounts in thousands, except share data)
(Unaudited)

	Series A-1 Redeemable, Convertible Preferred Stock		Series A-2 Redeemable, Convertible Preferred Stock		Series A-3 Redeemable, Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value
Balance at December 31, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,084	$(48,966)	$(43,856)
Exercise of common stock options	—	—	—	—	—	—	763,216	1	118	—	119
Share-based compensation	—	—	—	—	—	—	—	—	165	—	165
Net loss	—	—	—	—	—	—	—	—	—	(18,667)	(18,667)
Balance at September 30, 2020	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,882,169	$27	$5,367	$(67,633)	$(62,239)
	Series A-1 Redeemable, Convertible Preferred Stock		Series A-2 Redeemable, Convertible Preferred Stock		Series A-3 Redeemable, Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value
Balance at December 31, 2018	23,460,903	$20,750	8,793,755	$3,893	2,545,155	$2,026	24,453,750	$24	$4,072	$(34,853)	$(30,757)
Exercise of common stock options	—	—	—	—	—	—	286,874	—	9	—	9
Conversion of Series A-1 and Series A-2 redeemable, convertible preferred stock to common stock	(565,323)	(500)	(596,396)	(357)	(216,610)	(25)	1,378,329	2	880	—	882
Share-based compensation	—	—	—	—	—	—	—	—	91	—	91
Net loss	—	—	—	—	—	—	—	—	—	(10,026)	(10,026)
Balance at September 30, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,052	$(44,879)	$(39,801)

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.
Condensed Statements of Cash Flows
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(18,667)	$(10,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	665	786
Noncash lease expense	722	947
Paid-in-kind interest on convertible notes payable	1,081	428
Amortization of debt discount	4,237	1,696
Share-based compensation	165	91
Change in fair value of convertible notes payable derivative liabilities	1,358	(823)
Change in fair value of contingent consideration liability	—	(20)
Change in operating assets and liabilities:
Accounts receivable	130	41
Prepaid expenses and other current assets	(671)	67
Other assets	3	106
Accounts payable	353	(927)
Accrued expenses and other current liabilities	391	(246)
Operating lease liabilities	(752)	(458)
Net cash used in operating activities	(10,985)	(8,338)
Investing activities:
Purchases of property and equipment	(105)	(215)
Proceeds from sale of property and equipment	22	—
Net cash used in investing activities	(83)	(215)
Financing activities:
Proceeds from convertible notes payable issuance and derivative liability	3,200	13,603
Proceeds from Term Loan	10,100	—
Proceeds from Paycheck Protection Program loan	908	—
Proceeds from exercise of common stock options	119	9
Payments for deferred transaction costs	(1,316)	—
Payments for deferred financing costs	(468)	—
Repayments on finance lease obligations	(195)	(147)
Net cash provided by financing activities	12,348	13,465
Net (decrease) increase in cash and cash equivalents:	1,280	4,912
Cash and cash equivalents, beginning of period	6,285	1,097
Cash and cash equivalents, end of period	$7,565	$6,009

The accompanying notes are an integral part of these unaudited condensed financial statements

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 1. Description of business and basis of presentation

Hyliion Inc. (“the Company”), designs and develops hybrid and electrified drive systems for long haul “Class 8” semi-tractors which modify semi-tractors into intelligent electric hybrid and full electric vehicles, respectively.

The Company’s electric hybrid systems utilize intelligent electric drive axles with machine learning algorithms and battery technology to optimize fuel savings and vehicle performance with reduced emissions, enabling fleets to access an easy, efficient way to decrease fuel expenses and lower emissions.

The Company’s full electric systems utilize an intelligent electric powertrain with machine learning algorithms to optimize emissions performance and efficiency with no new infrastructure required. The full electric system enables fleets to reduce the cost of ownership while providing the ability to deliver net-negative carbon emissions and operate fully electric when needed.

The Company is in a pre-commercialization stage of development in which its electric hybrid system is in the testing phase and the full electric system is in the prototype phase.

Basis of Presentation:    The unaudited condensed financial statements, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Accordingly, certain information and footnote disclosures required by generally accepted accounting principles in the United States of America (“U.S. GAAP”) for complete financial statements have been condensed or omitted in accordance with such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited condensed financial statements have been included. These unaudited condensed financial statements should be read in conjunction with the Company’s financial statements for the year ended December 31, 2019 included in Tortoise Acquisition Corp.’s definitive proxy statement on Schedule 14A filed with the SEC on September 8, 2020 (the “Proxy Statement”).

The accompanying balance sheet and related disclosures as of December 31, 2019 have been derived from the Company’s audited financial statements, included in the Proxy Statement. The Company’s financial condition as of September 30, 2020, and operating results for the nine months ended September 30, 2020 are not necessarily indicative of the financial conditions and results of operations that may be expected for the year ended December 31, 2020.

Going concern:    The Company is an early stage growth company in the pre-commercialization stage of development and has generated negative cash flows from operating activities since inception. The Company requires additional capital investment in order to complete the development of its hybrid and electrified drive systems and scale the manufacturing operations to meet anticipated demand.

As of September 30, 2020, the Company had a cash and cash equivalents balance of $7,565. On October 1, 2020, the Company consummated a business combination (see Note 3), in which net proceeds of $519.9 million (net of transaction costs and expenses) were raised. Based on the cash balance as of September 30, 2020 and the proceeds from the business combination, the Company has sufficient capital resources to continue to execute its business strategy.

Based on the circumstances described above, the financial statements are prepared on the assumption that the entity is a going concern.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 2. Summary of significant accounting policies

The significant accounting policies followed by the Company are set forth in Note 3 to the Company’s financial statements for the year ended December 31, 2019, included in the Proxy Statement. For the nine months ended September 30, 2020, there were no significant changes in the Company’s estimates and significant accounting policies, with the exception of deferred transaction costs as presented below.

Emerging Growth Company:    Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Use of estimates and risks and uncertainty of the coronavirus pandemic:    The preparation of financial statements in conformity with U.S. generally accepted account principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Actual results may differ from those estimates.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared the coronavirus outbreak a pandemic. In mid-March 2020, U.S. State Governors, local officials and leaders outside of the U.S. began ordering various “shelter-in-place” orders which have had various impacts on the U.S. and global economies. This has required greater use of estimates and assumptions in the preparation of the unaudited condensed financial statements.

As the coronavirus pandemic continues to evolve, the Company believes the extent of the impact to its businesses, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond the Company’s knowledge and control, and as a result, at this time the Company is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although the Company has made its best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. If so, the Company may be subject to future impairment charges as well as changes to recorded reserves and valuations.

Deferred transaction costs

Commissions, legal fees and other costs that are direct and incremental costs related to a contemplated transaction are capitalized as deferred transaction costs until the consummation of the transaction. The costs will be reclassified to additional paid-in capital upon the closing of the transaction. As of September 30, 2020, $4,306 was recorded as deferred transaction costs on the accompanying balance sheets related to the Business Combination Agreement (see Note 3). There were no deferred transaction costs as of December 31, 2019.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 2. Summary of significant accounting policies (cont.)

Recent accounting pronouncements issued, not yet adopted:

See the recent accounting pronouncements issued not yet adopted as set forth in Note 3 to the Company’s financial statements for the year ended December 31, 2019, included in the Proxy Statement. There were no new recent accounting pronouncements issued during the nine months ended September 30, 2020 that were applicable to the Company.

Note 3. Business Combination Agreement

On June 18, 2020, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Tortoise Acquisition Corp., a Delaware corporation (“TortoiseCorp”) and SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TortoiseCorp (“Merger Sub”), pursuant to which the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of TortoiseCorp (the “Business Combination”).

At a special meeting of stockholders held on September 28, 2020, the Business Combination Agreement was approved and adopted, and the merger and all other transactions contemplated by the Business Combination Agreement were approved. On October 1, 2020 (the “Closing Date”), Hyliion consummated the Business Combination pursuant to the Business Combination Agreement and TortoiseCorp changed its name to Hyliion Holdings Corp.

Key terms of the Business Combination Agreement include, but are not limited, to the following:

•        Immediately prior to the effective time of the merger (the “Effective Time”), each share of Hyliion preferred stock (“Legacy Hyliion Preferred Stock”) that was issued and outstanding was automatically converted into a share of Hyliion common stock, par value $0.001 per share (“Legacy Hyliion Common Stock”), such that each converted share of Legacy Hyliion Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy Hyliion Preferred Stock thereafter ceased to have any rights with respect to such securities.

•        Immediately prior to the Effective Time of the Business Combination, the outstanding principal and unpaid accrued interest due on Hyliion’s outstanding convertible notes (“Legacy Hyliion Convertible Notes”) immediately prior to the Effective Time were automatically converted into shares of Legacy Hyliion Common Stock in accordance with the terms of such Legacy Hyliion Convertible Notes, and such converted Legacy Hyliion Convertible Notes were no longer outstanding and ceased to exist, and any liens securing obligations under the Legacy Hyliion Convertible Notes were released.

•        At the Effective Time, each share of Legacy Hyliion Common Stock was converted into and exchanged for 1.45720232 shares (the “Exchange Ratio”) of TortoiseCorp’s Common Stock, par value $0.0001 per share (“TortoiseCorp Common Stock”).

•        At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of Legacy Hyliion Common Stock.

•        Each Hyliion option (“Legacy Hyliion Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an option to purchase a number of shares of TortoiseCorp Common Stock (such option, an “Exchanged Option”) equal to the product (rounded up or down to the nearest whole number, with a fraction of 0.5 rounded up) of (i) the number of shares of Legacy Hyliion Common Stock subject to such Legacy Hyliion Option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up or down to the nearest whole cent, with a fraction of $0.005 rounded up) equal to (A) the exercise price per share of

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 3. Business Combination Agreement (cont.)

such Legacy Hyliion Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Hyliion Option immediately prior to the Effective Time.

•        No certificates or scrip or shares representing fractional shares of TortoiseCorp Common Stock were issued upon the exchange of Legacy Hyliion Common Stock. Any fractional shares were rounded up or down to the nearest whole share of TortoiseCorp Common Stock, with a fraction of 0.5 rounded up. No cash settlements were made with respect to fractional shares eliminated by such rounding.

4. Debt

At September 30, 2020 and December 31, 2019, the carrying value of debt was as follows:

	September 30, 2020	December 31, 2019
Convertible notes payable, net of unamortized discount at September 30, 2020 and December 31, 2019 of $5,339 and $6,451, respectively	$21,505	$16,113
Term Loan	10,100	—
Finance lease obligations	96	289
Paycheck Protection Program loan	908	—
	32,609	16,402
Less current portion	28,477	6,720
Debt, net of current portion	$4,132	$9,682

Convertible notes payable:    During the nine months ended September 30, 2019, the Company issued a series of convertible notes payable in exchange for cash totaling $13,603 (the “First, Second and Third Quarter 2019 Notes”). The First, Second and Third Quarter 2019 Notes bear interest at 6% per annum, and mature two to five years after their issuance dates. The First, Second and Third Quarter 2019 Notes are only prepayable with the consent of the holders.

The First, Second and Third Quarter 2019 Notes include the following embedded features:

(a)     Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the First, Second and Third Quarter 2019 Notes into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 75%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(b)    Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(c)     Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the First, Second and Third Quarter 2019 Notes will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(d)    Additional interest of 3% (or a total of 9%) upon an event of default.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

4. Debt (cont.)

(e)     Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in one of the Third Quarter 2019 Notes having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f)     In the event the holder does not convert upon an equity financing, the interest rate on one of the Third Quarter 2019 Notes will automatically be adjusted to a rate of 4% per annum.

The Company assessed the embedded features within the First, Second and Third Quarter 2019 Notes and determined that the optional conversion feature upon change in control (in-substance redemption feature) and the additional interest feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $5,981. The Company’s fair value measurements are more fully described in Note 5.

At issuance, the Company has concluded the fair value of the additional interest feature was de minimis.

During January 2020, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “January 2020 Note”). The January 2020 Note bears interest at 6% per annum and matures in January 2025 (five years subsequent to its issuance date). The January 2020 Note is only prepayable with the consent of the holder. The January 2020 Note is secured by a first priority, senior secured interest in substantially all of the assets of the Company. The January 2020 Note includes the following embedded features:

(a)     Optional conversion upon the next equity financing of at least $15,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(b)    Optional conversion upon a subsequent equity financing of at least $15,000 if the holder did not elect to convert upon the next equity financing, at the price that is set by the subsequent equity financing (no discount).

(c)     Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the January 2020 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d)    Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(e)     Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in the January 2020 Note having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f)     Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the January 2020 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g)    Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the interest rate on the January 2020 Note will automatically be adjusted to a rate of 4% per annum.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

4. Debt (cont.)

The Company assessed the embedded features within the January 2020 Note and determined that the automatic and optional conversion features upon next equity financing (in-substance redemption features), the additional interest feature and the term extension feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting. The Company also concluded that the conversion features did not represent beneficial conversion features.

At issuance, the Company estimated the fair value of the automatic and optional conversion features at a 50% discount on the shares sold in a next equity financing to be approximately $2,656. The Company’s fair value measurements are more fully described in Note 5.

At issuance, the Company has concluded the fair value of the additional interest and term extension features was de minimis.

The effective interest rate of the various convertible notes outstanding at September 30, 2020 range from 18.6% to 24.3%

During June 2020, the convertible debt noteholders executed amendments (the “Note Amendments”) to their respective convertible promissory notes clarifying the transaction contemplated by the Business Combination Agreement would qualify as a Next Financing. The convertible promissory notes would either automatically convert or convert at the holder’s option (as evidenced by entering into the Note Amendments) in connection with such Next Financing. The convertible promissory notes would convert into shares of common stock at a conversion price equal to (i) the valuation of the Company established in connection with such Next Financing, divided by (ii) the total number of shares of capital stock of the Company (on a fully diluted and as-converted basis), as established in the original convertible promissory notes. This conversion price would then be discounted based on the negotiated conversion discounts that were established in the noteholders’ original convertible promissory notes.

In connection with the Business Combination Agreement discussed in Note 3, the convertible notes payable plus accrued paid-in-kind interest were converted into shares of the Company’s common stock upon the consummation of the Business Combination Agreement.

Term Loan:    During August 2020, the Company issued a term loan (the “Term Loan”) with a principal balance totaling $10,100 that matured on the earlier of (i) December 15, 2020, (ii) the termination of the Business Combination Agreement or, (iii) the consummation of the Business Combination as provided in the Business Combination Agreement. The Term Loan bore interest at a rate equal to 6.5% plus the greater of (a) the Federal Funds rate plus 0.5%, (b) LIBOR Rate for a one month interest period plus 1.0%, and (c) Prime Rate in effect on such day. As of September 30, 2020, the Term Loan bore interest at 8.5% per annum. The Term Loan’s only financial covenant required the Company to maintain minimum liquidity through maturity. As of September 30, 2020, the Company was in compliance with this financial covenant.

In connection with the consummation of the Business Combination as provided in the Business Combination Agreement discussed in Note 3, the Term Loan plus accrued interest was repaid in full subsequent to the consummation of the Business Combination Agreement.

Payroll Protection Program loan:    During May 2020, the Company received loan proceeds in the amount of $908 under the PPP. The PPP was established as part of Coronavirus Aid, Relief, and Economic Security Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels. Although the Company used the PPP loan proceeds for purposes consistent with the provisions of the PPP and that such usage met the criteria established for forgiveness of the loan, the Company intends to repay the PPP loan plus accrued interest.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 5. Fair value measurements

The Company utilized a scenario-based with and without valuation model to estimate the fair value of the embedded derivative features requiring bifurcation as of the September 30, 2020 and December 31, 2019 reporting dates, as well as upon the issuance of the January 2020 Note. This valuation model is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The key inputs to the valuation models include significant unobservable inputs, and as such the convertible notes payable derivative liabilities are considered Level 3 measurements. The key inputs that were utilized to measure the convertible debt derivative liability associated with the January 2020 Note at issuance and to remeasure the convertible debt derivative liabilities to fair value as of September 30, 2020 and December 31, 2019 included:

Input	September 30, 2020	January 17, 2020	December 31, 2019
Probability-weighted conversion discount	2.5 – 50.0%	50.0%	23.9 – 50.0%
Remaining term (years)	0.0 – 4.3	5.0	0.7 – 4.5
Equity volatility	NA	NA	63.0 – 71.0%
Risky rate(1)	19.6 – 57.7%	50.0%	27.2 – 50.0%
Probability of next financing event(1)	100.0%	70.0%	70.0%
Timing of next financing event(1)	10/1/2020	9/30/2020	9/30/2020
Probability of default event(1)	0.0%	30.0%	30.0%
Timing of default event(1)	NA	9/30/2020	9/30/2020
Negotiation discount(1)(2)	0.0 – 0.1%	24.2%	21.7%

____________

(1)      Represents a Level 3 unobservable input

(2)      Based on the terms and provisions of the December 2019 and January 2020 Notes, the valuation model incorporated this additional assumption

The key inputs to the valuation models are defined as follows:

•        The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

•        The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

•        The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

•        The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

•        The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 5. Fair value measurements (cont.)

•        The negotiation discount utilized was calculated in order to further discount the specified instruments in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of September 31, 2020
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$—	$—	$12,365	$12,365
Total Liabilities	$—	$—	$12,365	$12,365
	Fair Value Measurements as of December 31, 2019
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$—	$—	$8,351	$8,351
Total Liabilities	$—	$—	$8,351	$8,351

The following is a roll forward of the Company’s Level 3 instruments:

Balance, December 31, 2019	$8,351
Issuance of convertible notes payable derivative liability	2,656
Fair value adjustments	1,358
Balance, September 30, 2020	$12,365

In connection with the Business Combination discussed in Note 3, the convertible notes payable derivative liabilities were reclassified into additional paid-in capital upon the consummation of the Business Combination.

Note 6. Share-based compensation

During the nine months ended September 30, 2020, the Company issued 1,920,000 options to certain employees which will vest over a period of four year years. During the nine months ended September 30, 2019, the Company issued 2,205,000 options to certain employees and nonemployees, which will vest over a period that ranges from four to ten years. The estimated grant date fair value of the options granted during the nine months ended September 30, 2020 and 2019 totaled $435 and $343, respectively.

Share-based compensation expense for the nine months ended September 30, 2020 and 2019 was $165 and $91, respectively. As of September 30, 2020, there was $540 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 3.0 years.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 7. Related parties

In conjunction with the convertible promissory note entered into in September 2018 (the “2018 Note” and the holder of such note, the “2018 Noteholder”), The Company entered into a preferred sourcing arrangement, as amended (the “PSA”), with the 2018 Noteholder. Under the terms of the PSA, so long as the 2018 Noteholder is one of the Company’s stockholders or debtholders and for a period of five years following a change of control affecting the Company, the Company will treat the 2018 Noteholder as the Company’s preferred source for any products that the 2018 Noteholder manufactures or sells in preference to other competing products as long as the 2018 Noteholder’s products meet the technical criteria established by the Company and on reasonably competitive terms. Under the PSA, the Company is allowed to purchase competing products upon the request of any customer.

In September 2019, The Company entered into an Amended and Restated Services Agreement (the “Services Agreement”) with the 2018 Noteholder under which the 2018 Noteholder may provide engineering or operational services to the Company. The Company has not yet engaged the 2018 Noteholder to provide any services under the Services Agreement.

In conjunction with the Note Amendments entered into in June 2020, the Company entered into a commercial matters agreement with the 2018 Noteholder (the “Commercial Matters Agreement”), pursuant to which, among other things:

a)      The PSA will remain in place so long as the 2018 Noteholder owns one million shares of the combined company subsequent to the consummation of the Business Combination and will be effective for a period of five years following a change of control affecting the combined company

b)      The Services Agreement was terminated with the intention of replacing it with a new services agreement (the “New Services Agreement”). The terms of the New Services Agreement are yet to, and may ultimately not, be negotiated and the 2018 Noteholder is under no obligation to enter into such New Services Agreement.

c)      Contingent and effective upon the execution of the Business Combination Agreement, the Company shall issue to the 2018 Noteholder $10,000 worth of the Company’s Common Stock, as of immediately prior to the effective time of the merger, in consideration for the Note Amendments and for any future services to be provided pursuant to the terms of the New Services Agreement. The Company does not expect to engage the 2018 Noteholder to provide services under the New Services Agreement in the future. In connection with the Business Combination Agreement discussed in Note 3, 1,000,000 shares were issued to the 2018 Noteholder upon the consummation of the Business Combination Agreement.

For the nine months ended September 30, 2020 and 2019, the Company purchased goods used in its research and development activities totaling $117 and $31, respectively, from the 2018 Noteholder. At September 30, 2020 and December 31, 2019 the Company owed $28 and $104, respectively, to the 2018 Noteholder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At September 30, 2020 and December 31, 2019, the Company owed $1,187 and $533, respectively, for accrued interest on the convertible notes payable owed to the 2018 Noteholder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 60% and 54% of the Company’s convertible notes payable were held by the 2018 Noteholder as of September 30, 2020 and December 31, 2019, respectively. In connection with the Business Combination Agreement discussed in Note 3, these convertible notes payable plus accrued paid-in-kind interest were converted into shares of the Company’s common stock upon the consummation of the Business Combination Agreement.

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 8. Commitments and contingencies

Legal Proceedings:    The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Note 9. Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share:

	Nine Months Ended September 30,
	2020	2019
Numerator:
Net loss	$(18,667)	$(10,026)
Less: Cumulative dividends on convertible preferred stock	(1,337)	(1,261)
Net loss attributable to common stockholders	$(20,004)	$(11,287)
Denominator:
Weighted average shares outstanding, basic and diluted	26,269,060	25,293,066
Net loss per share, basic and diluted	$(0.76)	$(0.45)

The Company’s contingently convertible notes payable did not meet the condition to be converted to common stock as of September 30, 2020 and December 31, 2019. The Company’s potential dilutive securities, which include stock options and redeemable, convertible preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following weighted average potential common shares from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30,
	2020	2019
Series A redeemable, convertible preferred stock	33,421,484	33,963,829
Stock options, including incentive stock options and non-qualified	4,838,887	2,466,757
Total	38,260,371	36,430,586

In connection with the Business Combination Agreement discussed in Note 3, the convertible notes payable plus accrued paid-in-kind interest and the Company’s redeemable, convertible preferred stock were converted into shares of the Company’s common stock upon the consummation of the Business Combination.

Note 10. Supplemental cash flow information

The following table provides supplemental cash flow information for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Operating cash flows from operating leases	$(1,125)	$(899)
Operating cash flows from finance leases	$(26)	$(40)
Right-of-use asset obtained in exchange for lease obligation	$—	$21

Hyliion Inc.
Notes to Unaudited Condensed Financial Statements
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Note 10. Supplemental cash flow information (cont.)

The following table provides supplemental disclosures of noncash financing activities for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
	2020	2019
Deferred transaction costs included in accounts payable	$(2,990)	$—

Note 11. Subsequent events

The company evaluated all events or transactions that occurred after December 31, 2019 through November 11, 2020, the date the financial statements were available to be issued. Except as disclosed above, there were no subsequent events that occurred that require disclosure.

HYLIION

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Hyliion Inc.

Opinion on the financial statements

We have audited the accompanying balance sheets of Hyliion Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s lack of revenues, recurring net losses, negative stockholders’ equity, and recurring negative cash flows from operations along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of previously issued financial statements

As discussed in Note 2, the 2018 financial statements have been restated to correct misstatements.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Company’s auditor since 2020.

Dallas, Texas

July 2, 2020

HYLIION
STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Years Ended December 31,
	2019	2018 (As Restated)
Operating expenses:
Research and development	$(9,269)	$(15,733)
Selling, general and administrative expenses	(2,730)	(4,122)
Loss from operations	(11,999)	(19,855)
Other income (expense):
Interest expense	(3,260)	(366)
Change in fair value of convertible notes payable derivative liabilities	1,119	(268)
Gain on bargain purchase	—	1,197
Other income	27	11
Total other (expense) income	(2,114)	574
Net loss	$(14,113)	$(19,281)
Cumulative dividends on convertible preferred stock	(1,702)	(1,416)
Net loss attributable to common stockholder	$(15,815)	$(20,697)
Net loss per share, basic and diluted	$(0.62)	$(0.86)
Weighted-average shares outstanding, basic and diluted	25,501,235	24,190,623

The accompanying notes are an integral part of these financial statements.

HYLIION
BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2019	2018 (As Restated)
Assets
Current assets:
Cash and cash equivalents	$6,285	$1,097
Accounts receivable, net	145	117
Prepaid expenses and other current assets	414	352
Total current assets	6,844	1,566
Property and equipment, net	1,635	2,217
Operating lease right-of-use assets	4,976	6,267
Intangible assets, net	429	526
Other assets	212	318
Total assets	$14,096	$10,894

Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current Liabilities:
Accounts payable	$1,156	$1,840
Convertible notes payable derivative liabilities	3,029	—
Current portion of operating lease liabilities	953	792
Current portion of debt	6,720	201
Accrued expenses and other current liabilities	500	373
Total current liabilities	12,358	3,206
Operating lease liabilities, net of current portion	4,803	5,741
Convertible notes payable derivative liabilities, net of current portion	5,322	2,041
Debt, net of current portion	9,682	3,819
Other long-term liabilities	—	175
Total liabilities	32,165	14,982
Series A-1 redeemable, convertible preferred stock; $0.001 par value; 24,591,554 shares authorized; 22,895,580 and 23,460,903 shares issued and outstanding at December 31, 2019 and 2018, respectively (liquidation preference of $22,775)	20,250	20,750
Series A-2 redeemable, convertible preferred stock; $0.001 par value; 8,793,755 shares authorized; 8,197,359 and 8,793,755 shares issued and outstanding at December 31, 2019 and 2018 (liquidation preference of $4,107)	3,536	3,893
Series A-3 redeemable, convertible preferred stock; $0.001 par value; 2,545,155 shares authorized; 2,328,545 and 2,545,155 shares issued and outstanding at December 31, 2019 and 2018, respectively (liquidation preference of $2,298)	2,001	2,026
Total redeemable, convertible preferred stock	25,787	26,669

Commitments and contingencies (Note 16)
Stockholders’ deficit
Common stock, $0.001 par value; 69,817,317 shares authorized; 26,118,953 and 24,453,750 shares issued and outstanding at December 31, 2019 and 2018, respectively	26	24
Additional paid-in capital	5,084	4,072
Accumulated deficit	(48,966)	(34,853)
Total stockholders’ deficit	(43,856)	(30,757)
Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$14,096	$10,894

The accompanying notes are an integral part of these financial statements.

HYLIION
STATEMENTS OF CASH FLOWS
(in thousands, except share data)

	Years Ended December,
	2019	2018 (As Restated)
Operating activities:
Net loss	$(14,113)	$(19,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,028	836
Noncash lease expense	1,312	648
Paid-in-kind interest on convertible notes payable	723	38
Amortization of debt discount	2,485	264
Share-based compensation	125	131
Change in fair value of convertible notes payable derivative liabilities	(1,118)	268
Change in fair value of contingent consideration liability	(27)	(2)
Gain on bargain purchase	—	(1,197)
Loss on sale of property and equipment	—	32
Change in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable, net	(28)	(117)
Prepaid expenses and other current assets	(62)	52
Operating lease right-of-use asset	—	60
Other assets	106	(272)
Accounts payable	(684)	470
Accrued expenses and other current liabilities	(21)	270
Operating lease liabilities	(798)	(442)
Other long-term liabilities	—	175
Net cash used in operating activities	(11,072)	(18,067)
Investing activities:
Purchase of property and equipment	(349)	(610)
Business acquisition	—	(670)
Purchase of intangible asset	—	(5)
Net cash used in investing activities	(349)	(1,285)
Financing activities:
Proceeds from convertible notes payable issuance and derivative liabilities	16,803	5,000
Proceeds from exercise of common stock options	7	57
Repayments on finance lease obligations	(201)	(211)
Proceeds from issuance of Series A-1 redeemable, convertible preferred stock, net of issuance costs	—	13,158
Net cash provided by financing activities	16,609	18,004
Net increase (decrease) in cash and cash equivalents:	5,188	(1,348)
Cash and cash equivalents, beginning of period	1,097	2,445
Cash and cash equivalents, end of period	$6,285	$1,097

The accompanying notes are an integral part of these financial statements.

HYLIION
STATEMENTS OF REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIT
(in thousands, except share data)

	Series A-1 Redeemable, Convertible Preferred Stock		Series A-2 Redeemable, Convertible Preferred Stock		Series A-3 Redeemable, Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Par Value
Balance at December 31, 2017 (As Restated)	8,583,485	$7,592	8,793,755	$3,893	2,545,155	$2,026	24,000,000	$24	$3,884	$(15,572)	$(11,664)
Exercise of common stock options	—	—	—	—	—	—	453,750	—	57	—	57
Issuance of Series A-1 redeemable, convertible preferred stock	14,877,418	13,158	—	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	—	—	131	—	131
Net loss	—	—	—	—	—	—	—	—	—	(19,281)	(19,281)
Balance at December 31, 2018 (As Restated)	23,460,903	20,750	8,793,755	3,893	2,545,155	2,026	24,453,750	24	4,072	(34,853)	(30,757)
Exercise of common stock options	—	—	—	—	—	—	286,874	—	7	—	7
Conversion of Series A-1 and Series A-2 redeemable, convertible preferred stock to common stock	(565,323)	(500)	(596,396)	(357)	(216,610)	(25)	1,378,329	2	880	—	882
Share-based compensation	—	—	—	—	—	—	—	—	125	—	125
Net loss	—	—	—	—	—	—	—	—	—	(14,113)	(14,113)
Balance at December 31, 2019	22,895,580	$20,250	8,197,359	$3,536	2,328,545	$2,001	26,118,953	$26	$5,084	$(48,966)	$(43,856)

The accompanying notes are an integral part of these financial statements.

Hyliion Inc.
Notes to Financial Statements

(in thousands, except share and per share data)

Note 1. Description of business and basis of presentation

Hyliion Inc. (“the Company”), designs and develops hybrid and electrified drive systems for long haul “Class 8” semi-tractors which modify semi-tractors into intelligent electric hybrid and full electric vehicles, respectively.

The Company’s electric hybrid systems utilize intelligent electric drive axles with machine learning algorithms and battery technology to optimize fuel savings and vehicle performance with reduced emissions, enabling fleets to access an easy, efficient way to decrease fuel expenses and lower emissions.

The Company’s full electric systems utilize an intelligent electric powertrain with machine learning algorithms to optimize emissions performance and efficiency with no new infrastructure required. The full electric system enables fleets to reduce the cost of ownership while providing the ability to deliver net-negative carbon emissions and operate fully electric when needed.

The Company is in a pre-commercialization stage of development in which its electric hybrid system is in the testing phase and the full electric system is in the prototype phase.

Going concern:    These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. The Company is an early stage growth company in the pre-commercialization stage of development and has generated negative cash flows from operating activities since inception. The Company requires additional capital investment in order to complete the development of its hybrid and electrified drive systems and scale the manufacturing operations to meet anticipated demand. Management plans to raise additional capital through a combination of potential options, including but not limited to, equity and debt financings, strategic alliances, and licensing arrangements.

Additional equity financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations. Because of this uncertainty, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that these financial statements are issued, and therefore, whether we realize our assets and settle our liabilities in the normal course of business and at the amounts stated in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty, nor do they include adjustments to reflect the future effects of the recoverability or classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Restatement of previously issued financial statements

The Company has restated the accompanying financial statements for the year ended December 31, 2018 and as of January 1, 2018 (“the opening balance sheet”), along with certain notes to such restated financial statements. The adjustments recorded were related to the following: i) to correct errors identified both by management and during the course of the Company’s external re-audit, which was conducted in accordance with applicable auditing standards; ii) to reflect changes in presentation to conform with public business entity requirements; iii) and reflect transition adjustments related to the adoption of a new accounting standard, Accounting Standards Codification (“ASC”) 842, Leases.

The nature and impact of these adjustments on the Company’s previously issued financial statements is summarized as follows and the effects by impacted line items are detailed in the tables below. Impacted amounts and associated disclosures are restated within the accompanying notes to the financial statements.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 2. Restatement of previously issued financial statements (cont.)

Correction of errors:

Business acquisition:    The Company did not initially recognize the assets acquired in the June 1, 2018 business acquisition or the contingent purchase consideration transferred at fair value. As a result, adjustments were made to:

•        Recognize acquired assets at fair value on the date of acquisition, resulting in an increase of $670 to property and equipment and $551 to intangible assets, respectively.

•        Recognize contingent consideration liability at fair value on the date of acquisition, resulting in an increase of $29 to accrued liabilities and other current liabilities.

•        Recognize an intangible asset associated with a non-compete agreement which was entered into contemporaneously with the business acquisition, resulting in an increase of $5 to intangible assets.

•        Record a gain on bargain purchase of $1,197 as of the date of the acquisition as the fair value of assets acquired exceeded the fair value of the total purchase consideration.

•        Recognize the remeasurement of the contingent consideration liability at December 31, 2018. The effect of revaluation resulted in an increase to other income and a decrease to accrued liabilities and other current liabilities of $2.

•        Recognize additional depreciation expense of $172 associated with the fair value of the property and equipment and amortization expense of $54 associated with the fair value of the intangible assets for the period from the date of acquisition through December 31, 2018.

Inventory cost capitalization:    Costs associated with materials and supplies purchased for research and development activities were recognized as inventory and expensed to research and development expense as the items were issued to projects. At the time when the materials and supplies costs were incurred, the costs failed to meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use and therefore were required to be recognized as research and development costs. An adjustment to reduce inventory of $1,412 was recognized with an increase to research and development expense of $932 for materials and supplies not yet issued to research and development activities for the year ended December 31, 2018 and an increase to accumulated deficit of $480 for material and supplies not yet issued to research and development activities as of the opening balance sheet.

Convertible note payable derivative liability:    The Company did not bifurcate and separately account for certain embedded features within the convertible note payable issued in 2018 that met the definition of derivatives (see Note 6). As a result, adjustments were made to:

•        Recognize a debt discount associated with the estimated fair value of the embedded feature, resulting in an increase to convertible notes payable derivative liability, net of current portion and a reduction to debt, net of current portion of $1,773.

•        Recognize the remeasurement of the convertible notes payable derivative liability at December 31, 2018. The effect off the revaluation resulted in a reduction to other income and an increase to convertible notes payable derivative liability, net of current portion of $268.

•        Recognize noncash interest expense of $264 associated with the amortization of the debt discount

Paid-in-kind interest:    The Company’s paid-in-kind interest associated with convertible notes payable was recognized in accrued expenses and other current liabilities. As the payment of any such interest would only occur upon maturity or the earlier settlement of the notes (either through a redemption or conversion event), the interest was required to be recorded as a component of the carrying value of the convertible notes payable. An adjustment

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 2. Restatement of previously issued financial statements (cont.)

was made to reduce accrued expenses and other current liabilities and increase debt for $38 as of December 31, 2018. As a result of this adjustment, certain reclassification adjustments were made to paid-in-kind interest within cash flows used in operating activities.

Other:    The Company recorded two adjustments during the restated period, which resulted in a reduction to total liabilities of $48, a reduction to additional paid in capital of $17, an increase to accumulated deficit of $7, and an increase to net loss of $72. The adjustments were recorded to

•        Reflect the forfeitures of stock options under the Company’s share-based compensation arrangement in the period the forfeiture occurred as of the opening balance sheet date and as of December 31, 2018. Certain adjustments were made to decrease the amount of share-based compensation expense within cash flows used in operating activities

•        Adjustments were recorded for period end cut-off errors as of the opening balance sheet date and as of December 31, 2018, which reduced accrued liabilities and other current liabilities, retained earnings and net income. Certain adjustments were made to reflect the change in accounts payable and accrued expenses and other current liabilities within cash flows used in operating activities.

Adoption of a new accounting principle:    The Company adopted ASC 842, Leases, effective January 1, 2018. As a result, adjustments were made to:

•        Recognize operating lease right-of-use assets and operating lease liabilities of $6,852 and $7,118, respectively, which required

i.       a reduction of prepaid rent recorded to prepaid expenses and other current assets of $44,

ii.      a reduction of deferred rent recorded to accrued expenses and other current liabilities of $201,

iii.     a removal of the tenant improvement allowance recorded to accrued expenses and other current liabilities of $16 and other long-term liabilities of $98, and iv. an increase to net income of $5

Certain adjustments were made to increase noncash lease expense and reflect the change in prepaid expenses and other current assets, operating right-of-use lease asset, accrued expenses and other current liabilities, and operating lease liabilities within cash flows used in operating activities related to the adoption of ASC 842, Leases.

Change in presentation:    The Company recorded various reclassification adjustments in order to conform with public business entity reporting requirements. The following reclassification adjustments had no impact on net loss as previously reported and are summarized as follows:

•        Adjust the presentation of accounts receivable, materials and supplies that were determined to have met the criteria for asset recognition as of December 31, 2018, security deposits, current portion of capital lease obligations, convertible note payable, and capital lease obligations, net of current portion to conform with presentation of the balance sheet as of December 31, 2019.

•        Historically, Series A convertible, redeemable preferred stock was recognized as a component of permanent equity but has been reclassified to temporary equity as follows:

•        $26,634 was reclassified from additional paid-in capital and $23, $9, and $3 was reclassified from Series A-1, Series A-2, and Series A-3, respectively, in permanent equity and $20,750, $3,893, and $2,026 was recognized in Series A-1, Series A-2, Series A-3 preferred stock, respectively, in temporary equity.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 2. Restatement of previously issued financial statements (cont.)

•        Adjust the presentation of operating expenses so that all operating expenses are presented as either a component of research and development costs or as a component of selling, general and administrative costs and adjust the presentation of interest income so that it is presented as a component of other income.

Certain adjustments were made to reflect the change in the impacted operating assets and liabilities within cash flows used in operating activities

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company’s statement of operations only for the financial statement line items impacted for the year ended December 31, 2018:

	As Previously Reported	Correction of Errors	Adoption of a New Accounting Principle	Change in Presentation	2018 (As Restated)
Operating expenses:
Salaries and wages	$(7,091)	$10	$5	$7,076	$—
General and administrative	(6,906)	—	—	6,906	—
Other professional expenses	(1,139)	62	—	1,077	—
Depreciation and amortization	(3,028)	(226)	—	3,254	—
Research and development	(610)	(932)	—	(14,191)	(15,733)
Selling, general and administrative expenses	—	—	—	(4,122)	(4,122)
Loss from operations	(18,774)	(1,086)	5	—	(19,855)
Other income (expense):
Interest expense	(102)	(264)	—	—	(366)
Change in fair value of convertible notes payable derivative liability	—	(268)	—	—	(268)
Gain on bargain purchase	—	1,197	—	—	1,197
Other income	8	2	—	1	11
Interest income	1	—	—	(1)	—
Total other income	(93)	667	—	—	574
Net loss	$(18,867)	$(419)	$5	$—	$(19,281)
Net loss attributable to common stockholder	$(20,283)	$(419)	$5	$—	$(20,697)
Net loss per share, basic and diluted	$(0.84)	—	—	—	$(0.86)
Weighted-average shares outstanding, basic and diluted	24,190,623				24,190,623

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 2. Restatement of previously issued financial statements (cont.)

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company’s balance sheet only for the financial statement line items impacted for the year ended December 31, 2018:

	As Previously Reported	Correction of Errors	Adoption of a New Accounting Principle	Change in Presentation	2018 (As Restated)
Assets
Current assets:
Accounts receivable, net	$—	$—	$—	$117	$117
Inventory, net	1,544	(1,412)	—	(132)	—
Prepaid expenses and other current assets	381	—	(44)	15	352
Total current assets	3,022	(1,412)	(44)	—	1,566
Property and equipment, net	1,719	498	—	—	2,217
Operating lease right-of-use assets	—	—	6,267	—	6,267
Intangible assets, net	24	502	—	—	526
Security deposits	318	—	—	(318)	—
Other assets	—	—	—	318	318
Total assets	$5,083	$(412)	$6,223	$—	$10,894
Liabilities, redeemable, convertible preferred stock and stockholders’ deficit
Current Liabilities:
Current portion of operating lease liabilities	$—	$—	$792	$—	$792
Current portion of capital lease obligations	201	—	—	(201)	—
Current portion of debt	—	—	—	201	201
Accrued expenses and other current liabilities	650	(60)	(217)	—	373
Total current liabilities	2,691	(60)	575	—	3,206
Operating lease liabilities, net of current portion	—	—	5,741	—	5,741
Convertible note payable	5,000	(1,470)	—	(3,530)	—
Capital lease obligations, net of current portion	289	—	—	(289)	—
Convertible note payable, derivative liability	—	2,041	—	—	2,041
Debt, net of current portion	—	—	—	3,819	3,819
Other long-term liabilities	273	—	(98)	—	175
Total liabilities	8,253	511	6,218	—	14,982
Series A-1	—	—	—	20,750	20,750
Series A-2	—	—	—	3,893	3,893
Series A-3	—	—	—	2,026	2,026
Total redeemable, convertible preferred stock	—	—	—	26,669	26,669
Commitments and contingencies (Note 16)
Stockholders’ deficit
Series A-1	23	—	—	(23)	—
Series A-2	9	—	—	(9)	—
Series A-3	3	—	—	(3)	—
Additional paid-in capital	30,723	(17)	—	(26,634)	4,072
Accumulated deficit	(33,952)	(906)	5	—	(34,853)
Total stockholders’ deficit	(3,170)	(923)	5	(26,669)	(30,757)
Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$5,083	$(412)	$6,223	$—	$10,894

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 2. Restatement of previously issued financial statements (cont.)

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company’s statement of cash flows only for the financial statement line items impacted for the year ended December 31, 2018:

	As Previously Reported	Correction of Errors	Adoption of a New Accounting Principle	Change in Presentation	2018 (As Restated)
Operating activities:
Net loss	$(18,867)	$(419)	$5	$—	$(19,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	610	226	—	—	836
Noncash lease expense	—	—	648	—	648
Paid-in-kind interest on convertible notes payable	—	38	—	—	38
Amortization of debt discount	—	264	—	—	264
Share-based compensation	141	(10)	—	—	131
Change in fair value of convertible notes payable derivative liability	—	268	—	—	268
Change in fair value of contingent consideration liability	—	(2)	—	—	(2)
Gain on bargain purchase	—	(1,197)	—	—	(1,197)
Inventory reserve adjustment	710	(710)	—	—	—
Change in operating assets and liabilities, net of effects of business acquisition:
Inventory	(1,645)	1,513	—	132	—
Accounts receivable	—	—	—	(117)	(117)
Prepaid expenses and other current assets	(284)	325	44	(33)	52
Operating lease right-of-use asset	—	—	60	—	60
Security deposits	(290)	—	—	290	—
Other assets	—	—	—	(272)	(272)
Accounts payable	619	(149)	—	—	470
Accrued expenses and other current liabilities	634	(147)	(217)	—	270
Operating lease liabilities	—	—	(442)	—	(442)
Other long-term liabilities	273	—	(98)	—	175
Net cash used in operating activities	(18,067)	—	—	—	(18,067)
Investing activities:
Business acquisition	(675)	5	—	—	(670)
Purchase of intangible asset	—	(5)	—	—	(5)
Net cash used in investing activities	(1,285)	—	—	—	(1,285)

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies

Emerging Growth Company:    Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard.

Use of estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America “(U.S. GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company’s most significant estimates and judgments involve valuation of share-based compensation, including the fair value of common stock, the valuation of the convertible notes payable derivative liability, and the valuation of business combinations, including the fair values and useful lives of acquired assets and assumed liabilities. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Segment information:    ASC 280, Segment Reporting, defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”) is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of supplier risk:    The Company is dependent on certain suppliers, the majority of which are single source suppliers, and the inability of these suppliers to deliver necessary components of the Company’s products in a timely manner at prices, quality levels and volumes that are acceptable, or the Company’s inability to efficiently manage these components from these suppliers, could have a material adverse effect on the business, prospects, financial condition and operating results.

Cash and cash equivalents:    The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. Cash and cash equivalents include cash held in banks and money market accounts. Cash equivalents are carried at cost, which approximates fair value due to their short-term nature. The Company’s cash and cash equivalents are placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. To date, the Company has not experienced any credit loss relating to its cash and cash equivalents.

Accounts receivable:    Accounts receivable are stated at a gross invoice amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for potential account losses on the balance based on management’s evaluation of the anticipated impact of current economic conditions, changes in the character and size of the balance, past and expected future loss experience, among other pertinent factors. As of December 31, 2019 and 2018, there was no allowance for doubtful accounts required based on management’s evaluation.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies (cont.)

Fair value measurements:    ASC 820, Fair Value Measurements and Disclosures, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:      Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2:      Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3:      Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820:

•        Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

•        Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

•        Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models)

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, contingent consideration liability, convertible notes payable derivative liability, and convertible notes payable. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of those instruments. We estimate the fair value of our convertible notes payable using level two and level three inputs by discounting the future cash flows using current interest rates at which we could obtain similar borrowings in consideration of the estimated enterprise value of the Company.

The Company’s assets and liabilities that are measured at fair value on a recurring basis include the Company’s contingent consideration liability and convertible notes payable derivative liabilities (See Note 7).

Prepaid expenses and other current assets:    Prepaid expenses and other current assets include prepaid insurance, prepaid rent, and supplies, which are expected to be recognized or realized within the next 12 months.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies (cont.)

Property and equipment, net:    Property and equipment, net is stated at cost less accumulated depreciation, or if acquired in a business combination, at fair value as of the date of acquisition. Depreciation is calculated using the straight-line method, based upon the following estimated useful lives:

Production machinery and equipment	2 to 7 years
Vehicles	3 to 7 years
Leasehold improvements	shorter of lease term or 7 years
Demo fleet systems	2 to 3 years
Furniture and fixtures	3 years
Computers and related equipment	3 to 7 years

Major renewals and improvements are capitalized while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is recorded in the statement of operations as a component of other (expense) income, net.

Business combinations:    The Company accounts for acquisitions in accordance with the provisions of ASC 805, Business Combinations. ASC 805 requires the use of the acquisition method, which requires the identification of the acquirer, the determination of the acquisition date and the allocation of the purchase price paid by the acquirer to the identifiable tangible and intangible assets acquired and liabilities assumed, including any contingent consideration on the acquisition date, at fair value. The Company recognizes goodwill if the fair value of the total purchase consideration and any noncontrolling interests is in excess of the net fair value of the identifiable assets acquired and the liabilities assumed. The Company recognizes a bargain purchase gain within other income (expense), net, on the statement of operations if the net fair value of the identifiable assets acquired and the liabilities assumed is in excess of the fair value of the total purchase consideration and any noncontrolling interests. The results of operations of acquired businesses are included in the financial statements beginning on the acquisition date. Acquisition-related costs are expensed in periods in which the costs are incurred (See Note 4).

Intangible assets, net:    Intangible assets consist of developed technology and a non-compete agreement and are amortized over their estimated useful life which range from three to six years.

Impairment of long-lived assets:    The Company reviews long-lived assets, including property and equipment and intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that an asset group’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analysis in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, which requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value.

Revenue:    The Company follows the five steps to recognize revenue from contracts with customers under ASC 606, Revenue from Contracts with Customers (“ASC 606”), which are:

•        Step 1: Identify the contract(s) with a customer

•        Step 2: Identify the performance obligations in the contract

•        Step 3: Determine the transaction price

•        Step 4: Allocate the transaction price to the performance obligations in the contract

•        Step 5: Recognize revenue when (or as) a performance obligation is satisfied

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies (cont.)

The Company intends to generate revenue from the sale of its hybrid and electrified drive systems for the long haul “Class 8” semi-tractors. However, since the Company is still in the pre-commercialization stage, it has not generated revenue from the sale of the products.

The Company did not enter into any agreement that meets the definition of a contract with a customer that would be accounted for under ASC 606 through December 31, 2019.

Leases:

Lessee:    The Company determines if an arrangement is a lease at inception of the contract. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities, and operating lease liabilities, net of current portion in the accompanying balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, and long-term debt, net of current portion in the accompanying balance sheets.

ROU assets represent the Company’s right to use underlying assets for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate the present value for lease payments is the Company’s incremental borrowing rate, which is determined based on information available at lease commencement and is equal to the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term in an amount equal to the lease payments in a similar economic environment. The Company uses the implicit rate when readily determinable.

The Company has entered into operating leases for corporate offices, temporary offices and a corporate apartment, having initial lease terms of one to eight years. The Company has entered into finance leases primarily for vehicles and equipment, having initial terms of three years.

The Company’s real estate leases may include one or more options to renew, with renewals extending the lease term for an additional one to five years. The exercise of lease renewal options is at the Company’s sole discretion. In general, the Company does not consider renewal options to be reasonably likely to be exercised, therefore renewal options are generally not recognized as part of the ROU assets and lease liabilities. Lease costs for lease payments are recognized on a straight-line basis over the lease term, unless there is a transfer of title or purchase option reasonably certain to be exercised. The Company does not record operating leases with an initial term of twelve months or less (“short-term leases”) in the balance sheets.

The Company’s vehicle and equipment leases may include transfer rights or options to purchase at the end of the lease that the Company is reasonably certain to exercise. Interest expense is recognized using the effective interest rate method, and the ROU asset is amortized over the useful life of the underlying asset.

Lessor:    The Company also enters into arrangements whereby space within the real estate is subleased. At the lease commencement date these subleases are recognized as operating leases. Operating leases are recognized on a straight-line basis over the lease term.

The Company has entered into various trial and evaluation agreements that contain an operating lease component that is within the scope of ASC 842, Leases (“ASC 842”). These agreements also contain non-lease components related to certain stand-ready services where control transfers over time over the same period and based on the same pattern as the lease component. Because the Company has determined the lease component is the most predominant component of the arrangement and the timing and pattern of transfer for the lease and non-lease components associated with the lease component are the same, the Company has decided to elect the practical expedient not to separate the lease and non-lease component and accounts for the entire arrangement under ASC 842.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies (cont.)

The trial and evaluation agreements contain only variable payments not based on an index or rate as a result of refund provisions within those contracts. The Company records accounts receivable when the Company meets the criteria within the trial and evaluation agreements to invoice the lessee. In accordance with ASC 842, the Company recognizes variable lease payments as profit or loss in the period in which the changes in facts and circumstances on which the variable lease payments are based occur, which will generally be the end of the trial period when the customer refund rights lapse. During the years ended December 31, 2019 and 2018, the Company has not recognized any lease income related to these trial and evaluation agreements either because the Company has not received any consideration from the lease contracts or the uncertainty related to the consideration received has not been resolved.

Certain of the Company’s lessee and lessor lease agreements contain both lease and non-lease components, which are generally accounted for as a single lease component. Additionally, for certain vehicle leases, we apply a portfolio approach to effectively account for the finance lease ROU assets and liabilities.

Income taxes:    The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Due to the Company’s history of losses since inception, the net deferred tax assets have been fully offset by a valuation allowance as of December 31, 2019 and 2018. Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the more likely than not threshold for financial statement recognition and measurement. For the years ended December 31, 2019 and 2018, there were no uncertain tax positions taken or expected to be taken in the Company’s tax returns.

Share-based compensation:    The Company accounts for share-based compensation in accordance with ASC 718, Compensation — Stock Compensation, under which shared based payments that involve the issuance of common stock to employees and nonemployees and meet the criteria for equity-classified awards are recognized in the financial statements as share-based compensation expense based on the fair value on the date of grant. The Company issues stock option awards to employees and nonemployees.

The Company utilizes the Black-Scholes model, which requires the input of subjective assumptions. These assumptions include estimating (a) the length of time grantees will retain their vested stock options before exercising them for employees and the contractual term of the option for nonemployees (“expected term”), (b) the volatility of the Company’s common stock price over the expected term, and (c) expected dividends. The Company has elected to recognize the adjustment to share-based compensation expense in the period in which forfeitures occur.

The assumptions used in the Black-Scholes model are management’s best estimates, but the estimates involve inherent uncertainties and the application of management judgment (see Note 9). As a result, if other assumptions had been used, the recorded share-based compensation expense could have been materially different from that depicted in the financial statements.

Research and development expense:    Research and development costs did not meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use at the time the costs were incurred. Research and development costs include, but are not limited to, outsourced engineering services, allocated facilities costs, depreciation on equipment utilized in research and development activities, internal engineering and development expenses, materials, and employee related expenses (including salaries, benefits, travel, and share-based compensation) related to development of the Company’s products and services.

Net loss per share:    The Company follows the two-class method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies (cont.)

declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.

Basic net income (loss) per share attributable to common shareholders is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) attributable to common shareholders is computed by adjusting net income (loss) attributable to common shareholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common shareholders is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period, including potential dilutive common shares. For purpose of this calculation, outstanding options, convertible preferred shares and contingently convertible notes are considered potential dilutive common shares.

The Company’s redeemable, convertible preferred shares contractually entitle the holders of such shares to participate in dividends on a one-to-one per-share basis but contractually did not require the holders of such shares to participate in losses of the Company. In periods in which the Company reports a net loss attributable to common shareholders, diluted net loss per share attributable to common shareholders is the same as basic net loss per share attributable to common shareholders, since potentially dilutive common shares are considered to be anti-dilutive.

Recent accounting pronouncements issued and adopted:

On January 1, 2018, the Company adopted the new accounting standard ASU 2014-09, Revenue from Contracts with Customers and all the related amendments (collectively, “new revenue standard”) using the modified retrospective method. The new revenue standard has been codified as ASC 606. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity is expected to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each performance obligation. ASU 2014-09 has also introduced guidance related to the capitalization of cost to obtain and fulfill a contract with a customer, which is codified as ASC 340-40, Other Assets and Deferred Costs — Contracts with Customers.

As the Company has not recognized any revenue to date, the adoption of ASC 606 did not have an impact on the Company’s revenue recognition, and therefore, the Company did not recognize a cumulative effect adjustment to retained earnings at January 1, 2018.

In February 2016, the FASB issued a new accounting standard, ASC 842, related to leases to increase transparency and comparability among organizations by requiring the recognition of ROU assets and lease liabilities on the balance sheet. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Under the new standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted ASC 842 effective January 1, 2018 using the modified retrospective transition approach as of the period of adoption. The Company’s financial statements prior to January 1, 2018 were not modified for the application of the new lease standard (see Note 2).

Upon adoption of ASC 842, the Company recognized $631 of ROU assets and lease liabilities associated with operating leases. The accounting for finance leases remained substantially unchanged and the previously recorded $304 of ROU assets and $303 of lease liabilities associated with finance leases was not adjusted. In addition, the Company did not recognize a cumulative effect adjustment in retained earnings at January 1, 2018.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 3. Summary of significant accounting policies (cont.)

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting, to align the accounting for share-based payment awards issued to employees and nonemployees, particularly with regard to the measurement date and the impact of performance conditions. The new guidance requires equity classified share-based payment awards issued to nonemployees to be measured on the grant date, instead of being re-measured through the performance completion date under the previous guidance. For public entities, ASU 2018-07 was effective for fiscal years beginning after December 15, 2018, and early adoption is permitted.

On January 1, 2018, the Company early adopted the guidance under the modified retrospective transition method. The adoption of the guidance did not have an impact on the Company’s financial statements.

Recent accounting pronouncements issued, not yet adopted:

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held to replace the incurred loss model for financial assets measured at amortized cost and require entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2021, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the financial statements.

Note 4. Business acquisition

On June 1, 2018, pursuant to the terms of an asset purchase agreement, the Company acquired a division (the “Division”) of Gentherm Incorporated (“Gentherm” or the “Seller”), which included supplies, intellectual property in the form of developed technology, property and equipment and the assembled workforce all of which are used to produce batteries and battery systems used by the Company in the manufacturing of the Company’s drive-systems (the “Acquisition”). The Acquisition enabled the Company to vertically integrate a part of its former supply chain and provided access to intellectual property that is crucial to the success of the Company’s business and the foundation for future technologies to be developed.

The aggregate purchase consideration transferred by the Company to the Sellers totaled $699 and included: i) a cash payment made at closing of $670 and; ii) contingent purchase consideration with an estimated fair value of $29.

The contingent purchase consideration was comprised of a royalty agreement whereby the Company would pay the Seller a royalty for certain product sales occurring between the acquisition date and December 31, 2019. The Company utilized an income approach to estimate the fair value of this obligation, based on the estimated number of units to be sold, the per unit royalty rates included in the royalty agreement, which were then discounted using the Division’s weighted average cost of capital. The Company’s fair value measurements are more fully described in Note 10.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 4. Business acquisition (cont.)

The Acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The following table summarizes the assets acquired and their estimated fair values as of the date of acquisition:

Property and equipment	$1,189
Intangible asset – developed technology	578
Prepaid expenses and other current assets	129
Fair value of assets acquired	$1,896

The acquired developed technology is the basis of the acquired Division’s battery and battery system products and includes design files, software source code, know-how, and patents. The highest and best use of the developed technology is as a combined asset group and thus, the Company estimated the fair value of the combined asset group utilizing a relief from royalty method. This method is a specific type of income approach in which the hypothetical tax-effected cost savings of having to license the subject intangible asset from a third party are determined and discounted back to the present value at the appropriate discount rate. The estimated cost of licensing the asset is based on a royalty rate applicable to the subject intangible asset. The estimated fair value of the acquired developed technology also includes the Company’s sales forecast and a factor for technological obsolescence. The estimated useful life of the acquired developed technology is 6 years.

The following table reflects the bargain purchase gain resulting from the Acquisition:

Fair value of purchase consideration	$699
Less: fair value of assets acquired	(1,896)
Gain on bargain purchase	$(1,197)

In finalizing the Company’s accounting for the Acquisition, the Company performed an extensive review for any unrecorded assets, liabilities, and contingencies. After identifying and valuing the acquired assets, it was concluded recording a bargain purchase gain was appropriate and required. The Company believes the bargain purchase gain resulted from the Seller’s motivation to exit the Division in exchange for purchase consideration that was less than the fair value of the assets acquired due to: i) the identification of the Division as a non-core area of investment by the Seller in conjunction with a new strategic plan intended to improve business performance that was announced in June 2018 coupled with; ii) the scheduled expiration of the Division’s facility lease in Irvine, California on June 30, 2018.

The Company incurred acquisition-related costs of approximately $52, which are included as a component of selling, general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2018.

The results of operations for the Acquisition are included in the Company’s financial statements from the date of acquisition. The loss and pro forma effects of the Acquisition are not, and would not have been, material to the Company’s results of operations and the disclosure of such information is impracticable due to limitations on the Division’s historical financial information.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 5. Intangible assets, net

The gross carrying amount and accumulated amortization of separately identifiable intangible assets at December 31, 2019 and 2018 are as follows:

	December 31, 2019
Intangible Asset	Useful Life	Weighted Average Remaining Life	Gross Carrying Value	Accumulated Amortization	Net
Developed technology	6 years	4.58 years	$578	$(151)	$427
Non-compete	3 years	1.58 years	5	(3)	2
			$583	$(154)	$429
	December 31, 2019
Intangible Asset	Gross Carrying Value	Accumulated Amortization	Net
Developed technology	$578	$(56)	$522
Non-compete	5	(1)	4
	$583	$(57)	$526

Total amortization expense was $97 and $57 for the years ended December 31, 2019 and 2018, respectively and is included within selling, general and administrative expenses on the accompanying statements of operations.

Total future amortization expense for the finite-lived intangible assets is estimated as follows:

2020	$100
2021	97
2022	96
2023	96
2024	40
$429

Note 6. Debt

At December 31, 2019 and 2018, the carrying value of debt was as follows:

	December 31,
	2019	2018
Convertible notes payable, net of unamortized discount at December 31, 2019 and 2018 of $6,451 and $1,509, respectively	$16,113	$3,529
Finance lease obligations	289	491
	16,402	4,020
Less current portion	6,720	201
Debt, net of current portion	$9,682	$3,819

Convertible notes payable:    During 2018, the Company issued a convertible note payable in exchange for cash totaling $5,000 (the “2018 Note”). The 2018 Note bears interest at 6% per annum and matures in September 2020 (two years subsequent to its issuance date). The 2018 Note includes the following embedded features:

(a)     Automatic conversion upon the next equity financing of at least $5,000 in proceeds. The conversion price is dependent upon the pre-money valuation of the Company in connection with the next equity financing, with the conversion price set at a 35% discount on the next equity financing price if the pre-money valuation is $100,000 or less, or 35% multiplied by the quotient of $100,000 divided by the pre-money valuation if it is greater than $100,000.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 6. Debt (cont.)

(b)    Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the 2018 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 65%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(c)     Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(d)    Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the 2018 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(e)     Additional interest of 3% (or a total of 9%) upon an event of default.

In addition to the above embedded features, the Company agreed that the holder of the 2018 Note would be the Company’s preferred supplier for certain components or products that the holder sells. See Note 15 for further details on this related party agreement.

The Company assessed the embedded features within the 2018 Note and determined that the automatic conversion feature upon next equity financing and optional conversion feature upon change in control (in-substance redemption features) and the additional interest feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $1,773. The Company’s fair value measurements are more fully described in Note 7.

At issuance, the Company has concluded the fair value of the additional interest feature was de minimis.

Between February and July 2019, the Company issued a series of convertible notes payable in exchange for cash totaling $13,603 (the “Initial 2019 Notes”). The Initial 2019 Notes bear interest at 6% per annum and mature two to five years after their respective issuance dates. The Initial 2019 Notes are only prepayable with the consent of the holders. One of the Initial 2019 Notes (totaling $1,800) is secured by substantially all of the assets of the Company, subordinate to the first priority, senior secured interest held by a note holder of a convertible note issued in January 2020. The holder of this note has first priority secured interest in these assets.

The Initial 2019 Notes include the following embedded features:

(a)     Automatic or optional (for one of the Initial 2019 Notes) conversion upon the next equity financing of at least $15,000 in proceeds (the “Next Equity Financing”). The conversion price is dependent upon the pre-money valuation of the Company in connection with the next equity financing, with the conversion price set at a 25% discount on the next equity financing price if the pre-money valuation is $100,000 or less, or 25% multiplied by the quotient of $100,000 divided by the pre-money valuation if it is greater than $100,000.

(b)    Optional conversion (for one of the Initial 2019 Notes) upon a subsequent equity financing if the holder did not elect to convert upon the Next Equity Financing, at the price that is set by the subsequent equity financing (no discount).

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 6. Debt (cont.)

(c)     Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the Initial 2019 Notes into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 75%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d)    Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(e)     Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the Initial 2019 Notes will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(f)     Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, the Company has the right to modify one of the Initial 2019 Notes (totaling $1,800) in the event the holder does not convert upon next equity financing to adjust the interest rate to 4% per annum.

The Company assessed the embedded features within the Initial 2019 Notes and determined that the automatic or optional conversion feature upon next equity financing and the optional conversion feature upon change in control (in-substance redemption features), the additional interest feature, and the interest rate adjustment feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting.

At issuance, the Company estimated the fair value of the automatic and optional conversion features to be approximately $5,981. The Company’s fair value measurements are more fully described in Note 7.

At issuance, the Company has concluded the fair value of the additional interest feature and the interest rate adjustment feature was de minimis.

In December 2019, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “December 2019 Note”). The December 2019 Note bears interest at 6% per annum and matures in December 2020 (one year subsequent to its issuance date). The December 2019 Note is only prepayable with the consent of the holder. The December 2019 Note is secured by substantially all of the assets of the Company, subordinate to the security interest held by one of the Initial 2019 Note holders. The December 2019 Note includes the following embedded features:

(a)     Automatic conversion upon the next equity financing of at least $35,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(b)    Optional conversion upon the next equity financing of at least $15,000 in proceeds. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(c)     Automatic conversion upon a subsequent equity financing of at least $35,000 if the holder did not elect to convert upon any previous equity financing, at the price that is set by the subsequent equity financing (no discount).

(d)    Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the December 2019 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 6. Debt (cont.)

(e)     Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f)     Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the December 2019 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g)    Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the maturity date of the December 2019 Note will automatically extend by one year. In such situation, the holder also has the right to extend the maturity date for an additional two years beyond the modified maturity date.

The Company assessed the embedded features within the December 2019 Note and determined that the automatic and optional conversion features upon next equity financing (in-substance redemption features), the additional interest feature and the term extension feature met the definition of a derivative and were not clearly and closely related to the host contract and required separate accounting. The Company also concluded that the conversion features did not represent beneficial conversion features.

At issuance and at December 31, 2019, the Company estimated the fair value of the automatic and optional conversion features at a 50% discount on the shares sold in a next equity financing to be approximately $1,447. The Company’s fair value measurements are more fully described in Note 7.

At issuance, the Company has concluded the fair value of the additional interest and term extension features was de minimis.

The terms of the convertible notes payable include certain restrictive covenants related to the Company’s ability to enter into certain transactions or agreements, pay dividends, or take other similar corporate actions.

The effective interest rate of the various convertible notes outstanding range from 18.6% to 49.5%. The Company has accrued paid-in-kind interest of $722 and $38 as a component of the carrying value of the convertible notes payable as the payment of such interest would occur upon maturity or the earlier settlement of the notes (either through a redemption or conversion event) for the years ended December 31, 2019 and 2018, respectively (see Note 2).

Finance Lease Obligations:    The Company’s debt arising from finance lease obligations primarily relates to vehicles and equipment. See Note 13 for future maturities of finance lease obligations.

The aggregate future maturities of the convertible notes payable are as follows:

Year Ended December 31,	Amount
2020	$8,541
2021	10,156
2022	—
2023	—
2024	3,867
$22,564

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 7. Fair value measurements

Contingent consideration liability

The contingent consideration liability is considered a Level 3 measurement due to significant unobservable inputs in its valuation, which was based on the income approach. The income approach calculated fair value is subjective, and affected by projected cash flows that are discounted based on current market expectations about those future amounts. The company utilized a third party to assist in calculating the fair value of the contingent consideration liability.

The key inputs to the valuation model that was utilized to estimate the fair value of the contingent consideration liability included estimated units sold, per unit royalty payments and a discount rate.

Convertible notes payable derivative liabilities

The convertible notes payable derivative liabilities are considered a Level 3 measurement due to the utilization of significant unobservable inputs in the valuation, which were based on ‘with and without’ valuation models.

2018 Note and Initial 2019 Notes

Based on the terms and provisions of the 2018 Note and Initial 2019 Notes, the Company utilized a probability-weighted expected return model (“PWERM”) to estimate the fair value of the embedded derivative features requiring bifurcation as of the respective issuance dates and as of the December 31, 2019 and 2018 reporting dates. The PWERM is designed to utilize the Company’s best estimates of the timing and likelihood of the settlement events that are related to the embedded derivative features in order to estimate the fair value of the respective convertible notes with these embedded derivative features.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of each respective valuation date.

The Company notes that the key inputs to the valuation models that were utilized to estimate the fair value of the 2018 Note and Initial 2019 Notes convertible debt derivative liabilities included:

Input	Issuance of 2018 Note	December 31, 2018	Issuances of Initial 2019 Notes (February 2019)	Issuances of Initial 2019 Notes (June 2019)	Issuances of Initial 2019 Notes (July 2019)	December 31, 2019
Probability-weighted conversion discount	34.2%	34.3%	24.4%	24.4%	24.1%	23.9 – 34.59%
Remaining term (years)	2.0	1.7	2.0	2.0	5.0	0.7 – 4.5
Equity volatility	67.0%	72.0%	75.0%	78.0%	74.0%	65.0 –71.0%
Risky rate(1)	31.1%	40.9%	34.2%	26.6%	29.0%	27.2 – 44.8%
Probability of next financing event(1)	50.0%	50.0%	50.0%	50.0%	50.0%	70.0%
Timing of next financing event(1)	9/30/2019	9/30/2019	9/30/2019	3/31/2020	3/31/2020	9/30/2020
Probability of default event(1)	50.0%	50.0%	50.0%	50.0%	50.0%	30.0%
Timing of default event(1)	9/30/2019	9/30/2019	9/30/2019	3/31/2020	3/31/2020	9/30/2020

____________

(1)      Represents a Level 3 unobservable input

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 7. Fair value measurements (cont.)

The key inputs to the valuation models are defined as follows:

•        The probability-weighted conversion discount is based on the contractual terms of the convertible note agreement and the expectation of the pre-money valuation of the Company as of the estimated date that the next equity financing event occurs.

•        The remaining term was determined based on the remaining time period to maturity of the related convertible note with embedded features subject to valuation (as of the respective valuation date).

•        The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the respective convertible notes.

•        The risky rate was the discount rate utilized in the valuation and was determined based on reference to market yields for debt instruments with similar credit ratings and terms.

•        The probabilities and timing of the next financing event and default event are based on management’s best estimate of the future settlement of the respective convertible notes.

December 2019 Note

Based on the terms and provisions of the December 2019 Note, the Company utilized a Monte Carlo simulation model to estimate the fair value of the embedded derivative features requiring bifurcation as of their issuance date and as of December 31, 2019 (which were the same dates). The simulation model is designed to capture the settlement value of the convertible notes (as described in Note 6), in conjunction with the probability and timing of certain events occurring. The simulation utilizes 100,000 trials or simulations to determine the estimated fair value.

The fair value of the convertible notes with the derivative features is compared to the fair value of a plain vanilla note (excluding the derivative features), which is calculated based on the present value of the future cash flows. The difference between the two values represents the fair value of the bifurcated derivative features as of the valuation date.

The Company notes that the key inputs to the valuation model that was utilized to estimate the fair value of the convertible debt derivative liabilities included:

Input	December 31, 2019
Conversion discount	50.0%
Remaining term (years)	1.0
Equity volatility	63.0%
Risky rate	50.0%
Probability of next financing event(1)	70.0%
Probability of default event(1)	25.0%
Probability of fire sale event(1)	5.0%
Effective discount rate(1)	50.0%
Negotiation discount(1)	21.7%

____________

(1)      Represents a Level 3 unobservable input

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 7. Fair value measurements (cont.)

The key inputs to the valuation model are defined as follows:

•        The conversion discount is based on the contractual terms of the convertible note agreement.

•        The remaining term was determined based on the remaining time period to maturity of the convertible note with embedded features subject to valuation.

•        The Company’s equity volatility estimate was based on the re-levered historical equity volatility of a selection of the Company’s comparable guideline public companies, based on the remaining term of the convertible notes.

•        The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the remaining term.

•        The probabilities of the next financing event, default event and fire sale event are based on management’s best estimate of the future settlement of the convertible note.

•        The effective discount rate utilized was based on the Company’s current stage of development as of the valuation date and market yield studies performed.

•        The negotiation discount utilized was calculated in order to further discount the instruments included in the valuation in order to agree to the principal value of the convertible notes at issuance. The utilization of the negotiation discount reflects the fact that there was a significant need for new investment and limited availability of market participants who have interest in making investments in such companies. The presence of the additional discount reflects the higher rate of return that these investors would seek in making such investments.

The following table sets forth the Company’s assets and liabilities which are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements as of December 31, 2019
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$—	$—	$8,351	$8,351
Total Liabilities	$—	$—	$8,351	$8,351
	Fair Value Measurements as of December 31, 2018
	Level I	Level II	Level III	Total
Liabilities
Convertible notes payable derivative liabilities	$—	$—	$2,041	$2,041
Contingent consideration liability	—	—	$27	$27
Total Liabilities	$—	$—	$2,068	$2,068

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 7. Fair value measurements (cont.)

The following is a roll forward of the Company’s Level 3 instruments:

Balance, December 31, 2017	$—
Convertible notes payable derivative liabilities	1,773
Contingent consideration liability	29
Fair value adjustments	266
Balance, December 31, 2018	2,068
Convertible notes payable derivative liabilities	7,428
Fair value adjustments	(1,145)
Balance, December 31, 2019	$8,351

Note 8. Redeemable, convertible preferred stock and stockholders’ deficit

Stockholders’ deficit:    The Company has authorized for issuance 69,817,317 shares of $0.001 par value common stock, of which 26,118,953 and 24,453,750 shares were issued and outstanding at December 31, 2019 and 2018, respectively.

The following shares of common stock are reserved for future issuance:

Conversion of redeemable, convertible preferred stock	33,421,484
Stock options issued and outstanding	4,520,499
Authorized for future grant under 2016 Equity Incentive Plan	4,625,730
42,567,713

Redeemable, convertible preferred stock:    The Company has authorized the issuance of 35,930,464 shares of preferred stock, of which 24,591,554 shares are designated as Series A-1 Preferred Stock, 8,793,755 shares are designated as Series A-2 Preferred Stock and 2,545,155 shares are designated as Series A-3 Preferred Stock.

Series A Preferred Stock:    In August 2017, the Company entered into a stock purchase agreement whereby the Company sold approximately $7,250 worth of Series A-1 Preferred Stock for $0.88445 per share. In connection with this, the Company incurred issuance costs of approximately $300.

In addition, certain previously issued and outstanding convertible notes were converted into 8,793,755 shares of Series A-2 Preferred Stock and 2,545,155 shares of Series A-3 Preferred Stock in connection with the Series A-1 Preferred Stock financing. Further, the agreement committed the Company and the Series A-1 Preferred Stock investors to additional contingent closings, in two separate tranches. The additional contingent tranche closings were determined to be embedded derivatives but did not meet the requirements to be bifurcated and separately accounted for as a derivative. In December 2017, the conditions for the first additional tranche were met and the Company called for a closing of $7,250 of Series A-1 Preferred Stock, or a total of 8,197,182 shares. Approximately $300 of the funding was received in December 2017 and the remainder was received in January 2018.

During June 2018, the conditions for the second additional tranche were met and the Company called for a closing of $7,250 of Series A-1 Preferred Stock. Ultimately, the Company received $6,250 from the investors and issued a total of 7,066,539 shares.

During the year ended December 31, 2019, certain investors did not participate in a convertible debt financing as required by the terms of the Company’s investor rights agreement. In accordance with their non-participation, 565,323 shares of their previously outstanding Series A-1 Preferred Stock were converted into an equivalent number of shares of common stock, 596,396 shares of their previously outstanding Series A-2 Preferred Stock were converted into an equivalent number of shares of common stock and 216,610 shares of their previously outstanding Series A-3 Preferred Stock were converted into an equivalent number of shares of common stock. The carrying value of the converted preferred stock was reclassified to common stock par value and additional paid in capital upon conversion.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 8. Redeemable, convertible preferred stock and stockholders’ deficit (cont.)

The following summarizes the rights and preferences of the preferred stock (terms specific to the Series A-1, Series A-2 and Series A-3 are identified where relevant):

Distributions and liquidation preferences:    The holders of preferred stock receive, in the event of a liquidation event and prior to any distribution to common stockholders, an amount equal to (i) the price per share for Series A-1, A-2 and A-3 equal to $0.88445, $0.44265 and $0.79601, respectively, adjusted as necessary, and (ii) any dividends declared and/or accrued, but unpaid. After payment of the preferred preference, the remaining proceeds are to be distributed to the holders of preferred stock (on an as if converted to common stock basis) and the common stock on a pro-rata basis.

Dividends:    The holders of preferred stock are entitled to receive dividends when and if declared by the Board from the Company’s legally available funds. The preferred stock dividends are given preference to any declaration or payment of any dividend on the Company’s common stock.

Conversion:    Each share of preferred stock is convertible at the option of the holder at any time after the date of issuance into a number of shares of common stock as determined by dividing the original issue price for the relevant series by the conversion price for such series. The conversion price per share for Series A-1, A-2 and A-3 Preferred Stock is $0.88445, $0.44265 and $0.79601, respectively (subject to adjustment, as defined). Conversion is automatic upon the earlier of (1) the Company’s sale of common stock in a firm commitment underwritten public offering provided that the offering pre-money valuation is at least $100,000 and the aggregate gross proceeds total is at least $35,000 or (2) at the election of the requisite 60% preferred stockholders.

The conversion price of the Series A-1 Preferred Stock is subject to adjustment to reduce dilution in the event that the Company issues additional equity securities at a purchase price less than the applicable conversion price. The conversion price will also be subject to proportional adjustment for events such as stock splits, stock dividends, and recapitalization.

Voting:    The holders of preferred stock and common stock are entitled to vote together as a single class and not separate unless provided by law or other provisions of the articles of incorporation and receive one vote per common stock share equivalent. Each holder of preferred stock is entitled to a number of votes equal to the number of shares of common stock into which the shares of preferred stock would be convertible.

Redemption (deemed liquidation events):    The preferred stock is not mandatorily redeemable. The preferred shares are only redeemable in the event of a deemed liquidation event and at least 60% of the preferred stockholders request such redemption in writing no later than 120 days after such deemed liquidation event. Shares of preferred stock shall be redeemed by the Company out of funds lawfully available at a price per share noted above plus any accrued or declared but unpaid dividends thereon. A deemed liquidation event includes each of the following unless the requisite majority elect otherwise.

a)      a sale, transfer, or any other similar disposition of all or substantially all of the issued and outstanding capital stock of the Company;

b)      a sale, transfer, lease, conveyance or any other similar disposition of all or substantially all of the assets of the Company;

c)      the grant of an exclusive license of all or substantially all of the Company’s intellectual property;

d)      a merger, consolidation, reorganization or recapitalization of the Company with or into another entity in which the stockholders of the Company who held at least a majority of the capital stock or voting rights of the Company immediately prior to such merger, consolidation, reorganization or recapitalization hold less than a majority of the capital stock or voting rights of the surviving entity; or

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 8. Redeemable, convertible preferred stock and stockholders’ deficit (cont.)

e)      any other transaction or series of related transactions, which result in the stockholders of the Company collectively, immediately before such transaction, directly or indirectly, owning less than a majority of the capital stock or voting power of the Company immediately following such transaction, other than any transaction entered into solely for purposes of financing and/or a QPO (defined as a public offering with proceeds to the Company of at least $35,000 reflecting a valuation of at least $100,000).

The Company has evaluated the preferred stock offerings, its investor registration rights and the rights, preferences and privileges of each series of preferred stock and has concluded that there were no embedded features that met the definition of a derivative requiring bifurcation and separate accounting. The Company concluded that the tranche rights associated with the initial preferred stock issuance were an embedded feature (not freestanding) and did not require separate accounting. Additionally, the Company assessed the conversion terms associated with its preferred stock and concluded that they did not include beneficial conversion features.

Due to the contingently redeemable nature of the preferred stock, the Company classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. In addition, the Company does not currently believe that the related contingent events and the redemption of the preferred stock is probable to occur. Therefore, the Company is not currently accreting the preferred stock to redemption value, and will only do so if the preferred stock becomes probable of redemption in the future (see Note 2).

The redemption value of the Series A-1, A-2, and A-3 Preferred Stock at December 31, 2019 was $22,775, $4,107, and $2,298, respectively, including $2,525, $571, and $297, respectively, of accrued but unpaid and undeclared dividends.

Note 9. Share-based compensation

In August 2016, the Board approved the Hyliion Inc. 2016 Equity Incentive Plan (the “Plan”) and in August 2017 the Board subsequently amended the Plan, allowing the Company to grant up to 9,886,853 shares of Common Stock. The 2016 Plan permits that granting of various awards including stock options (including both nonqualified options and incentive options), stock appreciation rights (“SARs”), stock awards, phantom stock units, performance awards, and other share-based awards to employees, outside directors and consultants and advisors of the Company. An aggregate of 4,625,730 shares of Common Stock were available to issue under the Plan as of December 31, 2019.

The Plan is administered by the Board. The selection of participants, allotment of shares, determination of price and other conditions are determined by the Board at its sole discretion in order to attract and retain personnel instrumental to the success of the Company. As of December 31, 2019, only stock options have been awarded to employees, consultants and advisors.

Under the Plan, the option exercise price for all grantees equals the stock’s estimated fair value on the date of the grant. The Board determined the fair value of common stock at the time of grant by considering a number of objective and subjective factors, including independent third-party valuations of the Company’s common stock, operating and financial performance, the lack of liquidity of capital stock, and general and industry-specific economic outlook, amongst other factors. The Company believes the fair value of the stock options granted to nonemployees is more readily determinable than the fair value of the services received.

The fair value of the underlying common stock will be determined by the Company’s Board until such time as the Company’s common stock is listed on an established exchange or national market system.

The fair value of each option is estimated on the date of the grant using the Black-Scholes option-pricing model in order to measure the compensation cost associated with the award. This model incorporates certain assumptions for inputs including an expected volatility in the market value of the underlying common stock, expected term, a risk-free interest rate, and the expected dividend yield of the underlying common stock.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 9. Share-based compensation (cont.)

The following assumptions were used for options issued in the following periods:

	Years Ended December 31,
	2019	2018
Expected volatility	70.0%	70.0%
Expected term (in years)	6.1 – 10	6.1 – 10
Risk-free interest rate	1.4 – 3.0%	2.3% – 2.9%
Expected dividend yield	0.0%	0.0%

•        Expected volatility:    The expected volatility was determined by examining the historical volatilities of a group of industry peers, as the Company did not have any trading history for the Company’s common stock.

•        Expected term:    For employees, the expected term is determined using the “simplified” method, as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment, to estimate on a formula basis the expected term of the Company’s employee stock options which are considered to have “plain vanilla” characteristics. For nonemployees, the expected term represents the contractual term of the option.

•        Risk-free interest rate:    The risk-free interest rate was based upon quoted market yields for the United States Treasury instruments with terms that were consistent with the expected term of the Company’s stock options.

•        Expected dividend yield:    The expected dividend yield was based on the Company’s history and management’s current expectation regarding future dividends.

Employee and nonemployee stock options generally vest over four years, with a maximum term of ten years from the date of grant. These awards become available to the recipient upon the satisfaction of a vesting condition based on a period of service, which may be accelerated at the discretion of the Board. Share-based compensation expense is recognized on a straight-line basis over the applicable vesting period.

A summary of the status of the Plan at December 31, 2019 and 2018, and changes during the same periods is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at December 31, 2017	3,751,750	$0.16	8.8
Granted	2,062,500	0.19
Exercised	(453,750)	0.13
Cancelled or forfeited	(1,580,633)	0.14
Outstanding at December 31, 2018	3,779,867	0.16	8.7
Granted	2,205,000	0.23
Exercised	(286,874)	0.21
Cancelled or forfeited	(1,177,494)	0.19
Outstanding at December 31, 2019	4,520,499	$0.19	8.2
Exercisable at December 31, 2018	1,141,013	$0.14	8.2
Exercisable at December 31, 2019	1,703,941	$0.15	7.2

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 9. Share-based compensation (cont.)

As of December 31, 2019, the options outstanding have an intrinsic value of $694. Options that have an exercise price greater than the market price on December 31, 2019 were excluded from the intrinsic value computation. The intrinsic value of options exercised during the years ended December 31, 2019 and 2018 was $38 and $48, respectively.

Share-based compensation expense for the years ended December 31, 2019 and 2018 was $125 and $131, respectively. As of December 31, 2019, there was $355 of unrecognized compensation cost related to share-based payments which is expected to be recognized over the remaining vesting periods, with a weighted-average period of 2.9 years.

Note 10. Leases

The Company has operating and finance leases for its corporate offices, temporary offices, a corporate apartment, vehicles and equipment. In addition, the Company enters into arrangements whereby portions of the leased premises are subleased to third parties and are classified as operating leases. The following table provides a summary of the components of lease income, costs and rent, which are included within research and development and selling, general and administrative on the accompanying statements of operations:

	Years Ended December 31,
	2019	2018
Operating lease costs:
Operating lease cost	$1,908	$689
Short-term lease cost	4	—
Variable lease cost	(140)	—
Sublessor income	(421)	—
Total operating lease costs	$1,351	$689

Finance lease costs:
Amortization of right-of-use assets	$112	$103
Interest on lease liabilities	50	64
Total finance lease costs	$162	$167

Finance lease ROU assets were $660 as of December 31, 2019 and 2018 and accumulated amortization was $218 and $106 as of December 31, 2019 and 2018, respectively.

The following table provides the weighted-average lease terms and discount rates used for the Company’s operating and finance leases:

December 31, 2019
Weighted-average remaining lease term (in years):
Operating leases	5.7
Finance leases	1.1

Weighted-average discount rate:
Operating leases	9.8%
Finance leases	13.6%

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 10. Leases (cont.)

The following table provides a summary of lease liability maturities for the next five years and thereafter:

	Operating Leases	Finance Leases
2020	$1,460	$269
2021	1,164	45
2022	1,155	—
2023	1,190	—
2024	1,226	—
Thereafter	1,370	—
Total lease payments	7,565	314
Less: Imputed interest	(1,809)	(25)
Total lease obligations	$5,756	$289

As of December 31, 2019, the Company’s operating lease income from its sublease matures as follows:

2020	$321
2021	42
2022	—
2023	—
2024	—
Thereafter	—
$363

Note 11. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Supplies	$132	$132
Prepaid rent	107	98
Prepaid insurance	57	43
Other	118	79
	$414	$352

Note 12. Property and equipment, net

Property and equipment, net consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Production machinery and equipment	$1,751	$1,628
Vehicles	727	725
Leasehold improvements	670	474
Demo fleet systems	263	263
Office furniture and fixtures	28	—
Computers and related equipment	24	24
	3,463	3,114
Less accumulated depreciation	(1,828)	(897)
Property and equipment, net	$1,635	$2,217

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 12. Property and equipment, net (cont.)

Depreciation expense for the years ended December 31, 2019 and 2018 totaled approximately $931 and $779, respectively. For the year ended December 31, 2019, $130 and $801 is included within selling, general and administrative expenses and research and development expenses on the accompanying statements of operations, respectively. For the year ended December 31, 2018, $196 and $583 is included within selling, general and administrative expenses and research and development expenses on the accompanying statements of operations, respectively.

Note 13. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Refundable grant	$175	$—
Accrued professional services	120	270
Other accrued liabilities	205	103
	$500	$373

Note 14. Income taxes

The income tax provision consists of the following:

	Years Ended December 31
	2019	2018
Current tax expense (benefit):
Federal	$—	$—
State	—	—
Total current tax expense	$—	$—
Deferred tax expense (benefit):
Federal	$(2,788)	$(4,223)
State	—	12
Valuation allowance	2,788	4,211
Total deferred tax expense (benefit)	$—	$—

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 14. Income taxes (cont.)

The components of deferred taxes as of December 31, 2019 and 2018 are as follows:

	Years Ended December 31
	2019	2018
Deferred tax assets:
Federal net operating loss carryforwards	$9,083	$6,265
State net operating loss carryforwards	825	825
Operating lease obligation	1,209	1,372
Other	—	85
Total deferred tax assets	11,117	8,547
Deferred tax liabilities:
Property and equipment, net	18	83
Intangible assets, net	90	111
Operating lease right of use asset, net	1,045	1,316
Other	139	—
Total deferred tax liabilities	1,292	1,510
Total net deferred tax assets (liabilities)	9,825	7,037
Less valuation allowance	(9,825)	(7,037)
Net deferred tax assets (liabilities)	$—	$—

The reconciliation of taxes at the federal statutory rate to the Company’s provision for income taxes for the years ended December 31, 2019, and 2018 was as follows:

	Years Ended December 31
	2019	2018
Provision at statutory rate of 21%	$(2,964)	$(4,049)
Non-deductible convertible debt interest expense	152	8
Stock options	15	9
Bargain purchase gain	—	(251)
Other	9	72
Change in valuation allowance	2,788	4,211
	$—	$—

The net change in the total valuation allowance for the year ended December 31, 2019, was an increase of $2,788, (increase of $4,211 in 2018). In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences at December 31, 2019.

The Company has federal net operating loss carryforwards of approximately $43,251 and $29,832 at December 31, 2019 and 2018, respectively. $10,459 of this amount will begin to expire in 2036. The remaining $32,792 has an indefinite carryforward period. The Company also has state net operating loss carryforwards of approximately $10,459 at December 31, 2019 and 2018. They will expire beginning in 2036.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 14. Income taxes (cont.)

The Company’s ability to utilize a portion of its net operating loss carryforwards to offset future taxable income is subject to certain limitations under section 382 of the Internal Revenue Code upon changes in equity ownership of the Company. The Company has not determined whether an ownership change under section 382 has occurred or whether such limitation exists.

The Company files a United States federal income tax return, as well as income tax returns in various states. The tax returns for years 2016 and beyond remain open for examination.

Note 15. Related parties

In conjunction with the 2018 Note, the Company entered into a Preferred Sourcing Arrangement (“PSA”) with the 2018 Note holder. Under the terms of the PSA, the Company will purchase the 2018 Note holder’s products in preference to other competing products as long as the 2018 Note holder’s products meet the technical criteria established by the Company and the 2018 Note holder meets or beats reasonably competitive business terms. Under the PSA, the Company is allowed to purchase competing products upon the request of any customer. In 2019, the Company and the 2018 Note holder entered into a Services Agreement (“SA”) under which the 2018 Note holder may provide engineering or operational services to the Company. The Company has not yet engaged the 2018 Note holder under this SA. For the years ended December 31, 2019 and 2018, the Company purchased goods used in its research and development activities totaling $154 and $138, respectively, from the 2018 Note Holder. At December 31, 2019 and 2018 the Company owed $104 and $29, respectively, to the 2018 Note holder for purchased goods used in its research and development activities, which is included within accounts payable on the accompanying balance sheets. At December 31, 2019 and 2018, the Company owed $533 and $39, respectively, for accrued interest on the convertible notes payable owed to the 2018 Note holder, which is included within the carrying value of debt on the accompanying balance sheets. Approximately 54% and 100% of the Company’s convertible notes payable were held by the 2018 Note holder as of December 31, 2019 and 2018, respectively.

In conjunction with one of the Initial 2019 Notes, the Company entered into a Collaboration and Development Agreement (“CDA”) with one of the Initial 2019 Notes holders (“Collaboration Partner”). Under the terms of the CDA, the Company will work with the Collaboration Partner to develop certain products to be manufactured by the Collaboration Partner for use in the Company’s assembled products. The costs incurred under the CDA are the responsibility of the party who incurred the costs. Once the Collaboration Partner’s developed products meet the Company’s technical requirements and the Collaboration Partner meets or beats reasonably competitive terms, a Supply Arrangement will be executed that requires the Company to procure the developed products exclusively from the Collaboration Partner for three years after the Supply Arrangement’s effective date. For the years ended December 31, 2019 and 2018, the Company purchased goods used in its research and development activities totaling $1 and $4, respectively, from the Collaboration Partner. At December 31, 2019 and 2018, no amounts were owed from or to the Collaboration Partner.

Note 16. Commitments and contingencies

Economic Incentive Agreement:    During 2018, the Company entered into an agreement with the Cedar Park Economic Development Corporation (EDC), whereby the Company will receive grants from the EDC contingent upon the Company fulfilling and maintaining certain corporate office lease and employment requirements. The specified requirements must be met on or before specific measurement dates and maintained throughout the term of the agreement, which expires effective December 31, 2024.

Should the Company fail to meet and maintain any performance requirements, all amounts received from the EDC are subject to refund. During 2018, the Company achieved the first performance requirement and received a payment of $175. During 2019, the Company continued maintaining the employment level of the first performance requirement, but failed to meet the second performance requirement. As a result, the Company did not receive any additional grant funding in 2019, the agreement is subject to termination by the EDC and all amounts received are subject to refund.

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 16. Commitments and contingencies (cont.)

As the terms of the EDC grant agreement require the Company to meet and maintain all of the performance requirements throughout the term of the agreement, the Company has not substantially met all the conditions for the grant funding received. Accordingly, the grant funding of $175 received in 2018 has been reclassified from other long-term liability as of December 31, 2018 to accrued expenses and other current liabilities as of December 31, 2019 until all related performance requirements have been met through the end of the agreement on December 31, 2024.

Under the agreement, the EDC has the right to file a security interest to all assets of the Company. This security interest is subordinate to the holders of the convertible notes payable with security interests.

Legal Proceedings:    The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Note 17. Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share:

	Years Ended December 31,
	2019	2018
Numerator:
Net loss	$(14,113.00)	$(19,281.00)
Less: Cumulative dividends on convertible preferred stock	(1,702)	(1,416)
Net loss attributable to common stockholder	$(15,815.00)	$(20,697.00)
Denominator:
Weighted average shares outstanding, basic and diluted	25,501,235	24,190,623
Net loss per share, basic and diluted	$(0.62)	$(0.86)

The Company’s contingently convertible notes payable did not meet the condition to be converted to common stock as of December 31, 2019 and December 31, 2018. The Company’s potential dilutive securities, which include stock options and redeemable, convertible preferred stock, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

The Company excluded the following weighted average potential common shares from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Years Ended December 31,
	2019	2018
Series A redeemable, convertible preferred stock	34,218,770	30,877,282
Stock options, including incentive stock options and non-qualified	2,114,311	2,726,845
Total	36,333,081	33,604,127

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 18. Supplemental cash flow information

The following table provides supplemental cash flow information for the years ended December 31, 2019 and 2018:

	Years Ended December 31,
	2019	2018
Cash paid for interest	$(53)	$(64)
Cash paid for taxes	$—	$—

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$(1,255)	$(678)
Operating cash flows from finance leases	$(50)	$(64)
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$21	$6,975
Finance leases	$—	$656

The following table provides supplemental disclosures of noncash investing and financing activities for the years ended December 31, 2019 and 2018:

	Years Ended December 31,
	2019	2018
Conversion of Series A-1 redeemable, convertible preferred stock and Series A-2 redeemable, convertible preferred stock to common stock	$882	$—
Contingent consideration liability issued in connection with business acquisition	$—	$29
Property and equipment acquired through finance lease obligations	$—	$576

Note 19. Retirement plan

The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis. The 401(k) plan requires participants to be at least 20 years old. Plan participants may make before tax elective contributions up to the maximum percentage of compensation and dollar amount allowed under the Internal Revenue Code and are 100% vested in their elective contributions at all times. The Company makes discretionary employer contributions at its election. Plan participants must be employed on the last day of the year to be eligible for the employer match. Participants may defer specified portions of their compensation. The Company did not provide a match of the employee’s contribution for the years ended December 31, 2019 and 2018.

Note 20. Subsequent events

The company evaluated all events or transactions that occurred after December 31, 2019 through July 2, 2020, the date the financial statements were available to be issued.

Convertible note payable:    In January 2020, the Company issued a convertible note payable in exchange for cash totaling $3,200 (the “January 2020 Note”). The January 2020 Note bears interest at 6% per annum and matures in January 2025 (five years subsequent to its issuance date). The January 2020 Note is only prepayable with the consent of the holder. The January 2020 Note is secured by a first priority, senior secured interest in substantially all of the assets of the Company. The January 2020 Note includes the following embedded features:

(a)     Optional conversion upon the Next Equity Financing. The conversion price will be based on the next equity financing per share price, with a 50% discount.

(b)    Optional conversion upon a subsequent equity financing of at least $15,000 if the holder did not elect to convert upon the Next Equity Financing, at the price that is set by the subsequent equity financing (no discount).

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 20. Subsequent events (cont.)

(c)     Optional conversion upon a change in control. In the event of a change in control, the holder can elect to convert the January 2020 Note into shares of common stock at a conversion price equal to (i) the product of the change in control purchase price multiplied by 50%, divided by (ii) the total number of outstanding shares of capital stock of the Company (on a fully diluted basis).

(d)    Optional redemption upon a change in control. In the event of a change in control, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(e)     Optional redemption upon the Company obtaining at least $10,000 in commercial debt which would result in the January 2020 Note having the same priority or being treated as subordinate to the commercial debt. In such scenario, the holder can elect to request payment of all outstanding principal (with no penalty) and unpaid accrued interest.

(f)     Automatic or optional redemption upon an event of default. Upon the occurrence of an event of default, the December 2019 Note will either automatically become due and payable or can become due and payable at the holder’s option (based on the nature of the event of default). Upon such acceleration, all outstanding principal (with no penalty) and unpaid accrued interest will become payable.

(g)    Additional interest of 3% (or a total of 9%) upon an event of default.

In addition, in the event the holder does not convert upon an equity financing, the interest rate on the January 2020 Note will automatically be adjusted to a rate of 4% per annum.

The Company will accrue paid-in-kind interest as a component of the carrying value of the January 2020 Note as the payment of such interest will occur upon maturity or the earlier settlement of the note.

Public Health Emergency of International Concern:    On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

As the coronavirus pandemic continues to evolve, the Company believes the extent of the impact to its business, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the coronavirus pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond the Company’s knowledge and control, and as a result, at this time the Company is unable to predict the cumulative impact, both in terms of severity and duration, that the coronavirus pandemic will have on its business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although we have made our best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, the Company may be subject to future impairment losses related to long-lived assets as well as changes to recorded reserves and valuations.

Payroll Protection Program Loan:    On May 8, 2020, the Company received loan proceeds in the amount of $908 under the Payroll Protection Program (“PPP”). The PPP was established as part of CARES Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loans and accrued interest are forgivable after eight weeks so long as the borrower

Hyliion Inc.
Notes to Financial Statements
(in thousands, except share and per share data)

Note 20. Subsequent events (cont.)

uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and so long as the borrower maintains its pre-funding employment and wage levels. The Company intends to use the PPP loan proceeds for purposes consistent with the provisions of the PPP and that such usage will meet the criteria established for forgiveness of the loan.

Master Pre-Launch Sales Agreement:    In May 2020, the Company entered into a Master Pre-Launch Sales Agreement (the “Sales Agreement”) with an investor in one of the Company’s preferred shareholders (the “Strategic Partner”). The Sales Agreement provides that the Strategic Partner will purchase 1,000 vehicles from the Company subsequent to a trial period with a demonstration vehicle that meets the performance requirements set forth in the Sales Agreement. For the years ended December 31 2019 and 2018, the Company had no transactions with the Strategic Partner.

Broker Services:    In October 2019, the Company entered into an agreement with Marathon Capital LLC to perform broker services to secure the Company’s next round of financing. In January 2020, the Company and Marathon launched the investment process through outreach to potential funding sources. The consideration owed under the agreement is contingent upon the value of the next round of financing, other than the reimbursement of out-of-pocket expenses.

Business Combination Agreement:    In June 2020, the Company entered into a business combination agreement with Tortoise Acquisition Corp. (“Tortoise”) and SHLL Merger Sub Inc. (“Merger Sub”), where the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Tortoise.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets:
Current assets:
Cash	$117,102,142	$916,226
Prepaid expenses	90,886	178,402
Total current assets	117,193,028	1,094,628
Cash and Investments held in Trust Account	236,483,652	236,054,346
Total assets	$353,676,680	$237,148,974

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$3,726,512	$8,097
Accrued expenses	508,300	—
Note payable to Sponsor	120,000	—
Accrued franchise tax	30,000	200,000
Due to Private Placement Investors	117,100,000	—
Total current liabilities	121,484,812	208,097
Deferred legal fees associated with initial public offering	150,000	150,000
Deferred underwriting commissions associated with initial public offering	8,128,108	8,128,108
Total liabilities	129,762,920	8,486,205

Commitments and Contingencies
Class A common stock, $0.0001 par value; 21,891,375 and 22,366,276 shares subject to possible redemption at $10.00 per share as of September 30, 2020 and December 31, 2019, respectively	218,913,750	223,662,761

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,409,542 and 934,641 shares issued and outstanding (excluding 21,891,375 and 22,366,276 shares subject to possible redemption) as of September 30, 2020 and December 31, 2019, respectively	141	93
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 shares issued and outstanding as of September 30, 2020 and December 31, 2019	583	583
Additional paid-in capital	7,424,498	2,675,535
(Accumulated deficit) retained earnings	(2,425,212)	2,323,797
Total stockholders’ equity	5,000,010	5,000,008
Total Liabilities and Stockholders’ Equity	$353,676,680	$237,148,974

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
General and administrative expenses	$2,706,764	$124,082	$5,232,966	$343,498
Administrative expenses – related party	30,000	30,000	90,000	70,000
Franchise tax expense	50,000	50,000	150,000	150,000
Loss from operations	(2,786,764)	(204,082)	(5,472,966)	(563,498)
Investment income from investments held in Trust Account	16,754	1,181,406	886,356	2,877,931
Income/(loss) before income tax expense	(2,770,010)	977,324	(4,586,610)	2,314,433
Income tax expense	—	237,595	162,399	572,865
Net income/(loss)	$(2,770,010)	$739,729	$(4,749,009)	$1,741,568

Weighted average shares outstanding of Class A Common Stock	23,300,917	23,300,917	23,300,917	23,300,917
Basic and diluted net income per share, Class A Common Stock	$—	$0.04	$0.02	$0.09
Weighted average shares outstanding of Class B Common Stock	5,825,230	5,825,230	5,825,230	5,825,230
Basic and diluted net (loss) per share, Class B Common Stock	$(0.48)	$(0.03)	$(0.91)	$(0.07)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the Nine Months Ended September 30, 2020
	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2019	934,641	$93	5,825,230	$583	$2,675,535	$2,323,797	$5,000,008
Common stock subject to possible redemption	(27,814)	(3)	—	—	(278,137)	—	(278,140)
Net income	—	—	—	—	—	278,133	278,133
Balances – March 31, 2020	906,827	$90	5,825,230	$583	$2,397,398	$2,601,930	$5,000,001
Common stock subject to possible redemption	225,714	23	—	—	2,257,118	—	2,257,141
Net loss	—	—	—	—	—	(2,257,132)	(2,257,132)
Balances – June 30, 2020	1,132,541	$113	5,825,230	$583	$4,654,516	$344,798	$5,000,010
Common stock subject to possible redemption	277,001	28	—	—	2,769,982	—	2,770,010
Net loss	—	—	—	—	—	(2,770,010)	(2,770,010)
Balances – September 30, 2020	1,409,542	$141	5,825,230	$583	$7,424,498	$(2,425,212)	$5,000,010
	For the Nine Months Ended September 30, 2019
	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B(1)(2)
	Shares	Amount	Shares	Amount
Balance – December 31, 2018	—	$—	6,468,750	$647	$24,353	$(591)	$24,409
Sale of units in initial public offering, gross	23,300,917	2,330	—	—	233,006,840	—	233,009,170
Offering costs	—	—	—	—	(13,355,381)	—	(13,355,381)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	6,660,183	—	6,660,183
Forfeiture of Class B common stock	—	—	(643,520)	(64)	64	—	—
Common stock subject to possible redemption	(22,153,130)	(2,215)	—	—	(221,529,085)	—	(221,531,300)
Net income	—	—	—	—	—	192,924	192,924
Balances – March 31, 2019	1,147,787	$115	5,825,230	$583	$4,806,974	$192,333	$5,000,005
Common stock subject to possible redemption	(80,891)	(8)	—	—	(808,902)	—	(808,910)
Net income	—	—	—	—	—	808,915	808,915
Balances – June 30, 2019	1,066,896	$107	5,825,230	$583	$3,998,072	$1,001,248	$5,000,010
Common stock subject to possible redemption	(73,973)	(8)	—	—	(739,722)	—	(739,730)
Net income	—	—	—	—	—	739,729	739,729
Balances – September 30, 2019	992,923	$99	5,825,230	$583	$3,258,350	$1,740,977	$5,000,009

____________

(1)      Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B Common Stock in February 2019 (see Note 4).

(2)      Share amounts include up to 843,750 shares of Class B Common Stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 shares of Class B Common Stock for cancellation by the Company.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Nine Months Ended September
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$(4,749,009)	$1,741,568
Adjustments to reconcile net income (loss) to net cash used in operating activities:
General and administrative expenses paid by Sponsor	—	4,218
Investment income from investments held in Trust Account	(886,356)	(2,877,931)
Changes in operating assets and liabilities:
Prepaid expenses	87,516	24,278
Accounts payable	3,718,415	11,116
Accrued expenses	508,300	(85,000)
Accrued franchise tax	(170,000)	150,000
Net cash used in operating activities	(1,491,134)	(1,031,751)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(233,009,170)
Interest released from Trust Account	457,050	612,000
Net cash provided by/(used in) investing activities	457,050	(232,397,170)

Cash Flows from Financing Activities:
Proceeds from Private Placement Investors	117,100,000	—
Proceeds from note payable to related parties	120,000	—
Gross proceeds received from initial public offering	—	233,009,170
Proceeds received from sale of private placement warrants	—	6,660,183
Repayment of note payable to Sponsor	—	(579,658)
Offering costs paid	—	(4,644,633)
Net cash provided by financing activities	117,220,000	234,445,062

Net increase in cash	116,185,916	1,016,141
Cash – beginning of the period	916,226	—
Cash – end of the period	$117,102,142	$1,016,141

Supplemental disclosure of noncash investing and financing activities:
Reduction of accounts payable paid by Sponsor included in note payable	$—	$10,213
Offering costs included in accrued expenses	$—	$85,000
Offering costs included in note payable	$—	$250,997
Deferred underwriting commissions associated with the initial public offering	$—	$8,128,108
Deferred legal fees associated with the initial public offering	$—	$150,000
Prepaid expenses included in note payable	$—	$252,800
Change in value of Class A Common Stock subject to possible redemption	$4,749,011	$223,079,940

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Organization and General

Hyliion Holdings Corp. (the “Company”) was initially incorporated in Delaware on November 7, 2018 under the name “Tortoise Acquisition Corp.” The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of September 30, 2020, the Company had not commenced any operations. All activity for the period from November 7, 2018 (date of inception) to September 30, 2020 related to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the identification and evaluation of prospective acquisition targets for the Initial Business Combination and ongoing administrative and compliance matters. The Company did not generate any operating revenues prior to completion of its Initial Business Combination. The Company generated non-operating income in the form of interest income earned on investments from the net proceeds derived from the Initial Public Offering through the completion of the Initial Business Combination. The Company has selected December 31st as its fiscal year end.

On October 1, 2020 (the “Closing Date”), the Company consummated the merger (the “Closing”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated June 18, 2020 (the “Business Combination Agreement”), by and among the Company, SHLL Merger Sub Inc., a wholly owned subsidiary of the Company incorporated in the State of Delaware (“Merger Sub”), and Hyliion Inc., a Delaware corporation (“Legacy Hyliion”). Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Legacy Hyliion was effected through the merger of Merger Sub with and into Legacy Hyliion, with Legacy Hyliion surviving as the surviving company and as a wholly owned subsidiary of the Company (the “Merger” and, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). On the Closing Date, the Company changed its name from Tortoise Acquisition Corp. to Hyliion Holdings Corp. At the effective time of the Merger (the “Effective Time”), each share of common stock of Legacy Hyliion (the “Legacy Hyliion Common Stock”) was converted into and exchanged for 1.45720232 shares (the “Exchange Ratio”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”). Pursuant to the Amended and Restated Certificate of Incorporation of the Company, each share of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), converted into one share of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), at the Closing. After the Closing and following the effectiveness of the Second Amended and Restated Certificate of Incorporation (the “Second A&R Charter”) of the Company, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share (the “Common Stock”), without any further action by the Company or any stockholder thereof.

Sponsor and Initial Public Offering

The Company’s sponsor was Tortoise Sponsor LLC, a Delaware limited liability company (the “Sponsor”). As described in Note 3, on March 4, 2019, the Company consummated the Initial Public Offering of 23,300,917 of its units (the “Units”), including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of approximately $233.0 million. Each Unit consisted of one share of Class A Common Stock, and one-half of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). As described in Note 4, on March 4, 2019, simultaneously with the closing of the Initial Public Offering, TortoiseEcofin Borrower LLC, a Delaware limited liability company and an affiliate of the Sponsor (f/k/a “Tortoise Borrower LLC” and hereinafter referred to as “Tortoise Borrower”), purchased an aggregate of 6,660,183 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of approximately $6.66 million (the “Private Placement”).

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations (cont.)

The Company financed its Initial Business Combination with proceeds from the Initial Public Offering, the Private Placement, the private placement of forward purchase securities (described in Note 5), and from additional issuances, if any, of the Company’s capital stock, debt or a combination of the foregoing.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, approximately $233.0 million was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the Trust Account were invested only in U.S. government securities with a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. Funds remained in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account were able to be used to pay for business, legal and accounting due diligence on prospective acquisitions and general and administrative expenses. On September 30, 2020, the investments were converted to cash and cash equivalents held in the trust prior to the Closing.

The Company’s amended and restated certificate of incorporation that was in effect at September 30, 2020 provided that, except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds in the Trust Account) would be released from the Trust Account until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A Common Stock included in the Units sold in the Initial Public Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote seeking to amend the Company’s amended and restated certificate of incorporation to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”); and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders. The Company filed the Second A&R Charter on October 1, 2020 upon completion of the Business Combination, which was the Initial Business Combination.

Initial Business Combination

The Company’s management had broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering were applied toward consummating the Business Combination. The New York Stock Exchange (the “NYSE”) rules require that the Initial Business Combination occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. There Company successfully effected the Initial Business Combination on October 1, 2020.

The Company sought stockholder approval of the Business Combination, which was completed following approval of a majority of the outstanding shares of Class A Common Stock voting in favor.

Stockholders had the right to redeem such holder’s Public Shares for an amount in cash equal to such holder’s pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, the Public Shares were recorded as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations (cont.)

Business Combination

On June 18, 2020, the Company, Merger Sub and Legacy Hyliion, entered into the Business Combination Agreement, pursuant to which Merger Sub merged with and into Legacy Hyliion, with Legacy Hyliion surviving the Merger as a wholly owned subsidiary of the Company. Hyliion designs, develops and sells electrified powertrain solutions that can be installed on Class 8 trucks from most major commercial vehicle original equipment manufacturers. Hyliion’s headquarters are located in Cedar Park, Texas.

At the closing of the proposed Merger, 100,000,000 shares of the Company’s Class A Common Stock were issued to the securityholders of Legacy Hyllion (the “Historical Rollover Stockholders”) in the Business Combination in exchange for all outstanding shares of Legacy Hyliion Common Stock, or reserved for issuance in respect of stock options of New Hyliion issued in exchange for outstanding pre-merger Legacy Hyliion options.

Concurrent with closing of the Merger, an investor purchased from the Company 1,750,000 Units (the “Forward Purchase Units”), consisting of 1,750,000 shares of the Company’s Class A Common Stock (the “Forward Purchase Shares”) and warrants to purchase 875,000 shares of the Company’s Class A Common Stock (the “Forward Purchase Warrants”), for an aggregate purchase price of $17,500,000, pursuant to a forward purchase agreement. Additionally, other investors purchased from the Company 30,750,000 shares of the Company’s Class A Common Stock, for an aggregate purchase price of $307,500,000.

The Closing occurred on October 1, 2020 following the satisfaction or waiver of all of the closing conditions.

Stockholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, on June 18, 2020, the Company entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”) pursuant to which certain of the Hyliion stockholders agreed to vote all of their shares of Hyliion common stock and Hyliion preferred stock in favor of the approval and adoption of the business combination and the Business Combination Agreement. Additionally, such Hyliion stockholders agreed not to (a) sell, assign, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to or otherwise encumber any of their shares of Hyliion common stock and Hyliion preferred stock (or enter into any arrangement with respect thereto), subject to certain exceptions, or (b) deposit any of their shares of Hyliion common stock and Hyliion preferred stock into a voting trust or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

A&R Registration Rights Agreement

In connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsor, Tortoise Borrower and certain of the Historical Rollover Stockholders (collectively, the “Holders”), pursuant to which the Holders are entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, the Company filed with the SEC (at its sole cost and expense) a registration statement registering the resale of certain of the Holders’ securities of the Company (collectively, the “Registrable Securities”), and the Company agreed to use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of the Holders were granted demand underwritten offering registration rights and all of the Holders were granted piggyback registration rights.

The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the Closing or (b) the date as of which the Holders cease to hold any Registrable Securities.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations (cont.)

Lock-Up Agreement

In connection with the Closing, certain existing Hyliion investors agreed, subject to certain exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Class A Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Class A Common Stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until 180 days after the closing date. Thereafter until two years after the closing date, subject to certain exceptions, Thomas Healy also agreed not to transfer more than 10% of the number of shares of Class A Common Stock held by him immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Class A Common Stock held by him immediately after the Effective Time.

Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, upon the Closing, the Company amended and restated its certificate of incorporation to, among other things, (a) increase the number of authorized shares of Class A Common Stock from 200,000,000 shares to 250,000,000 shares, (b) reclassify the Company’s board of directors, (c) eliminate certain provisions in the certificate of incorporation relating to an Initial Business Combination that are no longer applicable following the Closing, (d) change the post-combination company’s name to “Hyliion Holdings Corp.” and (e) make certain other changes that the Company’s board of directors deems appropriate for a public operating company. Following the effectiveness of the Second A&R Charter, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of common stock.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, on June 18, 2020, the Company entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate 30,750,000 shares of Class A Common Stock issued in the PIPE Financing (“PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $307,500,000 million in the private offering o certain investors in connection with the Business Combination (“PIPE Financing”). The Company agreed to give certain customary registration rights to the Subscribers with respect to the PIPE Shares pursuant to the Subscription Agreements.

Pursuant to the registration rights granted to the Subscribers in connection with the Subscription Agreements, the Company filed a registration statement registering for resale under the Securities Act all of the PIPE Shares acquired by the Subscribers, and agreed to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th day following the Closing and (b) the tenth business day after the date it is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations (cont.)

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements occurred immediately prior to the Closing. The purpose of the PIPE Financing was to raise additional capital for use by the post-combination company following the Closing.

Stockholders Rights Agreement

On June 18, 2020, Vincent T. Cubbage, Stephen Pang, certain stockholders of Hyliion and the Company entered into the Stockholder Rights Agreement (the “Stockholders Rights Agreement”), pursuant to which the Company agreed to take all necessary action so that immediately after the Effective Time, the board of directors, including its committees, is comprised of the individuals set forth in the Business Combination Agreement. Pursuant to the Stockholders Rights Agreement, the Surviving Corporation also took all necessary action to cause its board of directors to nominate and recommend for election at its annual meeting of stockholders in 2021 Vincent T. Cubbage and Thomas Healy. The stockholders party to the Stockholders Rights Agreement agreed to vote in favor of Messrs. Cubbage and Healy at the annual meeting of stockholders in 2021.

Amendment to IPO Forward Purchase Agreement

On June 18, 2020, Atlas Point Energy Infrastructure Fund, LLC (“Atlas Point Fund”), the Company and Sponsor entered into the First Amendment to Amended and Restated Forward Purchase Agreement, which amends the IPO Forward Purchase Agreement (the “FPA Amendment”). Pursuant to the FPA Amendment, Atlas Point Fund purchased 1,750,000 units (“Forward Purchase Units”), consisting of 1,750,000 shares of Class A Common Stock and warrants (“Forward Purchase Warrants”) to purchase 875,000 shares of Class A Common Stock, for an aggregate purchase price of $17,500,000. The shares of Class A Common Stock purchased as part of the Forward Purchase Units were identical to the shares of Class A Common Stock included in the units sold in the Initial Public Offering, except the shares comprising the Forward Purchase Units are subject to transfer restrictions and certain registration rights. Each whole Forward Purchase Warrant is exercisable to purchase one share of Common Stock at $11.50 per share. The Forward Purchase Warrants will have the same terms as the public warrants, except that the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020 or any future period.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2020.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share of Common Stock

The Company’s unaudited condensed consolidated statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share.

Basic and diluted net income per share of Class A Common Stock for the three months ended September 30, 2020 and 2019 is calculated by dividing the investment income earned on the investments held in the Trust Account (approximately $17,000 and $1.2 million, respectively, net of funds available to be withdrawn from the Trust Account for payment of franchise and income taxes, resulting in a total of $0 and $894,000, respectively), by the weighted average number of approximately 23.3 million shares of Class A Common Stock outstanding for the periods. Basic and diluted net loss per share of Class B Common Stock for the three months ended September 30, 2020 and 2019 is calculated by dividing the net loss of approximately $2.8 million and net income of $740,000, respectively, less income attributable to Class A Common Stock in the amount of approximately $0 and $894,000, respectively, resulting in a net loss of approximately $2.8 million and $0.2 million, respectively, by the weighted average number of 5.8 million shares of Class B Common Stock outstanding for the periods.

Basic and diluted net income per share of Class A Common Stock for the nine months ended September 30, 2020, and 2019 is calculated by dividing the investment income earned on the investments held in the Trust Account (approximately $886,000 and $2.9 million, respectively, net of funds available to be withdrawn from the Trust Account for payment of franchise and income taxes, resulting in a total of approximately $574,000 and $2.2 million, respectively), by the weighted average number of approximately 23.3 million shares of Class A Common Stock outstanding for the periods. Basic and diluted net loss per share of Class B Common Stock for the nine months ended September 30, 2020 and 2019 is calculated by dividing the net loss of approximately $4.7 million and net income of $1.7 million respectively, less income attributable to Class A Common Stock in the amount of approximately $886,000 and $2.2 million respectively, resulting in a net loss of approximately $5.3 million and $0.4 million respectively, by the weighted average number of 5.8 million shares of Class B Common Stock outstanding for the periods.

The Company has not considered the effect of the Warrants sold in the Initial Public Offering and the Private Placement Warrants to purchase an aggregate 18,310,641 shares of Class A Common Stock in the calculation of diluted loss per share because inclusion would be anti-dilutive under the treasury stock method as of September 30, 2020 and 2019.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in the Trust Account consist entirely of an investment in a money market fund that comprises only U.S. treasury securities.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Investments Held in Trust Account

Investments held in the Trust Account at December 31, 2019 are classified as trading securities and are comprised solely of an investment in a money market fund that invests only in U.S. treasury securities. Trading securities are presented on the unaudited condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in investment income from investments held in the Trust Account in the accompanying unaudited condensed consolidated statement of operations. The fair value for trading securities is determined using quoted market prices in active markets. At September 30, 2020, Investments held in Trust Account were held in cash.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of September 30, 2020, and December 31, 2019, the recorded values of cash, prepaid expenses, accounts payable, franchise taxes payable, and accrued expenses approximate their fair values due to the short-term nature of the instruments.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Merger Sub, at September 30, 2020. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated balance sheet and the reported amounts of revenues and expenses during the reporting period. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated balance sheet, which management considered in formulating its estimate, could change due to one or more future confirming events. Actual results could differ from estimates.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

Offering Costs

Offering costs consist of expenses incurred in connection with preparation of the Initial Public Offering, of which approximately $13.36 million consisted principally of underwriter discounts of $12.77 million (including $8.13 million of which payment is deferred) and approximately $583,000 consisted of professional, printing, filing, regulatory and other costs. These expenses, together with the underwriting discounts and commissions, were charged to equity upon completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounted for its Class A Common Stock subject to possible redemption in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A Common Stock subject to mandatory redemption (if any) were classified as a liability and measured at fair value. Shares of conditionally redeemable Class A Common Stock (including shares of Class A Common Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) were classified as temporary equity. At all other times, shares of Class A Common Stock were classified as stockholders’ equity. The Company’s Class A Common Stock featured certain redemption rights that were considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognized changes in redemption value immediately as they occurred and adjusted the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying value of redeemable shares of Class A Common Stock were affected by charges against additional paid-in capital. Accordingly, as of September 30, 2020 and December 31, 2019, 21,891,375 and 22,366,276 shares of Class A Common Stock subject to conditional redemption, respectively, were presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets. Following completion of the Business Combination and filing of the Second A&R Charter, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any stockholder thereof and there are no longer any shares of Class A Common Stock outstanding.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the unaudited condensed consolidated balance sheets carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2020 and December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies (cont.)

As of September 30, 2020, and December 31, 2019, the Company had gross deferred tax assets related to federal and state net operating loss carryforwards for income tax purposes of approximately $1,082,000 and $119,000, respectively. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code has occurred. Following the Merger, the Company anticipates that its net operating loss carryforwards and certain other tax attributes (such as losses and deductions that have accrued in the current year prior to the Merger) will be subject to limitation under Section 382 of the Internal Revenue Code as a result of an “ownership change” by reason of the Merger. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change. Any limitation may result in expiration of a portion of the net operating loss before utilization.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, any limitation on the use of net operating losses under Section 382 of the Internal Revenue Code, and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets as of September 30, 2020 and December 31, 2019.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on the Company’s unaudited condensed consolidated financial statements.

3. Initial Public Offering

On March 4, 2019, the Company sold 23,300,917 Units in the Initial Public Offering, including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of approximately $233.0 million, and incurring offering costs of approximately $13.36 million, inclusive of approximately $8.13 million in deferred underwriting commissions.

Each Unit consists of one share of the Company’s Class A Common Stock, par value $0.0001 per share, and one-half of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant became exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Once the Warrants became exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the warrantholders.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Initial Public Offering (cont.)

Of the Units sold in the Initial Public Offering, an aggregate of 77,750 Units (the “Affiliated Units”) were purchased by certain employees of affiliates of the Company.

The underwriters of the Initial Public Offering were entitled to underwriting discounts and commissions of 5.5%, of which 2.0% (approximately $4.64 million) was paid at the closing of the Initial Public Offering and 3.5% (approximately $8.13 million) was deferred.

On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 shares of the Company’s Class B Common Stock (the “Founder Shares”) for cancellation by the Company.

4. Related Party Transactions

Founder Shares

In November 2018, the Sponsor paid $25,000 in offering expenses on behalf of the Company in exchange for the issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B Common Stock, resulting in the Sponsor holding an aggregate of 6,468,750 Founder Shares (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A Common Stock issued upon conversion thereof. The Founder Shares were identical to the shares of Class A Common Stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class B Common Stock which automatically converted into shares of Class A Common Stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the Initial Business Combination and (ii) subsequent to the Initial Business Combination, (a) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Initial Business Combination, or (b) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, Tortoise Borrower purchased an aggregate of 6,660,183 Private Placement Warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $6.66 million, in the Private Placement. Each Private Placement Warrant is exercisable for one share of the Company’s common stock at an exercise price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Placement Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or its permitted transferees.

Tortoise Borrower agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. Related Party Transactions (cont.)

Related Party Loans

Prior to the consummation of the Initial Public Offering, the Sponsor agreed to loan the Company funds to cover expenses related to the Initial Public Offering and certain operating expenses. This loan was non-interest bearing and payable upon the closing of the Initial Public Offering. The Company borrowed approximately $580,000 from the Sponsor, and repaid the loan in full on March 29, 2019.

In August 2020, the Sponsor agreed to loan the Company up to $500,000 pursuant to a non-interest bearing promissory note that is due and payable upon the earlier of the date on which the Company consummates its initial Business Combination and the effective date of the winding up of the Company. At September 30, 2020, $120,000 was outstanding and is included as Note payable to Sponsor on the unaudited condensed balance sheets. On October 1, 2020, in connection with the Closing, the promissory note was paid in full.

Administrative Services Agreement

Pursuant to an Administrative Services Agreement between the Company and the Sponsor, dated February 27, 2019 (the “Administrative Services Agreement”), the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and administrative support. Upon completion of the Initial Business Combination, the agreement terminated. The Company incurred $30,000 for expenses in connection with the Administrative Services Agreement for the three months ended September 30, 2020 and 2019, which are recorded in the accompanying unaudited condensed consolidated statements of operations. The Company incurred $60,000 and $40,000 for expenses in connection with the Administrative Services Agreement for the nine months ended September 30, 2020 and 2019, respectively, which are recorded in the accompanying unaudited condensed consolidated statements of operations. On March 29, 2019, the Sponsor assigned all of its rights, interests and obligations under the Administrative Services Agreement to Tortoise Capital Advisors, L.L.C.

5. Commitments & Contingencies

Forward Purchase Agreement

The Company entered into an amended and restated forward purchase agreement (the “Forward Purchase Agreement”) with Atlas Point Fund, pursuant to which Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with the Company or the Sponsor, purchased up to an aggregate maximum amount of $150,000,000 of a number of Forward Purchase Units, consisting of one Forward Purchase Shareand one Forward Purchase Warrants, for $10.00 per Unit in a private placement that closed simultaneously with the closing of the Business Combination. The Forward Purchase Warrants have the same terms as the Warrants and the Forward Purchase Shares are identical to the shares of Class A Common Stock included in the Units sold in the Initial Public Offering, except the Forward Purchase Shares and the Forward Purchase Warrants are subject to transfer restrictions and certain registration rights. The proceeds from the sale of the Forward Purchase Securities may be used as part of the consideration to the sellers in the Initial Business Combination, and any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their Public Shares and provided the Company with an increased minimum funding level for the Initial Business Combination.

Registration Rights

The holders of the Founder Shares, the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, (and any shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans) are entitled to registration rights pursuant to a registration rights agreement entered into on February 27, 2019 (the “Registration Rights Agreement”). The holders of these securities are entitled to make up to three demands,

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. Commitments & Contingencies (cont.)

excluding short-form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,375,000 additional Units to cover any over-allotments at the Initial Public Offering price of $10.00 per Unit, less the underwriting discounts and commissions. On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units, and on March 7, 2019, the underwriters notified the Company of their intent to waive the remainder of their over-allotment option.

The underwriters were entitled to an underwriting discount for each Unit sold in the Initial Public Offering, except for the Affiliated Units. An aggregate of approximately $4.64 million (or $0.20 per Unit), was paid to the underwriters upon the closing of the Initial Public Offering. An additional fee of approximately $8.13 million (or $0.35 per Unit), will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees Associated with the Initial Public Offering

The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees until the closing of the Initial Business Combination. As of September 30, 2020, the Company recorded an aggregate of $150,000 in connection with such arrangement as deferred legal fees in the accompanying unaudited condensed consolidated balance sheets.

6. Stockholders’ Equity

Class A Common Stock

Pursuant to the amended and restated certificate of incorporation in effect as of September 30, 2020, the Company was authorized to issue 200,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. As of September 30, 2020, and December 31, 2019, there were 23,300,917 shares of Class A Common Stock issued and outstanding, of which 21,891,375 and 22,366,276 shares of Class A Common Stock were classified outside of permanent equity, respectively.

Class B Common Stock

Pursuant to the amended and restated certificate of incorporation in effect as of September 30, 2020, the Company was authorized to issue 20,000,000 shares of Class B Common Stock with a par value of $0.0001 per share. Holders of Class B Common Stock were entitled to one vote per share of Class B Common Stock. In November 2018, the Company issued 5,750,000 shares of Class B Common Stock. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B Common Stock. As of March 4, 2019, there were 6,468,750 shares of Class B Common Stock outstanding (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units. On March 7, 2019, the underwriters waived the remainder of their over-allotment option and in connection therewith, the Sponsor forfeited 643,520 shares of Class B Common Stock for cancellation by the Company. As of September 30, 2020, and December 31, 2019, there were 5,825,230 shares of Class B Common Stock outstanding.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. Stockholders’ Equity (cont.)

Holders of Class A Common Stock and holders of Class B Common Stock voted together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule; provided that only holders of Class B Common Stock had the right to vote on the election of the Company’s directors prior to the Initial Business Combination.

The shares of Class B Common Stock automatically converted into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment. Following the effectiveness of the Second A&R Charter, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or its stockholders.

Preferred Stock

Pursuant to the amended and restated certificate of incorporation in effect as of September 30, 2020, the Company was authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2020, and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants

The Warrants became exercisable 30 days after the completion of the Business Combination o; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company filed with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective, but in no event later than 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants, except that the Private Placement Warrants and the shares of common stock issuable upon exercise of the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or Tortoise Borrower’s permitted transferees. If the Private Placement Warrants are held by someone other than Tortoise Borrower or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation.

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. Stockholders’ Equity (cont.)

The Company may call the Warrants for redemption for cash (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrantholders.

Commencing 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants (including both the Warrants and the Private Placement Warrants) in whole and not in part, at a price equal to a number of shares of common stock to be determined by reference to the table set forth in the Company’s prospectus relating to the Initial Public Offering based on the redemption date and the “fair market value” of the Company’s common stock, upon a minimum of 30 days’ prior written notice of redemption and if, and only if, the last reported sale price of the Company’s common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders. The “fair market value” of the Company’s common stock is the average last reported sale price of the Company’s common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

If the Company calls the Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

7. Fair Value Measurements

The following tables present information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2019 by level within the fair value hierarchy.

September 30, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account
Cash	$236,643,898	$—	$—
Total	$236,643,898	$—	$—

HYLIION HOLDINGS CORP.
(f/k/a TORTOISE ACQUISITION CORP.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7. Fair Value Measurements (cont.)

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account
Money Market Fund	$236,054,346	$—	$—
Total	$236,054,346	$—	$—

As of September 30, 2020, there was soley cash held in the Trust Account. As of December 31, 2019, the investments held in the Trust Account were comprised solely of an investment in a money market fund that invests only in U.S. treasury securities.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three and nine months ended September 30, 2020 and 2019.

At December 31, 2019, Level 1 instruments include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as the actual trade data, benchmark yields, quoted market prices from dealers or broker, and other similar sources to determine the fair value of its investments.

8. Subsequent Events

As described in Note 1 and 4, the Company completed its Initial Business Combination on October 1, 2020 and closed on the PIPE Financing and the Forward Unit Purchase. In connection with the closing of the Business Combination, the Company paid the underwriters’ deferred discount of $8.13 million to the underwriters of the Initial Public Offering, the deferred legal fees of $150,000, the promissory note of $120,000 and paid approximately $33,573 to redeem 3,308 shares of Class A Common Stock.

Management has evaluated all other subsequent events to determine if events or transactions occurring through the date the unaudited condensed consolidated financial statements were available for issuance require potential adjustment to or disclosure in the unaudited condensed consolidated financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
Tortoise Acquisition Corp.

Opinion on the Financial Statement

We have audited the accompanying balance sheets of Tortoise Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in shareholders’ equity and cash flows, for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company does not complete a business combination by March 4, 2021, then the Company will cease all operations except for the purpose of winding down and liquidating. The mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2018.

New York, New York
March 20, 2020

TORTOISE ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2019	2018
Assets:
Current assets:
Cash	$916,226	$—
Prepaid expenses	178,402	—
Total current assets	1,094,628	—
Investments held in Trust Account	236,054,346	—
Deferred offering costs associated with initial public offering	—	400,143
Total assets	$237,148,974	$400,143

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$8,097	$10,804
Accrued expenses	—	303,500
Note payable to Sponsor	—	61,430
Accrued franchise tax	200,000	—
Total current liabilities	208,097	375,734
Deferred legal fees associated with initial public offering	150,000	—
Deferred underwriting commissions associated with initial public offering	8,128,108	—
Total liabilities	8,486,205	375,734

Commitments
Class A common stock, $0.0001 par value; 22,366,276 and -0- shares subject to possible redemption at $10.00 per share as of December 31, 2019 and 2018, respectively	223,662,761	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2019 and 2018	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 934,641 and -0- shares issued and outstanding (excluding 22,366,276 and -0- shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	93	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 and 6,468,750 shares issued and outstanding as of December 31, 2019 and 2018, respectively	583	647	(1)(2)
Additional paid-in capital	2,675,535	24,353
Retained earnings (accumulated deficit)	2,323,797	(591)
Total stockholders’ equity	5,000,008	24,409
Total Liabilities and Stockholders’ Equity	$237,148,974	$400,143

____________

(1)      Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)      This number includes up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company.

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2019	For the period from November 7, 2018 (inception) through December 31, 2018
General and administrative expenses	$464,782	$591
Administrative expenses – related party	100,000	—
Franchise tax expense	200,000	—
Loss from operations	(764,782)	(591)
Investment income from investments held in Trust Account	3,857,176	—
Income before income tax expense	3,092,394	(591)
Income tax expense	768,006	—
Net income	$2,324,388	$(591)

Weighted average shares outstanding of Class A common stock	23,300,917	—
Basic and diluted net income per share, Class A	$0.12	$—
Weighted average shares outstanding of Class B common stock	5,825,230	5,625,000	(1)(2)
Basic and diluted net income per share, Class B	$(0.10)	$(0.00)

____________

(1)      Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)      This number excludes up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company.

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock				Additional Paid-In Capital	Retained earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B(1)(2)
	Shares	Amount	Shares	Amount
Balances – November 7, 2018 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	6,468,750	647	24,353	—	25,000
Net loss	—	—	—	—	—	(591)	(591)
Balances – December 31, 2018	—	$—	6,468,750	$647	$24,353	$(591)	$24,409
Sale of units in initial public offering, gross	23,300,917	2,330	—	—	233,006,840	—	233,009,170
Offering costs	—	—	—	—	(13,355,381)	—	(13,355,381)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	6,660,183	—	6,660,183
Forfeiture of Class B common stock	—	—	(643,520)	(64)	64	—	—
Common stock subject to possible redemption	(22,366,276)	(2,237)	—	—	(223,660,524)	—	(223,662,761)
Net income	—	—	—	—	—	2,324,388	2,324,388
Balances – December 31, 2019	934,641	$93	5,825,230	$583	$2,675,535	$2,323,797	$5,000,008

____________

(1)      Share amounts have been retroactively restated to reflect the stock dividend of 718,750 shares of Class B common stock in February 2019 (see Note 4).

(2)      This number excludes up to 843,750 shares of Class B common stock that were subject to forfeiture to the extent the over-allotment option was not exercised in full or in part by the underwriters. On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company.

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2019	For the period from November 7, 2018 (inception) through December 31, 2018
Cash Flows from Operating Activities:
Net income (loss)	$2,324,388	$(591)
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid by Sponsor	4,218	—
Investment income from investments held in Trust Account	(3,857,176)	—
Changes in operating assets and liabilities:
Prepaid expenses	74,398	—
Accounts payable	7,506	591
Accrued expenses	—	—
Accrued franchise tax	200,000	—
Net cash used in operating activities	(1,246,666)	—

Cash Flows from Investing Activities
Cash deposited in Trust Account	(233,009,170)	—
Interest released from Trust Account	812,000	—
Net cash used in investing activities	(232,197,170)	—

Cash Flows from Financing Activities:
Gross proceeds received from initial public offering	233,009,170	—
Proceeds received from sale of private placement warrants	6,660,183	—
Repayment of note payable to Sponsor	(579,658)	—
Offering costs paid	(4,729,633)	—
Net cash provided by financing activities	234,360,062	—

Net increase in cash	916,226	—
Cash – beginning of the period	—	—
Cash – end of the period	$916,226	$—

Supplemental disclosure of noncash investing and financing activities:
Reduction of accounts payable paid by Sponsor included in note payable	$10,213	$—
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000
Offering costs included in accrued expenses	$—	$303,500
Offering costs included in accounts payable	$—	$10,213
Offering costs included in note payable	$250,997	$61,430
Deferred underwriting commissions associated with the initial public offering	$8,128,108	$—
Deferred legal fees associated with the initial public offering	$150,000	$—
Prepaid expenses included in note payable	$252,800	$—
Value of common stock subject to possible redemption	$223,662,761	$—

Supplemental cash flow disclosure:
Cash paid for income taxes	$812,000	$—

The accompanying notes are an integral part of these financial statements.

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 1. Description of Organization and Business Operations

Organization and General

Tortoise Acquisition Corp. (the “Company”) was incorporated in Delaware on November 7, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2019, the Company had not commenced any operations. All activity for the period from November 7, 2018 (date of inception) to December 31, 2019 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the identification and evaluation of prospective acquisition targets for an Initial Business Combination and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income earned on investments from the net proceeds derived from the Initial Public Offering.

Sponsor and Initial Public Offering

The Company’s sponsor is Tortoise Sponsor LLC, a Delaware limited liability company (the “Sponsor”). As described in Note 3, on March 4, 2019, the Company consummated the Initial Public Offering of 23,300,917 of its units (the “Units”), including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of approximately $233.0 million. As described in Note 4, on March 4, 2019, simultaneously with the closing of the Initial Public Offering, Tortoise Borrower LLC, a Delaware limited liability company (“Tortoise Borrower”) and an affiliate of the Sponsor, purchased an aggregate of 6,660,183 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of approximately $6.66 million (the “Private Placement”).

The Company intends to finance its Initial Business Combination with proceeds from the Initial Public Offering, the Private Placement, the private placement of Forward Purchase Securities (described in Note 5), and from additional issuances, if any, of the Company’s capital stock, debt or a combination of the foregoing.

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, approximately $233.0 million was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the Trust Account are invested only in U.S. government securities with a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination and (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds in the Trust Account) will be released from the Trust Account until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Initial Public Offering (the “Public Shares”) that have been properly tendered in connection with a stockholder vote seeking to amend the Company’s amended and restated certificate of incorporation to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”);

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 1. Description of Organization and Business Operations (cont.)

and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Combination Period. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The New York Stock Exchange (the “NYSE”) rules require that the Initial Business Combination occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead would search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem such holder’s Public Shares for an amount in cash equal to such holder’s pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such Public Shares are recorded as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% or more of the shares of Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 1. Description of Organization and Business Operations (cont.)

The Sponsor, Tortoise Borrower, the Company’s officers and directors and Atlas Point Energy Infrastructure Fund, LLC (“Atlas Point Fund”) (collectively, the “Initial Stockholders”) agreed not to propose an amendment to the amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete an Initial Business Combination, unless the Company provides the public stockholders the opportunity to redeem their shares of Class A common stock in conjunction with any such amendment.

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Initial Stockholders have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if any of the Initial Stockholders acquire shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Commencing April 22, 2019, holders of the Units were permitted to elect to separately trade the shares of Class A common stock and Warrants (as defined below) included in the Units. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade.

Going Concern Consideration

As of December 31, 2019, the Company had approximately $916,000 of cash in its operating account and approximately $3.0 million of investment income in the Trust Account available to pay franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses).

Through December 31, 2019, the Company’s liquidity needs have been satisfied through a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (as defined below and described in Note 4) to the Sponsor, an approximately $580,000 loan from the Sponsor pursuant to an unsecured promissory note (the “Note”), the net proceeds from the consummation of the Private Placement not held in the Trust Account and an aggregate of $812,000 of interest income released from the Trust Account since inception to fund tax obligations. The Company repaid the Note to the Sponsor in full on March 29, 2019.

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 1. Description of Organization and Business Operations (cont.)

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 4, 2021.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 27, 2018.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change due to one or more future confirming events. Actual results could differ from these estimates.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share of Common Stock

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Basic and diluted net income per share of Class A common stock for the year ended December 31, 2019 is calculated by dividing the investment income earned on the investments held in the Trust Account (approximately $3.9 million, net of funds available to be withdrawn from the Trust Account for payment of taxes, resulting in a total of approximately $2.9 million), by the weighted average number of approximately 23.3 million shares of Class A common stock outstanding for the periods. Basic and diluted net loss per share of Class B common stock for the year ended December 31, 2019

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

is calculated by dividing the net income (approximately $2.3 million, less income attributable to Class A common stock in the amount of approximately $2.9 million, resulting in a net loss of approximately $565,000), by the weighted average number of 5.8 million shares of Class B common stock outstanding for the period.

Net income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the Warrants sold in the Initial Public Offering and the Private Placement Warrants to purchase an aggregate 18,310,641 shares of Class A common stock in the calculation of diluted loss per share, since inclusion would be anti-dilutive under the treasury stock method as of December 31, 2019.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account are comprised solely of an investment in a money market fund that comprises only U.S. treasury securities classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities (net), dividends and interest, held in the Trust Account in the accompanying statement of operations. The fair value for trading securities is determined using quoted market prices in active markets.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as a liability and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying value amount of redeemable shares of Class A common stock are affected by charges against additional paid-in capital. Accordingly, as of December 31, 2019, 22,366,276 shares of Class A common stock subject to conditional redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in the Trust Account consist entirely of an investment in a money market fund that comprises only U.S. treasury securities.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2019 and 2018, the recorded values of cash, accounts payable, accrued expenses and notes payable to Sponsor approximate their fair values due to the short-term nature of the instruments.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

As of December 31, 2019 and 2018, the Company had gross deferred tax assets related to federal and state net operating loss carryforwards for income tax purposes of approximately $119,000 and $120, respectively. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code has occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

income and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets as of December 31, 2019 and 2018.

Deferred Offering Costs

Offering costs consist of expenses incurred in connection with preparation of the Initial Public Offering, of approximately $13.36 million consisted principally of underwriter discounts of $12.77 million (including $8.13 million of which payment is deferred) and approximately $583,000 of professional, printing, filing, regulatory and other costs. These expenses, together with the underwriting discounts and commissions, were charged to equity upon completion of the Initial Public Offering.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on the Company’s financial statements.

Note 3. Initial Public Offering

The Company sold 23,300,917 Units in the Initial Public Offering, including 800,917 Units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit, generating gross proceeds of approximately $233.0 million, and incurring offering costs of approximately $13.36 million, inclusive of approximately $8.13 million in deferred underwriting commissions.

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s Initial Business Combination and 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sent the notice of redemption to the warrant holders.

Of the Units sold in the Initial Public Offering, an aggregate of 77,750 Units (the “Affiliated Units”) were purchased by certain employees of affiliates of the Company.

The underwriters of the Initial Public Offering were entitled to underwriting discounts and commissions of 5.5%, of which 2.0% (approximately $4.64 million) was paid at the closing of the Initial Public Offering and 3.5% (approximately $8.13 million) was deferred.

On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 shares of the Company’s Class B common stock (the “Founder Shares”) for cancellation by the Company.

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 4. Related Party Transactions

Founder Shares

In November 2018, the Sponsor paid $25,000 in offering expenses on behalf of the Company in exchange for the issuance of 5,750,000 Founder Shares, or approximately $0.004 per share. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B common stock, resulting in the Sponsor holding an aggregate of 6,468,750 Founder Shares (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, the Sponsor forfeited 643,520 Founder Shares for cancellation by the Company. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class B common stock which automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (a) one year after the completion of the Initial Business Combination and (b) subsequent to the Initial Business Combination, (i) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, Tortoise Borrower purchased an aggregate of 6,660,183 Private Placement Warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $6.66 million, in the Private Placement. Each Private Placement Warrant is exercisable for one share of the Company’s Class A common stock at an exercise price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or its permitted transferees.

Tortoise Borrower agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Note 5. Commitments & Contingencies

Forward Purchase Agreement

The Company entered into an amended and restated forward purchase agreement (the “Forward Purchase Agreement”) with Atlas Point Fund, pursuant to which Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with the Company or the Sponsor, agreed to purchase up to an aggregate maximum amount of $150,000,000 of either (i) a number of units (the “Forward Purchase Units”), consisting of one share of Class A common stock (the “Forward Purchase Shares”) and one-half of one redeemable warrant (the “Forward Purchase Warrants”), for $10.00 per unit or (ii) a number of Forward Purchase Shares for $9.67 per share (such Forward Purchase Shares valued at $9.67 per share or the Forward Purchase Units, as the case may be, the “Forward Purchase Securities”), in a private placement that will close simultaneously with the closing of the Initial

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 5. Commitments & Contingencies (cont.)

Business Combination. The Forward Purchase Warrants will have the same terms as the Warrants and the Forward Purchase Shares will be identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering, except the Forward Purchase Shares and the Forward Purchase Warrants will be subject to transfer restrictions and certain registration rights. The proceeds from the sale of the Forward Purchase Securities may be used as part of the consideration to the sellers in the Initial Business Combination, and any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their Public Shares and may provide the Company with an increased minimum funding level for the Initial Business Combination. The Forward Purchase Agreement is subject to conditions, including Atlas Point Fund giving the Company its irrevocable written consent to purchase the Forward Purchase Securities no later than five days after the Company notifies it of the Company’s intention to meet to consider entering into a definitive agreement for a proposed Initial Business Combination. Atlas Point Fund may grant or withhold its consent to the purchase entirely within its sole discretion. Accordingly, if Atlas Point Fund does not consent to the purchase, it will not be obligated to purchase the Forward Purchase Securities.

Registration Rights

The holders of the Founder Shares, the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans), are entitled to registration rights pursuant to a registration rights agreement entered into on February 27, 2019 (the “Registration Rights Agreement”). The holders of these securities are entitled to make up to three demands, excluding short-form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 3,375,000 additional Units to cover any over-allotments at the Initial Public Offering price of $10.00 per Unit, less the underwriting discounts and commissions. On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units, and on March 7, 2019, the underwriters notified the Company of their intent to waive the remainder of their over-allotment option.

The underwriters were entitled to an underwriting discount for each Unit sold in the Initial Public Offering, except for the Affiliated Units. An aggregate of approximately $4.64 million (or $0.20 per Unit), was paid to the underwriters upon the closing of the Initial Public Offering. An additional fee of approximately $8.13 million (or $0.35 per Unit), will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees Associated with the Initial Public Offering

The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees until the closing of the Initial Business Combination. As of December 31, 2019, the Company recorded an aggregate of $150,000 in connection with such arrangement as deferred legal fees in the accompanying balance sheets.

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 6. Stockholders’ Equity

Class A Common Stock

The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. No Class A common stock was issued or outstanding as of December 31, 2018. As of December 31, 2019, there were 23,300,917 shares of Class A common stock issued and outstanding, of which 22,366,276 shares of Class A common stock were classified outside of permanent equity.

Class B Common Stock

The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote per share of Class B common stock. In November 2018, the Company issued 5,750,000 shares of Class B common stock. In February 2019, the Company effected a stock dividend of 718,750 shares of Class B common stock. As of March 4, 2019, there were 6,468,750 shares of Class B common stock outstanding (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option). On March 4, 2019, the underwriters partially exercised their over-allotment option to purchase 800,917 additional Units. On March 7, 2019, the underwriters waived the remainder of their over-allotment option and in connection therewith, the Sponsor forfeited 643,520 shares of Class B common stock for cancellation by the Company. As of December 31, 2019 and 2018, there were 5,825,230 and 6,468,750 shares of Class B common stock outstanding, respectively.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule; provided that only holders of Class B common stock have the right to vote on the election of the Company’s directors prior to the Initial Business Combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding the Forward Purchase Securities and any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants

The Warrants will become exercisable on the later of (i) 30 days after the completion of the Initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 6. Stockholders’ Equity (cont.)

are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective, but in no event later than 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by Tortoise Borrower or Tortoise Borrower’s permitted transferees. If the Private Placement Warrants are held by someone other than Tortoise Borrower or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

The Company may call the Warrants for redemption for cash (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Commencing 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants (including both the Warrants and the Private Placement Warrants) in whole and not in part, at a price equal to a number of shares of Class A common stock to be determined by reference to the table set forth in the Company’s prospectus relating to the Initial Public Offering based on the redemption date and the “fair market value” of the Company’s Class A common stock, upon a minimum of 30 days’ prior written notice of redemption and if, and

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 6. Stockholders’ Equity (cont.)

only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders. The “fair market value” of the Company’s Class A common stock is the average last reported sale price of the Company’s Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

If the Company calls the Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the Initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

Note 7. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

December 31, 2019
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Money market fund	$236,054,346	$—	$—

As of December 31, 2019, the investments held in the Trust Account were comprised solely of U.S. treasury securities.

Note 8. Income Taxes

The income tax provision (benefit) consists of the following:

	December 31,
	2019	2018
Current
Federal	$768,006	$—
State	—	—
Deferred
Federal	—	—
State	—	—
Income tax provision expense	$768,006	$—

TORTOISE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from November 7, 2018 (date of inception) to December 31, 2019

Note 8. Income Taxes (cont.)

The Company’s net deferred tax assets are as follows:

	December 31,
	2019	2018
Deferred tax asset
Net operating loss carryforward	$—	$—
Startup/Organizational Costs	118,728	124
Total deferred tax assets	118,728	124
Valuation Allowance	(118,728)	(124)
Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2019, the valuation allowance was approximately $119,000.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Federal tax rate change	0.0%	0.0%
Valuation allowance	3.8%	(21.0)%
Income tax provision expense	24.8%	0.0%

Note 9. Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company evaluated subsequent events and transactions that occurred after December 31, 2019, the balance sheet date, up to March 20, 2020. Based upon these evaluations, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

 __________________

 __________________

PART II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$366,418.72
FINRA filing fee	225,000
Legal fees and expenses	250,000
Accounting fees and expenses	52,500
Miscellaneous	11,081.28
Total	$905,000

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities..

Class B Common Stock

In November 2018, Tortoise Sponsor paid $25,000 in offering expenses on our behalf in exchange for the issuance of 5,750,000 shares of Class B Common Stock. In February 2019, we effected a stock dividend of 718,750 shares of Class B Common Stock, resulting in Tortoise Sponsor holding an aggregate of 6,468,750 shares Class B Common Stock (up to 843,750 shares of which were subject to forfeiture to the extent the underwriters of the IPO did not exercise their over-allotment option). Also in February 2019, Tortoise Sponsor transferred 1,265,625 shares of Class B Common Stock to Tortoise Borrower, an affiliate of Tortoise Sponsor. On March 4, 2019, the underwriters of the IPO partially exercised their over-allotment option and on March 7, 2019, the underwriters waived the remainder of their over-allotment option. In connection therewith, Tortoise Sponsor forfeited 643,520 shares of Class B Common Stock for cancellation by TortoiseCorp. On March 4, 2019, Tortoise Borrower transferred 1,265,625 shares of Class B Common Stock to Atlas Point Fund, which is a fund managed by CIBC National Trust but is not affiliated with TortoiseCorp or Tortoise Sponsor, pursuant to the Forward Purchase Agreement and Tortoise Sponsor transferred 40,000 shares of Class B Common Stock to each of TortoiseCorp’s independent directors in connection with the closing of the IPO. The shares of Class B Common Stock are identical to the shares of Class A Common Stock included in the units sold in the IPO except that the shares of Class B Common Stock which automatically converted into shares of Class A Common Stock at Closing and were subject to certain transfer restrictions, as described in more detail below. These shares of Class B Common Stock were issued in connection with the organization of TortoiseCorp pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Pursuant to the Amended and Restated Certificate of Incorporation of TortoiseCorp, each share of Class B Common Stock converted into one share of Class A Common Stock at the Closing. After the Closing and following the effectiveness of our Certificate of Incorporation, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any stockholder thereof. The issuance of Class A Common Stock upon automatic conversion of Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Placement Warrants

Simultaneously with the consummation of the IPO, Tortoise Borrower purchased from us an aggregate of 6,660,183 Private Placement Warrants (for a purchase price of approximately $6.66 million). Each Private Placement Warrant entitles the holder thereof to purchase one share of our Common Stock at an exercise price of $11.50 per share. The sale of the Private Placement Warrants was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Forward Purchase Agreement

On October 1, 2020, Atlas Point Fund purchased 1,750,000 Forward Purchase Units, consisting of 1,750,000 shares of Common Stock and Forward Purchase Warrants to purchase 875,000 shares of Common Stock, for an aggregate purchase price of $17,500,000, and transferred 894,375 shares of Common Stock to Tortoise Borrower pursuant to the Forward Purchase Agreement. The securities issued in connection with the Forward Purchase Agreement was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Subscription Agreements

On October 1, 2020, the Subscribers purchased from the Company an aggregate of 30,750,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $307.5 million, pursuant to Subscription Agreements entered into effective as of June 18, 2020. The securities issued in connection with the Forward Purchase Agreement was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Business Combination Agreement

At the Effective Time, each share of Legacy Hyliion Common Stock was converted into and exchanged for 1.45720232 shares of our Common Stock. The securities issued in connection with the Business Combination Agreement was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description
2.1+

Business Combination Agreement and Plan of Reorganization, dated June 18, 2020, by and among TortoiseCorp., Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on June 19, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated October 1, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 7, 2020).
3.2	Amended and Restated Bylaws of the Company, dated October 1, 2020 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on October 7, 2020).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 7, 2020).
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on October 7, 2020).
4.3

Warrant Agreement, dated February 27, 2019, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 5, 2019).

4.4

Amended and Restated Registration Rights Agreement, dated October 1, 2020, by and among TortoiseCorp and certain stockholders of TortoiseCorp (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed on October 7, 2020).

4.5	Form of Lock-Up Agreement (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed on October 7, 2020).
4.6	Lock-Up Agreement, dated October 1, 2020, by and between the Company and Thomas Healy (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed on October 7, 2020).
5.1	Opinion of Cooley LLP
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 19, 2020).
10.2	Amended and Restated Forward Purchase Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Registration Statement on Form S-1 filed on February 15, 2019).
10.3	First Amendment to Amended and Restated Forward Purchase Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on June 19, 2020).
10.4#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on October 7, 2020).
10.5#	Hyliion Holdings Corp. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on October 7, 2020).

Exhibit No.	Description
10.6#	Offer Letter, dated August 3, 2017, by and between Hyliion Inc. and Thomas Healy (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on October 7, 2020).
10.7#*	Employment Agreement, dated October 23, 2020, by and between the Company and Greg Van de Vere.
10.8#	Offer Letter, dated May 22, 2019, by and between Hyliion Inc. and Patrick Sexton (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on October 7, 2020).
10.9	Lease Agreement, dated February 5, 2018, by and between IGX Brushy Creek, LLC and Hyliion Inc. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on October 7, 2020).
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated October 1, 2020 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed on October 7, 2020).
21.1*	List of Subsidiaries
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Tortoise Acquisition Corp.
23.2	Consent of Grant Thornton LLP, independent registered public accounting firm of Hyliion Inc.
23.3	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

+        The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#        Indicates management contract or compensatory plan or arrangement.

*        Previously filed.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cedar Park, State of Texas on November 23, 2020.

HYLIION HOLDINGS CORP.
/s/ Thomas Healy
Name: Thomas Healy
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Thomas Healy	Chief Executive Officer and Director	November 23, 2020
Thomas Healy	(Principal Executive Officer)
/s/ Greg Van de Vere	Chief Financial Officer (Principal Financial Officer and	November 23, 2020
Greg Van de Vere	Principal Accounting Officer)
*	Director	November 23, 2020
Andrew H. Card, Jr.
*	Director	November 23, 2020
Vincent T. Cubbage
*	Director	November 23, 2020
Howard Jenkins
*	Director	November 23, 2020
Edward Olkkola
*	Director	November 23, 2020
Stephen Pang
*	Director	November 23, 2020
Robert M. Knight, Jr.
* By:	/s/ Thomas Healy
Thomas Healy
Attorney-in-fact